As filed with the Securities and Exchange Commission on May 13, 1996


                                     Registration No. 333-3296



                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C.  20549

                              AMENDMENT NO. 2

                                     TO

                                  FORM S-4

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                      UNITED COMMUNITY BANKSHARES, INC.
           (Exact Name of Registrant as Specified in Its Charter)

          Virginia                          6711                    54-1801876
(State or Other Jurisdiction of    (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)         Classification Code)     Identification No.)

                                                     Copy to:                           Copy to:
           Wenifred O. Pearce                   D. Eugene Brittle                    Hugh B. Wellons
            President and CEO              Executive Vice President and COO          Mays & Valentine
    United Community Bankshares, Inc.        United Community Bankshares, Inc.        1111 East Main St.,
          100 East 4th Avenue                      100 East 4th Avenue                NationsBank Center
       Franklin, Virginia  23851               Franklin, Virginia  23851          Richmond, Virginia 23219
      Telephone: (804) 562-5184                                                   Telephone: (804) 697-1374
 (Name and Address of Agent for Service)

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     UNITED COMMUNITY BANKSHARES, INC.
                           Cross Reference Sheet
           (Not required pursuant to Item 501 of Regulation S-B,
          provided in conformity with Item 501 of Regulation S-K)

                  See item A. 3. below regarding location within prospectus of the applicable risk factors disclosures.


A.                Information About the Transaction      Facing Page of
                   1.   Forepart of Registration         Registration
                        Statement and Outside Cover      Statement;
                                                         Cross Reference
                                                         Sheet; Outside
                                                         front cover page
                                                         of Prospectus




                  2.    Inside Front and Outside Back    Available Information; Documents
                        Cover Pages of Prospectus        Delivered and
                                                         Incorporated by
                                                         Reference; Table
                                                         of Contents


                  3.    Risk Factors, Ratio of Earnings  Summary; Selected
                        to Fixed Charges and Other       Financial Information;
                        Information                      Pro Forma
                                                         Condensed
                                                         Financial Informa-
                                                         tion; The
                                                         Shareholder
                                                         Meetings; The
                                                         Reorganization;
                                                         Information
                                                         Concerning The
                                                         Bank of Franklin;
                                                         Information
                                                         Concerning The
                                                         Bank of Sussex and
                                                         Surry

                  4.    Terms of the Transaction         Summary; The
                                                         Reorganization;
                                                         Description of
                                                         United Community
                                                         Bankshares, Inc.

                  5.    Pro Forma Financial Information  Pro Forma
                                                         Condensed
                                                         Financial
                                                         Information

                  6.    Material Contracts with the      Summary; The Reorganization;
                        Company Being Acquired           Information
                                                         Concerning The
                                                         Bank of Franklin;
                                                         Information
                                                         Concerning The
                                                         Bank of Sussex and
                                                         Surry

                  7. Additional Information Required Not Applicable for Reoffering by Persons and
                        Parties Deemed to be
                        Underwriters

                  8.    Interests of Named Experts and   Experts; Legal
                        Opinion Counsel

                  9.    Disclosure of Commission's       Not Applicable
                        Position on Indemnification for
                        Securities Act Liabilities

B.                Information About the Registrant

                  10.   Information with Respect to      Not Applicable
                        S-3 Registrants

                  11.   Incorporation of Certain         Not Applicable
                        Information by Reference

                  12.   Information with Respect to      Available
                        S-2 or S-3 Registrants           Information; Documents
                                                         Delivered and
                                                         Incorporated by
                                                         Reference;
                                                         Information
                                                         Concerning The
                                                         Bank of Franklin;
                                                         Information
                                                         Concerning The
                                                         Bank of Sussex and
                                                         Surry; United
                                                         Community
                                                         Bankshares, Inc.;
                                                         Description of
                                                         Holding Company
                                                         Common Stock

                  13.   Incorporation of Certain         Available
                        Information by Reference         Information: Documents Delivered
                                                         and Incorporated
                                                         by Reference

                  14.   Information with Respect to      Not Applicable
                        Registrants Other than S-2 or
                        S-3 Registrants

C.                Information About the Companies
                  Being Acquired

                  15.   Information with Respect to     Not Applicable
                        S-3 Companies

                  16.   Information with Respect to     Not Applicable
                        S-2 and S-3 Companies

                  17.   Information with Respect to      Documents Delivered and
                        Companies Other than S-2         Incorporated by
                                                         Reference Information Concerning
                                                         The Bank of Franklin;
                                                         Information
                                                         Concerning The
                                                         Bank of Sussex and
                                                         Surry




D.                Voting and Management Information

                  18.   Information if Proxies,          The Shareholder
                        Authorizations                   Meetings; Information
                        Are to be Solicited              Concerning The Bank of Franklin;
                                                         Information Concerning The
                                                         Bank of Sussex and Surry;
                                                         United Community Bankshares,
                                                         Inc.; The Reorganization

                  19.   Information if Proxies,          Not Applicable
                        Consents  or Authorizations
                        Are Not to Be Solicited or
                        in an Exchange Offer









                                May 13, 1996

Dear Fellow Shareholder:

                  You are cordially invited to attend the Annual Meeting of Shareholders of The Bank of Franklin ("BOF") to be held at the American Legion
Building, located at 935 Armory Drive, Franklin, Virginia on June 27, 1996 at
7:30 p.m.

                  At the meeting, shareholders will consider and vote on the Agreement and Plan of Reorganization, dated January 25, 1996 (the "Agreement"), between BOF and The Bank of Sussex and Surry ("BSS") pursuant to which, among other things, BOF and BSS will affiliate under a holding company structure. This will be accomplished by BOF and BSS forming a corporation, United Community
Bankshares, Inc. (the "Holding Company"), followed by a share exchange transaction with each of the respective banks, such that each bank will become a wholly-owned subsidiary of the Holding Company (the "Reorganization"). The resulting banks will have the same name, employees, branch offices and business operations as BOF and BSS, respectively. Under the terms of the Agreement, each share of common stock of BOF outstanding immediately prior to consummation of the Reorganization will be converted into and exchanged for 4.806 shares of Holding Company Common Stock, and each share of common stock of BSS outstanding at such time will be converted into and exchanged for 3.0 shares of Holding
Company Common Stock. Following the Reorganization, BOF and BSS each will continue to carry on its banking business as a wholly-owned subsidiary of the Holding Company in substantially the same manner as before the Reorganization.

                  The conversion of shares (other than for cash in lieu of any fractional shares) will be a tax-free transaction for federal income tax purposes. Details of the proposed Reorganization are set forth in the accompanying Joint Proxy Statement, which you are urged to read carefully in its entirety.


                  Approval of the Agreement requires the affirmative vote of the holders of more than four-fifths of the outstanding shares of BOF Common Stock.
Therefore, the Bank needs significant shareholder participation on this matter.
Your Board of Directors approved the Reorganization and believes that it is in the best interests of BOF and its shareholders. Accordingly, the Board recommends that you VOTE FOR the Reorganization and asks that you return the enclosed proxy card within 10 days of receipt of the enclosed Proxy
Statement/Prospectus.

                  At the meeting, you also will vote on the election of three
Class A directors to serve until the consummation of the Reorganization between BOF and BSS or, if the Reorganization is not consummated, to serve three year terms until the 1999 Annual Meeting of Shareholders. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors.

                  The last item of business at the meeting will be ratification of the appointment of Goodman & Company, L.L.P. as BOF's independent certified public accountants.

                  We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual
Meeting.

                                                Sincerely,

                                                Wenifred O. Pearce
                                                President and Chief
                                                Executive Officer







                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be held on June 27, 1996


                  The Annual Meeting of Shareholders of The Bank of Franklin
("BOF") will be held on Thursday, June 27, 1996, at 7:30 p.m. at the American
Legion Building, located at 935 Armory Drive, Franklin, Virginia for the following purposes:

                  1. To approve the Agreement and Plan of Reorganization, dated
January 25, 1996, between BOF and The Bank of Sussex and Surry ("BSS") and related Plans of Share Exchange (collectively, the "Agreement"), providing for the formation of United Community Bankshares, Inc., a Virginia corporation (the
"Holding Company"), to act as a holding company for BOF and BSS (the
"Reorganization") upon the terms and conditions set forth in the Agreement, including among other things that each issued and outstanding share of BOF common stock as of the Effective Date will be converted into and exchanged for
4.806 shares of Holding Company Common Stock. The Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

                  2. To elect three Class A directors of the Bank to serve until the consummation of the Reorganization between BOF and BSS or, if the Reorganization is not consummated, to serve three year terms until the 1999
Annual Meeting of Shareholders and until their successors are elected and qualified;

                  3.    To ratify the appointment of Goodman & Company,
L.L.P. as BOF's independent certified public accountants; and

                  4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

                  The Board of Directors has fixed May 1, 1996 as the record date for the Annual Meeting, and only holders of record of BOF Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                                By Order of the Board of
                                                Directors

                                                Wenifred O. Pearce
                                                President and Chief
                                                Executive Officer

May 13, 1996


     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT
                     YOU PLAN TO ATTEND THE ANNUAL MEETING.

       THE BOARD OF DIRECTORS OF THE BANK OF FRANKLIN RECOMMENDS THE
         SHAREHOLDERS VOTE TO APPROVE THE REORGANIZATION AGREEMENT,
               FOR THE ELECTION OF THE NOMINEE DIRECTORS AND
                      FOR APPOINTMENT OF THE AUDITORS










                                May 13, 1996

Dear Fellow Shareholder:

                  You are cordially invited to attend the Annual Meeting of Shareholders of The Bank of Sussex and Surry ("BSS") to be held at the Virginia
Diner, located at 408 County Drive North (Highway 460), Wakefield, Virginia on
June 27, 1996 at 11:00 a.m.

                  At the meeting, shareholders will consider and vote on the Agreement and Plan of Reorganization, dated January 25, 1996 (the "Agreement"), between BSS and The Bank of Franklin in Franklin, Virginia ("BOF") pursuant to which, among other things, BSS and BOF will affiliate under a holding company structure. This will be accomplished by BSS and BOF forming a corporation, United Community Bankshares, Inc. (the "Holding Company"), followed by a share exchange transaction with each of the respective banks, such that each bank will become a wholly-owned subsidiary of the Holding Company (the "Reorganization").
The resulting banks will have the same name, employees, branch offices and business operations as BSS and BOF, respectively. Under the terms of the Agreement, each share of common stock of BSS outstanding immediately prior to consummation of the Reorganization will be converted into and exchanged for 3.0 shares of the Holding Company Common Stock, and each share of common stock of BOF outstanding at such time will be converted into and exchanged for 4.806 shares of Holding Company Common Stock. Following the Reorganization, BSS will continue to carry on its banking business as a wholly-owned subsidiary of the Holding Company in substantially the same manner as before the Reorganization.

                  The conversion of shares (other than for cash in lieu of any fractional shares) will be a tax-free transaction for federal income tax purposes. Details of the proposed Reorganization are set forth in the accompanying Joint Proxy Statement, which you are urged to read carefully in its entirety. Approval of the Reorganization requires the affirmative vote of more than a majority of the outstanding shares of BSS common stock.

                  Your Board of Directors approved the Reorganization and believes that it is in the best interests of BSS and its shareholders.
Accordingly, the Board recommends that you VOTE FOR the Reorganization.

                  At the meeting, you also will vote on the election of three
Class II directors to serve until the consummation of the Reorganization between BSS and BOF or, if the Reorganization is not consummated, to serve three year terms until the 1999 Annual Meeting of Shareholders. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors.

                  We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Please provide the signatures of both holders if the stock is held jointly. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual
Meeting.

                                                Sincerely,





                                                D. Eugene Brittle
                                                President and Chief
                                                Executive Officer







                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be held on June 27, 1996


                  The Annual Meeting of Shareholders of The Bank of Sussex and
Surry ("BSS") will be held on Thursday, June 27, 1996, at 11:00 a.m. at the Virginia Diner, located at 408 County Drive North (Highway 460), Wakefield ,
Virginia for the following purposes:

                  1. To approve the Agreement and Plan of Reorganization, dated
January 25, 1996, between BSS and the Bank of Franklin in Franklin, Virginia
("BOF") and related Plans of Share Exchange (collectively, the "Agreement"), providing for the formation of United Community Bankshares, Inc., a Virginia corporation (the "Holding Company"), to act as a holding company for BSS and BOF
(the "Reorganization") upon the terms and conditions set forth in the Agreement, including among other things that each issued and outstanding share of BSS common stock as of the Effective Date will be converted into and exchanged for
3.0 shares of Holding Company Common Stock. The Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

                  2. To elect three Class II directors of the Bank to serve until the consummation of the Reorganization between BOF and BSS or, if the Reorganization is not consummated, to serve three year terms until the 1999
Annual Meeting of Shareholders and until their successors are elected and qualified; and

                  3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

                  The Board of Directors has fixed May 10, 1996 as the record date for the Annual Meeting, and only holders of record of BSS Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                                By Order of the Board of
                                                Directors

                                                D. Eugene Brittle
                                                President and Chief
                                                Executive Officer

May 13, 1996


     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT
                     YOU PLAN TO ATTEND THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS OF THE BANK OF SUSSEX AND SURRY RECOMMENDS
     THE SHAREHOLDERS VOTE TO APPROVE THE REORGANIZATION AGREEMENT AND
               VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS




                            THE BANK OF FRANKLIN

                                    AND

                        THE BANK OF SUSSEX AND SURRY

                           JOINT PROXY STATEMENT

                                 PROSPECTUS
                                     OF

                     UNITED COMMUNITY BANKSHARES, INC.

                                INTRODUCTION

                  This Joint Proxy Statement is being furnished to shareholders of The Bank of Franklin ("BOF") and The Bank of Sussex and Surry ("BSS") in connection with the solicitation of proxies by the Board of Directors of BOF for use at its Annual Meeting of Shareholders (the "BOF Meeting") and by the Board of Directors of BSS for use at its Annual Meeting of Shareholders (the "BSS
Meeting") (the BOF Meeting and the BSS Meeting collectively referred to as the "Shareholder Meetings"), and any postponements or adjournments of either meeting.


                  BOF Meeting. At the BOF Meeting, shareholders of BOF will be asked to approve the Agreement and Plan of Reorganization, dated as of January
25, 1996, between BOF and BSS and the related Plans of Share Exchange
(collectively, the "Agreement"), a copy of which is attached as Appendix A to this Proxy Statement. Upon consummation of the Reorganization at the effective date of the Reorganization (the "Effective Date"), each outstanding share of common stock of BOF ("BOF Common Stock"), other than shares held by dissenting shareholders, will be converted, in a tax-free transaction, into 4.806 shares of common stock, par value $1.00 per share, of the Holding Company ("Holding
Company Common Stock"), and each outstanding share of common stock of BSS ("BSS
Common Stock"), other than shares held by dissenting shareholders, will be converted, in a tax-free transaction, into 3.0 shares of Holding Company Common
Stock. The share exchange ratio was determined upon the advice of the investment firm of Scott & Stringfellow, Inc. of Richmond, Virginia, which used standard valuation methods, and pursuant to negotiation of additional the terms in the Agreement. After consummation of the Reorganization, BOF and BSS each will conduct its respective business as a wholly-owned subsidiary of the Holding
Company in substantially the same manner and with the same offices, management and employees as BOF and BSS had before the Reorganization. Following the Reorganization, the current shareholders of BOF will own approximately 50% of the outstanding shares of the Holding Company. See "The Reorganization."

                  BSS Meeting. At the BSS Meeting, shareholders of BSS will be asked to approve the Agreement (as referenced in the preceding paragraph, dated as of January 25, 1996, between BOF and BSS and the related Plans of Share
Exchange), a copy of which is attached as Appendix A to this Proxy Statement.
Upon consummation of the Reorganization at the Effective Date, each outstanding share of BSS Common Stock, other than shares held by dissenting shareholders, will be converted, in a tax-free transaction, into 3.0 shares, par value $1.00 per share, of Holding Company Common Stock, and each outstanding share of BOF
Common Stock, other than shares held by dissenting shareholders, will be converted, in a tax-free transaction, into 4.806 shares of Holding Company
Common Stock. The share exchange ratio was determined upon the advice of the investment firm of Scott & Stringfellow, Inc. of Richmond, Virginia, which used standard valuation methods, and pursuant to negotiation of additional the terms in the Agreement. After consummation of the Reorganization, BOF and BSS each will conduct its respective business as wholly-owned subsidiaries of the Holding
Company in substantially the same manner and with the same offices, management and employees as BOF and BSS had before the Reorganization. Following the Reorganization, the current shareholders of BSS will own approximately 50% of the outstanding shares of the Holding Company. See "The Reorganization."

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Proxy Statement is May 13, 1996.

                  The Holding Company. This Joint Proxy Statement also serves as the prospectus of the Holding Company as it relates to the 1,829,584 shares of Holding Company Common Stock to be issued to shareholders of BOF and BSS in exchange for their respective shares of BOF Common Stock and BSS Common Stock.
The Holding Company has filed a registration statement ("Registration
Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission ("SEC") with respect to the shares of Holding Company Common Stock to be issued in connection with the Reorganization.

                  The principal offices of BOF and the Holding Company are at 100 East 4th Avenue, Franklin, Virginia 23851 (telephone: (804) 562-5184). The principal office of BSS is at 205 Railroad Avenue, Wakefield, Virginia 23888
(telephone: (804) 899-2501).

                  No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Joint Proxy
Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement nor any distribution of the securities being offered pursuant to this Joint Proxy
Statement shall, under any circumstances, create an implication that there has been a change in the affairs of BOF or BSS or the information set forth herein since the date of this Joint Proxy Statement.







                           AVAILABLE INFORMATION

                  BOF is subject to the information requirements of the rules and regulations of the Federal Deposit Insurance Corporation (the "FDIC") as promulgated under the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the FDIC. Current reports, proxy statements and other information can be inspected or copied at the FDIC, Registration and Disclosure Section, 1776 F Street, N.W., Room F-643,
Washington, D.C., and copies of such records may be requested by calling (202)
898-8902.


                  The Holding Company has filed a Registration Statement as a "small business issuer" with the SEC under the Securities Act relating to the shares of Holding Company Common Stock issuable in the Reorganization. As permitted by the rules and regulations of the SEC, this Joint Proxy Statement omits certain information contained in the Registration Statement. For further information and reference, the Registration Statement and the exhibits thereto may be inspected without charge at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, DC 20549, and copies may be obtained from the SEC at prescribed rates. Pursuant to the Reorganization, the Holding Company will assume reporting and filing responsibilities under the Exchange Act, similar to the responsibilities previously performed by BOF under rules and regulations of the FDIC. Following the Reorganization, the Holding Company must comply with the reporting requirements of the SEC, and will file such reports with the SEC, rather than the FDIC.

             DOCUMENTS DELIVERED AND INCORPORATED BY REFERENCE

                  The shareholders of BOF have received BOF's 1995 Annual Report to Shareholders. The shareholders of BSS have received BSS's 1995 Annual Report to Shareholders. This Joint Proxy Statement incorporates by reference documents relating to BOF which are not delivered herewith. The annual report (including financial statements and schedules related thereto) on Form F-2 of BOF, as filed with the FDIC for the year ended December 31, 1995, which reports include audited consolidated financial statements of BOF for the two years ended
December 31, 1995, prepared in conformity with generally accepted accounting principles, quarterly reports on Form F-4 and interim quarterly call reports for 1995 as filed with the FDIC, as appropriate, are available free of charge to shareholders of BOF and BSS who request a copy. The documents relating to BOF incorporated herein by reference (not including exhibits thereto) and not delivered herewith are available to any person receiving a copy of this Joint
Proxy Statement, without charge, upon written request directed to: Wayne
Carruthers, The Bank of Franklin, 100 East 4th Avenue, Franklin, Virginia 23851;
telephone number (804) 562-5184. Copies of BOF's annual report on Form F-2, including audited financial statements, quarterly reports on Form F-4, and call reports will be available for inspection by shareholders at the Shareholder
Meetings. In addition, copies of the bylaws of the Holding Company will be available for inspection at the Shareholder Meetings and will be provided upon request made to the Secretary of each of BOF and BSS at his address listed above, prior to the meetings.




                  The following documents filed with the FDIC and the SEC by BOF are incorporated by reference in this Joint Proxy Statement: BOF's annual report on Form F-2 for the year ended December 31, 1995. All documents filed by BOF and the Holding Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
Exchange Act subsequent to date hereof and prior to the date of the Annual
Meetings shall be deemed to be incorporated by reference herein.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement.







                             TABLE OF CONTENTS


                                                                           Page
Introduction
              BOF Meeting                                                     1
              BSS Meeting                                                     1
              The Holding Company                                             2

Available Information                                                         3

Documents Delivered and Incorporated by Reference                             3
Summary                                                                       5
Recent Developments                                                          12

Selected Financial Information
              Selected Historical Financial Information of BOF               13
              Selected Historical Financial Information of BSS               14
              Selected Pro Forma Combined Financial Information              15
The Shareholders' Annual Meetings                                            16
The Reorganization                                                           19
BOF - Opinion of Financial Advisor                                           20
BSS - Opinion of Financial Advisor                                           22
Comparative Stock Prices and Dividends                                       33
Election of Directors of The Bank of Franklin                                35
Election of Directors of The Bank of Sussex and Surry                        40
Information Concerning The Bank of Franklin                                  43
BOF's Management's Discussion and Analysis and Results of Operations         48
Information Concerning The Bank of Sussex and Surry                          63
BSS's Management's Discussion and
     Analysis and Results of Operations                                      69
United Community Bankshares, Inc.                                            87
Description of Holding Company Capital Stock                                 90
Comparative Rights of Shareholders                                           92
Supervision and Regulation Pro Forma Condensed Financial                     98
   Information                                                              104
              Pro Forma Condensed Balance Sheet                             105
              Pro Forma Condensed Statements of Income (1995)               106
              Pro Forma Condensed Statements of Income (1994)               107
              Notes to Pro Forma Condensed Financial Information            108
Costs and Means of Proxy Solicitation                                       109
Ratification of Appointment of Independent Auditor                          109
Other Matters                                                               109
Financial Statements                                                        109
Experts                                                                     109
Legal Opinions                                                              110
Shareholder Proposals                                                       110
General
              Appendix A -- Agreement and Plan of Reorganization            A-1
              Appendix B -- Excerpts from the Virginia Code Relating to
                            Dissenting Shareholders.                        B-1



BOF Appendices


              Appendix C -- Opinion of Scott & Stringfellow, Inc.           C-1
              Appendix D -- BOF Financial Statements                        D-1



BSS Appendices

              Appendix E -- Opinion of Davenport & Co. of Virginia, Inc.    E-1
              Appendix F -- BSS Financial Statements                        F-1

                                              - 5 -





                                  SUMMARY

                  The following summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Joint Proxy Statement, including the Appendices hereto and the documents incorporated herein by reference.

The Companies

                  BOF: BOF is a state bank organized under the laws of the Commonwealth of Virginia whose deposits are insured by the FDIC. At
December 31, 1995, BOF had assets of $80.8 million, deposits of $71.8 million and shareholders' equity of $8.2 million. The principal executive offices of BOF are located at 100 East 4th Avenue, Franklin, Virginia
23851, and its telephone number is (804) 562-5184. See "The Bank of Franklin."

                  BSS: BSS is a state bank organized under the laws of the Commonwealth of Virginia whose deposits are insured by the FDIC. At
December 31, 1995, BSS had assets of $62.5 million, deposits of $52.5 million and shareholders' equity of $9.6 million. The principal executive offices of BSS are located at 205 Railroad Avenue, Wakefield, Virginia
23888, and its telephone number is (804) 899-2501. See "The Bank of Sussex and Surry."

The Shareholder Meetings

                  BOF: The BOF Meeting will be held at the American Legion
Building, 935 Armory Drive, Franklin, Virginia on Thursday, June 27, 1996. Only holders of record of BOF Common Stock at the close of business on May 1, 1996 will be entitled to vote at the BOF Meeting.


                  BSS: The BSS Meeting will be held at the Virginia Diner, 408
County Drive North (Highway 460), Wakefield, Virginia on Thursday, June 27,
1996. Only holders of record of BSS Common Stock at the close of business on May
10, 1996 will be entitled to vote at the BSS Meeting.

                  The shareholders of BOF and BSS are being asked to consider and approve the Agreement, which provides for the Reorganization of BOF and BSS as wholly-owned subsidiaries of the Holding Company and the conversion of the common stock of BOF and BSS into Holding Company Common Stock. The Agreement is attached as Appendix A to this Joint Proxy Statement.

                  In addition, shareholders of common stock of each of BOF and BSS will be asked to elect the respective bank's board of directors to serve until the consummation of the Reorganization between BOF and BSS or, if the Reorganization is not consummated, to serve three year terms until the 1999
Annual Meeting of Shareholders and until their successors are elected and qualified. In addition, the shareholders of BOF will be asked to ratify the appointment of that bank's independent certified public accounts.

                  For additional information relating to the Shareholder
Meetings, see "The Shareholder Meetings."

The Reorganization

                  The Agreement provides for the exchange of each outstanding share of BOF Common Stock and BSS Common Stock for Holding Company Common Stock.
The Holding Company will serve as the parent bank holding company for both BOF and BSS, each of which will continue to carry on its banking business in the same manner as before the Reorganization, with no immediate change in their respective names, management, staff, or office locations.







                  At the Effective Date of the Share Exchange, the following will occur: each share of BOF Common Stock will be exchanged for 4.806 shares of Holding Company Common Stock; and each share of BSS Common Stock will be exchanged for 3.0 shares of Holding Company Common Stock. Cash will be paid in lieu of fractional shares. As a result, each of BOF and BSS will become wholly-owned subsidiary banks of the Holding Company which is currently organized to facilitate the Reorganization and will continue in permanent operation undertaking normal, permissible activities of a holding company following the Reorganization.


                  The Board of Directors of the Holding Company after the Reorganization will initially be comprised of ten members, with five members designated by BOF and five designated by BSS. See "The
Reorganization."

Recommendations of the Boards of Directors of BOF and BSS


                  The Boards of Directors of BOF and BSS have each approved the Agreement, and the Reorganization. Each director and executive officer, with the exception of John A. Murray for BOF and L. A. Brantley for BSS, has declared his or her support for the Agreement and Reorganization. Each of the boards believes the Reorganization is fair to and in the best interests of the shareholders of its respective company and recommends a vote FOR the Agreement and the Reorganization.

                  The Boards of Directors of BOF and BSS believe that the Reorganization will result in a company with expanded market opportunities for profitable long-term growth and diversification, and that the combined resources and capital of BOF and BSS in a Holding Company structure will enhance each bank's ability to compete in the rapidly changing and highly competitive financial services industry. See "The Reorganization."

Opinions of Financial Advisor

                  BOF: Scott & Stringfellow, Inc., Richmond, Virginia ("Scott &
Stringfellow"), has served as financial advisor to BOF in connection with the Reorganization and has rendered its opinion to the Board of Directors of BOF that, as of the date of this Joint Proxy Statement and on the basis of the matters referred to herein, the exchange ratio is fair, from a financial point of view, to the BOF shareholders. A copy of the opinion of Scott & Stringfellow is attached as Appendix - to this Joint Proxy Statement and should be read in its entirety for information with respect to the assumptions made and other matters considered by Scott & Stringfellow in rendering its opinion. See "The
Reorganization."

                  BSS: Davenport & Company of Virginia, Inc., Richmond, Virginia
("Davenport"), has served as financial advisor to BSS in connection with the Reorganization and has rendered its opinion to the Board of Directors of BSS that, as of the date of this Joint Proxy Statement and on the basis of the matters referred to herein, the exchange ratio is fair, from a financial point of view, to the BSS shareholders. A copy of the opinion of Davenport is attached as Appendix - to this Joint Proxy Statement and should be read in its entirety for information with respect to the assumptions made and other matters considered by Davenport in rendering its opinion. See "The Reorganization."


                                              - 7 -




Votes Required

                  Approval of the Agreement by the shareholders of BOF requires the affirmative vote of the holders of more than four-fifths of the outstanding shares of BOF Common Stock and for BSS by a majority of the outstanding shares of BSS Common Stock.

                  A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Agreement, and thereby the Reorganization.

                  As of the record date for the Shareholder Meetings, the directors and executive officers of BOF and their affiliates held approximately
18.45% of the outstanding BOF Common Stock entitled to vote at the BOF Meeting.
Also on that date, the directors and executive officers of BSS and their affiliates held approximately 40.79% of the outstanding BSS Common Stock entitled to vote at the BSS Meeting. See "The Shareholders' Meetings" and "The
Reorganization."

Effective Date

                  If the Reorganization is approved by the requisite vote of the shareholders of BOF and BSS and by the FDIC, the Federal Reserve and the Virginia State Corporation Commission (the "SCC"), and other conditions to the Reorganization are satisfied (or waived to the extent permitted by applicable law), (the "Effective Date"), and the Reorganization will be consummated at the time the BOF Share Exchange and the BSS Share Exchange are declared effective by the SCC pursuant to the Virginia Stock
Corporation Act.  See "The Reorganization."

                  It is anticipated that the Effective Date of the Reorganization will be on or about July 1, 1996, although there can be no assurance as to whether or when the Reorganization will occur.

Management and Operations After the Reorganization

                  On the Effective Date, BOF and BSS will become bank subsidiaries of the Holding Company, which will then serve as the parent holding company for both BOF and BSS and will operate under the name United
Community Bankshares, Inc.  See "The Reorganization."

                  The Board of Directors of the Holding Company, after the Reorganization, initially will be comprised of ten members, five designated by BOF and five designated by BSS. The Boards of Directors of BOF and BSS, respectively, have designated the following persons to serve as directors of The
Holding Company following consummation of the Reorganization:

 BOF Designees                             BSS Designees

 Hunter Darden, Jr.                        J. P. Bain
 Harvey Pope                               J. Philip Bain, Jr.
 J. D. Spivey                              G. O. Huber
 F. Bruce Stewart                          J. Russell West
 Wenifred O. Pearce                        D. Eugene Brittle

                  Approval of the Agreement by the shareholders of BOF and BSS will be deemed to constitute the election of the ten designees as directors of the Holding Company at the Effective Date. For a period of three years following the Effective Date, if any person designated to serve as a director of the Holding Company is unable or unwilling to serve, the remaining directors who originally were designated by BOF or BSS, as the case may be, shall be entitled to nominate the candidate then serving as a director of BOF or BSS, as the case may be, for election to fill the vacancy so created. The Holding Company Board is divided into three classes, and directors are elected to serve three-year staggered terms. See "The Reorganization" for information concerning the classes in which the above designees will serve.


                  The principal executive officers of the Holding Company will include Wenifred O. Pearce, President and Chief Executive Officer; and D. Eugene
Brittle, Executive Vice President and Chief Operating Officer. The BSS Board has recommended and nominated J. Russell West to serve as Chairman of the Board of the Holding Company, and BOF has recommended and nominated Harvey Pope to serve as Vice Chairman of the Board of the Holding Company. The Boards of Directors, officers and employees of BOF and BSS will not change as a result of the Reorganization.

                  Following the Reorganization, BOF and BSS will keep their existing names and office locations and will continue to carry on their respective banking businesses in the same manner as before the Reorganization. See "The Reorganization."

Distribution of Stock Certificates and Payments for Fractional Shares

                  As soon as practicable after the Effective Date of the Reorganization, BOF, as the exchange agent, will mail to each BOF shareholder
(other than dissenting shareholders) and to each BSS shareholder (other than dissenting shareholders) a letter of transmittal and instructions for use in order to surrender the certificates representing shares of BOF or BSS Common
Stock, as the case may be, in exchange for certificates representing shares of Holding Company Common Stock. Cash will be paid in lieu of fractional shares.
See "The Reorganization" and "Comparative Stock Prices and Dividends."

Conditions to Consummation of the Reorganization


                  Consummation of the Reorganization is subject to various conditions, including among other matters: (i) receipt of the approvals of both the shareholders of BOF and BSS solicited hereby; (ii) receipt of an opinion of counsel as to the tax-free nature of the Reorganization (except for cash received in lieu of fractional shares or upon the exercise of dissenters' rights, if applicable); (iii) receipt of a letter from independent certified public accountants to the effect that the Reorganization qualifies to be accounted for as a pooling of interests if consummated in accordance with the terms of the Agreement; and (iv) approval of the Federal Reserve of the Share
Exchanges and the Holding Company formation under the Bank Holding Company Act of 1956, as amended ("BHC Act"), the FDIC of the Share Exchanges under the Federal Deposit Insurance Act, and the SCC of the Share Exchanges and the Holding Company formation under the Virginia Stock Corporation Act (the
"Virginia SCA") and the Virginia Banking Act. If the shareholders of either BOF or BSS do not approve the Reorganization, it cannot be consummated.
Substantially all of the conditions to consummation of the Reorganization except for items (i) and (iv) referred to above may be waived, in whole or in part, to the extent permissible under applicable law by the party for whose benefit the condition has been imposed, without the approval of the shareholders of that party. See "The Reorganization."


Certain Federal Income Tax Consequences

                  Mays & Valentine, counsel for the Holding Company, will deliver an opinion that, among other things, (i) the Reorganization will constitute a reorganization within the meaning of Section 368 of the Internal
Revenue Code, (ii) no gain or loss will be recognized by BOF or BSS as a result of the Reorganization, (iii) no gain or loss will be recognized by BOF or BSS shareholders who receive shares of Holding Company Common Stock pursuant to the Reorganization, (iv) the aggregate tax basis of the Holding Company Common Stock received by a BOF or BSS shareholder will equal the aggregate tax basis of the stock surrendered in exchange therefor by such shareholder (reduced by any amount of fractional share interests for which a shareholder receives cash), and
(v) the holding period of the Holding Company Common Stock received will generally include the holding period of the BOF or BSS stock surrendered. For a more complete description of the federal income tax consequences of the Reorganization, see "The Reorganization." Due to the individual nature of the tax consequences of the Reorganization, it is recommended that each BOF and BSS shareholder consult his or her own tax advisor concerning the tax consequences of the Reorganization.




                                              - 9 -







                  The Agreement may be terminated and the Reorganization abandoned notwithstanding shareholder approval (i) by mutual agreement of the Boards of Directors of BOF and BSS, (ii) by either BOF or BSS if the Effective
Date has not occurred by October 31, 1996, or (iii) if certain specified events occur. In addition, the Agreement provides for waiver, amendment and termination of Agreement under certain circumstances. See "The Reorganization - Waiver,
Amendment and Termination."


Effects of the Reorganization on the Rights of BOF and BSS Shareholders

                  Upon consummation of the Reorganization, BOF and BSS shareholders will become shareholders of the Holding Company. The rights of the former shareholders of BOF and BSS will continue to be governed by the Virginia
SCA, since the Holding Company is a Virginia corporation. The rights of BSS and BOF shareholders will also be as provided for under the articles of incorporation and bylaws of the Holding Company. See Exhibit B to Appendix A for the Holding Company articles of incorporation. The provisions of the articles of incorporation of the Holding Company differ in certain respects from the articles of incorporation of BOF and BSS. See "Comparative Rights of Shareholders."

Accounting Treatment

                  It is intended that the Reorganization will be accounted for as a pooling of interests, and it is a condition to consummation of the Reorganization that BOF and BSS receive an opinion from an independent certified public accountant that the Reorganization will be accounted for as a pooling of interests. See "The Reorganization."

Appraisal Rights

                  Each holder of BOF or BSS Common Stock who dissents from the Reorganization is entitled to the rights and remedies of dissenting shareholders provided in Article 15 of the Virginia SCA, subject to compliance with the procedures set forth therein. Copies of Article 15 of the Virginia SCA are attached as Appendix B to this Joint Proxy Statement, and a summary thereof is included under "The Reorganization."

BOF and BSS Stock Option Plans

                  Neither BOF nor BSS presently has a stock option plan in place for the benefit of bank employees, officers or directors. The Agreement provides that Messrs. Pearce and Brittle will receive employment agreements with the Holding Company, but the Agreement does not promise any stock options for those individuals. Those employment agreements will not be finally negotiated until after this Reorganization is completed. However, the Board of the Holding Company expects that stock options will be among the matters considered when the employment agreements are negotiated. Accordingly, it is possible that shareholders of Holding Company will be asked by the Holding Company Board to consider adoption of an incentive stock option plan at some point after consummation of the Reorganization, if the Board finally determines that such options are in the best interests of the Holding Company. The possible parameters of such options cannot be known at this time.


Market and Trading Prices

                  Neither BOF Common Stock nor BSS Common Stock is registered on any exchange, traded in the over-the-counter market, or quoted by NASDAQ.
Sporadic sales of each stock occur from time to time on a local basis.
Accordingly, there is no established public market for either stock and the volume of trading has been insufficient to establish a meaningful market price.
To the best knowledge of BOF, the predominant price at which BOF Common Stock has traded since year-end 1995 is $45.00 per share. To the best knowledge of BSS, no trades of BSS Common Stock have occurred since year-end 1995. The last two trades of BSS Common Stock were 820 shares at $31.00 per share on August
3, 1995 and 162 shares at $26.00 per share on November 7, 1995. See "Comparative
Stock Prices and Dividends."



                  The following tables set forth, to the best knowledge of BOF and BSS, the trading price of both BOF and BSS Common Stock and the equivalent per share price (as explained below) of Holding Company Common Stock on January
24, 1996, the first business day preceding the public announcement and press release of the proposed Reorganization.

                                                        Equivalent
Trading Price                           BOF          Holding Company
Per Share at                       Common Stock      Per Share Price

January 24, 1996                     $45.00(1)           $9.36


                                                        Equivalent
Trading Price                           BSS           Holding Company
Per Share at                        Common Stock      Per Share Price

January 24, 1996                     $26.00(2)           $8.67


(1) On January 5, 1996, 513 shares were sold at $45.00 per share.


(2) The last two trades of BSS Common Stock were 820 shares at $31.00 per share on August 3, 1995 and 162 shares at $26.00 per share on November 7, 1995.


                  The equivalent per share price of a share of BOF Common Stock and the equivalent per share price of a share of BSS Common Stock represents the indicated price of a share of Holding Company Common Stock on such date divided, respectively, by the BOF Exchange Ratio of 4.806 shares of Holding Company
Common Stock for each share of BOF Common Stock, and the BSS Exchange Ratio of
3.0 shares of Holding Company Stock for each share of BSS Common Stock.

                  No assurance can be given as to the trading price of Holding Company Common Stock at or after the Effective Date of the Reorganization.




                                              - 11 -




                  In an effort to enhance the marketability of the stock, it is anticipated that an application will be filed after consummation of the Reorganization to have the shares of Holding Company Common Stock approved for quotation on NASDAQ and for trading in the over-the-counter market. The
Holding Company will need to have at least two investment firms committed as market makers for approval of such an application. In the event that an application is not approved, the stock of the Holding Company will continue to be traded in the over-the-counter market but the overall marketability of the stock may not be as favorable. Regardless of whether the Holding Company becomes listed for trading on NASDAQ, there can be no assurance that any significant market for Holding Company Common Stock will develop following the Reorganization.






                         COMPARATIVE PER SHARE DATA

                  The following financial information reflects certain comparative per share data relating to (i) net income and cash dividends per common share for both BOF and BSS on a historical basis and on a pro forma combined basis assuming the Reorganization had been effected for the periods presented, and (ii) net income and cash dividends per common share on a pro forma equivalent basis per common share for the Holding Company assuming the Reorganization had been effected for the periods indicated and accounted for as a pooling of interests. The information shown below should be read in conjunction with the historical consolidated financial statements of BOF and BSS, including the respective notes.

                                              - 13 -






                                                                                Years Ended December 31,
                                                                            1995                       1994
Per Common Share:
                        Net Income:
                        BOF-historical                                      $4.94                       $4.25
                        BSS-historical                                       2.54                        1.99
                        Pro forma combined(1)                                 .94                         .77
                        BOF pro forma equivalent(2)                          4.52                        3.70
                        BSS pro forma equivalent(2)                          2.82                        1.98

Cash Dividends Declared:

                        BOF-historical                                       1.10                        1.00
                        BSS-historical                                        .70                         .65
                        Pro forma combined(1)(3)                              .23                         .21
                        BOF pro forma equivalent(2)                          1.11                        1.01
                        BSS pro forma equivalent(2)                           .69                         .63

                                                                            At December 31, 1995
Book Value:
                                                                           $42.85
                        BOF-historical                                      31.50
                        BSS-historical                                       9.63
                        Pro forma combined(1)                               46.28
                        BOF pro forma equivalent(2)                         28.89
                        BSS pro forma equivalent(2)






- -----------

(1) Pro forma combined and equivalent amounts represent historical information adjusted for the BOF Exchange Ratio of 4.806 shares of Holding
             Company Common Stock for each share of BOF Common
             Stock, and the BSS Exchange Ratio of 3.0 shares of Holding Company Common Stock for each share of BSS Common Stock. The approximate number of Holding Company shares oustanding for current BOF and BSS shareholders following consummation will be 914,764 and 914,820, respectively.



(2) The pro forma equivalent information is computed by multiplying the pro forma information by the exchange ratio of 4.806 shares of Holding Company Common Stock for BOF Common Stock, and 3.0 shares of Holding Company Common Stock for BSS Common Stock.



(3) The proforma combined and equivalent annual basis of the dividend paid by the respective banks in 1995 is $0.23 per share. In other words, if the Reorganization had been effected in 1995, no shareholder of BOF or BSS would have received less in dividends as a Holding Company shareholder than they actually received as a shareholder of BOF or BSS. By the Effective Date, both BOF and BSS will have paid at least one half of their projected 1996 annual dividends to shareholders. Accordingly, the Holding Company is expected to pay a dividend not less than the $0.12 per share in the second half of this year, an amount that will ensure that Holding Company shareholders receive no less in 1996 dividend payments than they would have received as shareholders of BOF or BSS. In fact, the Holding Company hopes to increase its semi-annual dividend later this year or next year, possibly by as much as 30%, depending on financial projections, amounts available, and advice from independent financial advisors; however, the Holding Company can make no assurances as to this increase. The Holding Company plans to continue paying its dividend semi- annually in 1997 and for the foreseeable future. See "Comparative Stock Prices and Dividends" for a discussion of the Holding Company's anticipated dividend policy subsequent to the Reorganization.

                              RECENT DEVELOPMENTS



BOF



        Three Month Results. BOF's results for the first three months of 1996 compare favorably with the same period in 1995. Net income was $269,000 for the first three months of 1996, 10.7% above $243,000 earned in the first three months of 1995. Total assets were $81.8 million compared to $80.8 million at year end and shareholders' equity was $8.018 million compared to $8.156 million at year end.



        The following unaudited financial data for the three months ended March 31, 1996 and 1995 includes, in the opinion of BOF's management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations. These results are not necessarily indicative of the results which may be expected in future periods.


                         Condensed Statements of Income

                                                      Three Months Ended
                                                        March 31,
                                                    1996          1995

                                                        (Unaudited)

                                                       (In thousands)

Net Interest Income                                   $  748    $  697
Provision for loan losses                                  4         0
Other income                                             156       104
Other expense                                            551       481
Income tax expenses                                       80        82
Net income                                            $  269    $  238
                               Balance Sheet Data


                                               March 31, 1996               December 31, 1995

                                                 (Unaudited)

                                                             (In thousands)
Assets                                              $81,775                      $80,814
Loans, net of unearned income                        38,970                       37,334
Securities                                           33,004                       31,196
Deposits                                             72,634                       71,472
Shareholders' equity                                  8,018                        8,156

                                              - 15 -

                               Nonperforming Assets,  The condition of BOF's
nonperforming assets as of March 31, 1996 is consistent with its position as of December 31, 1995. Total nonperforming assets at March 31, 1996 was $183,288, compared to $305,003 at March 31, 1995 and $194,123 at December 31, 1995.
Similarly, the allowance for loan losses at March 31, 1996 as $641,097, compared to $608,975 at March 31, 1995 and $653,474 at December 31, 1995.


                               Net charge-offs amounted to $16,378 in the first
quarter of 1996, compared to $12,688 in the first quarter of 1995.



BSS


                               Three Month Results.  BSS's results for the first
three months of 1996 compare favorably with the same period in 1995. Net income was $192,256 for the first three months of 1996, compared to $189,610 earned in the first three months of 1995. Total assets were $61.8 million compared to $62.5 million at year end and shareholders' equity was $9.7 million compared to $9.6 million at year end.

                               The following unaudited financial data for the
three months ended March 31, 1996 and 1995 includes, in the opinion of BSS's management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations. These results are not necessarily indicative of the results which may be expected in future periods.





                         Condensed Statements of Income

                                                          Three Months Ended
                                                             March 31,
                                                          1996          1995
                                                             (Unaudited)
                                                            (in thousands)


Net Interest Income                                        $578         $593
Provision for loan losses                                     6           12
Other income                                                 57           45
Other expense                                               383          374
Income tax expenses                                        $ 54         $ 62
Net income                                                 $192         $190


                        Balance Sheet Data

                                           March 31, 1996   December 31, 1995
                                             (Unaudited)
                                                     (in thousands)

Assets                                       $  61,816           $62,477

Loans, net of unearned income                   29,852            29,445
Securities                                      27,354            26,923
Deposits                                        51,721            52,483
Shareholders' equity                             9,701             9,606


                               Nonperforming Assets.  BSS's nonperforming
assets, which consists of nonaccrual loans, restructured loans and foreclosed properties, as of March 31, 1996, were $270,000 compared to $431,000 at March 31, 1995, and $270,000 at December 31, 1995. Loans over 90 days and accruing interest were an additional $279,000 at March 31, 1996 compared to $1,000 at March 31, 1995 and $75,000 at December 31, 1995.


                               Net charge-offs amounted to $1,000 in the first
quarter of 1996, compared to $$18,000 in net recoveries in the first quarter of 1995.

                         SELECTED FINANCIAL INFORMATION

      The following tables set forth certain selected historical financial information for BOF and BSS and certain pro forma financial information giving effect to the Reorganization as a pooling of interests. The selected historical financial information should be read in conjunction with the historical consolidated financial statements of BOF and BSS and the related notes thereto included elsewhere in this Joint Proxy Statement or in documents incorporated herein by reference. See "Documents Delivered and Incorporated by Reference." All of the following selected financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement. See "Pro Forma Condensed Financial Information." The pro forma financial information is not necessarily indicative of the results that actually would have occurred had the Reorganization been consummated on the dates indicated or that may be obtained in the future.

                   Selected Historical Financial Information
                                     of BOF

                                                                        Years Ended December 31,

                                                                        1995              1994
                                                                        (Dollars In thousands)
Income Statement Data:
                 Net interest income                                      $  2,868      $  2,574
                 Provision for loan losses                                       0             0
                 Other income                                                  483           469
                 Other expenses                                             (2,093)       (1,930)
                 Income tax expense                                           (318)         (303)
                 Net income                                                 $  940        $  810

Per Share Data:(1)
                 Net income                                                 $ 4.94      $   4.25
                 Cash dividends                                               1.10          1.00
                 Book value                                                  42.85         38.20

Balance Sheet Data:

                 Assets                                                   $ 80,814      $ 63,141
                 Loans, net of unearned income
                    and allowance for loan losses                           37,988        32,402
                 Total investment securities(2)                             31,196        22,745
                 Deposits                                                   71,808        55,103
                 Stockholders equity                                         8,157         7,271

Average Balance Sheet Data:

                 Average assets                                           $ 68,235      $ 60,011
                 Average equity                                              7,726         7,079

Average shares outstanding                                                 190,338       190,338

Performance Ratios:

                 Return on average assets                                     1.38%         1.35%
                 Return on average equity                                    12.17         11.44
                 Dividend payout(3)                                          22.23         23.46

Capital Ratios:

                 Risk-based:

                    Tier 1 capital                                           15.30         19.43
                    Total capital                                            16.55         20.60

                 Average equity to
                    average assets                                           11.32         11.80

(1)                   Based upon 190,338 average common shares outstanding.

(2)                   At December 31, 1995 and 1994, $31.2 million and $6.9
                      million of securities, respectively, are classified as available for sale and recorded at fair value, including unrealized pre-tax gain (loss) of $94,000 and ($140,000), respectively. At December 31, 1994, $15.9 million of securities classified as held to maturity are recorded at amortized cost.

(3)                   Represented as a percentage of net income.

                   Selected Historical Financial Information
                                     of BSS



                                                             Years Ended December 31,

                                                            1995                1994
                                                             (Dollars in thousands)
Income Statement Data:

                 Net interest income                      $2,431              $2,323
                 Provision for loan losses                   183                 218
                 Other income                                260                 225
                 Other expenses                            1,486               1,528
                 Income tax expense                          246                 195
                 Net income                               $  776              $  607

Per Share Data(1):

                 Net income                               $ 2.54              $ 1.99
                 Cash dividends                             0.70                0.65
                 Book value                                31.50               28.68

Balance Sheet Data:
                 Assets                                  $62,477             $58,391
                 Loans, net of unearned income            29,445              29,506
                 Total investment securities(2)           26,923              23,341
                 Deposits                                 52,483              49,413
                 Shareholders equity                       9,606               8,746
                 Average shares outstanding              304,940             304,940

Average Balance Data:

                 Average Assets                          $60,196             $57,554
                 Average Equity                            9,249               8,685

Performance Ratios:
                 Return on average assets                   1.29%               1.05%
                 Return on average equity                   8.39                6.99
                 Dividend payout(3)                         27.5                32.6

Capital Ratios:
                 Leverage                                  15.38               15.03
                 Risk-based:

                    Tier 1 capital                         26.65               24.79
                    Total capital                          28.15               26.29
                 Average equity to
                   average assets                          15.36               15.09


(1)           Based upon 304,940 shares outstanding.

(2) At December 31, 1995, and December 31, 1994, $16.2 million and $5.4 million classified as available-for-sale and recorded at fair market value, including unrealized pre-tax gain of $620,000 and $169,000, respectively.

(3)           Calculated as a percentage of net income.



                                       Selected Pro Forma Combined Financial Information
                                                          (Unaudited)

                                                                                 Years Ended December 31,
                                                                               1995                   1994
                                                                                 (Dollars in thousands)
Income Statement Data:

                      Net interest income                                       $   5,299            $4,897
                      Provision for loan losses                                       183               218
                      Other income                                                    743               694
                      Other expenses                                                3,579             3,458
                      Income tax expense                                              564               498
                      Net income                                                 $  1,715            $1,417

Per Share Data:
                      Net income                                                 $   0.94             $0.77
                      Cash dividends                                                 0.23              0.21
                      Book value                                                 $   9.63             $8.75

Balance Sheet Data:

                      Assets                                                     $143,291          $121,532
                      Loans, net of unearned
                          income                                                   87,433            61,908
                      Total investment securities(1)                               58,119            46,086
                      Deposits                                                    124,291           104,516
                      Shareholders' equity                                         17,613            16,017
                      Average shares outstanding                                1,829,584         1,829,584

Average Balance Data:

                      Average Assets                                          $   128,431         $ 117,565
                      Average Equity                                               16,825            15,764

Performance Ratios
                      Return on average assets                                       1.22%             1.21%
                      Return on average equity                                       9.31              8.99
                      Dividend payout (2)                                           24.65             27.42

Capital Ratios (3):

                      Leverage                                                      11.89             13.41

                      Risk-based:

                          Tier 1 capital                                            19.89             22.00
                          Total capital                                             21.24             23.33
                      Average equity to
                          average assets                                            13.10             13.41


(1) At December 31, 1995 and December 31, 1994, $47.4 million and $12.3 million securities classified as Available for Sale are recorded at fair market.


(2)           Calculated as a percentage of net income.

(3)           Includes estimated merger expenses of $150,000.

                            THE SHAREHOLDER MEETINGS

BOF Meeting

                               Date, Place and Time.  The BOF Meeting will be
held at the American Legion Building, located at 435 Armory Drive, Franklin, Virginia on Thursday, June 27, 1996 at 7:30 p.m., local time.


                               Record Date.  The Board of Directors of BOF has
fixed the close of business on May 1, 1996 as the record date (the "BOF Record Date") for the determination of holders of BOF Common Stock entitled to receive notice of and to vote at the BOF Meeting. At the close of business on the BOF Record Date, there were 190,338 shares of BOF Common Stock outstanding held by approximately 801 shareholders of record.

                               Vote Required.  Each share of BOF Common Stock
outstanding on the BOF Record Date entitles the holder to cast one vote upon each matter properly submitted at the BOF Meeting. The affirmative vote of the holders of more than four-fifths of the shares of BOF Common Stock outstanding as of the BOF Record Date, in person or by proxy, is required to approve the Agreement, and thereby the Reorganization.

                               As of the BOF Record Date, directors and
executive officers of BOF and their affiliates, as a group, owned of record and beneficially a total of 35,106 shares of BOF Common Stock or approximately 18.45 percent of the shares of BOF Common Stock outstanding on such date. Directors and executive officers of BOF have indicated an intention to vote their shares of BOF Common Stock in favor of the Agreement.

                               Failure to vote, either by not returning the
enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Agreement.

                               With regard to the election of directors, votes
may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Generally, in other matters governed by Virginia corporate law, including the ratification of auditors, the affirmative vote of a majority of the shares cast is required for passage.

                               Rights of Dissenting Shareholders.  Each holder
of BOF Common Stock may dissent from the BOF Share Exchange and is entitled to the rights and remedies of dissenting shareholders provided in Article 15 of the Virginia SCA, subject to compliance with the procedures set forth therein, including the right to appraisal of his or her stock. A copy of Article 15 is attached as Appendix B to this Joint Proxy Statement and a summary thereof is included under "The Reorganization - Rights of Dissenting Shareholders."

                               Voting and Revocation of Proxies.  Shareholders
of BOF are requested to complete, date and sign the accompanying form of proxy and return it promptly to BOF in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by BOF will be voted for approval of the Agreement, and thereby the Reorganization.

                               A proxy may be revoked at any time before it is
voted by giving written notice of revocation to BOF by executing and delivering a substitute proxy to BOF or by attending the BOF Meeting and voting in person. If a BOF shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered on or prior to the meeting date to Wayne C. Carruthers, Senior Vice President, The Bank of Franklin, 100 East 4th Avenue, Franklin, Virginia 23851. If a proxy is signed and returned without indicating any voting instructions, shares of BOF Common Stock represented by the proxy will be voted FOR the Agreement, and thereby the Reorganization.

                               If a sufficient number of signed proxies enabling
the persons named as proxies to vote in favor of the Agreement are not received by BOF by the time scheduled for the BOF Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit continued solicitation of proxies with respect to such approval. If an adjournment is proposed, unless contrary instructions are contained in the proxy, the persons named as proxies will vote in favor of such adjournments those proxies that are entitled to be voted in favor of the Agreement and against such adjournment those proxies containing instructions to vote against approval of the Agreement. Adjournment of the meeting will be proposed only if the Board of Directors of BOF believes that additional time to solicit proxies might permit the receipt of sufficient votes to approve the Agreement. It is anticipated that any such adjournment would be for a relatively short period of time, but in no event for more than 120 days. Any shareholder may revoke such shareholder's proxy during any period of adjournment in the manner described above.

                               Solicitation of Proxies.  BOF will bear the cost
of its solicitation of proxies. Solicitations may be made by mail, telephone, telegraph or personally by directors, officers and employees of BOF, none of whom will receive additional compensation for performing such services. BOF and BSS will share equally all of the expenses of printing and mailing the Joint Proxy Statement.

                               Each director and executive officer, with the
exception of John A. Murray for BOF and L. A. Brantley for BSS, has declared his or her support for the Agreement and Reorganization and has agreed to use his or her best efforts to obtain approval of the Agreement and Reorganization by the shareholders at the Annual Meeting. The directors shall not be obligated to use their best efforts to obtain such approval if advised in writing by legal counsel that to continue to use such best efforts would reasonably be likely to constitute a violation of applicable law or a breach of the directors' fiduciary duty to shareholders.

BSS Meeting

                               Date, Place and Time.  The BSS Meeting will be
held in the Virginia Diner, 408 County Drive North, (Highway 460) Wakefield, Virginia 23888 on June 27, 1996 at 11:00 a.m. local time.


                               Record Date.  The Board of Directors of BSS has
fixed the close of business on May 10, 1996 as the record date (the "BSS Record Date") for the determination of the holders of BSS Common Stock entitled to receive notice and to vote at the BSS Meeting. At the close of business on the BSS Record Date, there were 304,940 shares of BSS Common Stock outstanding held by approximately 231 shareholders of record.

                               Vote Required.  Each share of BSS Common Stock
outstanding on the BSS Record Date entitles the holder to cast one vote upon each matter properly submitted at the BSS Meeting. The affirmative vote of the holders of more than a majority of the shares of BSS Common Stock outstanding as of the BSS Record Date, in person or by proxy, is required to approve the Agreement, and thereby the Reorganization.

                               As of the BSS Record Date, directors and
executive officers of BSS and their affiliates, as a group, owned of record and beneficially a total of 124,345 shares of BSS Common Stock or approximately
40.79 percent of the shares of BSS Common Stock outstanding on such date.

                               Failure to vote, either by not returning the
enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Agreement.

                               With regard to the election of directors, votes
may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect.

                               Rights of Dissenting Shareholders.  Each holder
of BSS Common Stock may dissent from the BOF Share Exchange and is entitled to the rights and remedies of dissenting shareholders provided in Article 15 of the Virginia SCA, subject to compliance with the procedures set forth therein, including the right to appraisal of his or her stock. A copy of Article 15 is attached as Appendix B to this Joint Proxy Statement and a summary thereof is included under "The Reorganization - Rights of Dissenting Shareholders."

                               Voting and Revocation of Proxy.  Shareholders of
BSS are requested to complete, date and sign the accompanying form of proxy and return it promptly to BSS in the enclosed envelope. If the proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by BSS will be voted for approval of the Agreement, and thereby the Reorganization.

                               A proxy may be revoked at any time before it is
voted by giving written notice of revocation to BSS by executing and delivering a substitute proxy to BSS or by attending the BSS Meeting and voting in person. If a BSS shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered on or prior to the meeting date to Douglas A. Chesson, Secretary, The Bank of Sussex and Surry, 205 Railroad Avenue, P. O. Box 10, Wakefield, Virginia 23888. If a proxy is signed and returned without indicating any voting instructions, shares of BSS Common Stock represented by the proxy will be voted FOR the Agreement, and thereby the Reorganization.

                               If a sufficient number of signed proxies enabling
the persons named as proxies to vote in favor of the Agreement are not received by BSS by the time scheduled for the BSS Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit continued solicitation of proxies with respect to such approval. If an adjournment is proposed, unless contrary instructions are contained in the proxy, the persons named as proxies will vote in favor of such adjournment those proxies that are entitled to be voted in favor of the Agreement, and against such adjournment those proxies containing instructions to vote against approval of the Agreement. Adjournment of the meeting will be proposed only if the Board of Directors of BSS believes that additional time to solicit proxies might permit the receipt of sufficient votes to approve the Agreement. It is anticipated that any such adjournment would be for a relatively short period of time, but in no event for more than 120 days. Any shareholder may revoke such shareholder's proxy during any period of adjournment in the manner described above.

                               Solicitation of Proxies.  BSS will bear the cost
of its solicitation of proxies. Solicitations may be made by mail, telephone, telegraph or personally by directors, officers and employees of BSS, none of whom will receive additional compensation for performing such services. BSS and BOF will share equally all of the expenses of printing and mailing the Joint Proxy Statement.

                               Each director and executive officer of BSS with
the exception of L. A. Brantley has declared his or her support for the Agreement and Reorganization and has agreed to use his or her best efforts to obtain approval of the Agreement and Reorganization by the shareholders at the Annual Meeting. The directors shall not be obligated to use their best efforts to obtain such approval if advised in writing by legal counsel that to continue to use such best efforts would reasonably be likely to constitute a violation of applicable law or a breach of the directors' fiduciary duty to shareholders.

                               THE REORGANIZATION

                               The following is a summary description of the
material terms of the Reorganization and is qualified in its entirety by reference to the Agreement which is attached as Appendix A hereto. All holders of BOF Common Stock and BSS Common Stock are urged to read the Agreement in its entirety.

Background of and Reasons for the Reorganization

                               In the summer of 1995, Mr. Pearce consulted with
and obtained approval from the Executive Committee of BOF to approach BSS regarding a possible affiliation in a holding company format. Mr. Pearce subsequently called Mr. Brittle, the President of BSS, and inquired if there was any interest in meeting to discuss the benefits of affiliating in a merger of equals transaction. Mr. Brittle indicated that BSS would be interested in preliminary discussions regarding a possible affiliation, and he and Mr. Pearce met on September 21, 1995. At this meeting the desires of both bank's boards to retain the maximum amount of autonomy and authority and the benefits in terms of capital, future market expansion and movement by other financial intermediaries were generally discussed. It was agreed that there were synergies between the two institutions and that further discussions should, assuming Board approval, be held. Mr. Brittle offered that, should the transaction come to fruition, Mr. Pearce serve as Chief Executive Officer and, accordingly, that the home office of the entity be located in Franklin.

                               Messrs. Pearce and Brittle reported to their
respective Boards. Both Boards felt that discussions should be further pursued and that confidentiality agreements be entered into. Representatives from each bank were named to a negotiating committee. The members of the BOF committee were Mr. Pearce, Hunter Darden, Harvey Pope and Bruce Stewart. The members of the BSS committee were Mr. Brittle, Phil Bain, Gregory Huber and Russell West.

                               A meeting of the negotiating committees was held
on September 26, 1995. The objectives and critical issues for each of the banks in forming a holding company was presented and discussed. It was agreed that all discussions be held in the strictest confidence. Messrs. Pearce and Brittle were authorized to hold discussions with financial advisors and attorneys who might be engaged for the transaction. A Confidentiality Agreement was agreed to and approved by the BOF board on September 27, 1995 and by BSS board on October 3, 1995.

                               Preliminary discussions were held with several
investment bankers and attorneys and proposals were requested. Messrs. Pearce and Brittle met on October 6, 1995 to review discussions they each had with law firms and investment bankers and agree on a recommendation to the negotiating committees. The exchange of information relative to due diligence was discussed and it was agreed to begin exchanging certain information.

                               The boards of BOF and BSS appointed members to
their respective negotiating committees to pursue affiliation as a holding company. Representatives were authorized to engage attorneys and investment bankers. Meetings of the negotiating committees were held on September 26, 1995, December 8, 1995, and January 11, 1996.

                               BOF directors met with representatives of Scott &
Stringfellow whom they selected to represent BOF in the transaction. BSS directors met with representatives of Davenport & Co. of Virginia whom they selected as investment advisor. Independently, the boards of BOF and BSS met with attorneys from Mays & Valentine who were selected as attorneys for the transaction.

                               Messrs. Pearce and Brittle and their operations
officers met on November 1, 1995 to discuss hardware and software capacity of their respective operating systems.

                               Based on the advice of their respective
investment advisers, the negotiating committees established an exchange ratio and a definitive agreement was approved by both Boards on January 24, 1996.

                               As a further reflection of the affiliation or
"merger of equals" approach, the Agreement provides for the participation of BOF and BSS directors and officers in the management of the combined company, with Mr. Pearce serving as the President and Chief Executive Officer of the Holding Company and Mr. Brittle serving as the Executive Vice President and Chief Operating Officer of the Holding Company. The Board of Directors of the Holding Company will consist of Messrs. Pearce and Brittle, and four other BOF directors and four other BSS directors. See "The Reorganization."

                               The Boards of both BOF and BSS relied upon the
advice of qualified investment advisors in analyzing the Reorganization and recommending it to BOF's and BSS's respective shareholders. BOF relied on the advice of Scott & Stringfellow, Inc., an investment banking firm headquartered in Richmond, Virginia. Scott & Stringfellow determined that the Reorganization is in the best interest of BOF shareholders, from a financial point of view. BSS relied on the advice of Davenport & Company of Virginia, Inc., an investment banking firm headquartered in Richmond, Virginia. Davenport & Company determined that the Reorganization is in the best interest of BSS shareholders, from a financial point of view. A more detailed analysis of the Reorganization, from the point of view of BOF's and BSS's financial advisors, follows.

BOF - Opinion of Financial Advisor

                               BOF retained the investment banking firm of Scott
& Stringfellow to evaluate the terms of the Merger Agreement, and Scott & Stringfellow has rendered its opinion to the Board of Directors of BOF that the Exchange Ratio is fair to the BOF shareholders from a financial point of view. In developing its opinion, Scott & Stringfellow reviewed and analyzed: (1) the Merger Agreement; (2) this Joint Proxy Statement; (3) BOF's financial statements for the four years ended December 31, 1995; and (4) information regarding the trading market for the Common Stock of BOF and the price range within which the stock has traded. Scott & Stringfellow has discussed with members of BOF's management the background of the Merger, the reasons and basis for the Merger, and the business and future prospects of BOF individually and with BSS as a combined entity. No instructions or limitations were given or imposed by BOF in connection with the scope of or the examination or investigation made by Scott & Stringfellow in arriving at its findings. Finally, Scott & Stringfellow has conducted such other studies, analysis and investigations, particularly of the banking industry, and considered such other information as it deemed appropriate, the material portion of which is described below. A copy of that opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C hereto and should be read in its entirety.

                               Scott & Stringfellow used the information
gathered to evaluate the financial terms of the transaction using standard valuation methods, including the following methods:

                               Discounted Cash Flow Analysis.  Scott &
Stringfellow performed a discounted cash flow analysis under various projections to estimate the fair market value of BOF's Common Stock. Among other things, Scott & Stringfellow considered a range of asset and earnings growth of between 5% and 10% and a required equity capital level of 8.0% of assets. A range of discount rates from 10.5% to 12.5% was applied to cash flows resulting from the projections during the first five years and the residual values. The residual values were estimated by capitalizing the projected final year earnings by the discount rates, less the projected long-term growth rate of BOF's earnings. The discount rates, growth rates and capital levels were chosen based on what Scott & Stringfellow, in its judgment, considered to be appropriate taking into account, among other things, BOF's past and current financial performance and conditions, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and particularly in the banking industry. Based upon these analyses, Scott & Stringfellow developed, for purposes of its opinion, a reference range for the value of BOF Common Stock of $57.08 to $72.34 per share.


                               Using similar assumptions, Scott & Stringfellow
performed a discounted cash flow analysis of BOF and BSS as a combined entity, including projected pretax expense savings of $100,000. The discounted cash flow analysis showed a range of present values that would imply (based on the Exchange Ratio) a range of present values for holders of BOF Common Stock of $61.38 to $75.65 per share. Scott & Stringfellow utilized the discounted cash flow analysis because it is a widely used valuation methodology, but noted that it relies on numerous assumptions regarding future performance.


                               Price to Earnings Ratio - Market Comparables.
Using publicly available information, Scott & Stringfellow calculated multiples of earnings used to value certain other Virginia bank and bank holding companies which, in Scott & Stringfellow's judgment, were comparable to BOF for the purpose of this analysis. The Virginia financial institutions included in this analysis, all of which have publicly-traded securities, were Central Fidelity Banks, Inc., Crestar Financial Corp., F&M National Corporation, First Virginia Banks, Inc., Jefferson Bankshares, Inc., MainStreet BankGroup, Inc., Premier Bankshares, Inc., James River Bankshares, Central Virginia Bankshares, and Signet Banking Corp. The ratio of market price to earnings of the above group of institutions ranged from 9.12x to 14.08x earnings, with 12.67x earnings being the average market price to earnings ratio. Applying this average price to earnings ratio, the value derived from this analysis was $62.57 per share for BOF Common Stock. This presents an increase of 39.0% over the last trade in BOF Common Stock, which occurred at $45.00 per share.

                               Using the same ten market comparable companies,
Scott & Stringfellow applied the average price to earnings ratio to the earnings of BOF and BSS as a combined entity, including projected pretax cost savings of $100,000. The value derived from this analysis (based on the Exchange Ratio) to holders of BOF Common stock was $59.30 per share.

                               Price to Book Value Ratio - Market Comparables.
Using publicly available information, Scott & Stringfellow calculated multiples of book values used to value certain other Virginia bank and bank holding companies which, in Scott & Stringfellow's judgment, were comparable to BOF for the purpose of this analysis. The same group of ten institutions identified above were used for this analysis. Applying the average market price to book value ratio of 1.56x book value, the value derived from this analysis was $66.85 for BOF Common Stock. This represents an increase of 48.6% over the last trade in BOF Common Stock, which occurred at $45.00 per share.

                               Using the same ten market comparable companies,
Scott & Stringfellow applied the average price to book value ratio to the book value of BOF and BSS as a combined entity. The value derived from this analysis (based on the Exchange Ratio) to holders of BOF Common Stock was $72.78 per share.

                               Contribution Analysis.  Scott & Stringfellow
analyzed certain historical balance sheet and income statement data for BOF and BSS for four fiscal years ended December 31, 1995 in addition to certain projected net income data prepared by management of BOF and BSS. The analysis showed, among other things, that for the year ended 1995 BOF would have contributed approximately 54.78% of pro forma combined net income, 56.40% of pro forma total assets and 45.92% of pro forma total stockholders' equity. At the Exchange Ratio, the holders of BOF Common Stock will own approximately 50% of the Holding Company.

                               Dilution Analysis.  Based upon publicly available
financial information on BOF and BSS, Scott & Stringfellow considered the effect of the transaction on the book value, earnings, and market value of BOF and BSS. The immediate effect on BOF - assuming minimal cost savings of $100,000 -- was to decrease earnings by $.26 per share or 5.24%, and increase book value by $3.79 or 8.86%. The effect on BSS under the same assumption is to increase earnings by $.38 per share or 15.03%, and to decrease book value by $2.37 per share or 7.54%. This dilution analysis does not take into account the longer term benefits for the combined companies resulting from the combination. Scott & Stringfellow concluded from this analysis that the transaction would have a significant positive effect on BOF shareholders.

                               The summary set forth above includes all material
factors considered, but does not purport to be a complete description of the presentation by Scott & Stringfellow to the Board of Directors of BOF of the analyses performed by Scott & Stringfellow. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Scott & Stringfellow believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the process underlying the preparation of its opinion. The analyses performed by Scott & Stringfellow are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Additionally, the analyses do not purport to be appraisals or to reflect the prices at which a company actually may be sold or the prices at which any securities may trade at the present time or at any time in the future.

                               Scott & Stringfellow is a full service investment
banking and brokerage firm headquartered in Richmond, Virginia, that provides a broad array of services to corporations, financial institutions and state and local governments. The Financial Institutions Group of Scott & Stringfellow actively works with community banks in Virginia, North Carolina, and West Virginia on these and other matters. As part of its investment banking business, it is continually engaged in the valuation of banks and bank holding companies and their securities in connection with mergers and acquisitions, negotiated underwriting, and secondary distribution of listed and unlisted securities. Scott & Stringfellow was selected by the Board of Directors of BOF based upon its expertise and reputation in providing valuation and merger and acquisition advisory services to banks and bank holding companies.

                               BOF has agreed to pay Scott & Stringfellow a fee
of $15,000 for due diligence and financial advisory services which is not contingent upon a successful completion of the Reorganization.


BSS - Opinion of Financial Advisor

                               The Bank of Sussex and Surry ("BSS") retained
Davenport of Virginia, Inc. ("Davenport") to act as BSS's financial advisor in connection with the Agreement and related matters. Davenport was selected to act as BSS's financial advisor based upon its qualifications, expertise and reputation. Davenport, as a part of its investment banking and general securities business, regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and regularly publishes research reports regarding the banking industry and companies in that industry.

                               Davenport has rendered its opinion to the Board
of Directors of BSS that the terms of the Agreement are fair to the shareholders of BSS from a financial point of view. The full text of the Opinion, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached hereto as Appendix __ to this Proxy Statement/Prospectus and is incorporated herein by reference. The holders of BSS Common Stock are urged to read the opinion in its entirety. The following summary of the Opinion is qualified in its entirety by reference to the full text of the Opinion. Davenport's Opinion is directed only to fairness, from a financial point of view, and does not constitute a recommendation to any shareholder of BSS or BOF as to how such shareholder should vote with respect to the Reorganization.

                               In rendering its opinion, Davenport (i) reviewed
the Agreement, certain publicly available business and financial information concerning BSS and BOF, and certain internal financial analyses and forecasts for BSS and BOF prepared by their respective managements; (ii) held discussions with members of the senior management of BSS and BOF regarding the past and current business operations, financial condition and future prospects of their respective companies; (iii) reviewed information regarding the trading markets for the common shares of BSS and BOF and the price ranges within which the respective stocks have traded; (iv) compared certain financial and stock market information for BSS and BOF with similar information for certain other companies the securities of which are publicly traded; (v) reviewed the financial terms of certain recent business combinations which Davenport deemed to be comparable in whole or in part; and (vi) performed such other studies and analyses as Davenport considered appropriate. No instructions or limitations were given or imposed in connection with the scope of or the examination or investigations made by Davenport in arriving at its findings.

                               Davenport relied without independent verification
upon the accuracy, completeness and fairness of all the financial and other information reviewed by and discussed with it for purposes of the Opinion. With respect to information relating to the prospects of BSS and BOF, Davenport assumed that such information reflected the best currently available estimates and judgments as to their likely future financial performance. Davenport did not make an independent evaluation or appraisal of the assets or liabilities of BSS or BOF, nor was it furnished with any such evaluation or appraisal. In addition, Davenport assumed that the Reorganization would be recorded as a pooling of interests under generally accepted accounting principles and would qualify and be treated as a tax-free transaction for the holders of BSS Common Stock.

                               The summary set forth below does not purport to
be a complete description of the analyses performed by Davenport in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Davenport believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all the analyses and factors, could create an incomplete view of the evaluation process underlying its Opinion. No one of the analyses performed by Davenport was assigned a greater significance than any other. In performing its analyses, Davenport made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of BSS or BOF. The analyses performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

                               Discounted Dividend Analysis.  Using discounted
dividend analysis, Davenport estimated the present value of the future stream of dividends that BSS could generate through 1999, under various circumstances, assuming BSS performed in accordance with the earnings forecasts of BSS's management. Davenport then estimated the terminal value for BSS Common Stock by applying price to earnings multiples ranging from 10x to 12x to BSS's projected 1999 earnings. The dividend stream and terminal value were then discounted to a present value using discount rates ranging from 10% to 14%, such rates being chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of BSS Common Stock. This discounted dividend analysis showed a range of present values per share of BSS Common Stock from $20.63 to $34.11.

                               Using similar assumptions, Davenport also
estimated the present value of the future streams of dividends that BSS and BOF could generate through 1999 as a combined entity, under various circumstances, including projected expense savings. This discounted dividend analysis showed a range of present values that (based on the Exchange Ratio) would imply a range of present values per share for holders of BSS Common Stock of $24.51 to $41.12. This analysis did not purport to be indicative of actual values or expected values of the shares of BSS or BOF before or after the Reorganization. Davenport noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that it relies on numerous assumptions, including earnings growth rates, dividend payout rates, terminal values and discount rates.

                               Pro Forma Analysis.  Davenport analyzed certain
historical balance sheet and income statement data, as well as certain projected data prepared by management of BSS and BOF, for BSS and BOF and for the companies on a pro forma combined basis at and for the year ended December 31, 1995 and projected for the years 1996 through 1999. The analysis showed, among other things, that the pro forma combined company's 1995 and projected 1996 earnings per share would increase 11% and 17%, respectively, over BSS's stand-alone projected earnings per share for the same periods. This analysis further showed that the Reorganization would result in a decrease of 8% to BSS's stand-alone book value per share at December 31, 1995.

                               Contribution Analysis.  Davenport analyzed
certain historical balance sheet and income statement data for BSS and BOF for 1992 through 1995 as well as certain projected net income data prepared by management of BSS and BOF for 1996. The analysis showed, among other things, that for the year ended 1995, BSS would have contributed approximately 45% of pro forma combined net income; for 1996, BSS was projected to contribute, based on BSS and BOF management projections, 43% of pro forma combined projected net income; at December 31, 1995, BSS would have contributed 44% of pro forma total assets and 54% of pro forma total stockholders' equity. At the Exchange Ratio, the holders of BSS Common Stock will own approximately 50% of the Holding Company.

                               Analysis of Selected Merger of Equals
Transactions. Davenport performed an analysis of selected mergers of equals transactions in the Virginia market. This analysis was based on financial information that was publicly available as of the date of the announcement of the transaction. The percentage of ownership of BSS's shareholders of the Holding Company relative to the percentage contribution of BSS to total assets, deposits, book value and latest fiscal year's reported net income was compared to the percentage ownership of shareholders of the other merged entities relative to the percentage contribution of the respective merger partners to total assets, deposits, book value and latest fiscal year's reported net income in the selected transactions. The selected mergers of equals transactions were:
Union Bancorp, Inc./Northern Neck Bankshares Corporation, Community Bankshares, Inc./Commerce Bank of Virginia and Bank of Suffolk/Bank of Waverly.

                               The analysis yielded a range of ratios (i) of
percentage ownership of the combining merger partners to percentage contribution of total assets of .87 to 1.10 (as compared to 1.15 for BSS), (ii) of percentage ownership of the combining merger partners to percentage contribution of deposits of .86 to 1.12 (as compared to 1.18 for BSS), (iii) of percentage ownership of the combining merger partners to percentage contribution of book value of .80 to 1.20 (as compared to .92 for BSS) and (iv) of percentage ownership of the combining merger partners to percentage contribution of latest fiscal year's reported net income of .85 to 1.40 (as compared to 1.11 for BSS).

                               Davenport and BSS have entered into a letter
agreement, dated November 3, 1995, relating to the services to be provided by Davenport in connection with the Reorganization. BSS has agreed to pay Davenport fees a cash fee of $15,000 which is not contingent upon the successful completion of the Reorganization. In addition, BSS has agreed to reimburse Davenport for its reasonable and necessary out-of-pocket expenses and to indemnify Davenport against certain liabilities, including liabilities under federal securities laws.

                               The Boards of Directors of BOF and BSS believe
that the Reorganization is in the best interests of the respective organizations and their respective shareholders. The BOF and BSS directors recommend that BOF and BSS shareholders, respectively, vote FOR the approval of the Agreement and Plan of Reorganization.

Terms of the Reorganization

Terms for BOF Shareholders

                               At the Effective Date, each outstanding share of
BOF Common Stock (other than shares held by shareholders who exercise their dissenters' rights) will be exchanged for 4.806 shares of Holding Company Common Stock. BOF shareholders will thereby become shareholders of the Holding Company. See "Comparative Stock Prices and Dividends."

                               Shareholders of BOF are entitled to exercise
their dissenters' rights with respect to the Reorganization. See "The Reorganization."

Terms for BSS Shareholders

                               At the Effective Date, each outstanding share of
BSS Common Stock will be converted into and exchanged for 3.0 shares of Holding Company Common Stock. BSS shareholders will thereby become shareholders of the Holding Company. See "Comparative Stock Prices and Dividends."

                               Shareholders of BSS are entitled to exercise
their dissenters' rights with respect to the Reorganization. See "The Reorganization."

Fractional Shares

                                If any BOF or BSS shareholder should warrant a
fractional share of Holding Company Common Stock as a result of the Reorganization, the Agreement provides that cash, equal to the fraction of a share of Holding Company Common Stock to which such shareholder would otherwise be entitled multiplied by the Holding Company Common Stock's estimated value per share on the Effective Date, will be paid in lieu of issuing fractional shares.

Effective Date

                               If the Reorganization is approved by the
requisite vote of the shareholders of BOF and BSS and by the Federal Reserve, the FDIC and the SCC (See "The Reorganization - Regulatory Approvals") and other conditions to the Reorganization are satisfied (or waived to the extent permitted by the Agreement and applicable law), the Reorganization will be consummated and effected at the time of the last to occur of the following events: (i) a certificate of share exchange merger is issued by the SCC with respect to the BOF Share Exchange pursuant to the Plan of Share Exchange; (ii) a certificate of share exchange is issued by the SCC with respect to the BSS Share Exchange pursuant to the Plan of Share Exchange; (iii) a certificate of incorporation for the Holding Company is issued by the SCC; and (iv) regulatory approval is issued by the Federal Reserve with respect to the Holding Company. See "The Reorganization - Regulatory Approvals."

                               It is anticipated that the Effective Date of the
Reorganization will be on or about July __, 1996, but there can be no assurance as to whether or when the Reorganization will occur.

Management and Operations After the Reorganization

                               On the Effective Date, BOF and BSS will become
wholly-owned subsidiary banks of the Holding Company, and the Holding Company's stock will be exchanged for the outstanding shares of BOF and BSS in accordance with their respective Exchange Ratios.

                               Pursuant to the Agreement, the Board of Directors
of the Holding Company, as of the Effective Date of the Reorganization and until the next annual shareholders' meeting of the Holding Company, will be comprised of ten members. Five of such members shall be designated by BOF, and five shall be designated by BSS. BOF and BSS each shall include its president as a nominee to the Holding Company Board. Accordingly, the Boards of Directors of BOF and BSS, respectively, have designated the following persons to serve as directors of the Holding Company following consummation of the Reorganization:

 BOF Designees                           BSS Designees

 Hunter Darden, Jr.                      J. P. Bain
 Harvey Pope                             J. Philip Bain, Jr.
 J. D. Spivey                            G. O. Huber
 F. Bruce Stewart                        J. Russell West
 Wenifred O. Pearce                      D. Eugene Brittle

                               Approval of the Agreement by the shareholders of
BOF and BSS will be deemed to constitute the election of the ten BOF and BSS designees as directors of the Holding Company at the Effective Date. If at any time prior to the Effective Date any of the foregoing nominees becomes unable or declines to serve, the party which designated such nominee shall be entitled to name his successor. If at any time during three years following the Effective Date, a BOF or BSS nominee to the Holding Company Board becomes unable or declines to serve, or a vacancy otherwise occurs in respect of a position previously held by a BOF or BSS nominee, the remaining BOF or BSS nominees, as the case may be, on the Holding Company Board shall be entitled to designate a qualified candidate then serving as a director of BOF or BSS, as the case may be, for such vacancy, and that designated candidate shall be recommended to the Holding Company Board for appointment for any interim period.

                               The Holding Company Board shall be divided into
three classes, and directors will be elected to serve three-year, staggered terms. The directors in Class I, Class II and Class III will serve, respectively, until the 1997, 1998 and 1999 Annual Meetings of Shareholders of the Holding Company. The classes into which the directors will be divided and year in which their terms expire are as follows:

     Class I - 1997                          Class II - 1998                          Class III - 1999
     G. O. Huber                             J. P. Bain                               Wenifred O. Pearce
     Hunter Darden, Jr.                      J. Philip Bain, Jr.                      D. Eugene Brittle
     F. Bruce Stewart                        Harvey Pope                              J. Russell West
                                                                                      J. D. Spivey

                               The principal executive officers of the Holding
Company will be Wenifred O. Pearce, President and Chief Executive Officer; and
D. Eugene Brittle, Executive Vice President and Chief Operating Officer. The BSS Board has recommended and nominated J. Russell West to serve as Chairman of the Board of the Holding Company, and the BOF Board has recommended and nominated Harvey Pope to serve as Vice Chairman of the Board of the Holding Company.

                               Except as otherwise provided above, the Board of
Directors, officers and employees of BOF and BSS will not change as a result of the Reorganization.

                               Following the Reorganization, BOF and BSS will
keep their existing names and office locations and will continue to carry on their respective banking businesses in the same manner as carried on prior to the Reorganization.

Surrender of Stock Certificates

                Promptly after the Effective Date, BOF, as the exchange agent, will mail to the holders of BOF and BSS Common Stock immediately prior to the Effective Date a letter of transmittal and instructions relating to the exchange of their certificates for certificates representing the number of shares of Holding Company Common Stock for which their BOF or BSS Common Stock, as the case may be, have been exchanged as a result of the Reorganization.

                BOF AND BSS SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE SUCH INSTRUCTIONS.

                               Promptly after surrender of one or more
certificates for BOF or BSS Common Stock and the return of a properly completed letter of transmittal with respect thereto, the holder of such certificate(s) will receive a certificate or certificates representing the number of shares of Holding Company Common Stock to which he is entitled. Lost, stolen, mutilated or destroyed certificates will be treated in accordance with the existing procedures of BOF or BSS, as the case may be.

                               All Holding Company Common Stock issued as a
result of the conversion of BOF and BSS Common Stock pursuant to the Reorganization will be deemed issued as of the Effective Date. After the Effective Date, BOF and BSS shareholders will be entitled to vote the number of shares of Holding Company Common Stock into which their BOF or BSS Common Stock, as the case may be, has been converted, regardless of whether they have surrendered their certificates. The Agreement provides, however, that no dividend or distribution payable to the holders of record of Holding Company Common Stock at or as of any time after the Effective Date will be paid to the holder of any BOF or BSS certificate until such holder physically surrenders such certificate, promptly after which time all such dividends or distributions will be paid (without interest).

Representations and Warranties; Conditions to the Reorganization

                               The Agreement contains representations and
warranties by BOF and BSS regarding, among other things, their respective organizations, authorizations to enter into the Agreement, capitalization, financial statements and pending and threatened litigation. These representations and warranties (except as otherwise provided in the Agreement) will not survive the Effective Date.

                               The obligations of BOF and BSS to consummate the
Reorganization are subject to the following conditions, among others: approval and adoption of the Agreement by the requisite shareholder votes of both BOF and BSS; receipt of all regulatory approvals necessary to consummate the Reorganization, none of which shall be conditioned or restricted in a manner that, in the reasonable opinion of the Board of Directors of either BOF or BSS, would so materially adversely affect the economic or business benefits of the Reorganization as to render inadvisable consummation thereof; the absence of certain proceedings before a court or other governmental body which enjoins or prohibits the Reorganization; the receipt of an opinion of counsel as to certain Federal income tax consequences of the Reorganization; and the receipt of an opinion from an independent public accountant, in form and substance satisfactory to each of BOF and BSS, that the Reorganization will qualify for pooling-of-interests accounting treatment.

                               In addition, each party's obligation to effect
the Reorganization, unless waived, is subject to performance by the other party of its obligations under the Agreement; the accuracy, in all material respects, of the representations and warranties of the other party contained therein; and the receipt of certain opinions and certificates from the other party.

Employment Agreements

                               The Agreement provides that Wenifred O. Pearce
shall remain as President and CEO of BOF and shall become President and CEO of the Holding Company, and D. Eugene Brittle shall remain as President and Chief Executive Officer of BSS and become Executive Vice President and COO of The Holding Company. Each shall receive a three-year contract of employment commencing on the Effective Date. Each such employment contract will provide for payment of an annual salary not less than such officer's base salary as of January 1, 1996.

 Regulatory Approvals

                               The Reorganization is subject, among other
things, to approval by the Federal Reserve under the BHC Act, which requires that the Federal Reserve take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve from approving the Reorganization if it would result in a monopoly or if it would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect may be substantially to lessen competition or to tend to create a monopoly, or if it would be in any other manner a restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the Reorganization are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Reorganization may not be consummated until the expiration of 15 days after such approval, pursuant to federal laws, in order to provide a period during which the Reorganization may be challenged under the federal antitrust laws.

                               The BHC Act further provides for the publication
of notice and the opportunity for administrative hearings relating to the application, and authorizes the Federal Reserve to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the regulatory approvals required for consummation of the Reorganization.

                               The Reorganization is further subject to the
approval of the FDIC and of the Bureau of Financial Institutions of the SCC, in the case of the BOF and BSS Share Exchanges. In order to grant such approvals, the FDIC and the SCC each must conclude, among other things, that the respective share exchanges will not affect detrimentally the safety or soundness of the banks involved.

                               Applications for approval of the BOF Merger, the
BSS Merger, and the creation of the Holding Company have been filed with the FDIC, the SCC and the Federal Reserve, respectively.

                               BOF and BSS are not aware of any other
governmental approvals or actions that are required for consummation of the Reorganization, except as described above. Should any such approval or action be required, it is currently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained.

Business Pending the Reorganization

                               Until consummation of the Reorganization (or
termination of the Agreement), each of BOF and BSS is obligated to operate its respective business substantially as presently operated and only in the ordinary course, and to use its best efforts to preserve intact relationships with persons having business dealings with it. In addition, until consummation of the Reorganization (or termination of the Agreement) neither BOF nor BSS, without the consent of the other, may, among other things: (a) enter into any agreement to dispose of any of its assets, except in the ordinary course of business and for adequate value; (b) make any change in its authorized capital stock, nor purchase, redeem or otherwise acquire its capital stock; (c) make any changes in its officers, directors or other key management personnel, or change their compensation or titles other than as permitted by its employee policies in the ordinary course of business; (d) enter into any benefit plan or employment or consulting agreement; or (e) declare or pay any dividend in respect of its Common Stock, except that BOF shall be permitted, prior to the Effective Date, to pay one dividend to its shareholders totalling no more than $209,000 in aggregate, and BSS shall be permitted, prior to the Effective Date, to pay one dividend to its shareholders totalling no more than $107,000 in aggregate.

Waiver, Amendment and Termination

                               At any time on or prior to the Effective Date,
any term or condition of the Agreement may be waived in writing by the party which is entitled to the benefits thereof, without shareholder approval, to the extent permitted under applicable law. The Agreement may be amended at any time prior to the Effective Date by agreement of the parties, whether before or after the Shareholder Meetings (except that the Exchange Ratios shall not be changed after approval of the Agreement by the shareholders). Any material change in the Agreement after this Joint Proxy Statement is mailed to shareholders of BOF and BSS would require a resolicitation of BOF and BSS shareholders.

                               The Agreement may be terminated by BOF or BSS,
whether before or after the approval of the Agreement by the shareholders: (a) if the Boards of Directors of BOF and BSS mutually consent thereto; (b) if the terms and conditions of either party's or both parties' obligations to effect the Reorganization as set out in the Agreement shall not have been met; (c) if the Reorganization is not consummated by October 31, 1996; or (d) if the FDIC, the Federal Reserve, or the SCC has denied approval of any part of the Reorganization. In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and the return and confidentiality of information exchanged between the parties shall survive any such termination.

Officer and Director Indemnification; Effect on Employee Benefits

                               The Agreement provides that for six years after
the Effective Date, the Holding Company shall indemnify and hold harmless present and former directors, officers, employees and agents of BOF and BSS against all losses, expenses, claims, damages or liabilities arising out of actions or omissions prior to the Effective Date to the full extent then permitted under federal or Virginia law and by the articles and bylaws of BOF and BSS in effect on the date of the Agreement. If the Holding Company or any successor shall consolidate or merge with, or transfer substantially all its assets to, another entity, proper provisions shall be made so that such entity shall assume this hold harmless and indemnification obligation.

                               After the Effective Date, both BOF and BSS will
continue their respective pension plans that provide to officers and employees those retirement benefits vested or accrued by such officers and employees prior to the Effective Date. At some point in the future, BOF and BSS intend to combine their respective pension plans, but the specifics of that combination have not yet been determined.

Resales of Holding Company Common Stock

                               All shares of Holding Company Common Stock
received by BOF and BSS shareholders in connection with the Reorganization will be freely transferable, except that Holding Company Common Stock received by persons who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of BOF or BSS may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act. For purposes of Rule 144 as applied to BOF and BSS, the directors and executive officers of BOF and BSS and the beneficial holders of five percent or more of the outstanding capital stock of each bank are the affiliates who will be subject to the resale limitations.

Accounting Treatment

                               It is anticipated that the Reorganization will be
accounted for as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, recorded assets and liabilities of BOF and BSS are carried forward at their previously recorded amounts; income of the Holding Company will include income of BOF and BSS for the entire fiscal year in which the Reorganization occurs; and the reported income of the separate entities for prior periods will be combined and restated. No recognition of goodwill in the combination is required of any party to the Reorganization.

                               For the Reorganization to qualify as a pooling of
interests, it must satisfy certain conditions, including the condition that the total cash paid by the Holding Company, pursuant to the Agreement for fractional shares and all the BOF and BSS Common Stock held by dissenting shareholders, may not exceed 10% of the value of the Holding Company Common Stock at the Effective Date. In addition, affiliates of BOF and BSS must agree that, among other things, they will not sell any BOF Common Stock or BSS Common Stock within 30 days prior to the Effective Date, nor sell any Holding Company Common Stock until such time as the Holding Company has published financial results covering at least 30 days of combined operations of BOF and BSS after the Reorganization. See "The Reorganization."

Certain Federal Income Tax Matters

                               Set forth below is a discussion of the material
federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code") to BOF and BSS shareholders who receive Holding Company Common Stock solely in exchange for BOF or BSS Common Stock as a result of the Reorganization, and to BOF and BSS shareholders who receive cash for their shares in lieu of fractional shares or upon exercise of dissenters' rights. The discussion does not deal with all aspects of federal taxation that may be relevant to particular BOF or BSS shareholders. In view of the individual nature of tax consequences, BOF and BSS shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reorganization, including the applicability of federal state, local and foreign tax laws.

Neither BOF nor BSS has requested a ruling from the Internal Revenue Service ("IRS") in connection with the Reorganization. To meet a condition to consummation of the Reorganization, BOF and BSS will receive from Mays & Valentine, counsel to the Holding Company, an opinion as to certain of the federal income tax consequences of the Reorganization. Such opinion is neither binding on the IRS nor does it preclude the IRS from adopting a contrary position. In the opinion of counsel, the Reorganization will constitute a tax-free reorganization under Section 368 of the Code if consummated in the manner set forth in the Agreement. Accordingly, among other things, in the opinion of such counsel:

           1.        The Reorganization will be a
           reorganization within the meaning of Section 368 of the Code;

           2.        No gain or loss will be recognized by
           BOF or BSS as a result of the Reorganization;

           3.        No gain or loss will be recognized by
           the BOF or BSS shareholders who receive shares of Holding Company Common Stock pursuant to the
           Reorganization;

           4. The aggregate tax basis of the Holding Company Common Stock received by each BOF or BSS shareholder will equal the aggregate tax basis of the stock surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which a shareholder receives cash); and

           5.        The holding period for the Holding
           Company Common Stock received by each BOF or BSS shareholder in exchange for BOF or BSS Common Stock will include the period for which such shareholder held the common stock exchanged therefor, provided such Common Stock is a capital asset in the hands of such holder at the Effective Date.

                               Any cash received by shareholders as a result of
the exercise of their dissenters' rights or in lieu of fractional shares could result in taxable income to the shareholders. The receipt of such cash generally will be treated as a sale or exchange of the stock, resulting in capital gain or loss measured by the difference between the cash received and an allocable portion of the basis of the stock relinquished. In certain limited circumstances, however, the receipt of such cash may be treated as a dividend and taxed as ordinary income. Shareholders should consult their own tax advisors concerning proper treatment of such cash amounts.

Rights of Dissenting Shareholders

                               A shareholder of BOF or BSS Common Stock who
objects to the Share Exchange (a "Dissenting Shareholder") and who complies with provisions of Article 15 of Title 13.1 of the Virginia SCA ("Article 15") may demand the right to receive a cash payment, if the Share Exchange is consummated, for the fair value of his or her stock immediately before the Share Exchange Effective Date, exclusive of any appreciation or depreciation in anticipation of the Share Exchange unless such exclusion would be inequitable. In order to receive payment, a Dissenting Shareholder must deliver to BOF or BSS, as the case may be, prior to the Annual Meeting a written notice of intent to demand payment for his or her shares if the Share Exchange is consummated (an "Intent to Demand Payment") and must not vote his or her shares in favor of the Share Exchange. The Intent to Demand Payment should be addressed as follows: in the case of BOF, to Wenifred O. Pearce, President, The Bank of Franklin, 100 East 4th Avenue, Franklin, Virginia 23851; and in the case of BSS, to D. Eugene Brittle, President, The Bank of Sussex and Surry, 205 Railroad Avenue, Wakefield, Virginia 23888. A VOTE AGAINST THE SHARE EXCHANGE WILL NOT ITSELF CONSTITUTE SUCH WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT.

                               A shareholder of record of BOF or BSS Common
Stock may assert dissenters' rights as to fewer than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies BOF or BSS, as the case may be, in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders. A beneficial shareholder of BOF or BSS Common Stock may assert dissenters' rights as to shares held on his behalf by a shareholder of record only if (i) he submits to BOF or BSS, as the case may be, the record shareholder's written consent to the dissent not later than the time when the beneficial shareholder asserts dissenters' rights, and (ii) he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                               Within 10 days after the Effective Date, BOF and
BSS are required to deliver a notice in writing (a "Dissenter's Notice") to each Dissenting Shareholder who has filed an Intent to Demand Payment and who has not voted such shares in favor of the Share Exchange. The Dissenter's Notice shall
(i) state where the demand for payment (the "Payment Demand") shall be sent and where and when stock certificates shall be deposited; (ii) supply a form for demanding payment; (iii) set a date by which BOF or BSS, as the case may be, must receive the Payment Demand; and (iv) be accompanied by a copy of Article
15. A Dissenting Shareholder who is sent a Dissenter's Notice must submit the Payment Demand and deposit his or her stock certificates in accordance with the terms of, and within the time frames set forth in, the Dissenter's Notice. As a part of the Payment Demand, the Dissenting Shareholder must certify whether he or she acquired beneficial ownership of the shares before or after the date of the first public announcement of the terms of the proposed Share Exchange (the "Announcement Date"), which was January 25, 1996. BOF and BSS will specify the Announcement Date in the Dissenter's Notice.

                               Except with respect to shares acquired after the
Announcement Date, BOF or BSS, as the case may be, shall pay a Dissenting Shareholder the amount BOF or BSS estimates to be the fair value of his or her shares, plus accrued interest. Such payment shall be made within 30 days of receipt of the Dissenting Shareholder's Payment Demand. As to shares acquired after the Announcement Date, BOF and BSS are only obligated to estimate the fair value of the shares, plus accrued interest, and to offer to pay this amount to the Dissenting Shareholder conditioned upon the Dissenting Shareholder's agreement to accept it in full satisfaction of his or her claim.

                               If a Dissenting Shareholder believes that the
amount paid or offered by BOF or BSS, as the case may be, is less than the fair value of his or her shares, or that the interest due is incorrectly calculated, that Dissenting Shareholder may notify BOF or BSS, as the case may be, of his or her own estimate of the fair value of his shares and amount of interest due and demand payment of such estimate (less any amount already received by the Dissenting Shareholder) (the "Estimate and Demand"). The Dissenting Shareholder must notify BOF or BSS, as the case may be, of the Estimate and Demand within 30 days after the date the bank makes or offers to make payment to the Dissenting Shareholder.

                               Within 60 days after receiving the Estimate and
Demand, BOF or BSS, as the case may be, must either commence a proceeding in the appropriate circuit court to determine the fair value of the Dissenting Shareholder's shares and accrued interest, or BOF or BSS must pay each Dissenting Shareholder whose demand remains unsettled the amount demanded. If a proceeding is commenced, the court must determine all costs of the proceeding and must assess those costs against BOF or BSS, except that the court may assess costs against all or some of the Dissenting Shareholders to the extent the court finds that the Dissenting Shareholders did not act in good faith in demanding payment of the Dissenting Shareholder's Estimates.

                               The foregoing discussion is a summary of the
material provisions of Article 15. Shareholders are strongly encouraged to review carefully the full text of Article 15, which is included as Appendix B to this Joint Proxy Statement. The provisions of Article 15 are technical and complex, and a shareholder failing to comply strictly with them may forfeit his Dissenting Shareholder's rights. Any shareholder who intends to dissent from the Share Exchange should review the text of those provisions carefully and also should consult with his attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to BOF and BSS shareholders, except as indicated above or otherwise required by law.

                               Any Dissenting Shareholder who perfects his right
to be paid the fair value of his shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code. See "The Share Exchange-Certain Federal Income Tax Consequences."

Certain Differences in Rights of Shareholders

                               BOF and BSS are state-chartered banks subject to
the supervision and regulations of the FDIC and provisions of the Virginia SCA and the Virginia Banking Act. The two banks will continue after consummation of the Reorganization to operate in substantially the same manner as before the Reorganization and will remain subject to those same statutes and regulations. The Holding Company, however, as a federal bank holding company and a Virginia financial institutions holding company, will be subject to the BHC Act, the Virginia SCA, and the Virginia Financial Institutions Holding Companies Act.

                               Shareholders of BOF and BSS, whose rights are
governed by the Articles of Incorporation and Bylaws of BOF or BSS, respectively, will, upon consummation of the Reorganization, become shareholders of the Holding Company. The rights of the former BOF and BSS shareholders will then be governed by the Articles of Incorporation and Bylaws of the Holding Company.

                               There are no material differences between (i) the
rights of a BOF shareholder under the relevant statutes and regulations and the BOF Articles of Incorporation and Bylaws; (ii) the rights of a BSS shareholder under the relevant statutes and regulations and the Articles of Incorporation and Bylaws of BSS; and (iii) the relevant statutes and regulations and Holding Company Articles of Incorporation and Bylaws, except as disclosed in the section "Comparative Rights of Shareholders."

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

Stock Information

                               Neither BOF nor BSS Common Stock is registered on
any exchange, traded in the over-the-counter market or quoted by NASDAQ. Sporadic sales of each stock occur from time to time on a local basis. Accordingly, there is no established public market for either stock and the volume of trading has been insufficient to establish a meaningful market price.

                               The following table shows the predominant
quarterly prices of which BOF and BSS have knowledge and dividend information for 1994 and 1995 and portions of the first quarters of 1996:

                                                        BOF                            BSS

                                         Market Price          Dividends    Market Price           Dividends
                                    High                Low                 High            Low

1994:
       First Quarter                $30.30            $27.50    $1.00     $32.50          $32.50        $.65
       Second Quarter                31.00             30.50      -        33.00           35.25           -
       Third Quarter                 32.00             31.00      -          -               -             -
       Fourth Quarter                32.00             32.00      -          -               -             -

1995:
       First Quarter                 33.00             32.00     1.10        -             -               -
       Second Quarter                41.00             35.00      -          -             -               -
       Third Quarter                 41.00             40.00      -          31.00         31.00           -

1996: (1)(2)

      First Quarter                  45.00             45.00     1.10          -             -           $.35(3)

- ------------------

(1) To the best knowledge of BOF, 12 trades have occurred since the beginning of the year involving a total of 2,368 shares. The sales price for all such trades was $45.00 per share.





(2) To the best knowledge of BSS, one trade has occurred since the beginning of the year - on or about April 19, 1996, 100 shares were traded at $30.00 share.


(3) It is anticipated that BSS will pay a dividend of no more than $107,000 in May, 1996.

                               At the close of business on March 31, 1996, there
were 801 shareholders of record of BOF Common Stock and 231 shareholders of record of BSS Common Stock.

Dividend Policy

                               BOF pays dividends in February of each year,
whereas BSS pays dividends in November of each year. It is anticipated that the Holding Company will pay semi-annual dividends in February and August of each year. The amount of dividends paid following consummation of the Reorganization will be adjusted for the BOF Exchange Ratio of 4.806 shares of Holding Company Common Stock for each share of BOF Common Stock, and the BSS Exchange Ratio of
3.0 shares of Holding Company Common Stock for each share of BSS Common Stock.

                               The proforma equivalent annual basis of the
dividend paid by the respective banks in 1995 is $0.23 per share. If the Reorganization had been effected in 1995, no shareholder of BOF or BSS would have received less in dividends as a Holding Company shareholder than they actually received as a shareholder of BOF or BSS. By the Effective Date, both BOF and BSS will have paid at least one half of their projected 1996 annual dividends to shareholders. Accordingly, the Holding Company is expected to pay a dividend not less than the $0.12 per share in the second half of this year, an amount that will ensure that Holding Company shareholders receive no less in 1996 dividend payments than they would have received as shareholders of BOF or BSS. In fact, the Holding Company hopes to increase its semi-annual dividend later this year or next year, possibly by as much as 30%, depending on financial projections, amounts available, and advice from independent financial advisors. The Holding Company plans to continue paying its dividend semi-annually in 1997 and for the foreseeable future. See "Comparative Stock Prices and Dividends" for a discussion of the Holding Company's anticipated dividend policy subsequent to the Reorganization.

                               The final determination of the timing, amount and
payment of dividends by the Holding Company after the Reorganization is at the discretion of the Holding Company Board of Directors and will depend primarily on the earnings of BOF and BSS, their financial condition and other factors, including general economic conditions and applicable government regulations and policies. See "Description of Holding Company Capital Stock."

                 ELECTION OF DIRECTORS OF THE BANK OF FRANKLIN

                               There are eleven directors of BOF, divided into
three classes, Class A, Class B and Class C, to be elected on a staggered basis for three year terms. Occasionally due to death or resignation of a director, directors must be elected to serve for less than a full three year term. Class A contains three directors, two of whom were elected by the vote of a majority of a quorum of the stockholders entitled to vote at the 1993 annual meeting of shareholders to serve until the annual meeting of stockholders in 1996 and until their successors are elected and one of whom was elected by the vote of a majority of a quorum of the stockholders entitled to vote at the 1994 annual meeting of shareholders to serve until the annual meeting of stockholders in 1996 and until his successor is elected. Class B contains four directors who were elected to serve until the annual meeting of stockholders in 1997 and until their successors are elected. Class C contains four directors who were elected to serve until the annual meeting of stockholders in 1998 and until their successors are elected. The three Class A directors have been nominated for election by the vote of a majority of a quorum of the shareholders entitled to vote at this 1996 Annual Meeting to serve until the annual meeting of stockholders in 1999 and until their successors are elected. All of the nominees are presently directors of BOF.

                               Each of the nominated directors has agreed to
serve and, so far as management is aware, will serve if elected. If any of the nominated directors is unable to serve, the proxies will be voted at the discretion of those named therein for a substitute selected by the Board of Directors.

                               Certain information concerning the nominees for
election at the annual meeting as Class A directors is set forth below, as well as certain information about Class B and Class C directors, who will continue in office after the annual meeting until consummation of the Reorganization or, if the Reorganization is not consummated, the 1997 and 1998 annual meeting of shareholders, respectively.




                                                                                            Amount and Nature of
                                   Served as            Principal                           Beneficial Ownership
          Name                     Director          Occupation During                      as of March 31, 1996
          and Age                  Since             Past Five Years                        (Percent of Class) (1)

                                                CLASS A DIRECTORS NOMINEES
                                              To Serve Until 1999, if Elected

Hunter Darden , Jr. (73)           1971                      Retired,                             1,066(2)
                                                              Farmer                                  *

Wenifred O. Pearce (54)            1994                  President and                              546
                                                     Chief Executive Officer                          *
                                                     of The Bank of Franklin;
                                                  formerly, Regional President,
                                                   Hampton Roads Region - First
                                                    American Bank of Virginia

J. D. Spivey (69)   1991                                  Retired, Vice                           1,066(3)
                                                     President of Southampton                         *
                                                        Tractor, Co., Inc.









                                                                                            Amount and Nature of
                                   Served as           Principal                            Beneficial Ownership
          Name                     Director          Occupation During                      as of March 31, 1996
          and Age                  Since             Past Five Years                        (Percent of Class) (1)


                                                     CLASS B DIRECTORS
                                                    To Serve Until 1998

Charles F. Kingery (71)            1971                      Retired,                             2,283
                                                            Pharmacist                            (1.20%)

James H. Lee, III (49)             1992                   President,                              18181(4)
                                                          John H. Lee &                            9.55%
                                                        Son, Inc., highway
                                                            contractor

John A. Murray (75)                1971                      Retired,                              2775(5)
                                                            Physician                              1.46%

Harvey G. Pope (76)                1988                    Consultant,                            1,848(6)
                                                        Hancock Peanut Co.                         *
                                                        (former President)


                                                     CLASS C DIRECTORS
                                                    To Serve Until 1999

Durwood V. Scott (51)              1992                     President,                             1,070(7)
                                                       Scott & Associates,                         *
                                                             realtors

Marion G. Smith (57)               1971                    Consultant,                             1,050
                                                   Whitley Peanut Factory, Inc.                    *


F.Bruce Stewart (56)               1988                    Attorney,                               2,450(8)
                                                        Stewart & Stewart,                          1.29%
                                                         attorneys at law



Wesley F. Wills (69)               1971                     Retired,                                 975(9)
                                                           Realtor and                              *
                                                         Insurance Agent

All Directors and all                                                                             35,106(10)
 Officers as a Group                                                                               18.45%

- -------------------
*    Less than one percent.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2)  Includes 66 shares owned by son, Hunter Darden, III.

(3)  Includes 666 shares owned as joint tenants with spouse.

(4) Includes 15,500 shares owned John H. Lee & Son, Inc. of which he is President, 83 shares owned by father, James H. Lee, Jr, and 524 shares each owned by children, J. H. Lee, IV and Courtney Lee.

(5) Includes 820 shares owned by spouse, 100 shares owned by son, John A. Murray, Jr., and 255 shares owned by son, Michael Murray.

(6)  Includes 66 shares owned by spouse.

(7)  Includes 10 shares owned by son, S. Dane Scott, and 10 shares owned by son,
     T. Dale Scott.

(8) Includes 30 shares each owned by children, Emily Stewart and Peter Stewart and 1,350 shares owned by father, Fred C. Stewart.

(9) Includes 126 shares owned by spouse, 50 shares owned jointly with spouse, 130 shares owned by son, Ellis Wills, 10 shares owned by son, Allen Wills, 10 shares owned by granddaughter, Michelle Virginia Reed, and 10 shares owned by granddaughter, Lauren A. Wills.

(10) Includes 200 shares owned jointly by Kathleen B. Perry, Vice-President and her son; 66 shares owned by Wayne C. Carruthers, Senior Vice-President; and 1,530 shares owned by Jerry R. Bryant, former President.

                               There are no directorships held by any director
in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                               There have been no involvements in any legal
proceeding by any director or executive officer of BOF during the past five years which are material to an evaluation of the ability or integrity of any such director or executive officer.

Board Committees

                               BOF has nine standing committees, the Nominating
Committee, the Executive Committee, the Loan Committee, the Audit and Investment Committee, the Personnel Committee, the Building and Grounds Committee, the Public Relations Committee, the Strategic Planning Committee and the Business Development Committee.

                               The Nominating Committee consists of all members
of the Board of Directors. This committee met once in 1995 and once in 1996 and nominated the directors whose names are set forth on the notice of meeting, proxy and this proxy statement. In order for other nominations to be made at an annual meeting, a stockholder must notify management of the stockholder's intention to make such nomination at least 60 days prior to such annual meeting and comply with the procedures set forth in Article I Stockholders Section 10 of the bylaws of BOF.

                               The Executive Committee consists of the Chief
Executive Officer and two or more members of the Board of Directors designated by the Board of Directors to act thereon. Messrs. Murray, Pearce, Stewart and Darden served on this committee from January 1, 1995 to May 8, 1995 and Messrs. Pope, Pearce, Stewart and Darden served on this committee from May 8, 1995 through December 31, 1995 and to the present. This committee to the extent permitted by law and delegated to it by the Board of Directors may exercise all of the powers of the Board of Directors. The committee recommends changes in the general policy of BOF to the Board of Directors. The committee also considers and makes decisions on issues which arise between meetings of the Board of Directors. This committee met two times per week in 1995. All the other directors meet with this committee on a revolving basis.

                               The Loan Committee members are appointed by the
Board of Directors. The committee considers loan applications for loans exceeding the lending authority of loan officers submitted to BOF by prospective borrowers. The same directors served on the Loan Committee that have served on the Executive Committee during 1995 and to the present. This committee met two times per week in 1995. All the other directors meet with this committee on a revolving basis.

                                              - 37 -



        The Personnel Committee members are appointed by the Board of Directors. The committee considers personnel policies, salaries, bonuses, deferred compensation plans, profit-sharing plans, insurance, etc. of officers, employees and board members. Messrs. Darden, Wills, Scott, Spivey, Murray, Smith and Pearce served on this committee from January 1, 1995 to May 8, 1995 and Messrs. Darden, Wills, Scott, Spivey, Stewart and Pearce served on this committee from May 8, 1995 through December 31, 1995 and to the present. This committee met eight times in 1995.

        The Audit and Investment Committee members are appointed by the Board of Directors. The committee meets with independent accountants, reviews the annual audit, financial reporting and accounting procedures, policies and controls and makes recommendations pertaining thereto to the Board of Directors. It also reviews bank investments and makes recommendations pertaining thereto to the Board of Directors. Messrs. Kingery, Pope, Smith, Spivey, Lee, Pearce and Bryant served on this committee from January l, 1995 to May 8, 1995 and Messrs. Smith, Spivey, Kingery and Pearce served on this committee from May 8, 1995 through December 31, 1995 and to the present. This committee met one time in 1995.

        The Building and Grounds Committee members are appointed by the Board of Directors. The committee makes periodic inspections of BOF's buildings and grounds and furnishings and makes recommendations as to repair, replacement, etc. to the Board of Directors. Messrs. Pearce, Wills, Bryant and Pope served on this committee from January l, 1995 to May 8, 1995 and Messrs. Lee, Scott, Wills and Pearce served on this committee from May 8, 1995 through December 31, 1995 and to the present. This committee met one time in 1995.

        The Public Relations Committee members are appointed by the Board of Directors. The committee handles public relations, stockholders relations and advertising. It meets with representatives from newspaper, radio and television in order to coordinate BOF's advertising campaign, and allocates budgeted funds among the media. Messrs. Kingery, Scott, Spivey, Lee and Pearce served on this committee from January l, 1995 to May 8, 1995 and Messrs. Kingery, Scott, Spivey and Pearce served on this committee from May 8, 1995 through December 31, 1995 and to the present. This committee met one time in 1995.

        The Strategic Planning Committee members are appointed by the Board of Directors. The committee was formed in 1994 and engages in strategic and long-range planning and makes recommendations to the Board of Directors on expansion, acquisitions, mergers, etc., Messrs. Darden, Murray, Pope, Stewart and Pearce served on this committee during 1995 and to the present. This committee met one time in 1995.

        The Business Development Committee members are appointed by the Board of Directors. The committee develops plans and strategies for attracting new business to BOF. Messrs. Scott, Lee and Kingery served on this committee in 1995 and to the present. The committee did not meet in 1995.

        The Board of Directors meets monthly. There were twelve regular scheduled meetings in 1995, an organizational meeting after the last annual stockholders' meeting and two special meetings. Each director currently serving on the Board of Directors attended 75% or more of the meetings of the Board of Directors and committees on which he served in 1995.

Compensation of Directors and Attendance

        Each director except the Chief Executive Officer is compensated for all services rendered throughout the year in the amount of $200.00 per meeting plus $40.00 per committee meeting attended which is one hour or more in duration. The Chief Executive Officer is compensated for Board of Directors' meetings, but not committee meetings. All incumbent directors attended at least 75% of the aggregate number of meetings held by the board and meetings of committees on which they served.

         THE BOARD OF DIRECTORS OF THE BANK OF FRANKLIN RECOMMENDS THE
          SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS
             ELECTION OF DIRECTORS OF THE BANK OF SUSSEX AND SURRY

        The Bank of Sussex and Surry is divided into three classes (I, II, and III). The term of office for Class II directors will expire at the annual meeting. The three persons named immediately below, each of whom currently serves as directors of BSS, will be nominated to serve as Class II directors. If elected, the three nominees will serve until the merger is consummated or, if the merger is not consummated, for terms of three years until the 1999 annual meeting. See "The Reorganization-Management and Operations After the Reorganization" for information concerning the composition of the board of directors after consummation of the merger. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The BSS board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve the proxies may exercise discretionary authority to vote for substitutes proposed by the BSS board.

        Certain information concerning the nominees for election at the annual meeting as Class II directors is set forth below as of December 31, 1995, as well as certain information about Class I and Class III directors, who will continue in office after the annual meeting until consummation of the merger or, if the merger is not consummated, the 1997 and 1998 annual meeting of shareholders, respectively.


                                                                Amount and Nature of
                             Served as       Principal          Beneficial Ownership
Name                          Director    Occupation During     As of March 31, 1996
and Age                        Since       Past Five Years      (Percent of Class) (1)

                                          CLASS II DIRECTORS NOMINEES
                                       To Serve Until 1999, if Elected

Gregor O. Huber, 76          1972          Retired CEO,                   4,640 (2)
                                           The Bank of                     1.52%
                                           Sussex and Surry

William B. Savedge, 47       1995          Vice President                 1,840 (3)
                                           - Manry Rawls                        *
                                           Corporation

J. Russell West, 70          1970          Owner - Ivor                  19,325 (4)
                                           Furniture Company               6.34%


                                                                        Amount and Nature of
                                                                        Beneficial Ownership
                        Served as                Principal              as of March 31, 1996
Name                    Director              Occupation During         as of March 31,
and Age                  Since                 Past Five Years       (Percent of Class) (1)

                                               CLASS I DIRECTORS
                                              To Serve Until 1998

Jack P. Bain, 72             1947              Chairman, The Bank       66,145 (5)
                                               of Sussex and             21.69%
                                                  Surry,
                                             1994 - Present;
                                             Private Investor

L. Ashby Brantley, 86        1947              Vice Chairman, The        5,020 (6)
                                                Bank of Sussex            1.65%
                                                   and Surry -
                                                 1993 - Present;
                                                   Farmer

D. Eugene Brittle, 46        1986              President and Chief       1,000 (7)
                                                 Executive Officer,         *
                                                The Bank of Sussex
                                                and Surry, Chief
                                                Executive Officer
                                              since 1986 & President
                                                  1994 - Present

                                               CLASS III DIRECTORS
                                               To Serve Until 1997
J. Philip Bain, Jr., 32      1988              Stockbroker -            21,675
                                              Davenport and               7.11%
                                                 Company

Jack Beale, 70               1983                Farmer                  1,540 (8)
                                                                            *

A. Meredith Felts, 69        1986                Farmer                  1,490 (9)
                                                                            *

All directors and                                                      124,385
executive officers                                                       40.79%
as a group

*  Represents less than 1% of total outstanding shares

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities
     Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.


(2)  Includes 200 shares held jointly with spouse.

(3)  Includes 300 shares held jointly with niece.

(4)  Includes 200 shares held jointly with spouse.

(5) Includes 33,332 shares held individually by spouse, Hannah B. Bain, to which Mr. Bain disclaims beneficial ownership; 6,000 shares held in trust for the benefit of his daughter for which Mr. Bain is trustee; and 7,960 shares held by Mr. Bain as trustee under-the-will of Robert
     F. Bain, Jr.

(6) Includes 200 shares held by L. A. Brantley, Inc., of which Mr. Brantley is a principal.

(7)  Includes 200 shares held jointly with spouse.

(8) Includes 600 shares held jointly with spouse; and 140 held jointly with son.



(9)  Includes 190 shares held jointly with spouse.

Board Committees

                               The board of directors does not have a separate
nominating committee. The entire board acts in this capacity. The board reviews, on an as needed basis, the qualifications of candidates for membership to the board. Following appropriate review, the board ascertains the willingness of selected individuals to serve and extends invitations to serve as board members.

                               The board of directors has the following
committees:

                               Loan Committee.  The loan committee meets
generally on a weekly basis and evaluates loan applications by borrowers and acts upon same. In addition, the committee reviews policies and guidelines for the lending function of BSS.

                               Pension Committee.  The pension committee reviews
on a periodic basis the adequacy of BSS's retirement plans in keeping with the board of directors' objectives with regard to providing for the retirement benefits of BSS employees. This committee also reviews BSS's defined benefit pension plan with regard to its funding status, benefit formulas, and asset value and distribution.

                               Audit Committee.  The audit committee met one
time during 1995 and consists of the following non-employee directors: Jack Beale, A. M. Felts, and J. Philip Bain, Jr. The audit committee reviews financial reports of BSS and each of its affiliates. The audit committee also is charged with reporting to the board of directors the results of internal audit activities and management's response to audit recommendations.

                               Personnel Committee.  The personnel committee
meets on an as-needed basis to consider such personnel matters as may be deemed appropriate. The committee considers management and employee performance on an annual basis and recommends compensation to the board of directors after considering various factors, primarily, bank performance, condition of the local economy, response to the needs of BSS, past salary and salary paid to other officers and employees of banks of similar size in the region.

                               Strategic Planning and Branch Research and
Development Committee. The strategic planning and branch research and development committee is responsible for evaluating the performance of all aspects of BSS and developing strategy, plans and goals to meet the overall strategic objective of BSS in order to maximize return to its shareholders. Part of the committee's function is to also evaluate and determine areas of future growth and branch development.

                               Loan Review Committee.  The loan review
committee's function is to review, on an annual basis, the bank's loan portfolio with respect to credit quality and adequate documentation. The committee also evaluates trends that may be present with regard to the bank's portfolio and makes recommendations to the board of directors.

                               Building Committee.  The building committee's
function is to determine and plan for capital improvements to the bank's physical facilities as well as to facilitate new branch and office construction, renovation or expansion.

                               Investment and Asset-Liability Committee.  This
committee serves in the dual capacity of reviewing the bank's securities activities and procedures as well as the bank's asset-liability management function. The committee evaluates the bank's investment policy with respect to its adequacy in establishing sound investment procedures to be followed by management and is also charged with the responsibility of reviewing securities activities, security firms with whom management is authorized to do business, and limits on amounts and types of transactions involved in the bank's securities activities. The committee approves and reviews periodically the investment portfolio and accounting systems and market evaluations systems to be used to generate monthly reports.

                               With regard to asset-liability management, the
committee is charged with the development of an asset-liability management process and related procedures; the establishment of a monitoring and reporting system; development of asset-liability strategies and tactics; submission of a formal report to the board quarterly; overseeing the maintenance of a management information system which supplies on a timely basis, the information and data necessary for the committee to fulfill its role as a planner and asset-liability manager.

Certain Relationships
                               J.P. Bain, a director of the BSS who owned
individually as of the date of this proxy statement 10.76% of the outstanding shares of common stock of BSS, is married to Hannah B. Bain, who as of the same date individually owned 10.93% of the outstanding shares. Together, they beneficially own 66,145 shares, or 21.7% of the outstanding shares of BSS. See "Description of Holding Company Capital Stock" for additional information regarding their beneficial ownership currently, and following the Reorganization.


Compensation of Directors and Attendance

                               The BSS directors' receive fees as follows:
Chairman - $600 monthly; members of the loan committee - $400 monthly; all other members - $150 monthly. The board of directors held nineteen meetings during the last fiscal year. All incumbent directors attended at least 75% of the aggregate number of meetings held by the board and meetings of committees on which they served with the exception of Mr. Savedge who joined the board in July, 1995.

       THE BOARD OF DIRECTORS OF THE BANK OF SUSSEX AND SURRY RECOMMENDS
        THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS

                  INFORMATION CONCERNING THE BANK OF FRANKLIN

General

                               The Bank of Franklin was organized and chartered
under the laws of the Commonwealth of Virginia on July 8, 1970 and commenced operations on February 4, 1971. BOF is a State nonmember bank. Its deposits are FDIC insured, and the bank is subject to supervision, examination, and regulation of the FDIC and the Virginia Bureau of Financial Institutions. BOF provides a wide range of financial services, principally to individuals and to small and medium-sized businesses, including individual and commercial demand, savings, and time deposit accounts, commercial, agricultural and consumer loans, credit cards, traveler checks, safe deposit facilities, ATM services, sales of United States Savings Bonds, collection items and official checks.

                               BOF operates five full service banking offices,
two in the City of Franklin, one each in the City of Suffolk (Holland) and Towns of Courtland and Newsoms. BOF also has an ATM facility located at the College Drive Office, located on College Drive in the City of Franklin.

                               BOF's Main Office and College Drive branch, both
of which are located in the City of Franklin, compete with branches of regional and super-regional banks, another community bank, and a large credit union. BOF's Courtland branch, opened in June 1988, shares this market with a branch of a community bank holding company. BOF's Newsoms Office in Newsoms and Holland Office in the Holland area in the City of Suffolk are the only banking facilities in these areas. The Bank's primary market area encompasses the City of Franklin, Southampton County, Isle of Wight County, and environs. The economy is predominantly rural in nature with agriculture, timber, small business and local governments providing the majority of economic activity.

Properties and Employees

                               BOF's main office is located at 100 East Fourth
Avenue in Franklin, Virginia. The College Drive branch office is located at 201 North College Drive, Franklin, Virginia; the Courtland branch is located at Shands Shopping Center, Courtland, Virginia; the Newsoms branch at 22334 General Thomas Highway, Newsoms, Virginia; and the Holland branch at 6617 Holland Road, Suffolk, Virginia. Other properties owned include three two-story houses located at 403, 405 and 407 Middle Street, Franklin, Virginia. The houses are held for rental purposes and possible further expansion. The properties are rented to individuals for living quarters. The bank also owns a parcel of land and a twocar garage located at 200 East Fourth Avenue, Franklin, Virginia. The bank has retained this property for storage and employee parking and may use this property for future expansion.

                               As of December 31, 1995, BOF had the equivalent
of 41 full-time employees. None of its employees are represented by any collective bargaining unit. BOF considers relations with its employees to be good.

Competition

                               The banking industry is competitive in BOF's
market area. There are approximately five banking institutions engaged in business in the general area in which BOF operates, including one community bank, one credit union, and four state-wide banking organizations. Also in this general market area, is a Farm Credit Bank, which is highly competitive in the agricultural loan market. BOF encounters competition for deposits and loans from the aforementioned competitors in the area in which it operates as well as credit unions and finance companies. In addition, BOF must compete for deposits with Money Market mutual funds which are marketed nationally, insurance brokers and local offices of stock brokerage firms.

                               BOF is not dependent upon an individual customer,
or segment of customers, the loss of which would have a material adverse impact on its operations.

Securities Ownership of Certain Beneficial Owners

                               The following table sets forth, as of March 31,
1996, the number and percentage of shares of Common Stock of BOF held by persons known by BOF to be the owners of more than five percent of the bank's issued and outstanding Common Stock, and each of the executive officers of the company not otherwise named in the beneficial ownership table related to the nominees and incumbent directors of the bank.


Name and Address             Amount and                      Resulting
of Beneficial                Nature of      Percent of      Ownership of      Percent of
Owner(1)(2)                 Ownership        Class (3)     Holding Company     Class (3)
J. H. Lee & Sons, Inc.,     18,181(3)          9.6%             87,377          4.8%
a Virginia corporation
Courtland, Virginia

Wayne C. Carruthers             66               *                 317           *
Chesapeake, Virginia

Katherine B. Perry             200(3)            *                 961           *
Franklin, Virginia

* Constitutes less than 1% of the outstanding common stock of BOF and Holding Company.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2)                            Other executive officers of BOF are Kyle R.
                               Purvis, Jr., James H. O'Berry, and G. Ronald
                               West, none of whom beneficially owns shares of the bank.

(3)                            Includes 1,550 shares owned by J. H. Lee, III;
                               524 shares owned by J. H. Lee, IV; 524 shares owned by Courtney Lee; and 83 shares owned by J.
                               H. Lee, Jr.

Executive Officers

                The following table sets forth certain information concerning the executive officers of BOF.



Name (and Age)                                     Present Position
W. O. Pearce (54)                                  Chief Executive Officer of BOF since 1994.

Wayne C. Carruthers (49)                           Senior Vice President of BOF; Senior Vice President of Operations since
                                                   1995

Kyle R. Purvis, Jr. (49)                           Senior Vice President of BOF since 1987; Senior Loan Officer since 1995

James H. O'Berry (48)                              Vice President of BOF since 1995 and Manager of the
                                                   Courtland and Newsoms offices since 1995.


Katherine B. Perry (37)                            Vice President of BOF since 1978 and Internal Auditor since 1990.

G. Ronald West (47)                                Assistant Vice President of BOF since 1977 and
                                                   Compliance Officer since 1990.


                               Executive Compensation.  The following table sets
forth the compensation of BOF's President and Chief Executive Officer, Mr. Pearce, for the fiscal years ended December 31, 1995 and 1994. No officer received in excess of $100,000 for such year. Mr. Pearce received no stock options or warrants in any of the reported years.


                           Summary Compensation Table

Name and Principal                                                            All Other
Position                      Year(1)       Salary            Bonus        Compensation(2)
Wenifred O. Pearce            1995          $82,475(3)          $4,478         $8,594(4)
Chief Executive               1994          $80,850             $0             $8,292(4)
Officer and President


(1) Mr. Pearce began his employment with the bank on February 1, 1994.

(2) Amounts shown include $7,500 for each of 1995 and 1994 relating to contributions by the bank on behalf of Mr. Pearce under the bank's deferred compensation plan. See "Deferred Compensation and Profit-Sharing Plans" below.

(3)                            Amount shown includes $2,375 of directors' fees.

(4) Amounts shown include premiums paid for group life insurance policies as reported for federal income tax purposes.

Employment Contract

                               On January 19, 1994, BOF entered into an
employment agreement with Mr. Pearce pursuant to which Mr. Pearce serves as Chief Executive Officer of BOF commencing on February 1, 1994 and renewing annually, unless either party gives the other party at least 90 days' written notice of the intention not to renew the agreement. The agreement provides that Mr. Pearce was paid a base salary of $75,000 in 1995 and that in each subsequent year he will receive not less than the previous year's base pay. In addition, BOF provides Mr. Pearce health and similar plans made available from time to time by BOF to its employees, and Mr. Pearce is entitled to participate in any pension, profit sharing and employee stock ownership plans of BOF if and when such plans, or any of them, are adopted by BOF for the benefit of employees of BOF. The agreement also provides other typical provisions including an agreement to enter into a deferred compensation arrangement with Mr. Pearce which provides for $7,500 to be invested on his behalf by BOF on an annual basis.

                               The agreement provides that it may be terminated
by either party as of the end of any calendar month by the giving of at least 90 days' prior written notice. In the event that BOF terminates Mr. Pearce's employment without cause, Mr. Pearce is entitled to one year's base salary at the current year's rate from the date of termination. The agreement also provides that it will terminate automatically upon Mr. Pearce's conviction of certain crimes in which event he will not be entitled to any salary payments after such termination. In the event of disability, Mr. Pearce shall continue to receive his agreed salary for 90 days after which he shall have been deemed to have terminated his employment and shall be entitled only to receive disability benefits as provided under any contract of disability insurance as may be provided by BOF.


                               The agreement provides that if BOF is sold or
merged, Mr. Pearce shall be entitled to a lump sum payment equal to twice his most recent year's salary in the event that he is not retained by BOF or its successor in a comparable position and salary for a minimum of 12 months. The same provisions apply in the event that Mr. Pearce is dismissed by BOF and BOF is sold or merged within six months of the dismissal. The consummation of the Reorganization will not trigger the "sale or merger," commonly known as "change of control," provisions of Mr. Pearce's agreement. However, in the event that such provisions had been triggered, as of May 1, 1996, Mr. Pearce would have been entitled to receive approximately $165,000.

 Employee Benefit Plans

                               Deferred Compensation and Profit-Sharing Plans
BOF maintains deferred compensation and retirement arrangements with certain officers. The Bank's current policy is to accrue the estimated amounts to be paid under the contracts.

                               The Bank of  Franklin has a profit-sharing plan
for all eligible officers and employees, Requirements for eligibility to participate include reaching the age of 19 and one year of service. Vesting in the plan begins the second year of participation and increases annually by 20% until full vesting occurs after six years. Employer contributions are determined annually and are calculated based on the participant's annual compensation. The amounts contributed to the plan were $25,000 and $24,000 for 1995 and 1994, respectively.

Community Reinvestment Act

                               The federal supervisory agencies share authority
to implement regulations under the Community Reinvestment Act of 1979, as amended ("CRA"). The general purpose of the CRA is to encourage lenders, while operating safely and soundly, to meet the credit needs of their communities. The CRA specifically directs regulators, when examining a lender, to access the lender's record of helping to meet the credit needs of the entire community, including low and moderate-income neighborhoods. For example, the regulators will evaluate and take into account a lender's record of meeting its community's credit needs when evaluating a lender's application for creation of a new branch. BOF has always had a "Satisfactory" rating with respect to its compliance with CRA.

Legal Proceedings

                               In the course of  its operations, BOF is not
aware of any material pending or threatened litigation, unasserted claims and/or assessments for the year 1995 or subsequent thereto. The only litigation in which BOF is involved is collection suits involving delinquent loan accounts.

Certain Transactions.

                               Some of BOF's officers and directors are
customers of BOF. As such customers they have had transactions in the ordinary course of business with BOF, all of which were on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risks of collectability or present any other unfavorable features. The total direct and indirect indebtedness to BOF of all the directors, principal officers and the shareholders of BOF holding more than 5 percent of the outstanding voting securities as of December 31, 1995 was $1,247,949, an amount equal to 15.30% of BOF's equity capital as of December 31, 1995. F. Bruce Stewart is retained by BOF as its general counsel. BOF does no business with any of the directors or their affiliated companies in excess of $60,000 per annum.

                               Certain directors and officers of BOF and
corporations, partnerships and other entities with which such persons are associated are customers of BOF. As such, these persons engaged in transactions with BOF in the ordinary course of business during 1995, and will have additional transactions with BOF in the future. All loans extended and commitments to lend by BOF to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk for collectibility or present other unfavorable features. As of December 31, 1995, the amount of loans, direct and indirect, from BOF to executive officers and directors of BOF, and entities in which they have a significant interest, was $1,247,949. Unadvanced lines of credit to executive officers and directors and entities in which they are significantly interested were an additional $298,651.

Changes In Accountants


                               At its board meeting on March 15, 1995, the Board
of Directors of BOF engaged Goodman & Company, L.L.P. as its independent accountants for the year ending December 31, 1995, subject to approval of shareholders. As part of the Bank's evaluation process for selecting an auditor for the year ending December 31, 1995, the Board determined to dismiss Frank Edward Sheffer & Co., as the Bank's independent public accountant.


                               During the two most recent fiscal years and
interim period subsequent to December 31, 1994, there had been no disagreements with Frank Edward Sheffer & Co., on any matter of accounting principles or practices or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with the report prepared by the accountant.


                               Frank Edward Sheffer & Co.'s report on the
financial statements for the two fiscal years ended December 31, 1994, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                   BOF'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                            OF RESULTS OF OPERATIONS

                               The following discussion provides information
about the major components and the results of operations and financial condition, liquidity and capital resources of BOF. This discussion and analysis should be read in conjunction with BOF's Consolidated Financial Statements and Notes thereto included in this Joint Proxy Statement.

Overview

                               BOF reported net income of $939,569 in 1995,
compared to $809,503 in 1994, representing an increase of 16.1%. Earnings per share increased to $4.94 per share in 1995, compared to $4.25 per share in 1994. The increased earnings during this period were primarily due to higher levels of net interest income.

                               Return on average equity increased to 12.2% for
1995, up from 11.4% in 1994. Return on average assets also increased, during 1995, to 1.38% compared to 1.35% in 1994.

                               BOF's assets at year end 1995 were $80.8 million,
up by 28.0%, over year end 1994 of $63.1 million. Of this increase, approximately $10.8 million was related to the acquisition of a branch in August from a large bank holding company. Net loans outstanding at year end 1995 were $37.3 million, up from the year end level for 1994 of $31.8 million, posting a $5.5 million increase or 17.5%.

                               On a tax equivalent annualized basis, BOF's net
interest margin was  4.80% in 1995 compared to 4.81% in 1994.


                               BOF is not aware of any trends, future events or
uncertainties that will have a material adverse effect on the Bank. Obviously, unforeseeable changes in the local economy, which the Bank is unable to predict, may impact the overall community and ultimately the performance of the institution. However, except as otherwise disclosed herein, the Company is not aware of any such changes.

Net Interest Income

                               Net interest income represents the principal
source of earnings for BOF.   Net interest income equals the amount by which
interest income exceeds interest expense. Changes in the volume and mix of interest-earning assets and interest-bearing liabilities, as well as their respective yields and rates, have a significant impact on the level of net interest income.

                               Net interest income in 1995 increased to $2.9
million compared to $2.6 million in 1994. The increase was primarily attributable to an increase in interest income resulting from: a) increased loan volume, which on an average net loan basis was $36.0 million in 1995 up from an average of $31.1 million in 1994; b) increases in investment securities which averaged $24.7 million for 1995 and $21.5 million for 1994 and offset by; c) decreased sales of federal funds. Increases in these areas were offset somewhat by increased interest expense on deposits, as interest-bearing deposits grew to an average of $50.8 million in 1995 from an average of $44.8 million in 1994. The tax-equivalent yield on interest earning assets increased to 8.26% in 1995 compared to 7.83% in 1994; this was offset by an increase in funding costs on interest-bearing deposits which increased from 3.75% in 1994 to 4.34% in 1995. The net interest margin decreased slightly to 4.80% in 1995 from 4.81% in 1994.

                               The following table depicts interest income on
earning assets and related average yields, as well as interest expense on interest-bearing liabilities and related average rates paid for the periods indicated.

                     Average Balances, Income and Expense,
                                Yields and Rates
                                 (In Thousands)

                                                                             Twelve Months  December 31,
                                                                        1995                                1994
                                                       Average         Income/        Yield   Average     Income/    Yield
                                                       Balance         Expense        Rate    Balance     Expense    Rate
Assets:
Securities:
   Taxable                                            $ 15,865        $ 1,071         6.75%  $ 17,082    $ 1,036      6.06%
   Tax-exempt (1)                                        8,875            568         6.40      4,391        317      7.22
   Total securities(2)                                  24,740          1,639         6.62     21,473      1,353      6.30
Loans (net)(3)                                          35,975          3,456         9.61     31,121      2,880      9.25
Federal funds sold                                       3,098            173         5.58      3,131        128      4.09
Total earning  assets                                   63,813          5,268         8.26     55,725      4,361      7.83
Less:  allowance for
  loan losses                                             (635)                                  (675)
Total nonearning assets                                  5,057                                  4,961
     Total assets                                      $68,235                                $60,011

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
   Checking                                             $8,672           $264         3.04%    $7,582        227      2.99%
Regular savings &
  club accounts                                          4,199            128         3.05      3,893        117      3.01
Money market savings                                    10,986            397         3.61     10,560        326      3.09
Certificate of deposit:
  Over $100,000                                          3,825            209         5.46      3,125        152      4.86
  $100,000 and under                                    23,144          1,207         5.22     19,591        856      4.37
Total interest-bearing
  deposits                                              50,826          2,205         4.34     44,751      1,678      3.75
Short-term borrowings                                       55              2         3.64        -          -
     Total interest-bearing
        liabilities                                     50,881          2,207         4.34     44,751      1,678      3.75

Noninterest-bearing liabilities:
  Demand deposits                                        8,919                                  7,510
Other liabilities                                          709                                    671
Total liabilities                                       60,509                                 52,932

Shareholders' equity                                     7,726                                  7,079
Total liabilities &
 shareholders' equity                                 $ 68,235                               $ 60,011
Net interest income                                                   $ 3,061                            $ 2,683
Interest rate spread(4)                                                               3.92                            4.08
Net interest margin(5)                                                                4.80                            4.81
- --------------------

(1) Income and yields are reported on a taxable equivalent basis assuming a federal tax rate of 34%.

(2) The average balance for securities classified as available for sale does not materially differ from amortized cost.


(3) For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

(4) Represents the differences between the yield on total average earning assets and the cost of total interest-bearing liabilities.

(5) Represents the ratio of net interest-earnings to the average balance of interest-earning assets.

        The following table analyzes changes in net income attributable to changes in the volume of interest-bearing assets and liabilities compared to changes in interest rates. Nonaccruing loans are included in average loans outstanding.

                        Volume and Rate Analysis
                            (In Thousands)

                                             1995 vs 1994                 1994 vs 1993
                                           Increase (Decrease)         Increase (Decrease)
                                           Due to Changes in:          Due to Changes in:

                                         Volume    Rate   Total      Volume    Rate    Total
Assets:
Securities:
   Taxable                               ($ 78)    $ 113    $ 35      $ 53    ($ 125)  ($ 72)
   Tax-exempt                              291       (40)    251       226        (4)    222
Loans (net)                                461       115     576       496       (60)    436
Federal funds sold                          (1)       46      45       (12)       37      25
   Total earning assets                    673       234     907       763      (152)    611

Interest-bearing deposits:

   Checking                                 33         4      37       107         1     108
   Regular savings &
     club accounts                           9         2      11        35         0      35
   Money market savings                     13        58      71        29        (8)     20
   Certificate of deposit:

     Over $100,000                          37        20      57        (4)       (5)     (9)
     $100,000 and under                    169       182     351        79      (105)    (26)
Short-term borrowings                        2         -       2         -         -       -
       Total interest-bearing
         liabilities                       263       266     529       246      (117)    128

    Net interest income                  $ 410     ($ 32)  $ 378     $ 517     ($ 35)   $483


Interest Sensitivity

      An important element of both earnings performance and the maintenance of sufficient liquidity is management of the interest sensitivity gap. The interest sensitivity gap is the difference between interest sensitive assets and interest sensitive liabilities in a specific time interval. The gap can be managed by repricing assets or liabilities, affected by selling securities held for sale, by replacing an asset or liability at maturity, or by adjusting the interest rate or the life of an asset or liability. Matching of assets and liabilities repricing in the same time interval help to hedge the risk and minimize the impact on interest income in periods of rising and falling interest rates.

      BOF evaluates interest sensitivity risk in accordance with its asset liability policy, and then formulates strategy regarding asset originations, pricing, funding sources, and off-balance sheet commitments in order to decrease sensitivity risk. These strategies are based on management's outlook regarding future interest rate movements, the state of the regional and national economy, and other financial and business risk factors. BOF establishes prices for deposits and loans based primarily on local market conditions.

      At December 31, 1995, BOF had only $6,220,000 more in liabilities than assets repricing within one year or less and was, therefore, in a liability sensitive position for that period with a negative 8.42% cumulative static gap.

       Generally, positive gaps affect net interest margins and earnings negatively in periods of falling rates and, conversely, higher negative gaps adversely impact net interest margin and earnings in periods of rising rates as a higher volume of liabilities will reprice than assets over the period for whichthe gap is computed. To reduce the potential impact of changes in interest rates, $22.3 million of total loans, at December 31, 1995, were either accruing at a variableinterest rate or maturing within one year. In addition, at December 31, 1995, federal funds sold, which are repriceable daily, were $4.7 million and securities held inthe available-for-sale category maturing within a year totaled $8.9 million , which could be sold quickly to meet special funding needs or to adjust BOF's interest rate sensitivity position.

         The following table presents BOF's interest sensitivity position at December 31, 1995. This is a one day position which is continually changing and is not necessarily indicative of BOF's position at any other time.

                    Interest Sensitivity Analysis
                            (In Thousands)

                                                                                  December 31, 1995(1)

                                                      Within          90-365              1 to 5          Over
                                                      90 days          days               Years          5 Years          Total

Earnings Assets:

Loans (net)(2)                                       $ 13,332         $ 8,937            $ 15,247         $ 453          $ 37,969
Securities                                              4,327           4,528              10,248        12,093            31,196
Federal funds sold and other                            4,682               -                   -             -             4,682

                        Total earnings assets         $22,341         $13,465             $25,495       $12,546           $73,847

Interest-Bearing Liabilities:

Interest checking                                     $12,107            $  -                $  -          $  -          $ 12,107
Regular savings(3)                                          -               -                   -         4,840             4,840
Christmas Club Savings                                      -              56                   -             -                56
Money market savings                                   12,035               -                   -             -            12,035
Certificates of deposit:

                        Over $100,000                   2,014             925               1,100             -             4,039
                        $100,000 and under              5,388           9,501              13,388             -            28,277
                             Total interest-bearing
                               liabilities            $31,544         $10,482             $14,488        $4,840           $61,354

Period gap                                           ($9,203)         $ 2,983            $ 11,007       $ 7,706          $ 12,493
Cumulative gap                                      ($ 9,203)        ($ 6,220)           $ 4,787       $ 12,493
Ratio of cumulative gap
    to total earning assets                           (12.46%)          (8.42%)             6.48%         16.92%


- --------------------
(1) The repricing dates may differ from maturity dates for certain assets due to prepayment assumptions.
(2) Excludes nonaccrual loans.
(3) BOF has found that its regular savings historically represent core deposits, and are not sensitive to changes in related market rates and, therefore, have been placed in the over five year column.

 Noninterest Income
 Noninterest income increased slightly to $482,905 for 1995, from $468,684 for 1994, up by 3.0%. Service charges, overdraft charges, andcustomer fees increased by approximately $81,000 and were offset by decreases in nonrecurring items of approximately $67,000 related to gains on sale of other real estate owned and net securities gains.


       BOF changed its policy with respect to reimbursement/refund of overdraft and Non-Sufficient Funds (NSF) fees in 1994. Under the prior policy, bank personnel were authorized to "waive" overdraft and NSF fees in certain situations. Under the revised policy, overdraft and NSF fees can be "reimbursed" which requires separate general ledger entries accompanied by written justification for reimbursement. Like the previous "waver" policy , reimbursement of overdraft and NSF fees is not available to employees, officers or directors (and their associates) of BOF. Our experience is that fewer fees are reimbursed under the new procedure than were being waived under the former policy. In 1995, the first full year under the new procedure, NSF fees increased $63,000 over the previous year, accounting for most of the $67,000 increase in service charge income in 1995.


                            Noninterest Income
                              (In Thousands)

                                                  Year Ended December 31,
                                                  1995              1994

Service charges on deposit accounts               $136             $132
Overdraft charges on deposit accounts              245              183
Fees for other customer services                    70               55
Other operating income                              32               68

Securities gains, net                               --               31

       Total noninterest income                   $483             $469


Noninterest Expenses

     Noninterest expense for 1995 was $2,093,048, up from $1,930,116 for 1994, representing an 8.4% increase. The net increase of approximately $163,000 in noninterest expense came from increases of approximately $39,000 in salaries and employee benefits, $23,000 in depreciation and equipment maintenance, $34,000 in loss on disposal of other real estate owned, and $17,000 in amortization of intangibles related to the acquisition of the branch in August, combined with smaller increases in advertising, occupancy, and postage. Offsetting decreases occurred in FDIC Insurance of approximately $50,000 and in professional fees of approximately $25,000 combined with other small decreases.

           The premium for FDIC insurance was reduced to a minimum of $500 per quarter in 1995.


                           Noninterest Expenses
                              (In Thousands)

                                                    Year Ended December 31,
                                                       1995              1994

  Salaries and employee benefits                       $1,101          $1,062
  Occupancy expenses                                      170             172
  Depreciation and equipment maintenance                  139             116
  Deposit Insurance                                        64             114
  Postage                                                  62              40
  Professional fees                                        45              70
  Other operating expenses                                512             356
   Total                                               $2,093          $1,930

  Income Taxes

       Reported income tax expense in 1995 was $318,249 compared to $303,076 in 1994. These amounts correspond to an effective tax rate of 25.3% and 27.2%, respectively. The decrease in the 1995 effective tax rate was attributable to increased investments in tax exempt securities. The average balance of tax-exempt securities increased by $4.5 million relative to 1994.

       Note 8 to BOF's Financial Statement provides a reconciliation between the amount of income tax expense computed using the federal statutory income tax rate with BOF's reported tax expense. Also, included in Note 8 is information regarding the principal items giving rise to deferred taxes for the two years ended December 31, 1995 and 1994.

  Loan Portfolio

       Loans, net of unearned income and the allowance for loan losses, were $37.3 million at December 31, 1995, an increase from $31.8 million at December 31, 1994. Loan demand increased during 1995, but did not significantly change the mix of the loan portfolio.

       Loans secured by real estate comprise 56.2% of the total loan portfolio as of December 31, 1995, and includes a diverse portfolio of which single family residential loans comprise 33.1% of the loan portfolio. Loans secured by commercial real estate comprised 20.6%, while traditional commercial loans comprised 15.8% of total loans. The commercial loan category also includes loans secured by other forms of collateral as well as some unsecured debt. Loans secured by agricultural real estate and other loans to the agricultural sector comprise 2.2% and 5.6%, respectively, of the loan portfolio as of December 31, 1995. Other loans to the agricultural sector include unsecured loans and loans secured by farm equipment, crops and other collateral. BOF's consumer portfolio comprised 22.3% of total loans
  as of December 31, 1995.   Real estate construction loans accounted
  for 4.3% of total loans outstanding as of December 31, 1995. BOF has no loans outstanding to foreign countries.

       During the normal course of business, BOF makes various commitments and incurs certain contingent liabilities which are disclosed but not reflected in its financial statements. These commitments and contingent liabilities include commitments to extend credit and financial standby letters of credit. At December 31, 1995, commitments for standby letters of credit and guarantees written were $703,943 and commitments to extend credit were $7,395,299. At December 31, 1994, commitments for financial standby letters of credit and guarantees written were $355,000 and commitments to extend credit totaled $2,138,875.

       Interest income on installment, agricultural, commercial, and real estate mortgage loans was computed on the principal balance outstanding. Most variable rate loans carry an interest rate tied to BOF's base lending rate, which is set by BOF, or to Money Center Prime, as published in the Wall Street Journal.

                                  Loan Portfolio
                                 (In Thousands)

                                                December 31,
                                           1995              1994

  Commercial                              $6,023             $5,459
  Agricultural                             2,131              1,354
  Real estate construction                 1,651                813
  Real estate mortgage:
   Residential (1-4 family)                9,610              8,065
   Home equity lines                       1,319                821
   Multifamily                                84                 99
   Commercial                              7,849              7,897
   Agricultural                              845                853
                                          29,512             25,361

  Loans to individuals:
     Consumer                              8,378              7,023
     Credit cards                            140                 72
                                           8,518              7,095

       Total Loans                        38,030             32,456

  Less unearned income                        42                 54
       Total Net Loans                   $37,988            $32,402


                   Maturity Schedule of Selected Loans
                              (In Thousands)

                                           December 31, 1995
                               1 Year         1 to 5    After
                               or Less         Years    5 Years      Total

  Commercial                   $ 5,497        $2,492      $165       $8,154
  Real-estate mortgage          10,226         9,747     1,385       21,358
  Installments and consumer      1,335         6,606       535        8,476

     Total                     $17,058       $18,845    $2,085      $37,988

  Loans maturing after one
   year with predetermined
   rates                         $  --       $18,121    $2,085

  Loans maturing after one
   year with variable
   rates                            --           724        --

     Total                    $     --       $18,845    $2,085

    Asset Quality

       Allowance For Loan Losses. Allowance for loan losses is an estimate of an amount adequate to provide for potential losses in the loan portfolio. BOF's loan losses are charged directly to the allowance when they occur, while recoveries are credited to the allowance when received. The allowance for loan losses is based upon management's periodic evaluation of the portfolio with consideration given to the overall loss experience in the portfolio, delinquency data, financial condition of borrowers, an analysis of anticipated economic conditions in the market area, assessment of problem loans, and such other factors that, in management's judgment, warrant recognition to provide for an adequate allowance. Because of the uncertainty inherent in the evaluations, the amount of the allowance is necessarily approximate and imprecise. In addition, input from bank regulatory agencies that regularly review the loan portfolio, as part of their examination process, and advice from BOF's independent accountants are considered in reviewing and assessing the adequacy of the allowance for loan losses.


       In 1989, BOF experienced unusually high charge off of delinquent loans due to improprieties by a lending officer. For the years ended 1988 and 1989, the provision for losses on loans amounted to a net charge off of $4,202,718 and $220,000 respectively. Over the ensuing years, substantial recoveries were recorded to the loan loss reserve account negating the need to add to the reserve from current earnings.


       BOF had charge-offs in 1995 of $69,436, compared to $132,370 in 1994. BOF's recoveries amounted to $100,036 and $190,186 for the years 1995 and 1994, respectively. As nonaccrual loans are insignificant at December 31, 1995, and because recoveries have exceeded charge-offs in 1995 and 1994, no additional provision for loan losses was made.

                            Allowance For Loan Losses
                               (In Thousands)

                                                      December 31,
                                                 1995              1994

  Balance, beginning of period                         $623        $565

  Loans charged off:
   Commercial                                            --          --
   Real estate                                            7          22
   Installment                                           63         110
     Total loans charged off                             70         132

  Recoveries:
   Commercial                                            12          79
   Real estate                                           14          24
   Installment                                           74          87
     Total recoveries                                   100         190

  Net recoveries                                       (30)        (58)
  Provision for loan losses                               0           0
  Balance, end of period                               $653        $623

  Ratio of allowance for loan losses
   to total loans outstanding at
   end of period                                      1.72%       1.92%

  Ratio of recoveries, net
   of charge-offs to average loans
   outstanding during period                        (0.08%)     (0.19%)

       The breakdown of the allowance for loan losses is based primarily upon those factors discussed above in computing the allowance for loan losses as a whole. Because all of these factors are subject to change, the breakdown is not necessarily indicative of the category for determining future loan losses.

               Allocation of the Allowance for Loan Losses
                              (In Thousands)

                                    Year Ended          Year Ended
                                 December 31, 1995   December 31, 1994
                                     Percent of             Percent of
                                     Loans in Each          Loans in Each
                                     Category to            Category to
                             Amount  Total Loans   Amount  Total Loans

  Commercial                  $140      21.46%      $105      16.85%
  Real estate-mortgage         325      49.65        325      52.10
  Real estate-agriculture       15       2.22         16       2.63
  Real estate-construction      28       4.35         16       2.51
  Installment and consumer     146      22.31        161      25.91

                              $654     100.00%      $623     100.00%

       Nonperforming Assets. Total nonperforming assets, which consist of nonaccrual loans, and foreclosed properties, were $194,000 at December 31, 1995, a decrease of $409,000 or 67.8% from December 31, 1994. Total nonperforming assets at December 31, 1994 were $603,000. As of December 31, 1995, BOF's total nonperforming assets represented .51% of period-end loans and foreclosed property as compared to 1.84% of total loans as of December 31, 1994. Total nonperforming assets and loans over 90 days past due and accruing interest were .80% of period-end loans and foreclosed property as of December 31, 1995 as compared to 2.07% at December 31, 1994.

                                                  Nonperforming Assets
                                                      (In Thousands)
                                                        December 31,
                                                      1995         1994

  Nonaccrual Loans                                      $19        $234
  Restructured Loans                                      0           0
  Foreclosed Properties                                 175         369
   Total nonperforming assets                           194         603

  Loans past due 90 days
   accruing interest                                    111          74

  Allowance for loan losses to
   period-end loans                                    1.72%       1.92%
  Allowance for loan losses to
   nonaccrual loans                                 3442.11%     266.24%

  Nonperforming assets to period-end
   loans and foreclosed property                       0.51%       1.84%
  Net charge-offs to average loans
   outstanding during the period.                     (0.09%)     (0.19%)

           At December 31, 1995, in addition to loans on either nonaccrual status or loans past due 90 days accruing interest, BOF had approximately $979,000 of loans requiring more than normal attention. These loans represent approximately 2.6% of BOF's total loans, and are potential problem loans. BOF considered these loans in establishing the level of the allowance for loan losses.

       Loans are placed on nonaccrual status when collection of interest and principal is doubtful, generally when loans become 90 days past due, unless they are well secured and in the process of collection. There are three negative implications for earnings when a loan is placed on nonaccrual status. First, all interest accrued but unpaid at the date of the loan is placed on nonaccrual status is either deducted from interest income or written off as a loss. Second, accruals of interest are discontinued until it becomes certain that both principal and interest can be repaid. Third, there may be actual losses which necessitate additional provisions for loan losses charged against earnings.

  Securities

       The amortized cost of the securities portfolio was $31.1 million at December 31, 1995, compared to $22.7 million at December 31, 1994. The reason for the increased investment in the securities portfolio is primarily related to the acquisition of a branch in 1995. In addition, the mix of the portfolio has changed with an increased emphasis in tax exempt securities.

       Effective January 1, 1994, BOF adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") and revised its accounting policy for investments. This pronouncement requires that investments in debt and equity securities with readily determinable fair values shall be classified as either "held-to-maturity," "available-for-sale," or "trading." Management reviewed the securities portfolio and classified securities as either "held-to-maturity" or "available-for-sale." BOF does not have any securities classified as "trading" securities. Securities classified as "held-to-maturity" are accounted for at amortized cost and require BOF to have both the positive intent and ability to hold these securities to maturity. All other securities are classified as "available-for-sale" and are carried at fair value with unrealized gains and losses included in stockholders' equity on an after-tax basis. Realized gains or losses on the sale of investments are recognized at the time of sale using the amortized costs of the specific security sold. On December 1, 1995, pursuant to a special report issued by the FASB regarding the application of SFAS 115, BOF reassessed its intent with respect to its securities portfolio. As a result, held-to-maturity securities, with an amortized cost basis of $17,415,150 and unrealized gains and losses of $195,311 and $297,105, respectively, were transferred to the available-for-sale category at fair value, with the resulting net unrealized loss of $67,184 reflected within the separate component of stockholders' equity.

       This increase in the available for sale category was a result of management's decision to increase its flexibility in managing the investment portfolio as changing circumstances make it necessary or desirable to sell specific securities at times which may not be anticipated at the time of purchase.

       As of December 31, 1995, the market value of the "available-for-sale" portfolio was $31,196,096, which would have created an after tax gain of approximately $62,604 if all of the available for sale securities were sold on that date. As of December 31, 1994, the unrealized loss on the available for sale securities was approximately $92,474 after taxes. The gain or loss is considered a net unrealized gain and loss for reporting purposes only, and is not reflected in income, although the after-tax effect is reflected as an increase or decrease of capital for financial reporting purposes. BOF's capital-to-asset ratio, not including the above described gains, was 10.0% and 11.7%, based on assets of $80.8 million and $63.1 million, at December 31, 1995 and December 31, 1994, respectively. With the unrealized gains and losses included, the capital to asset ratio is 10.1% and 11.5% for the same periods.

                            Portfolio of Investment Securities
                                     (In Thousands)

                                                            December 31,
                                                       1995           1994

  Available for sale:
  Fair value:
  U.S. Government agencies                             $14,127        $4,905
  State & local governments                             12,729            --
  Federal Home Loan Bank                                   189            --
  Corporate debt securities                              3,340         1,968
  Mortgage-backed securities                               811            --
                                                       $31,196        $6,873

  Held to maturity:
  Amortized cost
  U.S. Government agencies                             $    --        $9,369
  State & local governments                                 --         6,254
  Corporate debt                                            --           249
                                                       $    --       $15,872


                         Maturities of Securities Held as of December 31, 1995:
                                             (In thousands)

                                                          Over 10
                                                           Years
                            1 Year       1 to   5 to      & Equity                   Fair
                            or Less    5 Years  10 Years    Sec.         Total      Value(1)
US Agency Securities:
Amortized cost              $2,450     $10,234  $1,540      $415         $14,639       $14,127
Weighted average yield        7.31%       5.54%   6.96%     6.89%           6.03%

State and Local-taxable
Amortized cost                  --          --   1,083       150           1,233         1,255
Weighted average yield          --          --    6.35%     6.44%           6.41%

State and Local-tax exempt:(1):
Amortized cost                  --       1,348   9,073       967          11,388        11,474
Weighted average yield          --        5.24%   4.85%     6.04%           5.00%

Other Securities:
Amortized cost                 250       2,323     684       585           3,842          4,340
Weighted average yield        4.50%       6.55%   6.00%     6.38%           6.27%

Total Securities(1):
Amortized cost               2,700      13,905  12,380     2,117          31,102         31,196
Weighted average yield        7.05        5.68%   5.31%     6.33%           5.69%

                                        -63-

 (1) Yields on tax-exempt securities are computed on a taxable-equivalent basis.

Deposits


       BOF has made an effort over the years to increase core deposits. Deposits provide funding for BOF's investment in loans and securities, and the interest paid for deposits must be managed carefully to control the level of interest expense. Deposits at December 31, 1995 were $71.5 million, an increase of 29.8% over $55.1 million in 1994, of which $10.7 million were assumed through the acquisition of a branch from a large bank holding company. Non-interest bearing deposits increased by 27.4% to $10.5 million at year-end 1995 compared to $8.2 million in 1994. Interest bearing money market and interest checking deposits remained fairly stable, while savings deposits increased by 21.8% to $4.9 million in 1995, from $4.0 million in 1994. Time deposits over $100,000 increased 33.3% to $4.0 million in 1995 compared to $3.0 million in 1994. Other time deposits increased 20.5% from $16.6 million in 1994, to $28.3 million in 1995. In 1995, BOF began offering overnight repurchase agreements to a commercial customer, which amounted to at $336,202 at year end. The average balance of the overnight repurchase agreement was approximately $50,000 for 1995.


       Non-interest bearing accounts were 14.6% of total deposits at December 31, 1995, compared to 14.9% for year end 1994.

       BOF offers individuals and small-to-medium sized businesses a variety of deposit accounts, including checking, savings, money market, and certificates of deposits. Certificates of deposit, are obtained primarily from the community that BOF serves. BOF also carries interest-bearing deposits with state and local municipal governments, which in recent years has been a stable source of funds.

                           Average Deposits and Rates Paid
                                  (In Thousands)

                                     For The Year Ended December 31,
                                          1995               1994
                                  Amount        Rate   Amount      Rate
  Noninterest-bearing accounts    $8,919          -    $7,510      -
  Interest-bearing accounts:
   Interest checking              8,672         3.07%  7,582       2.99%
   Money market                   10,986        3.61   10,560      3.09
   Regular savings                4,199         3.01   3,893       3.01
   Time deposits
     Less than $100,000           23,144        5.22   19,591      4.37
     $100,000 and over             3,825        5.46    3,125      4.86
  Total interest bearing          50,826        4.34   44,751      3.75

       Total                      $59,745              $52,261

               Maturities of CD's of Over $100,000
                          (In Thousands)

                              Within       Three       Over                 Percent
                              Three       To Twelve   Twelve                Of Total
                              Months        Months    Months     Total      Deposits

  At December 31, 1995        $1,173         $924     $1,942     $4,039       5.62%

                                        -64-


                                Capital Resources

       The adequacy of BOF's capital is reviewed by management on an ongoing basis with reference to the size, composition, and quality of BOF's resources and consistent with regulatory requirements and industry standards. Management seeks to maintain a capital structure that will assure an adequate level of capital to support anticipated asset growth and absorb potential losses.


       The Federal Reserve, along with the Comptroller of the Currency and the Federal Deposit Insurance Corporation, have adopted new capital guidelines to supplement the existing definitions of capital for regulatory purposes and to establish minimum capital standards. Specifically the guidelines categorize assets and off-balance sheet items into four risk-weighted categories. At the end of December 31, 1995 and 1994 the required minimum ratio of qualifying total capital to risk-weighted assets was 8% of which 4% must be tier-one capital. Tier-one capital includes stockholders' equity, retained earnings and a limited amount of perpetual preferred stock, less certain goodwill items. BOF's leverage ratio was 9.40% and 12.25% at December
  31, 1995 and 1994, respectively.

                           Analysis of Capital

                                                            December,
                                                       1995              1994

  Tier 1 Capital:
   Common stock. . . . . . . . . . . . . . . .        $  476            $  476
   Additional paid-in capital. . . . . . . . .         3,035             3,035
   Retained earnings . . . . . . . . . . . . .         4,583             3,853
   Less:  disallowed intangibles . . . . . . .          (770)               -
     Total Tier 1 capital. . . . . . . . . . .         7,324             7,364

  Tier 2 Capital:
   Allowance for loan losses . . . . . . . . .             598               444

     Total risk-based capital. . . . . . . . .         $ 7,922           $ 7,808


  Risk-weighted assets . . . . . . . . . . . .         $47,871           $35,516

  Capital Ratios:
  Tier 1 risk-based capital ratio. . . . . . .         15.32%            20.73%
  Total risk-based capital ratio . . . . . . .         16.57             21.98
  Tier I capital to average adjusted
   total assets. . . . . . . . . . . . . . . .          9.40             12.25
  Average equity to average assets . . . . . .         11.32             11.80

    Short-Term Borrowings

       BOF occasionally finds it necessary to purchase federal funds on a short-term basis due to fluctuations in loan and deposit levels. BOF has several arrangements whereby it may purchase funds. At the current time, lines of credit for such funds are in place in the amount of $11.5 million. BOF short-term borrowings are the purchase of federal funds and overnight repurchase agreements. For 1995, average daily federal funds purchased were $5,000 and average overnight repurchase agreements were $50,000. BOF did not purchase federal funds during the year 1994. BOF has been, and continues to be, a net provider of funds in the market place.

  Liquidity

       Liquidity represents an institution's ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Liquid assets include interest-bearing deposits with banks, federal funds sold, securities, and loans maturing within one year. As a result of BOF's management of liquid assets and the ability to generate liquidity through liability funding, management believes that BOF maintains overall liquidity sufficient to satisfy its depositors' requirements and meet its customers' credit needs.


       BOF cash and cash equivalents totalled $9.1 million and $6.4 million for the years ended December 31, 1995 and December 31, 1994, respectively. At December 31, 1995, BOF had overnight Federal Funds Sold of $4.7 million to meet immediate liquidity needs.

       During the year ended December 31, 1995, BOF had net positive cash flows from both operating and financing activities, which contributed to an increase in cash and cash equivalents during 1995. In August of 1995, BOF acquired a branch of a large bank hoding company which contributed $9.9 million to cash and cash equivalents in investing activities. Most of these funds were emloyed in investment securities and federal funds sold. Cash utitlized in investing activities amounted to $4.0 million principally due to the purchase of investment securities. Cash provided by financing activities amounted to $5.7 million, of which %5.2 million was attibutable to a net increase in certificates of deposits. For 1994, net cash was provided from financing activities of $4.1 million and from operating activities of $1.3 million which was used to fund $6.6 million in investing activities. This contributed to the decrease in cash and cash equivalents.


       For the year ended December 31, 1995, cash, available-for-sale securities, and federal funds sold were $40.3 million or 51.9% of total earning assets. At December 31, 1994, cash, available-for-sale securities, and federal funds sold were $13.3 million or 21.8% of total earning assets. On December 31, 1995, and December 31, 1994, securities classified as available-for-sale represented 100.0% and 30.2% respectively of total securities. Asset liquidity is also provided by managing loan maturities. At December 31, 1995, $17.1 million or 44.9% of loans were maturing or repricing within a one year period, and at December 31, 1994, $12.2 million or 38.3% of loans would mature or be repriced within a one year period.

       BOF has no long-term debt and no material commitments for capital expenditures.

  Impact of Inflation and Changing Prices in Seasonality

       The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

       Virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation. BOF is located in a somewhat diversified employment area of the City of Franklin, Southampton County, Isle of Wight County, and the Holland area of the City of Suffolk and is heavily dependent on agriculture and timber related industries. Its market is also dependent, to a lesser degree, upon businesses and industries located in the southeastern portions of Virginia known as the Greater Hampton Roads area.

       Because of the seasonality of the agricultural industry, the volume of loans and deposits typically fluctuate during the year. Loans typically are heaviest from April to December and deposits remain fairly stable over the course of the year. At the end of each year, and the beginning of the following year, loans decrease as a result of the sale of the fall harvest.

  New Accounting Pronouncements

       Financial Accounting Standards Board Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed" was issued in March, 1995, and requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This pronouncement is effective for fiscal years beginning after December 15, 1995, and its adoption is not expected to have a material effect on BOF's financial statements.

       In May 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 122, "Accounting for Mortgage Servicing Rights" (FASB No. 122). FASB No. 122 requires that the cost of loans (including origination costs) be allocated between the cost of the mortgage servicing rights and the loan based on relative fair values, when loans are to be sold or securitized. The cost of mortgage servicing rights would be recorded as an asset and amortized over the estimated servicing period, with periodic evaluations and, if necessary, write downs for impairment. The Statement must be implemented prospectively for fiscal years beginning after December 15, 1995. As the Bank does not maintain a servicing portfolio of residential-mortgage loans, FASB 122 is not expected to have a material effect on the Bank's financial statements.

       In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation." This Statement encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting had been applied.

       Generally, stock options issued under the Corporation's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The accounting requirements of this Statement are generally effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements of this Statement are generally effective for financial statement for fiscal years beginning after December 15, 1995. It is anticipated that the Corporation will continue its current accounting treatment for stock options and make the pro forma disclosures proscribed by this Statement.

               INFORMATION CONCERNING THE BANK OF SUSSEX AND SURRY

  Business

       The Bank of Sussex and Surry ("BSS") was organized and chartered under the laws of the Commonwealth of Virginia on April 12, 1902 and commenced operations on July 31, 1902. BSS is a state non-member bank. Its deposits are FDIC insured, and the bank is subject to supervision, examination, and regulation of the FDIC and the Virginia Bureau of Financial Institutions. BSS provides a wide range of financial services, principally to individuals and to small and medium-sized businesses, including individual and commercial demand, savings, and time deposit accounts, commercial, agricultural and consumer loans, credit cards, travelers checks, safe deposit facilities, ATM services, sales of United States Savings Bonds, collection items and official checks. BSS also offers a wide array of real estate mortgage products including a long term fixed-rate mortgage product which is sold in a secondary market. BSS is authorized to provide trust services, but does not currently do so.

       BSS operates three full service banking offices in the Towns of Wakefield, Ivor, and Surry. BSS also has a ATM facility located on Highway 460 in the Town of Wakefield.

       BSS has one subsidiary, BSS Service Corporation, established in 1994. The sole activity of BSS Service Corporation, at the present time, is ownership in a title insurance agency, Bankers Title, L.L.C., which is owned by other Virginia banks and savings institutions.

       BSS's main office and a branch of another community bank are the only banking offices in the Town of Wakefield. BSS's Ivor branch, established in 1904, is the only banking office in the Town of Ivor, and its Surry branch, opened in 1992, is one of two banking offices in the Town of Surry, with the other banking office being a branch of a State-wide banking institution. BSS primarily serves a majority of Sussex County, all of Surry County and the northeastern portion of Southampton County. The economy is predominantly rural in nature with agriculture, timber, small business and local governments providing the majority of economic activity. Based upon a survey of deposit accounts by the McIntire School of Commerce, University of Virginia, as of June 30, 1995, BSS held 25.2% of the bank deposits in Sussex County, 16.8% of the deposits in Southampton County and 27% of the deposits in Surry County.

  Properties and Employees

       BSS's main office is located at 205 Railroad Avenue in Wakefield, Virginia. The Ivor branch office is located at 8314 Main Street, Ivor, Virginia and the Surry branch office is located at 207 Colonial Trail East, Surry, Virginia. BSS also owns property located on 535 County Drive (Highway 460) in the Town of Wakefield on which it has a remote stand-alone ATM facility. This property is also owned for possible future expansion purposes.

       As of December 31, 1995, BSS had the equivalent of twenty-nine full-time employees. None of its employees are represented by any collective bargaining unit. BSS considers relations with its employees to be good.

  Competition

       The banking industry is highly competitive in BSS market area. There are approximately five banks engaged in business in the general area in which BSS operates, including three community banks, and two state-wide banking organizations. Also in this general market area, is a Farm Credit Bank, which is highly competitive in the agricultural loan market. BSS encounters competition for deposits and loans from the aforementioned competitors in the area in which it operates as well as credit unions and finance companies. In addition, BSS must compete for deposits with the Money Market mutual funds which are marketed nationally.

       BSS is not dependant upon a single customer, or a few customers, the loss of one or more of which would have a material adverse effect on its operations.

  Lending Activities

       BSS's lending activities are primarily making loans to small businesses, farmers and agricultural related industry and consumers in its local market area. Business and consumer loans secured by real estate represent the largest segment of the bank's loan portfolio. As of December 31, 1995, 57.5% of the loan portfolio was secured by real estate. BSS also provides a wide range of business and consumer loans that are not secured by real estate. BSS's lending activities are principally directed to its defined market area of portions of Sussex and Southampton Counties, Surry County and adjacent areas. BSS does make loans out of its defined market and has participation loans with or through other Virginia - based community banks. Most lending activity however, is within its defined primary market area.

       Commercial Business Lending. BSS's commercial loans are primarily made to local service and retail businesses, farmers, and timber related businesses. These loans serve a variety of purposes, including revolving lines of credit, working capital loans, equipment loans, letters of credit, construction loans and the financing of commercial real estate. Pricing on commercial loans is generally tied to the depository relationship and/or the perceived risk involved in the credit. Loans secured by commercial real estate are generally financed over a fifteen or twenty year amortization period that matures with a balloon payment on the second or third anniversary of the loan.

       BSS normally looks to the borrower's cash flow and/or earnings as the source of repayment for commercial and agricultural business loans, and most of these loans are both secured and personally guaranteed by the principals of such businesses. As of December 31, 1995, loans secured by commercial real estate comprised 13.5% of total loans and loans secured by agricultural real estate comprised 6.6% of total loans. Other loans to commercial and industrial businesses and to the agricultural sector comprised 15.5% and 11.8% of total loans, respectively. These loans include loans secured by various forms of collateral and also include some unsecured credits Loans secured by non-residential real estate are generally limited to loan amounts equal to 75% to 80% of the property's appraised value.

       Real Estate Construction Lending. At December 31, 1995, real estate construction loans comprised $620,000 or 2.1% of total loans. The majority of these loans are for one - to - four family residences, which are either contract homes or "owner - built" financing with permanent financing prearranged with another lender or with BSS. In general, BSS does not originate permanent mortgage loans or construction loans on income producing properties such as apartments, shopping centers, hotels and large office buildings. To minimize the risk associated with construction lending, BSS normally limits loan amounts to 80% of the project's appraised value. BSS also obtains a first lien on a secured property as collateral for its construction loans.

       Residential Mortgage Lending. BSS attempts to reduce its exposure to the risk of the local real estate market by making loans secured by real estate primarily on owner-occupied properties. As of December 31, 1995, approximately 35.3% of the loan portfolio was comprised of loans secured by predominantly single family residential properties. The residential mortgage portfolio consists primarily of loans with fifteen to twenty year amortization schedules that mature with a balloon payment on the third anniversary of the loan. BSS has just recently become involved in selling long term fixed rate mortgages in the secondary market through a correspondent relationship with a large savings institution. These loans are originated by BSS for a fee and are closed and funded by the correspondent.

       Consumer Lending. BSS currently offers most types of consumer and installment loans including automobile loans and home equity lines of credit. BSS also extends consumer credit through its Visa credit card program. As of December 31, 1995, BSS's consumer loan portfolio comprised

  15.1% of total loans. The performance of the consumer loan portfolio is directly tied and dependent upon the general economic conditions in BSS's market area.

       Credit Policies and Administration. BSS has adopted comprehensive lending policies with detailed underwriting standards for all types of loans and pricing guidelines. Although the bank's Chief Executive Officer has loan authority of $100,000, most loans receive approval prior to funding by the bank's loan committee which is comprised of loan officers and four members of the Board of Directors. BSS employs experienced loan officers, secures appropriate collateral and carefully monitors the financial condition and repayment ability of borrowers and the concentration of such loans in the loan portfolio.

  Certain Beneficial Owners of Securities

       The following table sets forth, as of March 31, 1996, the number and percentage of shares of Common Stock of BSS held by persons known by BSS to be the owners of more than five percent of the bank's issued and outstanding Common Stock, and each of the executive officers of the bank not otherwise named in the beneficial ownership table related to the nominees and incumbent directors of the bank.

  Name and Address         Amount and                Resulting
  of Beneficial            Nature of    Percent of   Ownership of    Percent of
  Owner                    Ownership    Class (1)    Holding Company Class (1)

  J. P. Bain              32,813(2)(3)   10.76%         98,439(3)       5.38%
  Wakefield Virginia

  J. Philip Bain, Jr.     21,675(2)       7.11%         65,025          3.55%
  Chester Virginia

  Hannah B. Bain          33,332(4)      10.93%         99,996(4)       5.47%
  Wakefield, Virginia

  Robin B. King           15,495         5.08%          46,485          2.54%
  Ivor, Virginia

  J. Russell West         19,325(2)      6.34%          57,975(2)       3.17%
  Ivor, Virginia

  John W. Baggett, Jr.       100(5          *              300             *
  Suffolk, Virginia

  Douglas A. Chesson         635(5)         *            1,905             *
  Zuni, Virginia

  H. Massey Joyner           975(5)         *            2,925             *
  Ivor, Virginia


  *    Represents less than 1% of total outstanding shares.

  (1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

   (2) Refer to the beneficial ownership table provided in "Election of Directors of The Bank of Sussex and Surry" for detailed descriptions of the nature of the beneficial ownership for the listed individual.

   (3) Amount does not include the 33,332 shares of BSS held by Mr. Bain's spouse, Hannah B. Bain, or the 99,996 shares of the Holding Company held by Mrs. Bain on a resulting ownership basis, listed elsewhere in this table.

   (4) Amount does not include the 32,813 shares of BSS held by Mrs. Bain's spouse, J. P. Bain, or the 98,439 shares of the Holding Company held by Mr. Bain on a resulting ownership basis, listed elsewhere in this table. See also note 2 above for additional information regarding Mr. Bain's beneficial ownership.

    (5) Includes shares held by spouse or jointly with spouses: Mr. Baggett, 100 shares; Mr. Chesson, 635 shares; Mr. Joyner, 935 shares; Mr. West, 200 shares.

       Executive Officers. The following table sets forth certain information concerning executive officers of BSS.

  Name (and Age)             Present Position
  D. Eugene Brittle (46)     President and Chief Executive Officer of BSS, Chief Executive Officer
                               since 1986; President 1994-Present.

  John W. Baggett, Jr. (64)  Vice President of BSS since 1988; Manager of BSS's Surry Office since
                               1992.

  Douglas A. Chesson (33)    Vice President, Cashier and Secretary of BSS; Vice President since 1988;
                               Cashier since 1994; Secretary since 1994.

  H. Massey Joyner (58)      Vice President of BSS since 1988; Manager of BSS's Ivor office since
                               1983.


       Executive Compensation. The following table sets forth the compensation of BSS's President and Chief Executive Officer, Mr. Brittle, for the fiscal years ended December 31, 1995, 1994, and 1993. No officer received in excess of $100,000 for such years. Mr. Brittle received no stock options or warrants nor compensation of any kind except as indicated below.

                        Summary Compensation Table
                            Annual Compensation

  Name and Principal                                        All Other
  Position               Year    Salary      Bonus          Compensation(1)

  D. Eugene Brittle      1995    $75,020         -          $2,526
  President and Chief    1994    $71,500         -          $2,191
  Executive Officer      1993    $68,200         -          $1,956


  (1) Consists of premiums paid for life insurance policies with death benefits over $50,000, as reported for federal income tax purposes, directors' fees, and value of automobile benefits as reported for federal income tax purposes.

    Employment Contract

       BSS entered into a severance agreement with Mr. Brittle as of April 1, 1996. The agreement was unanimously approved by the independent members of the Board of Directors of BSS. The agreement provides for certain benefits in the event of a change in control of BSS followed by termination of Mr. Brittle's employment without cause, or by Mr. Brittle for certain reasons, including substantial adverse change in responsibilities, decrease in base pay, change in principal work location, or substantial decrease in benefits. Cause shall mean termination for dishonestly, conviction of a felony, or willful unauthorized disclosure of confidential information of BSS.

       The agreement provides for a three year term. The term will be extended automatically for an additional calendar year unless, at least 60 days prior to the end of that year, BSS gives notice to Mr. Brittle that the agreement will not be renewed. The current agreement is operative until December 31, 1998. The agreement automatically is extended for 36 months if a change in control occurs.

       If a change in control occurs and benefits are paid under the agreement, the principal benefits are as follows: (i) a lump sum severance payment in an amount equal to 2.99 times the average annual compensation payable by BSS to Mr. Brittle for the taxable years during the period consisting of the most recent three taxable years ending before the date on which the change in control occurs reduced by any amounts payable to Mr. Brittle upon termination of employment pursuant to any termination allowance policy or other severance pay plan covering BSS employees; (ii) if Mr. Brittle becomes entitled to a severance payment and if any part or all of the severance payment will be subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the amount otherwise payable to Mr. Brittle shall be reduced as necessary so that no part of such payment will be subject to the excise tax; and (iii) BSS has agreed to pay all legal fees and expenses if any incurred by Mr. Brittle in connection with obtaining these benefits. The consummation of the Reorganization will not trigger the "change of control" provisions of Mr. Brittle's agreement. However, in the event that such provisions had been triggered, as of May 1, 1996, Mr. Brittle would have been entitled to receive approximately $214,000.


  Employee Benefit Plans

       Retirement Plan. BSS has a non-contributory defined benefit pension plan ("BSS Retirement Plan") which covers all employees who are at least twenty and a half years old, who have at least six months of service, and who worked at least 1000 hours during the year. The benefits are based on years of service and employees compensation during the last three years of employment. BSS's funding policy has been to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those expected to be earned in the future. Cash benefits under the plan generally commence upon retirement, death, or other termination of employment and are payable in various forms, generally at the election of the participant. A participant's benefits under the plan generally become fully vested only after a participant has completed five years of service. Based on current compensation and assuming retirement at the normal retirement age of 65, it is estimated that the annual retirement benefit for Mr. Brittle would be $27,208.

       BSS's retirement plan expense was $62,986 and $59,336 in 1995 and 1994, respectively.

       BSS's includes a pre-retirement benefit provision to pay a 50% joint and survivor annuity to any surviving spouse in the event a terminated vested or an active participant died before eligibility for early retirement. The annuity is payable from the date the participant would have been eligible for retirement under the plan.

    Legal Proceedings

       In the course of its operations, BSS is party to various legal proceedings. BSS does not believe that the outcome of these formal proceedings, individually or in aggregate, will have a material adverse effect on BSS's business, financial position, or results of operations.

  Certain Transactions.

       Some of the directors and officers of BSS and their families are at present, as in the past, customers of BSS, and have had and expect to have transactions with BSS in the ordinary course of business. In addition, some of the directors and officers of BSS are at present, as in the past, also directors and officers of corporations which are customers of BSS and which have had or expect to have transactions with BSS in the ordinary course of business. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

       Certain directors and officers of BSS, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated are customers of BSS. As such, these persons engaged in transactions with BSS in the ordinary course of business during 1995, and will have additional transactions with BSS in the future. All loans extended and commitments to lend by BSS to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk for collectibility or present other unfavorable features. As of December 31, 1995, the amount of loans, direct and indirect, from BSS to executive officers, directors of BSS, shareholders holding more than 5% of the outstanding voting securities and entities in which they own significant interest, was $677,445. Unadvanced lines of credit to executive officers and directors and entities in which they are significantly interested were an additional $702,858.

  Community Reinvestment Act

       The federal supervisory agencies share authority to implement regulations under the Community Reinvestment Act of 1979, as amended ("CRA"). The general purpose of the CRA is to encourage lenders, while operating safely and soundly, to meet the credit needs of their communities. The CRA specifically directs regulators, when examining a lender, to access the lender's record of helping to meet the credit needs of the entire community, including low and moderate-income neighborhoods. For example, the regulators will evaluate and take into account a lender's record of meeting its community's credit needs when evaluating a lender's application for creation of a new branch. BSS has always had a "Satisfactory" rating with respect to its compliance with CRA.

                    BSS'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                         OF RESULT OF OPERATIONS

       The following discussion provides information about the major components and the results of operations and financial condition, liquidity and capital resources of BSS. This discussion and analysis should be read in conjunction with BSS's Consolidated Financial Statements and Notes thereto included in this Joint Proxy Statement.

  Overview

       BSS reported net income of $775,807 in 1995, compared to $606,557 in 1994, representing an increase of 27.9%. Earnings per share increased to $2.54 per share in 1995 compared to $1.99 per share in 1994. The increased earnings during this period were primarily due to higher levels of net interest income, a slight reduction in provision for loan losses, increased other income and a reduction in other expenses, primarily attributable to a refund and reduction of deposit insurance premiums.

       Return on average equity increased 20.0% to 8.4% in 1995 from 7.0% in 1994. Return on average assets also increased during 1995, to 1.29% compared to 1.05% in 1994.

       BSS assets at year-end 1995 were $62.5 million, up 7.0% over $58.4 million at year end in 1994. Loan growth during 1995 was flat as net loans at 1995 year end decreased slightly to $28.8 million compared to $29 million at year end 1994.

       On a tax equivalent annualized basis, BSS's net interest margin was 4.54% in 1995 compared to 4.60% in 1994.


       BSS is not aware of any trends, future events or uncertainties that will have a material adverse effect on the Bank. Obviously, unforeseeable changes in the local economy, which the Bank is unable to predict, may impact the overall community and ultimately the performance of the institution. However, except as otherwise disclosed herein, the Bank is not aware of any such changes.


  Net Interest Income

       Net interest income represents the principal source of earnings for BSS. Net interest income equals the amount by which income exceeds interest expense. Changes in the volume and mix of interest-earning assets and interest-bearing liabilities, as well as their respective yields and rates, have a significant impact on the level of net interest income.

       Net interest income in 1995 increased to $2,430,934 compared to $2,323,348 in 1994. The increase was primarily attributable to an increase in interest income resulting from: a) increased loan volume, which on an average net loan basis was $29.9 million in 1995 up from an average of $29.1 million in 1994; b) increases in investment securities and c) increased sales of federal funds. Increases in these areas were offset somewhat by increased interest expense on deposits as interest-bearing deposits grew to $46.2 million after falling in 1994 from the year-end 1993 level of $44.7 million to $43.0 million. Also contributing to net interest income was interest received on loans in nonaccrual status during 1995 of $92,050 compared to $40,544 received on these loans in 1994. While the tax-equivalent yield on interest earning assets increased to 7.95% in 1995 compared to 7.57% in 1994, this was more than offset by an increase in funding costs on interest bearing deposits which increased from 3.78% in 1994 to 4.40% in 1995. Nevertheless the net interest margin only fell slightly to 4.54 % in 1995 from 4.60% in 1994 due to a larger increase in earning assets compared to increases in interest-bearing liabilities and the aforementioned recovery of interest on nonaccrual loans.

       The following table depicts interest income on earning assets and related average yields as well as interest expense on interest-bearing liabilities and related average rates paid for the periods indicated.

             Average Balances, Income and Expenses, Yields and Rates

                                 Twelve Months Ended December 31,
                                      1995                1994
                           Average   Income/     Yield    Average Income/    Yield
                           Balance   Expense     Rate    Balance  Expense    Rate
Assets:
Securities:
 Taxable                   $17,232    $ 992       5.76%   $16,341  $ 906    5.54%
 Tax-exempt (1)              6,446      506       7.85      6,704    542    8.08
 Total securities           23,678    1,498        6.33    23,045  1,448    6.28
Loans (net):
 Taxable                    30,468    2,870        9.42    29,480  2,598    8.81
 Tax-exempt (1)                  -        -           -       126     12    9.52
   Total loans net (2)      30,468    2,870        9.42    29,606  2,610    8.82
Federal funds sold and
 repurchase agreements       3,204      189        5.90     1,941     76    3.92
Interest-bearing
 deposits in other
 banks                           -                                     -       -
 Total earning assets       57,350   $4,557        7.95    54,592 $4,134    7.57
Less:  allowance for
 loan losses                  (580)                          (477)
Total nonearning assets      3,426                          3,439
     Total assets          $60,196                        $57,554

Liabilities and Shareholders' Equity:
Interest-bearing deposits:
 Checking                   $4,367   $  121        2.77%  $ 4,825   $  128  2.65%
 Regular savings &           6,819      221        3.24     7,136      229  3.21
   club accounts
 Money market savings        8,249      296        3.59     8,655      278  3.21
 Certificate of deposit:
   $100,000 and over         6,170      298        4.83     4,548      190  4.18
   Under $100,000           18,822    1,019        5.41    17,745      797  4.49
     Total interest-bearing
     deposits               44,427    1,955        4.40    42,909    1,622  3.78
Short-term borrowings            -        -           -        48        2  4.17
     Total interest-bearing
       liabilities          44,427    1,955        4.40    42,957    1,624  3.79
Noninterest-bearing
 liabilities:
 Demand deposits             6,131                          5,592
 Other liabilities             389                             320
     Total liabilities      50,947                          48,869
Shareholders' equity         9,249                           8,685
Total liabilities &
 shareholders' equity      $60,196                         $57,554
Net interest income                 $ 2,602                        $ 2,570
Interest rate spread                               3.55%                    3.78%
Interest expense as a percent                      3.41%                    2.97%
 of average earning assets
Net interest margin                                4.54%                    4.60%
____________________

                                        -75-


(1) Income and yields are reported on a taxable equivalent basis assuming a federal tax rate of 34%

(2)  Nonaccruing loans are included in their respective categories.

(3) The change in interest, due to both rate and volume, has been allocated to change due to volume and change due to rate, in proportion to the relationship of the absolute dollar amounts of the change in each.


                                        -76-



       The following table analyzes changes in net income attributable to changes in the volume of interest-bearing assets and liabilities compared to changes in interest rates.


                                         Bank of Sussex & Surry
                                         Volume and Rate Analysis

                           1995 vs 1994            1994 vs 1993
                        Increase (Decrease)  Increase (Decrease)
                        Due to Changes in:   Due to Changes in:
                      Volume  Rate   Total     Volume  Rate   Total
Assets:
Securities:
 Taxable               $51    $35     $86        $64   ($24)   $40
 Tax-exempt (1)        (21)   (15)    (36)        11    (39)   (28)
 Total securities       30     20      50         75    (63)    12
Loans (net):
 Taxable                89    183     272        155    (84)    71
 Tax-exempt (1)         (6)    (6)    (12)         1      2      3
       Total loan       83    177     260        156    (82)    74
Federal funds sold and
 repurchase agreements  64     49     113        (80)    32    (48)
Interest-bearing deposits
 in other banks          -      -       -          -      -      -
 Total earning
   assets             $177   $246    $423       $151  ($113)    $38
Interest-bearing deposits:
 Checking             ($13)    $6     ($7)        $1   ($17)   ($16)
 Regular savings &     (10)     2      (8)         5    (22)    (17)
   club accounts
 Money mkt. savings    (13)    31      18         (7)   (12)    (19)
 Certificate of deposit:
   $100,000 and over    75     33     108         24    (10)      14
   Under $100,000       51    171     222        (20)   (26)     (46)
   Total interest-bearing
     deposits           90    243     333          3    (87)     (84)
Short-term borrowings   (1)    (1)     (2)         0      2        2
   Total interest-bearing
     liabilities       $89   $242    $331         $3   ($85)    ($82)

Change in net interest
   income              $88     $4     $92       $148   ($28)    $120


  Interest Sensitivity

       An important element of both earnings performance and the maintenance of sufficient liquidity is management of the interest sensitivity gap. The interest sensitivity gap is the difference between interest sensitive assets and interest sensitive liabilities in a specific time interval. The gap can be managed by repricing assets or liabilities, effected by selling securities available for sale, by replacing an asset or liability at maturity or by adjusting the interest rate on the life of an asset or liability. Matching the amounts of assets and liabilities repricing in the same time interval, helps to hedge the risk and minimize the impact on interest income in periods of rising and falling interest rates by the Bank.

                                        -77-


       BSS evaluates interest sensitivity risk in accordance with its asset liability policy, and then formulates strategy regarding asset originations and pricing and funding sources and pricing, and off-balance sheet commitments in order to decrease sensitivity risk.
  These strategies are based on management's outlook regarding future interest rate movements, the state of the regional and national economy and other financial and business risk factors. BSS establishes prices for deposits and loans based primarily on local market conditions.

       At December 31, 1995, BSS had only $28,000 more in liabilities than assets repricing within one year or less, and was, therefore in a neutral position as regards to interest rate sensitivity for that period with a negative .1% cumulative gap.

       Generally, positive gaps affect net interest margins and earnings negatively in periods of falling rates and conversely, higher negative gaps adversely impact net interest margin and earnings in periods of rising rates as a higher volume of liabilities will reprice than assets over the period for which the gap is computed. To reduce the impact of shifting interest rates, $14.5 million of total loans at December 31, 1995 were either on a variable interest rate or maturing within one year at which time they could be repriced. In addition, at December 31, 1995 federal funds sold, which are repriceable daily were $3.1 million and securities held in the available for sale category totaled $16.2 million which could be sold quickly to meet special funding needs or to adjust the bank's interest rate sensitivity position.

       The following table presents BSS's interest sensitivity position at December 31, 1995. This is a one day position which is continually changing and is not necessarily indicative of BSS's position at any other time.


                      Interest Sensitivity Analysis

                                         December 31, 1995(1)
                            Within     90-365   1 to 5      Over
                            90 days      days   Years     5 Years      Total
                                            (In thousands)
Earnings Assets:
Loans (net) (2)              $7,793    $6,671   $14,555      $169     $29,188
Securities (3)                3,681     4,312    15,271     3,659      26,923
Federal funds sold            3,058                                     3,058
 Total earning assets       $14,532   $10,983   $29,826    $3,828     $59,169

Interest-bearing Liabilities:
Interest checking (4)       $         $         $          $4,466     $ 4,466
Regular savings (4)                                         6,799       6,799
Money market savings          8,921                                     8,921
Certificates of deposit:
 $100,000 and over            1,503     3,167     1,788                 6,458
 Under $100,000               3,805     8,147     7,612                19,564
   Total interest-
   bearing liabilities      $14,229   $11,314    $9,400   $11,265     $46,208

Period gap                      303      (331)   20,426    (7,437)
Cumulative gap                  303       (28)   20,398    12,961
Ratio of cumulative gap
 to total earning assets        0.5%     (0.1%)    34.5%     21.9%

                                        -78-



 ____________________
(1)  The repricing dates may differ from maturity dates for certain prepayment assumptions.

(2)  Excludes nonaccrual loans.

(3) Securities classified "available-for-sale" are carried at estimated fair value. Securities classified "held to maturity" are carried at amortized cost or book value.

(4) BSS has found that its interest-checking deposits and regular savings historically represent core deposits and are not sensitive to changes in related market rates and therefore have been placed in the over five year column.

                                        -79-


    Other Income

       Other income for 1995 increased by $34,648, or 15.39% from the $225,158 reported in 1994. In part, increases in service charges on deposit accounts contributed to the increase along with a gain on other real estate owned in the amount of $52,500.

       Other income in 1994 increased $6,165 to $225,158 from $218,993 in 1993. In 1994 the bank reported losses on sales of securities of $4,536 compared to a gain on securities in 1993 of $41,202, when management made the decision to sell certain mortgage-backed securities during a period of declining rates and rapid pre-payments on this category of securities. Also contributing in 1994 to other income was $49,358 in attorney's fees previously expended and recovered in the course of the collection of a nonperforming loan.


                                                Other Income

                                         Year Ended December 31,
                                           1995          1994
                                              (In thousands)
Service charges on deposit accounts         $163            $136
Fees for other customer services            40                36
Other operating income                      6                 58
Gain on sale of other real estate           53
Other income                                262              230
Securities losses, net                      (2)              (5)


         Total other income               $260             $225


  Other Expenses

       During 1995, other expenses decreased by $42,594 or 2.8% over 1994. This decrease was primarily due to a $53,105 or a 48.7% decrease in deposit insurance premiums. Other factors contributing to decreases in other expenses were decreases in legal fees, franchise tax, and $14,535 in IRS interest expense paid in 1994 in settlement of an IRS tax audit. These decreases more than offset the 5.2% increase in salary expense from $584,090 in 1994 to $626,440 in 1995. Expenses associated with employee benefits, occupancy and equipment remained relatively flat during 1995.

       Other expenses increased $99,482 or 7.00% in 1994 increasing to $1,528,459. The 1994 increase was primarily attributable to a $20,343 or 3.61% increase in salaries, a $13,009 increase in pension expense, a $10,888 increase in state franchise tax and a $14,535 IRS interest expense associated with the aforementioned IRS tax audit. Smaller increases in legal expenses, deposit insurance premiums, accounting and consulting fees, and bank examination fees also contributed to the increase in other expenses in 1994.


       The premium for FDIC insurance was reduced to a minimum of $500 per quarter in 1995.

                                        -80-



                                                  Other Expenses

                                               Year Ended December 31,
                                                1995            1994
                                                   (In Thousands)

Salaries and employee benefits                    $808           $766
Net occupancy expense or premises                   89             88
Furniture and equipment expense                     82             80
FDIC Assessment                                     56            109
Other operating expenses                           451            485
         Total                                  $1,486         $1,528


  Income Taxes

       Reported income tax expense in 1995 was $246,539, compared to $195,682 in 1994. These amounts correspond to an effective tax rate of 24.1% and 24.4% respectively. The increase in 1995 income tax expense was attributable to higher earnings from an increased net interest margin, a lower provision for loan losses, higher service charge income from deposit accounts and lower deposit insurance premiums.

       The decrease in income tax expense in 1994 was attributable to lower earnings which were primarily a result of a higher provision for loan losses.

       Note 6 to BSS Financial Statement provides a reconciliation between the amount of income tax expense computed using the federal statutory income tax rate with BSS's reported tax expense. Also included in Note 6 is information regarding the principal items giving rise to deferred taxes for the three years ended December 31, 1995.

  Loan Portfolio

       Loans, net of unearned income, deferred loan fees, and the allowance for loan losses, were $28.8 million at December 31, 1995, a slight decrease from the $29.0 million at December 31, 1994. During
  1995, loan demand was flat and the loan mix remained relatively unchanged.

       Loans secured by real estate comprise 57.5% of the total loan portfolio as of December 31, 1995 and includes a diverse portfolio of predominately single family residential loans, which comprise 35.3% of the loan portfolio. Loans secured by commercial real estate comprised
  13.5% and commercial and industrial comprised 15.5% of total loans.
  The commercial and industrial loan category also includes loans secured by real estate and other forms of collateral as well as some unsecured debt. Loans secured by agricultural real estate and other loans to the agricultural sector comprise 6.6% and 11.8% respectively of the loan portfolio as of December 31, 1995 with the latter category including loans also secured by real estate as well as other forms of collateral, principally farm equipment and also includes some unsecured credits. BSS's consumer portfolio comprised 15.1% of total loans as of December 31, 1995. BSS attempts to reduce its exposure to the risk of the local real estate market by making loans secured by real estate primarily on owner occupied properties. BSS historically has engaged in limited mortgage lending on multi-family properties.
  Real estate construction loans accounted for 2.1% of total loans outstanding as of December 31, 1995. BSS has no loans outstanding from foreign countries.

       During the normal course of business, BSS makes various commitments and incurs certain contingent liabilities which are disclosed but not reflected in its financial statements. These commitments and contingent liabilities include commitments to extend credit and financial standby

                                        -81-



  letters of credit. At December 31, 1995 commitments for standby letters of credit were $86,000 and commitments to extend credit were $4.7 million. At December 31, 1994, commitments for financial standby letters of credit totaled $101,065 and commitments to extend credit also totaled $4.7 million.

       Interest income on installment, agricultural, commercial, and real estate mortgage loans was computed on the principal balance outstanding. Most variable rate loans carry an interest rate tied to BSS's base lending rate, which is set by BSS, or to Money Center
  Prime, as published in the Wall Street Journal.

                                    Loan Portfolio

                                       December 31,
                                  1995            1994
                                      (In Thousands)
Commercial                        $4,623         $4,582
Agricultural                       3,463          3,162
Real estate construction             620            560
Real Estate Mortgage:
 Residential (1-4 family)          9,982         10,439
   Home equity lines                 427            315
   Multifamily                         0              0
   Commercial                      3,968          4,438
   Agricultural                    1,946          1,825
     Real estate subtotal         16,943         17,577

Loans to Individuals
   Consumer                        4,302          4,072
   Credit card & related plans       139            140
     Loans to individuals subtotal 4,441          4,212

       Total loans                29,470         29,533

Less unearned income                  26             27
       Total net loans           $29,445        $29,506


                                        -82-



             Maturity Schedule of Selected Loans (1)
                        December 31, 1995
                          (in thousands)

                                     1 Year        1 to 5  After 5
                                     or Less       Years     Years
Loans maturity with:
 Fixed Interest Rate                $ 7,517       $15,211    $ 169
 Variable Interest Rate               6,114           459

   Total                            $13,631       $15,670    $ 169

Loans maturing after one                                   $15,380
 year with predetermined
 rates

Loans maturing after one                                    $  427
 year with variable
 rates

_____________________
(1) Includes loans in nonaccrual status.


  Asset Quality

       Allowance For Loan Losses. Allowance for loan losses is an estimate of an amount adequate to provide for potential losses in the loan portfolio of BSS. Loan losses are charged directly to the allowance when they occur, while recoveries are credited to the allowance. The allowance for loan losses is based upon management's periodic evaluation of the portfolio with consideration given to the overall loss experience in the portfolio, delinquency data, financial condition of borrowers, an analysis of anticipated economic conditions in the market area, assessment of problem loans, and such other factors that, in management's judgement, warrant recognition to provide for an adequate allowance. Because of the uncertainty inherent in the evaluations, the amount of the allowance is necessarily approximate and imprecise. In addition, input from bank regulatory agencies that regularly review the loan portfolio as part of their examination process is considered in reviewing and assessing the adequacy of the allowance for loan losses.

       The provision for loan losses in 1995 increased to $597,000 as compared to $547,000 in 1994.

       BSS had net charge offs in 1995 of $132,529, compared to $144,808 in 1994. The charge offs in 1994 and 1995 were in large part attributable to one problem credit which continues to be a difficult collection process and which represents all of the $257,000 in nonaccrual loans at year-end 1995.

                                        -83-


                            Allowance For Loan Losses

                                           December 31,
                                       1995            1994
                                          (In Thousands)
Balance, beginning of period            $547           $474

Loans charged off:
 Commercial                              166             33
 Real estate construction                  0              0
 Real estate mortgage                      0             99
 Loans to individuals                     11             23
     Total loans charged off             177            155

Recoveries:
 Commercial                                3              4
 Real estate construction                  0              0
 Real estate mortgage                     35              1
 Loans to individuals                      6              5
     Total recoveries                     44             10

Net loans charged-off                    133            145
Provision for loan losses                183            218
Balance, end of period                  $597           $547

Ratio of allowance for loan losses
 to total loans outstanding at
 end of period                         2.03%          1.85%

Ratio of net charge-offs to
 average loans outstanding
 during period                         0.44%          0.49%


       The breakdown of the allowance for loan losses is based primarily upon those factors discussed above in computing the allowance for loan losses as a whole. Because all of these factors are subject to change, the breakdown is not necessarily indicative of the category for determining future loan losses.

       The allocation for commercial loans, 73.2% of the total allowance at December 31, 1995 and 68.0% of the total allowance at December 31, 1994, reflects the risks associated with one problem credit, the final resolution of which has been uncertain, and possible unknown risks associated with agricultural borrowers.

                                        -84-


                     Allocation of Allowance For Loan Losses

                                     Year Ended           Year Ended
                                   December 31, 1995   December 31, 1994
                                       Percent of             Percent of
                                       Loans in Each          Loans in Each
                                       Category to            Category to
                               Amount  Total Loans   Amount  Total Loans

  Commercial                    $437       27.3%      $372       26.2%
  Real estate                     97       57.6        127       59.6
  Consumer                        63       15.1         48       14.2

                                $597     100.00%      $547     100.00%


  Nonperforming Assets. Total nonperforming assets, which consist of nonaccrual loans, restructured loans, and foreclosed properties, were $270,000 at December 31, 1995, a decrease of $162,000 or 20.1% from
  December 31, 1994. Total nonperforming assets at December 31, 1994 were $432,000. As of December 31, 1995, BSS's total nonperforming assets represented .92% of period-end loans and foreclosed property compared to 1.4% of total loans as of December 31, 1994. Total nonperforming loans and loans over 90 days past due and accruing interest were 1.2% of period-end loans and foreclosed property as of December 31, 1995 compared to 1.6% at December 31, 1994.

                           Nonperforming Assets

                                           December 31,
                                       1995            1994
                                          (In Thousands)
Nonaccrual loans                        $257           $419
Restructured loans                         0              0
Foreclosed properties                     13             13
  Total nonperforming assets             270            432
Loans past due 90 days
 accruing interest                        75             43

Allowance for loan losses to
 period end loans                       2.03%          1.85%
Allowance for loan losses to
 nonaccrual loans                        232%           131%
Nonperforming assets to period-end
 loans and foreclosed property          0.92%          1.46%
Net charge-offs to average loans        0.44%          0.49%
 outstanding during the period.

       Loans are placed on nonaccrual status when collection of interest and principal is doubtful, generally when loans become 90 days past due unless they are well secured and in the process of collection.
  There are three negative implications for earnings when a loan is placed on nonaccrual status. First, all interest accrued but unpaid at the date of the loan is placed on nonaccrual status is either deducted from interest income or written off as a loss. Second, accruals of interest are discontinued until it becomes certain that both principal and interest can be repaid. Third, there may be actual losses which necessitate additional provisions for loan losses charged against earnings.

                                        -85-


       During 1995, $27,625 in additional interest income would have been recorded if BSS's nonaccrual loans had been current and in accordance with their original terms. During 1995, BSS was repaid
  $92,050 in interest income on loans on nonaccrual status.  During
  1994, $40,544 was repaid in interest income on loans in nonaccrual status.

       As of December 31, 1995, all loans 30 days or more delinquent totaled $604,000, representing 2.05% of total loans, which included
  $257,000 in nonaccrual status and $75,000 in other over 90 days past due, still accruing interest, with the majority being secured and in the process of collection. At December 31, 1995, in addition to loans on either non-accrual status or loan past due 90 days or more and still accruing, BSS had approximately $80,000 of loans that had been internally classified. These loans require more than normal attention and are potential problem loans. BSS considered these loans in establishing the level of the allowance for loan losses.

       The loans in nonaccrual status are the subject of litigation to determine BSS's lien position with regard to the real estate collateral securing the loan. BSS has placed the title company insuring its first deed of trust position on the collateral on notice of a possible claim, pending the outcome of the litigation.

       Also included in loans past due over 30 days are loans that have possible credit problems and cause management to have concerns about the borrowers' abilities to comply with existing repayment terms.

  Securities

       The book value of the securities portfolio was $26.3 million at December 31, 1995 compared to $23.2 million at December 31, 1994. Book value of investments in U.S. Government agencies increased $4.8 million in 1995 to 62.2% of the portfolio from 49.8% at the end of 1994. Increases in U.S. Government agencies, and the securities portfolio as a whole in 1995, were primarily a result of management seeking to increase yield by decreasing liquidity during a period when deposit growth was experienced while loan demand remained relatively flat. Conversely, smaller increases in 1994 were a result of stronger loan demand while deposit growth was flat. Securities did increase to a small degree in 1994 as management sought to increase yield by decreasing its Fed funds sold position.

       Included in the other securities category are equity securities having book value and market value at December 31, 1995 of $60,006 and $442,987 respectively. These equities include investments in Virginia
  Bankers Bank, Federal Agricultural Mortgage Corporation (Farmer Mac),
  AT&T, the Baby Bells, American Brands, Air Touch Communications,
  NationsBank, SBC Communications, The Travelers, Inc., and Transport
  Holdings.


       Effective January 1, 1994, the bank adopted Statement of
  Financial Accounting Standards No. 115, "Accounting for Certain
  Investments in Debt and Equity Securities" ("SFAS 115") and revised its accounting policy for investments. This pronouncement requires that investments in debt and equity securities with readily determinable fair values shall be classified as either
  "held-to-maturity", "available-for-sale", or "trading". Management reviewed the securities portfolio and classified securities as either
  "held-to-maturity" or "available-for-sale". The bank does not have any securities classified as "trading" securities. Securities classified as "held-to-maturity" are accounted for at amortized cost and require the bank to have both the positive intent and ability to hold these securities to maturity. All other securities are classified as "available-for-sale" and are carried at fair value with unrealized gains and losses included in shareholders' equity on an after-tax basis. Realized gains or losses on the sale of investments are recognized at the time of sale using the amortized cost of the specific security sold. In accordance with a permissible, one time reclassification of securities, the bank reassessed its liquidity needs and investment strategy and on December 22, 1995 transferred securities with an amortized cost of $7,795,266 from held to maturity to available for sale at fair value resulting in a net unrealized gain of $35,737 or $23,586 on an after-tax basis, which was reflected within a separate


                                        -86-



  component of shareholders' equity. This increase in the available-for-sale category was a result of management's decision to increase its flexibility in managing the investment portfolio as changing circumstances make it necessary or desirable to sell specific securities at times which may not be anticipated at the time of purchase.



       As of December 31, 1995 the estimated market value of the "Available-For-Sale" portfolio was $16.2 million, which would have created an after tax gain of approximately $409,414 if all of the available-for-sale were sold on that date. As of December 31, 1994, the estimated market value of the "Available-For-Sale" portfolio was $5.4 million and the unrealized gain on the available-for-sale securities was approximately $111,327, after taxes. The gain is considered a net unrealized gain for reporting purposes only and is not reflected in income although the after-tax effect is reflected as an increase of capital for financial reporting purposes only. BSS's capital-to-asset ratio, not including the above described gains, was 14.7% and 14.8% based on assets of $62.5 million and $58.4 million, at December 31, 1995 and December 31, 1994 respectively. With the gains included, the capital to asset ratio is 15.4% and 15.0% for the same periods.

       The market value of BSS's investment portfolio was 102% and 96.8% of amortized costs, respectively, at year end 1995 and 1994.


                    Portfolio of Investment Securities

                                                December 31,
                                            1995            1994
                                              (In Thousands)
Available for sale:
 Estimated Fair Value:
 US Treasury Securities                   $1,346              $  246
 US Government agencies                   10,572               4,063
 State and political subdivisions          3,052                 708
 Corporate bonds                             751                   -
 Equity Securities                           503                 373
                                          16,224               5,390

Held to Maturity:
 US Treasury Securities                  $     -             $ 2,362
 US Government agencies                    5,897               7,319
 State and political subdivisions          4,602               6,670
 Corporate bonds                             200               1,300
 Collateralized mortgage obligation,
   private issuer                                                300
                                         $10,699             $17,951

                                        -87-


        Maturities of Securities Held as of December 31, 1995:

                                                              Over 10
                                                               Years
                              1 Year       1 to   5 to       & Equity
                              or Less    5 Years  10 Years     Sec.      Total
                                                  (In Thousands)
US Agency securities:
Book .......................  $4,560     $10,808   $  748     $ 250     $16,365
Market......................   4,520      10,891      755       250      16,417
Weighted average yield(1)...    5.33%       5.98%    6.36%     7.27%       5.81%

US Treasury Securities:
Book........................   $ 551       $ 801   $    0    $    0      $1,352
Market......................     550         797        0         0       1,347
Weighted average yield(1)...    4.43%       5.13%    0.00%     0.00%       4.84%

State and Political Subdivisions
Book........................  $1,083      $2,913   $3,583    $    0      $7,578
Market......................   1,090       2,963    3,570         0       7,623
Weighted average yield(1)...    7.76%       7.81%    7.48%     0.00%       7.63%

Other Securities:
Book........................  $  200      $  746    $   0     $  60      $1,006
Market......................     198         750        0       503       1,451
Weighted average yield(1)...    5.41%       6.00%    0.00%     2.83%       5.69%

Total Securities:
Book........................ $ 6,393    $ 15,269  $ 4,330    $  310    $ 26,302
Market......................   6,358      15,400    4,326       753      26,837
Weighted average yield(1)...    5.65%       6.29%    7.29%     5.65%       6.24%

(1) Yields on tax-exempt securities have been computed on a tax-equivalent basis.

See Note 2 to BSS's Financial Statements for an analysis of gross unrealized gains and losses in the securities portfolio.


  Deposits

       BSS has made an effort over the years to increase core deposits.
  Deposits provide funding for BSS's investment in loans and securities, and the interest paid for deposits must be managed carefully to control the level of interest expense. Deposits at December 31, 1995 were $52.5 million, an increase of 6.3% over $49.4 million in 1994.
  Non-interest demand deposits were flat declining 1.6% to $6.3 million at year-end 1995 compared to $6.4 million in 1994. Interest bearing demand deposits remained fairly stable while money market accounts increased and savings accounts decreased slightly. Time deposits over $100,000 increased 22.6% to $6.5 million in 1995 compared to $5.3 million in 1994. Other time deposits increased 7.1% from $18.3 million in 1994 to $19.6 million.

       Deposits for 1994 fell slightly by 2.1% from $50.5 million in 1993 to $49.4 million in 1994. While non-interest bearing deposits grew 10.9% during 1994, interest bearing deposit accounts declined.
  This decline is attributable to low market interest rates paid on deposits during the majority of 1994.

                                        -88-


       Non-interest bearing checking accounts were 12% of total deposits at December 31, 1995 compared to 12.8% for the same period one year earlier. BSS has no brokered deposits.

       BSS offers individuals and small-to-medium sized businesses a variety of deposit accounts, including checking, savings, money market, and certificates of deposits. Certificates of deposit, are obtained primarily from the community that BSS serves. BSS also carries interest-bearing deposits with local municipal governments, which in recent years has been a stable source of funds.


                     Average Deposits and Rates Paid

                                      For The Year Ended December 31,
                                       1995                    1994
                                  Amount          Rate          Amount    Rate
Noninterest-bearing accounts      $6,131         0.00%          $5,592    0.00%
Interest-bearing accounts
   Interest checking              4,367          2.77           4,825     2.65
   Money market                   8,249          3.59           8,655     3.21
   Regular savings                6,819          3.24           7,136     3.21
   Time deposits
       Less than $100,000         18,882         5.41           17,745    4.49
       $100,000 and over           6,170         4.83            4,548    4.18
Total interest bearing            44,487         4.40           42,909    3.78

       Total                      $50,618                       $48,501



                Maturities of CD's of $100,000 and Over

                       Within        Three   Six To     Over
                       Three         To Six  Twelve    Twelve
                        Months       Months   Months   Months  Total Deposits
                                           (In Thousands)
At December 31, 1995    $1,329        $456    $2,506   $2,167     $6,458

  Capital Resources

       The adequacy of BSS's capital is reviewed by management on an ongoing basis with reference to the size, composition, and quality of BSS's resources and consistent with regulatory requirements and industry standards. Management seeks to maintain a capital structure that will assure an adequate level of capital to support anticipated asset growth and absorb potential losses.

       The Federal Reserve, along with the Comptroller of the Currency and the Federal Deposit Insurance Corporation, have adopted new capital guidelines to supplement the existing definitions of capital for regulatory purposes and to establish minimum capital standards, specifically the guidelines categorize assets and off-balance sheet items into four risk-weighted categories. At the end of December 31, 1995 and 1994 the minimum ratio of qualifying total capital to risk-weighted assets was 8% of which 4% must be tier-one capital, which is, equity, retained earnings and a limited amount of perpetual preferred stock, less certain goodwill items. BSS had a ratio of risk-weighted to total capital of 28.15% on December 31, 1995 and a ratio of risk-weighted assets to tier-one capital of 26.65%. Both of these significantly exceed the fully phased-in capital requirements adopted by the Federal Reserve Bank regulatory agencies.

                                        -89-


                           Analysis of Capital


                                                   December 31,
                                            1995                 1994

Tier I Capital                           $  381,175          $ 381,175
 Common stock                             1,000,000          1,000,000
 Additional paid-in capital               7,815,354          7,253,005
 Retained earnings                          -                       -
 Less:  disallowed intangibles            9,196,529          8,634,180
   Total Tier I capital

Tier 2 Capital
 Allowable allowance for loan losses        517,588            522,381
 Allowable long-term debt                   -                       -
     Total Tier 2 capital                   517,588            522,381

     Total risk-based capital            $9,714,117         $9,156,561

Risk-weighted assets                    $34,505,883        $34,825,403

Capital Ratios:
Tier 1 risk-based capital ratio               26.65%             24.79%
Total risk-based capital ratio                28.15              26.29
Tier I capital to average adjusted
 total assets                                 15.38              15.03
Average equity to average assets              15.36              15.09

  Short Term Borrowings

       BSS occasionally finds it necessary to purchase federal funds on a short term basis due to fluctuations in loan and deposit levels. BSS has several arrangements whereby it may purchase funds. At the current time, lines of credit for such funds are in place in the amount of $5.75 million. The only borrowings BSS is involved in are the purchase and sale of federal funds. For 1995, average daily federal funds sold were $3.2 million and there were no purchases of federal funds. During 1994, average daily federal funds sold were $1.9 million and average daily fed funds purchased were $48,425. BSS has been and continues to be a net provider of funds in the market place.


  Liquidity

       Liquidity represents an institution's ability to meet present and future financial obligations through either the sale or maturity of existing assets or the acquisition of additional funds through liability management. Asset liquidity is generally provided by interest bearing deposits with other banks, federal funds sold, securities available for sale and loan maturity management. Liability liquidity is primarily measured by BSS's ability to obtain deposits.
  Both the coordination of asset and liability, maturities and effective liability management are important to the maintenance of liquidity.

       At December 31, 1995, BSS had cash and cash equivalents of $4.9 million. For 1995, cash and cash equivalents increased $.7 million.
  Cash provided by operations was $1.0 for this time period


                                        -90-



  resulting mainly from net interest income from increased loan volume, increased investment securities and increased sales of federal funds.
  Cash used by investing activities amounted to $3.2 million for this time period principally due to purchases of securities available for sale or held to maturity. Cash provided by financing activities amount to $2.9 million due primarily to increases in non-interest and interest bearing deposits.

       For the year ended December 31, 1995, cash, available for sale securities, and federal funds sold were $21.2 million or 36% of total earning assets compared to $9.6 million or 17.5%, respectively, as of December 31, 1994. At December 31, 1995 and 1994, securities available for sale as a percentage of total securities were 60.3% and 23.1%, respectively. At December 31, 1995, $14.5 million or 49.1% of loans were maturing or repricing within one year and at December 31, 1994, $14.3 million or 48.5% of loans would mature or be repriced within one year.

       At December 31, 1995, BSS had no long-term debt and no materials commitments for capital expenditures. In addition, BSS has lines of credit for purchase of federal funds in the amount of $5.8 million.


  Impact of Inflation and Changing Prices in Seasonality

       The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

       Virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation. BSS is located in a somewhat diversified employment area of Sussex, Southampton and Surry counties, which is heavily dependent on agriculture and timber related industries. Its market is also dependent, in a lesser degree, upon businesses and industries located in the Newport News, Norfolk area and the Colonial Heights, Hopewell and Petersburg area.

       Because of the seasonality of the agricultural industry, the volume of loans and deposits typically fluctuate during the year.
  Loans typically are heaviest from April to November and deposits are usually their lowest during the same period. At the end of each year, loans decrease and deposits increase as loans are repaid and deposits increase as a result of the sale of the fall harvest.

  New Accounting Pronouncements

       Financial Accounting Standards Board Statement No. 121
  "Accounting for the Impairment of Long-Lived Assets and For Long-Lived
  Assets to be Disposed" was issued in March, 1995, and requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This pronouncement is effective for fiscal years beginning after

                                        -91-


  December 15, 1995, and its adoption is not expected to have a material effect on BSS's financial statements.

       In May 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 122, "Accounting for Mortgage Servicing Rights"
  (FASB No. 122).  FASB No. 122 requires that the cost of loans
  (including origination costs) be allocated between the cost of the mortgage servicing rights and the loan based on relative fair values, when loans are to be sold or securitized. The cost of mortgage servicing rights would be recorded as an asset and amortized over the estimated servicing period, with periodic evaluations and, if necessary, write downs for impairment. The Statement must be implemented prospectively for fiscal years beginning after December
  15, 1995. As the Bank does not maintain a servicing portfolio of residential-mortgage loans, FASB 122 is not expected to have a material effect on the Bank's financial statements.

       In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation." This Statement encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Entities electing to remain with the accounting in Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting had been applied.

       Generally, stock options issued under the Corporation's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The accounting requirements of this Statement are generally effective for transactions entered into in fiscal years that begin after December
  15, 1995. The disclosure requirements of this Statement are generally effective for financial statement for fiscal years beginning after December 15, 1995. It is anticipated that the Corporation will continue its current accounting treatment for stock options and make the pro forma disclosures proscribed by this Statement.



                    UNITED COMMUNITY BANKSHARES, INC.

  Organization and Business

       United Community Bankshares, Inc. is a Virginia Corporation organized as a multi-bank holding company under the Virginia SCA to serve as the parent company of BOF and BSS. Applications have been filed with the Federal Reserve under the BHC Act and with the SCC under the Virginia SCA for authorization to serve in such capacity.
  See "The Reorganization - Terms of the Reorganization" and "The
  Reorganization - Regulatory Approvals." If the Reorganization is approved by the requisite vote of the shareholders of BOF and BSS, and by the Federal Reserve, the FDIC and the SCC, and if other conditions of the Reorganization are satisfied (or waived to the extent permitted by the Agreement and applicable law), the Reorganization will be consummated and effected at the time of the last to occur of the following events: (i) a certificate of share exchange is issued by the SCC with respect to the BOF Share Exchange pursuant to the Plan of Share Exchange; (ii) a certificate of share exchange is issued by the SCC with respect to the BSS Share Exchange pursuant to the Plan of Share Exchange; (iii) a certificate of incorporation is issued by the SCC for the Holding Company; and (iv) regulatory approval is issued by the Federal Reserve and the SCC with respect to the Holding Company.
  Thereafter, the Holding Company will serve as the parent company of BOF and BSS and will transact any material business through these bank subsidiaries and such other subsidiaries as may be

                                   -92-


  established from time to time. Federal law requires that it also serve as a source of financial and managerial strength to its subsidiary banks and that it conduct its operations in a safe and sound manner.

       In addition to its banking activities, the Holding Company may engage in any activity that the Federal Reserve determines to be "so closely related to banking ... as to be a proper incident thereto."
  Its activities will be governed by a Board of Directors comprised of ten members, five of whom will be designated by each of BOF and BSS.
  Its principal executive officers will be Wenifred O. Pearce, President and Chief Executive Officer, and D. Eugene Brittle, Executive Vice
  President and Chief Operations Officer. The BOF Board of Directors has recommended and nominated J. Russell West to serve as Chairman of the Board of the Holding Company and Harvey Pope to serve as Vice
  Chairman.  See "The Reorganization."

       The principal office of the Holding Company will be located at 100 East 4th Avenue, Franklin, Virginia 23851.

  The Market


       The Holding Company will be comprised of BOF and BSS, which are situated in the City of Franklin and Town of Wakefield, and the counties of Southampton, Sussex and Surry. The market area lies between the James River to the north, the North Carolina line to the south, Isle of Wight to the East, and the communities on the I-95 corridor to the west. The economy of the primary market area is diverse and driven by manufacturing, timber, and agricultural business, and supplemented by closely held retail and service businesses. Some of the better known companies are Union Camp
  Corporation, Georgia-Pacific, and Smithfield Foods, Inc. The area also has Paul D. Camp Community College which supplements the work force and adds to the technical base. Construction is underway for a maximum security state prison in northeastern Sussex County. This is expected to bring additional employment to the area as well as much needed expanded sewer facilities.


       BOF operates five full service banking offices, including its main office in Franklin, two in the City of Franklin, one each in the City of Suffolk (Holland) and Towns of Courtland and Newsoms. It estimates that it serves approximately 13,900 households in this area.
  BSS operates one branch in Ivor, one in Surry, and the main office in Wakefield, serving an estimated 5,500 households in the aforementioned towns and surrounding area.

  Competition

       BOF and BSS face competition for loans from commercial banks, savings and loan associations and savings banks, mortgage banking subsidiaries of regional commercial banks, subsidiaries of national mortgage bankers, insurance companies, farm credit banks, credit unions, and other institutional lenders. The most direct competition for deposits has historically come from savings and loan associations and savings banks, farm credit banks, commercial banks, credit unions and other financial institutions. Based upon total assets at March
  31, 1996, BOF was the largest community-based bank or thrift institution headquartered in Franklin, Virginia or Southampton County.
  As of the same date, BSS was the largest community-based bank or thrift institution headquartered in Sussex County. Both banks may face an increase in competition as a result of the continuing reduction in the restrictions on interstate operations of financial institutions. They also face competition for deposits from short-term money market mutual funds and other corporate and government securities funds.

  Net Interest Income

       Net interest income, the primary source of both banks' earnings, will also be the primary source of earnings for the Holding Company.
  Net interest income represents the difference between income on interest-earning assets (primarily loans and investments) and expense on interest-bearing liabilities (primarily deposits and borrowings).
  Net interest income is affected by both the interest rate spread (the

                                        -93-



  difference between the rate of interest earned on interest-earning assets and the rate of interest paid on interest-bearing liabilities) and by each bank's net interest position (the difference between the average amount of interest-earning assets and the average amount of interest-bearing liabilities). Changes in the volume and mix of interest-earning assets and interest-bearing liabilities, the market interest rates, the volume of noninterest-earning assets and the volume of noninterest-bearing liabilities available to support interest-earning assets all affect net interest income.

  Management

       The following table sets forth the individuals who will serve as directors of The Holding Company if the Reorganization is consummated.
  The directors are divided into three classes, with Class I directors serving until the 1997 annual meeting, Class II directors serving until the 1998 annual meeting, and Class III directors serving until the 1999 Annual Meeting.


                                                                Number and Percent of Holding
                                                                Company Common Stock to be
                                Principal Occupation  Present     Owned, Based on Bank Stock
 Name and Age                   Last 5 Years      Affiliation  Owned As of March 31, 1996 (1)

                                 Class I
                   (Serving until 1997 Annual Meeting)

  G. O. Huber (76)          Retired, CEO of BSS       BSS              13,925
                                                                           *

  Hunter Darden, Jr. (73)   Retired, Farmer           BOF               5,123
                                                                           *

  F. Bruce Stewart (56)        Attorney,              BOF              11,774
                            Stewart & Stewart                              *

                                 Class II
                   (Serving until 1998 Annual Meeting)

  J. P. Bain (72)            Chairman BSS,            BSS             198,435
                            Private Investor                            (10.8%)

  J. Philip Bain, Jr. (32)     Stockbroker,           BSS              65,025
                           Davenport & Company                           (3.6%)
                            of Virginia, Inc.

  Harvey Pope (76)             Consultant,            BOF               8,881
                          Hancock Peanut Company                            *
                               (former President)

                                Class III
                   (Serving until 1999 Annual Meeting)

  Wenifred O. Pearce (54)      President and CEO,     BOF               2,624
                                                      BOF                   *

  D. Eugene Brittle (46)       President and CEO,     BSS               3,000
                               BSS                                          *

                                        -94-


   J. Russell West (70)        Owner,               BSS                57,975
                             Ivor Furniture                              (3.2%)
                               Company

  J. D. Spivey (69)            Retired,             BOF                 4,834
                           Vice President of                                *
                      Southampton Tractor Co., Inc.

  _________________

  * Represents less than 1% of total stock outstanding on a proforma combined basis.

  (1)  These estimates based are based on 1,829,584 shares of Holding
       Company Common Stock outstanding on the Effective Date of the Reorganization as calculated based on the respective Exchange
       Ratios of BOF (4.806) and BSS (3.0) and the individuals' ownership of BOF and BSS Common Stock as of March 31, 1996.
       Includes shares that may be deemed beneficially owned due to joint ownership, voting power or investment power. For additional information related to the beneficial ownership of the individuals listed, refer to the beneficial ownership tables above under "Election of Directors of The Bank of Franklin" and "Election of Directors of The Bank of Sussex and
       Surry", beginning on pages 37 and 41, respectively.



               DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

  Authorized and Outstanding Capital Stock

       The Holding Company is authorized to issue up to 6,000,000 shares of its common stock, par value $1.00 per share, and up to 1,000,000 shares of serial preferred stock, par value $1.00 per share. As of March 31, 1996, BOF had 190,338 shares of Common Stock outstanding held by 801 shareholders of record. No shares of preferred stock were issued or authorized by BOF. As of the same date, BSS had 304,940 shares of common stock outstanding held by 231 shareholders of record.
  No shares of preferred stock were issued or authorized . The following summary description of the capital stock of the Holding
  Company is qualified in its entirety by reference to the Articles of Incorporation of the Holding Company (the "Holding Company's
  Articles") and the Holding Company's Bylaws, copies of which are available for inspection as exhibits to the registration statement filed with the SEC in conjunction with this Joint Proxy Statement.

  Common Stock

       The holders of Holding Company Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders.
  Subject to certain limitations on the payment of dividends, holders of Holding Company Common Stock are entitled to receive dividends when declared by the Holding Company's Board of Directors for which funds are legally available. The possible issuance of serial preferred stock with a preference over common stock as to dividends would impact the dividend rights of holders of Holding Company Common Stock.

       All shares of Holding Company Common Stock to be issued in the Reorganization are fully paid (or will be fully paid) and nonassessible. Holders of common stock will not be entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voted in the election of directors can elect all of the directors then standing for election subject to the rights of holders of preferred stock, if and when issued. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

                                -95-


    Preferred Stock

       The Board of Directors of the Holding Company is authorized, without further action of the Holding Company shareholders, to issue up to 1,000,000 shares of preferred stock in classes or series and to fix the designation, powers, preferences or rights of the shares of each such class or series in any qualifications, limitations and restrictions thereof. Such preferred stock may have a preference over Holding Company Common Stock with respect to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Holding Company Common
  Stock. The rights of the holders of common stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future.

       The purpose of authorizing the Board of Directors to issue the preferred stock is, in part, to eliminate delays associated with a stockholder vote in specific instances. The issuance of preferred stock, for example in connection with a shareholder rights plan, could be directed by the Board so as to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of the outstanding common stock of the Holding Company. The
  Holding Company has no present plan to issue any shares of the preferred stock.

  Securities Ownership of Certain Beneficial Owners

       The following table sets forth certain information about those persons believed by the managements of BOF and BSS to be beneficial owners of more than 5% of the shares of common stock of BOF or BSS, as the case may be, outstanding on March 31, 1996. The Table also indicates the projected ownership in the Holding Company for those persons. Persons and groups owning in excess of 5% of such common stock are required to file certain reports regarding such ownership with each bank and with the FDIC in accordance with regulations issued pursuant to the Exchange Act. Other than those persons listed below, the banks are not aware of any person or group that owned more than 5% of either bank's common stock as of March 31, 1996.

      Name and            Amount and                   Resulting
      Address of           Nature of                   Ownership
      Beneficial          Beneficial    Percent of    of Holding    Percent of
        Owner             Ownership      Class(1)      Company       Class(1)

  J. H. Lee & Sons, Inc.,   18,181(2)      9.6%          87,377        4.80%
  a Virginia corporation
  Courtland, Virginia

  J. P. Bain                32,813(3)(4) 10.76%          98,439(4)     5.38%
  Wakefield, Virginia

  J. Philip Bain, Jr.       21,675(3)     7.11%          65,025(3)     3.55%
  Chester, Virginia

  Hannah B. Bain            33,332(5)    10.93%          99,996(5)     5.47%
  Wakefield, Virginia

  Robin B. King             15,495        5.08%          46,485        2.54%
  Ivor, Virginia

  J. Russell West           19,325(3)     6.34%          57,975        3.17%
  Ivor, Virginia

                                        -96-


   ________________________
  (1)  For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

   (2)  Refer to the beneficial ownership table provided in "Information
        Concerning The Bank of Franklin - Securities Ownership of
        Certain Beneficial Owners" for a detailed description of the nature of the beneficial ownership for the listed entity.

   (3) Refer to the beneficial ownership table provided in "Election of Directors of The Bank of Sussex and Surry" for detailed descriptions of the nature of the beneficial ownership for the listed individual.

   (4)  Amount does not include the 33,332 shares of BSS held by Mr.
        Bain's spouse, Hannah B. Bain, or the 99,996 shares of the Holding Company held by Mrs. Bain on a resulting ownership basis, listed elsewhere in this table.

   (5) Amount does not include the 32,813 shares of BSS held by Mrs.
       Bain's spouse, J. P. Bain, or the 98,439 shares of the Holding
       Company held by Mr. Bain on a resulting ownership basis, listed elsewhere in this table. See also note 3 above for additional information regarding Mr. Bain's beneficial ownership.

                    COMPARATIVE RIGHTS OF SHAREHOLDERS

  General

       BOF and BSS are both state banks organized as Virginia corporations and, therefore, subject to the provisions of the Virginia
  SCA. Shareholders of both BOF and BSS, whose rights are governed respectively by the BOF Articles of Incorporation and Bylaws and the BSS Articles of Incorporation and Bylaws, will become shareholders of the Holding Company upon consummation of the Reorganization. Upon consummation of the Reorganization, the rights of shareholders of the Holding Company will be governed by the Holding Company's Articles and Bylaws and by the Virginia SCA.

       Except as set forth below, there are no material differences between the rights of BOF shareholders, the rights of BSS shareholders, and the rights of shareholders receiving Holding Company
  Common Stock in the Reorganization. This summary is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of BOF, BSS and the Holding Company, and the Virginia SCA.

  Authorized Capital

       BOF. BOF's Articles of Association (the "BOF Articles") authorize the issuance of up to 500,000 shares of BOF Common Stock, par value $2.50 per share, of which 190,338 shares were issued and outstanding as of December 31, 1995. BOF is not authorized to issue shares of preferred stock.

       BSS. BSS's Articles of Incorporation (the "BSS Articles") authorize the issuance of up to 500,000 shares of BSS Common Stock, par value $1.25 per share, of which 304,940 shares were issued and outstanding as of December 31, 1995. BSS is not authorized to issue shares of preferred stock.

       Holding Company. The Holding Company's Articles will authorize the issuance of up to 6,000,000 shares of Holding Company Common
  Stock, par value $1.00 per share, of which no shares were issued and outstanding as of March 31, 1996, and up to 1,000,000 shares of Holding Company Preferred Stock, par value $1.00 per share, of which no shares were issued and outstanding as of March 31, 1996.

                                        -97-



       The authorization of a greater number of authorized common stock is necessary to provide for the combined outstanding shares that will be issued pursuant to consummation of the Reorganization. In addition a greater number of authorized shares provides flexibility in the consideration of future stock dividends or stock splits, adoption of employee benefit plans, sale of capital stock to fund branch expansion and to enhance capital and liquidity, possible future acquisitions, and other corporate purposes.

       A potential effect of an increase in the authorized Common Stock is dilution of stockholders' interest in the Holding Company if the Holding Company subsequently issues a substantial number of the newly authorized shares. In addition, any issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of then outstanding existing shares of Common
  Stock.

       In certain instances the issuance of authorized but unissued shares of Common Stock may have an anti-takeover effect. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of the Holding Company. In addition, the sale of a substantial number of shares of Common Stock to any persons who may have an understanding with the Holding Company concerning the voting of such shares, or the distribution or dividend of shares of Common
  Stock (or the right to receive Common Stock) to the stockholders of the Holding Company, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Holding
  Company. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of the Holding Company by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transactions.

  Size and Classification of Board of Directors

       BOF. BOF's Articles provide for a board of directors consisting of 11 individuals except as otherwise amended by the Bylaws. The board is divided into three classes and elected to serve for three-year staggered terms.

       BSS. BSS's Articles provide that its board of directors shall consist of not less than 9 nor more than 15 individuals. The board is divided into three classes and elected for three-year staggered terms.

       The Holding Company. The Holding Company's Bylaws provide that the board will be not less than 5 nor more than 15 individuals, divided into three classes as nearly equal as possible, to be elected to consecutive three-year terms. The initial board of directors will consist of five persons designated by BOF and five persons designated by BSS. Directors of a class whose term expires will be elected at each annual meeting of shareholders.

  Removal of Directors

       The Virginia SCA provides that any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by a vote of the shareholders, by a vote of the board of directors, or, if the directors remaining in office constitute fewer than a quorum of the board, by a majority of the directors remaining in office. The term of a director elected by the board of directors expires at the next shareholders' meeting at which directors are elected, unless the articles of incorporation provide for staggered terms, in which case the term may expire in the class year of the director whose vacancy is filled. The Virginia SCA provides that shareholders may remove a director with or without cause if the number of votes cast to remove him constitutes a majority of the outstanding shares of the voting group that elected him.

       BOF. BOF's Bylaws provide that members of the board of directors may be removed with or without cause only by the vote of a majority of the outstanding shares at a meeting called for that

                                        -98-


  purpose. BOF's Bylaws also provide that any vacancy on the board of directors may be filled by an election by the active board members, including a vacancy resulting from an increase in the number of board members of not more than two directors. The retirement age for BOF directors is 75, except that the directors may extend this period by 3 years.

       BSS. BSS's Bylaws provide that any vacancy on the board of directors may be filled by an election by the active board members, including a vacancy resulting from an increase in the number of directors on the board. BSS's Bylaws provide that directors may be removed by shareholders of the bank only for cause and with the affirmative vote of more than two-thirds of the outstanding shares entitled to vote. These provisions, thus may make it more difficult to remove BSS directors compared to directors of BOF. No director shall be eligible for election as a director who has attained the age of 75 prior to such election except that this restriction does not apply to directors sitting as of March 12, 1992 and reelected thereafter.

       The Holding Company. The Holding Company's Articles and Bylaws provide that vacancies on the board of directors may be filled by a majority vote of the remaining directors, including a vacancy resulting from an increase in the board. The Holding Company's
  Articles provide that a director may be removed only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote. Paragraph 1.3 of the Agreement provides that for three years following the Effective Date, any vacancy of a director designated by BOF or BSS, respectively, will be filled by the remaining BOF or BSS designees recommending a replacement for the full board to approve. The initial 10 directors of the Holding Company board and any member of either of the Holding Company's subsidiaries
  (BOF and BSS) who were servicing at the time of formation of the Holding Company (March 28, 1996) are eligible to serve until age 80.
  Otherwise, directors are required to retire upon reaching the age of 65.

  Director Liability and Indemnification

       The Virginia SCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (i) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director; or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia SCA or a corporation's articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

       BOF. BOF's Bylaws provide for indemnification of each former, present and future a director or officer made a party to a proceeding by reason of his being, or having been, a director of officer of the bank. However, the bank shall not indemnify a director or officer in connection with a proceeding by or in the right of BOF if, in the opinion of the board of directors, the individual is guilty of willful misconduct, gross negligence, or acted in bad faith in the performance of his duties as a director or officer.

       BSS. BSS's Articles provide that directors shall be indemnified to the fullest extent permitted under the Virginia SCA except in matters as to which he is finally adjudged liable by reason of willful misconduct or a knowing violation of criminal law in the performance of such director's duties. The damages assessed against any director or officer are limited to $1.00 per transaction, unless the director or officer is adjudged liable due to willful misconduct or a knowing violation of criminal laws.

                                        -99-



       The Holding Company. The Holding Company Articles provide that to the full extent permitted by the Virginia SCA each director and officer shall be indemnified against liabilities, penalties and claims imposed by reason of that person serving as a director or officer of the Holding Company, except as to matters for which he is finally adjudged liable due to willful misconduct or knowing violation of criminal law. The Holding Company Articles also provide that liability of each director and officer shall be limited to the full extent permitted by the Virginia SCA in any proceeding brought by a shareholder in the right of the Holding Company or brought by or on behalf of shareholders of the Holding Company, except that liability shall not be limited in the case of willful misconduct or a knowing violation of criminal or securities laws on the part of the director or officer. For further clarification of rights of indemnification and limitation of liability, see the explanation of the relevant
  Virginia SCA provisions above.

  Shareholders' Meetings

       BOF. BOF's Bylaws provide that special meetings of the shareholders may be called by the Chief Executive Officer, a majority of the directors or by the holders of 10% of outstanding capital stock.

       BSS. BSS's Bylaws provide that meetings of shareholders may be held on the call of the Chairman of the Board, the President, a majority of the board of directors or by shareholders holding at least
  50% of the capital stock.

       The Holding Company. The Holding Company's Bylaws provide that special meetings of the shareholders may be called by a majority of the board of directors, the Chairman or Vice Chairman of the Board or the President. This provision could tend to delay a potential acquisition of the Holding Company without the cooperation or favorable recommendation of the management of the corporation.

  Nominations by Shareholders

       BOF. Any shareholder entitled to vote at the annual meeting may nominate one or more directors provided a proper nomination notice is received by the Secretary of the bank not less than 60 days in advance of the annual meeting date, the second Tuesday in May. The nomination notice must specify certain information set forth in the Bylaws regarding the shareholder who is making the nomination, as well as information regarding the nominee, such as name, age, business address, principal occupation, number of shares held of record and beneficially, any understandings between the nominee and the shareholder making the nomination, such additional information as is required under the proxy rules of the Securities and Exchange
  Commission, and the written consent of the individual to serve if elected. Other attempts to nominate individuals not in accordance with these bylaw provisions may be ruled out of order by the presiding officer.

       BSS. BSS's Articles and Bylaws prescribe similar procedures for director nominations. The Bylaws specifically set forth the information that must be provided by the shareholder making the nomination, which is similar to BOF's requirements. However, the written notice of such shareholder's intent to make such nomination or nominations must be given, either by personal delivery or by United
  States mail, postage prepaid, to the President of the bank not less than 14 days nor more than 50 days in advance of such meeting. The
  Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

       The Holding Company. The Holding Company's Bylaws also provide that nominations may be made by any stockholder. The nomination notice must be delivered to the Secretary of the Holding Company not less than thirty (30) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors; provided, however, that such notice shall not be required to be given more than ninety (90) days prior to the annual meeting of shareholders. The presiding officer at any meeting may
                                -100-


  refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.


  Shareholder Proposals

       BOF. BOF's Bylaws provide requirements relating to the timing and content of shareholder proposals for shareholder vote. Proposals must be received 60 days prior to the annual meeting; and provide information regarding the shareholder making the proposal, including name, address, and a representation that the holder is entitled to vote and intends to do so either in person or by proxy at the meeting, and the number of shares held of record and beneficially. Also the holder making the proposal must provide a description of the business to be brought before the meeting, including the text of the resolution and reasons in support.

       BSS. BSS's Articles and Bylaws do not contain any requirements relating to the timing or content of shareholder proposals for shareholder vote.

       The Holding Company. The Holding Company's Bylaws contain provisions substantially similar to those referenced immediately above for BOF.

  Supermajority Voting Provisions

       The Virginia SCA provides that, unless a corporation's articles of incorporation provide for a higher or lower vote, certain significant corporate actions must be approved by the affirmative vote of the holders of more than two-thirds of the votes entitled to be cast on the matter. Corporate actions requiring a two-thirds vote include amendments to a corporation's articles of incorporation, adoption of plans of merger or exchange, sales of all or substantially all of a corporation's assets other than in the ordinary course of business and adoption of plans of dissolution ("Fundamental Actions").
  The Virginia SCA provides that a corporation's articles may either increase the vote required to approve Fundamental Actions or may decrease the required vote to not less than a majority of the votes entitled to be cast.

       BOF. BOF's Articles provide that a Fundamental Action, if approved by the board of directors, must be submitted and approved by the holders of more than four-fifths of the shares entitled to vote.

       BSS.   BSS's Articles provide that a Fundamental Action shall be
  approved by a vote of a majority of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation.  If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of 80% or more of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

       Holding Company. The Holding Company Articles contain provisions relating to a supermajority vote for Fundamental Actions substantially similar to that referenced immediately above for BSS.

       Each of the applicable supermajority provisions for the respective corporations could tend to make the acquisition of the corporations more difficult to accomplish without the cooperation or favorable recommendation of the Board.

  State Anti-Takeover Statutes

       The Virginia SCA restricts transactions between a corporation and its affiliates and potential acquirors. The summary below is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to


                                        -101-


  the statutory provisions contained in the Virginia SCA.  The Virginia
  SCA applies to BSS and will apply to the Holding Company upon organization.

       Affiliated Transactions. The Virginia SCA contains provisions governing "Affiliated Transactions," found at Sections 13.1-725 -
  727.1 of the Virginia SCA. Affiliated Transactions include certain mergers and share exchanges, certain material dispositions of corporate assets not in the ordinary course of business, any dissolution of a corporation proposed by or on behalf of an Interested
  Shareholder (as defined below), and reclassifications, including reverse stock splits, recapitalizations or mergers of a corporation with its subsidiaries, or distributions or other transactions which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia SCA, an Interested Shareholder is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

       Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested
  Shareholder, any Affiliated Transaction must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the Disinterested Directors (as defined below). A
  Disinterested Director is defined in the Virginia SCA as a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 or the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the corporation's board of directors. At the expiration of the three year period after a shareholder becomes an Interested Shareholder, these provisions require approval of the Affiliated Transaction by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the Interested Shareholder.

       The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute.
  In general, the fair price requirements provide that the shareholders must receive the higher of: the highest per share price for their shares as was paid by the Interested Shareholder for his or its shares, or the fair market value of the shares. The fair price requirements also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the interested Shareholder, unless approved by a majority of the Disinterested Directors.

       None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder who has been an Interested Shareholder continuously since the effective date of the statute (January 26, 1988) or who became an Interested Shareholder by gift or inheritance from such a person or whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Disinterested Directors of the corporation.

       These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the Virginia SCA provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. BSS has not adopted such an amendment. Currently, the following individuals own or control 10% or more of BSS Common Stock: J. P. Bain, Chairman, 10.76%;
  and Hannah B. Bain, 10.93%. Since his ownership has been continuous since the effective date of the statute, Mr. Bain would not be considered Interested Shareholders as defined by the Virginia SCA;
  however Hannah B. Bain would be considered such Interested
  Shareholders.

                                        -102-



       Control Share Acquisitions.  The Virginia Control Share
  Acquisitions statute, found at Sections 13.1-728 - 728.8 of the Virginia SCA, also is designed to afford shareholders of a public company incorporated in Virginia protection against certain types of non-negotiated acquisitions in which a person, entity or group
  ("Acquiring Person") seeks to gain voting control of that corporation.
  With certain enumerated exceptions, the statute applies to acquisitions of shares of a corporation which would result in an Acquiring Persons ownership of the corporation's shares entitled to vote in the election of directors falling within any one of the following ranges: 20% to 33-1/3%, 33-1/3% to 50% or 50% or more (a
  "Control Share Acquisition"). Shares that are the subject of a Control Share Acquisition ("Control Shares") will not be entitled to voting rights unless the holders of a majority of the "Disinterested
  Shares" vote at an annual or special meeting of shareholders of the corporation to accord the Control Shares with voting rights.
  Disinterested Shares do not include shares owned by the Acquiring
  Person or by officers and inside directors of the target company.
  Under certain circumstances, the statute permits an Acquiring Person to call a special shareholders' meeting for the purpose of considering granting voting rights to the holders of the Control Shares. As a condition to having this matter considered at either an annual or special meeting, the Acquiring Person must provide shareholders with detailed disclosures about his identity, the method and financing of the Control Share Acquisition and any plans to engage in certain transactions with, or to make fundamental changes to, the corporation, its management or business. Under certain circumstances, the statute grants dissenters' rights to shareholders who vote against granting voting rights to the Control Shares. The Virginia Control Share
  Acquisitions Statute also enables a corporation to make provisions for redemption of Control Shares with no voting rights. A corporation may opt-out of the statute, which BSS has not done, by so providing in its articles of incorporation or bylaws. Among the acquisitions specifically excluded from the statute are acquisitions which are a part of certain negotiated transactions to which the corporation is a party and which, in the case of mergers or share exchanges, have been approved by the corporation's shareholders under other provisions of the Virginia SCA.

  Dissenters' Rights

       For a description of the respective rights for dissenting shareholders of BSS and BOF, see "The Reorganization - Appraisal
  Rights for Dissenting Shareholders."  Shareholders of the Holding
  Company will have substantially the same dissenters' rights as the shareholders of BSS, except that the Holding Company will not be subject to (Section Mark) 6.1-43, and therefore shareholders of the Holding Company will also have dissenters' rights in the case of a merger.


                        SUPERVISION AND REGULATION

  The Holding Company

  Bank Holding Companies

       As a result of the Reorganization, BOF and BSS will become subsidiaries of the Holding Company, and the Holding Company must register as a bank holding company under the BHC Act and become subject to regulation by the Federal Reserve. The Federal Reserve has jurisdiction under the BHC Act to approve any bank or nonbank acquisition, merger or consolidation proposed by a bank holding company. The BHC Act generally limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity which is so closely related to banking, or to managing or controlling banks, as to be a proper incident thereto.

       The BHC Act currently prohibits the Federal Reserve from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's principal bank subsidiary is principally located, unless such an acquisition is expressly authorized by statute of the state where the bank whose shares are to be acquired is located.
  However, under recently enacted federal legislation, the restriction on interstate acquisitions has been

                                        -103-


  abolished effective September 1995, and, bank holding companies from any state will be able to acquire banks and bank holding companies located in any other state, subject to certain conditions, including nationwide and state imposed concentration limits. Banks also will be able to branch across state lines by acquisition, merger or de novo, effective June 1, 1997 (unless state law permits such interstate branching at an earlier date), provided certain conditions are met, including that applicable state law must expressly permit such interstate branching. Virginia and North Carolina are two such states that have "opted in" under the federal statute and currently permit interstate branching, subject to the restriction that the home state of the bank desiring to branch interstate provide a reciprocal right to banks branching into such home state.

       There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries that are designed to reduce potential loss exposure to the depositors of the depository institutions and to the FDIC insurance fund. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund
  ("SAIF") as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the BIF or the SAIF or both. The FDIC's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

       Banking laws also provide that amounts received from the liquidation or other dissolution of any insured de- pository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or stockholder. This provision would give depositors a preference over general and subordinated creditors and stockholders in the event a receiver is appointed to distribute the assets of any bank or bank subsidiary.

       The Holding Company also will be required to register in Virginia with the SCC under the financial institution holding company laws of Virginia. Accordingly, the Holding Company, BSS, and to a limited extent BOF, will be subject to regulation and supervision by the SCC.

  Regulatory Capital Requirements

       All financial institutions are required to maintain minimum levels of regulatory capital. The FDIC has established substantially similar risk-based and leveraged capital standards for financial institutions they regulate. The FDIC also may impose capital requirements in excess of these standards on a case-by-case basis for various reasons, including financial condition or actual or anticipated growth. Under the risk-based capital requirements of these regulatory agencies, BOF and BSS are required to maintain a minimum ratio of total risk-based capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier l capital", which consists principally of common and certain qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder, "Tier 2 capital", consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss reserve. The Tier 1 and total risk-based capital to risk-weighted assets ratios of the Holding Company on a pro forma combined basis as of December 31, 1995 are 21.86% and 23.22%, respectively, exceeding the minimums required. Based upon the applicable FDIC regulations, at

                                        -104-


  December 31, 1995, the Holding Company would be considered "well capitalized". (See, the "Capital Ratios" table in this section below.)

       In addition, the federal regulatory agencies have established a minimum leveraged capital ratio (Tier 1 capital to tangible assets).
  These guidelines provide for a minimum leveraged capital ratio of 3% for banks and their respective holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above that minimum. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. The pro forma leverage ratio of the Holding Company as of December 31, 1995, was 12.87%.

       On December 15, 1994, the Federal Reserve Board, the Office of
  Thrift Supervision, the Office of the Controller of the Currency
  ("OCC"), and the FDIC (collectively the "agencies") issued a final rule entitled, Risk-Based Capital Standards: Concentration of Credit
  Risk and Risks of Nontraditional Activities. The final rule amends the risk-based capital standards by explicitly identifying concentrations of credit risk and certain risks arising from nontraditional activities, as well as an institution's ability to manage these risks, as important factors in assessing an institution's overall capital adequacy. While no quantitative measure of such risk is included in the final rule, to the extent appropriate, the agencies will issue examination guidelines on new developments in nontraditional activities or concentrations of credit to ensure that adequate account is taken of the risks of these activities. Moreover, the agencies also believe that institutions identified though the examination process as having significant exposure to concentration of credit risk or as not adequately managing concentration risks should hold capital in excess of the regulatory minimums. Therefore, due to the subjective nature of this final rule, the Bank is unable to determine what effect, if any, this rule may have on regulatory capital requirements.

       On August 2, 1995, the OCC, the Federal Reserve Board, and the
  FDIC (collectively the "banking agencies") issued a final rule entitled, Risk-Based Capital Standard: Interest Rate Risk. The final rule implements minimum capital standards for interest rate risk exposures in a two-step process. The final rule implements the first step of that process by revising the capital standards of the banking agencies to explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating a bank's capital adequacy. It is important to note that the banking agencies intend to implement this rule on a case-by-case basis during the examination process. The second step of the banking agencies' process will be to issue a proposed rule that would establish an explicit minimum capital charge for interest rate risk, based on the level of the bank's measured interest rate risk exposure. Due to the subjective nature of the first phase of this final rule, the Bank is unable to determine what effect, if any, this rule may have on its regulatory capital requirements.

       On November 16, 1995, the Federal Reserve Board issued guidelines entitled, Federal Reserve Guidelines for Rating Risk Management at
  State Member Banks and Bank Holding Companies (the "Guidelines").  The
  Guidelines specify that principles of sound management should apply to the entire spectrum of risks facing a banking institution including, but not limited to, credit, market, liquidity, operational, legal, and reputational risk and that, for state member banks, a single numerical rating for risk management should be provided as part of the examination process. The Guidelines also specify that examination reports should make reference to the types and nature of corrective actions that need to be taken by institutions to address noted risk management and internal control deficiencies. Where appropriate, institutions should also be advised that the Federal Reserve Board will initiate supervisory actions if the failure to separate critical operational duties creates the potential for serious losses or if material deficiencies or situations that threaten the safe and sound conduct of their activities are not adequately addressed in a timely manner. Due to the subjective nature of the risk-management

                                        -105-


  evaluation, the Holding Company is not able to determine what effect, if any, this rule may have on its operations.

       The following table summarizes the minimum regulatory and capital ratios for the Holding Company, on a consolidated basis, and BOF and BSS, individually, at December 31, 1995, and also the pro forma combined capital ratios as of December 31, 1995.

                              Capital Ratios

                                  Regulatory                          Pro Forma
                                   Minimum        BOF     BSS       Combined (3)
  Risk-based capital (1)
      Tier 1.. . . . . . .           4.00%        15.32% 26.65%          19.89%
      Total. . . . . . . .           8.00         16.57  28.15           21.24
    Leverage (2) . . . . . .           3.00        9.40  15.38           11.89
  Total shareholders' equity
   to total assets . . . . ..           N/A       10.09% 15.38           12.29

  (1) The pro forma risk-based capital ratios have been computed using pro forma combined historical data for BOF and BSS at December
       31, 1995.

  (2) Leverage ratio is calculated by Tier 1 capital as a percentage of average annual assets.

  (3) Calculated in accordance with the FDIC's capital rules, with adjustment for net unrealized appreciation/depreciation on securities available for sale, and is adjusted by $150,000 for estimated merger expenses.

  Limits on Dividends and Other Payments

       Certain state law restrictions are imposed on distributions of dividends to shareholders of the Holding Company. The Holding
  Company's shareholders are entitled to receive dividends as declared by the Holding Company's Board of Directors in accordance with Section
  13.1-653 of the Code of Virginia. Generally, distributions are made out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividend payments therefore may be limited in accordance with the provisions of the Virginia SCA and of the Holding Company's
  Articles.

       Banks likewise have limitations imposed under federal regulations upon all dividends, including cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger, and other distributions charged against capital. Dividends typically may only be paid out of net profits and then only when the bank's surplus equals or exceeds its capital, except under limited circumstances. Neither of BOF or BSS expects that these federal limitations will have an effect on the level of dividends paid in the near term.

       Similarly, BOF and BSS are subject to legal limitations on capital distributions including the payment of dividends, if, after making such distribution, the institution would become
  "undercapitalized" (as such term is used in the statute). For all state non-member banks seeking to pay dividends, the prior approval of the FDIC is required if the total of all dividends declared in any calendar year will exceed the sum of the bank's net profits for that year and its retained net profits for the preceding two calendar years. Federal law also generally prohibits a depository institution from making any capital distribution (including payment of a dividend or payment of a management fee to its holding company) if the depository institution would thereafter fail to maintain capital above regulatory minimums. The FDIC is also authorized to limit the payment of dividends by any state member bank if

                                        -106-


  such payment may be deemed to constitute an unsafe or unsound practice. In addition, under Virginia law no dividend may be declared or paid that would impair a Virginia chartered bank's paid-in capital.
  The SCC has general authority to prohibit payment of dividends by a Virginia chartered bank if it determines that the limitation is in the public interest and is necessary to ensure the bank's financial soundness.

       Following the consummation of the Reorganization, the Holding
  Company's ability to pay dividends to its shareholders will depend on dividends paid to it by BOF and BSS. Based on BOF's and BSS's current financial conditions, the Holding Company expects that the above-described provisions will have no impact on the Holding
  Company's ability to obtain dividends from BOF or BSS or on the Holding Company's ability to pay dividends to its shareholders.

  The Subsidiary Banks

       In addition to the regulatory provisions regarding holding companies addressed above, BOF and BSS are subject to extensive regulation as well. The following discussion addresses certain primary regulatory considerations affecting BOF and BSS. Also, certain primary regulatory provisions are applicable to both BOF and BSS, and these provisions are therefore discussed in the last section.

       BOF and BSS. BOF and BSS are regulated under both federal and state law. BOF and BSS each is organized as a Virginia banking corporation and is regulated and supervised by the SCC. BOF and BSS also are regulated and supervised by the FDIC Regional Office in Atlanta. The SCC and the FDIC conduct regular examinations of BOF and BSS, reviewing such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of BOF's and BSS's operations. In addition to these regular examinations, BOF and BSS must furnish the SCC and the FDIC with periodic reports containing a full and accurate statement of their respective affairs. Supervision, regulation and examination of banks by these agencies are intended primarily for the protection of depositors rather than shareholders. The FDIC also has authority to impose enforcement action on insured banks and all "institution-affiliated parties," including directors, officers, controlling stockholders or other persons or entities participating in the affairs of the bank, as well as attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to harm an insured institution.

  Insurance of Accounts, Assessments and Regulation by the FDIC

       BOF's and BSS's deposits are insured up to $100,000 per insured depositor (as defined by law and regulation) through the BIF. The BIF is administered and managed by the FDIC. As insurer, the FDIC is authorized to conduct examinations of and to require reporting by BIF institutions. The actual assessment to be paid by each BIF member is based on the institution's assessment risk classification and whether the institution is considered by its supervisory agency to be financially sound or to have supervisory concerns.

       As BIF institutions, BOF and BSS's BIF assessment rate falls within a range of 0.00% (minimum assessment of $2,000 per annum) to .23% of insured deposits depending upon, among other things, the institution's regulatory capital levels and other factors which relate to the institution's perceived risk to the insurance funds administered by the FDIC. Both banks are currently classified as "well-capitalized" institutions and therefore pay the minimum rate in the range, $2,000. Based upon current regulations in effect, BOF and BSS anticipate that their semiannual assessments will remain at this rate. BOF and BSS do not expect that the current BIF risk-based assessment schedule will have a materially adverse effect on earnings following the Reorganization.

       The FDIC is authorized to prohibit any BIF-insured institution from engaging in any activity that the FDIC determines by regulation or order to pose a serious threat to the insurance fund. Also, the FDIC may initiate enforcement actions against banks after first giving the institution's primary


                                        -107-


  regulatory authority an opportunity to take such action. The FDIC may terminate the deposit insurance of any depository institution, including BOF or BSS, if it determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed in writing by the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If deposit insurance is terminated, the deposits at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period from six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of BOF's or BSS's deposit insurance.

  Other Safety and Soundness Regulations

       The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized,"
  "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized," as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.

       Each of the federal banking agencies also must develop regulations addressing certain safety and soundness standards for insured depository institutions and depository institution holding companies, including compensation standards, operational and managerial standards, asset quality, earnings and stock valuation.
  The federal banking agencies have issued a joint notice of proposed rulemaking, which requested comment on the implementation of these standards. The proposed rule sets forth general operational and managerial standards in the areas of internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. The proposal contemplates that each federal agency would determine compliance with these standards through the examination process, and if necessary to correct weaknesses, require an institution to file a written safety and soundness compliance plan.
  The Holding Company has not yet determined the effect that the proposed rule would have on its operations and the operations of its depository institution subsidiaries if it is enacted substantially as proposed.

  Community Reinvestment

       The requirements of the Community Reinvestment Act ("CRA") affect both BOF and BSS. The CRA imposes on financial institutions an affirmative obligation to help meet the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions.
  Each financial institution's efforts in helping meet community credit needs currently is evaluated as part of the examination process pursuant to a new regulation recently adopted by the banking regulatory agencies. Under the new regulation a financial institution's efforts in helping meet its community's credit needs are evaluated according to a three-pronged test (lending, investment and service) which replaces the twelve assessment factors used previously.
  The grade received by a bank is considered in evaluating mergers, acquisitions and applications to open a branch or facility. To the best knowledge of BOF and BSS, each is meeting its obligations under the CRA.

                                        -108-


                    PRO FORMA CONDENSED FINANCIAL INFORMATION
                               (Unaudited)

       The following pro forma condensed financial information presents a consolidated balance sheet and statements of income giving effect to the Reorganization using the pooling of interests method of accounting. All pro forma financial data relating to the Reorganization have been calculated using the Exchange Ratios whereby the Holding Company will issue 4.806 shares of Holding Company Stock for each share of BOF Common Stock and 3.0 shares for each share of BSS Common Stock.

       The pro forma condensed balance sheet gives effect to the Reorganization as if it had been consummated on December 31, 1995, and the pro forma condensed statement of income assumes that the Reorganization was consummated at the beginning of each period presented, in accordance with the pooling of interests method of accounting.

       The pro forma information should be read in conjunction with the historical financial statements of BOF and BSS and the related notes thereto included in documents incorporated herein by reference. See
  "Documents Delivered and Incorporated by Reference." The pro forma information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Reorganization been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.


                                        -109-


                                   BOF AND BSS
                    PRO FORMA CONDENSED BALANCE SHEET
                               (Unaudited)

                                                  At December 31, 1995
                                   Historical   Historical  Pro Forma  Pro Forma
                                      BOF          BSS     Adjustments  Combined
  Assets:
   Cash and due from banks         $4,425,614  $1,896,440   $         $6,322,054
   Federal funds sold               4,682,462   3,058,000              7,740,462
   Securities available for sale   31,196,096  16,224,120             47,420,216
   Securities held to maturity              -  10,698,480             10,698,480
   Loans, net                      37,333,774  28,847,540             66,181,314
   Interest receivable                871,271     747,333              1,618,604
   Property and equipment, net      1,122,792     931,296              2,054,088
   Intangibles, net                   769,863           -                769,863
   Other assets                       412,314      73,731                486,045
                                  $80,814,186 $62,476,940   $       $143,291,126


                   LIABILITIES AND STOCKHOLDERS' EQUITY

  Liabilities:
   Deposits:
     Noninterest-bearing          $10,454,496  $6,273,881   $ -     $ 16,728,377
     Interest-bearing              61,353,871  46,208,839     -      107,562,710
                                   71,808,367  52,482,720     -      124,291,087
   Accrued interest                   202,309     180,905     -          383,214
   Deferred compensation              146,229           -     -          146,229
   Other liabilities                  500,715     207,372 150,000(b)     858,087
     Total liabilities             72,657,620  52,870,997 150,000    125,678,617

  Stockholders' Equity:
   Common stock                       475,845     381,175 972,564(d)   1,829,584
   Additional paid-in capital       3,034,769   1,000,000(972,564)(d)  3,062,205
   Retained earnings                4,583,348   7,815,354(150,000)(b) 12,248,702
   Net unrealized gain on securities
     available for sale (net of
     income taxes)                     62,604     409,414                472,018
   Total stockholders' equity       8,156,566   9,605,943(150,000)    17,612,509
                                  $80,814,186 $62,476,940  $   -    $143,291,126

  See Notes to Pro Forma Condensed Financial Information.

                                                -110-


                                        BOF AND BSS
                      PRO FORMA CONDENSED STATEMENT OF INCOME
                        FOR THE YEAR ENDED DECEMBER 31, 1995
                                    (Unaudited)


                                       Historical Historical       Pro Forma           Pro Forma
                                       BOF            BSS         Adjustments          Combined
Interest and fees on loans . . .  $3,455,466   $2,871,662      $        --               6,327,128
Interest on investment securities:
  Taxable. . . . . . . . . . . .   1,071,165      948,172               --               2,019,337
  Nontaxable . . . . . . . . . .     375,164      377,619               --                 752,783
Interest on federal funds sold .     173,025      187,992               --                 361,017
  Total interest income. . . . .   5,074,820    4,385,445               --               9,460,265
Interest on deposits . . . . . .   2,206,859    1,954,511               --               4,161,370
  Net interest income. . . . . .   2,867,961    2,430,934               --               5,298,895
Provision for loan losses. . . .          --      182,529               --                 182,529
  Net interest income after provision
  for loans losses . . . . . . .   2,867,961    2,248,405               --               5,116,366
Noninterest income:
  Loss on sale of securities . .          -        (2,285)                                  (2,285)
  Service charges. . . . . . . .     450,695      162,700                                  613,395
  Other                        . . .  32,210       99,391                                  131,601
    Total other income . . . . .     482,905      259,806               --                 742,711
Noninterest expenses:
  Salaries and employee benefits . 1,100,983      808,472               --                1,909,455
  Equipment. . . . . . . . . . .     138,813       82,034               --                  220,847
  FDIC Insurance . . . . . . . .      63,935       55,958               --                  119,893
  Occupancy. . . . . . . . . . .     169,701       88,578               --                  258,279
  Professional fees. . . . . . .      45,143       44,174               --                   89,317
  Postage. . . . . . . . . . . .      62,214       36,122               --                   98,336
  Other  . . . . . . . . . . . .     512,259      370,527               --                  882,786
    Total other expenses . . . .   2,093,048    1,485,865               --                3,578,913

Income before income taxes . . .   1,257,818    1,022,346               --                2,280,164

Provision for income taxes . . .     318,249      246,539               --                  564,788

  Net income . . . . . . . . . .     939,569      775,807                                 1,715,376

  Net income per common share. .  $  4.94(c)   $  2.54(c)                                     $ .94(e)

  Dividends per common share . .  $  1.10(c)   $   .70(c)                                     $ .23(e)

  Average common shares outstanding  190,338      304,940            1,334,306(d)         1,829,584(e)

                                        -111-

 See Notes to Pro Forma Condensed Financial Information.

                                    BOF AND BSS
                      PRO FORMA CONDENSED STATEMENT OF INCOME
                        FOR THE YEAR ENDED DECEMBER 31, 1994
                                    (Unaudited)

                                   Historical  Historical     Pro Forma        Pro Forma
                                       BOF         BSS       Adjustments       Combined
Interest and fees on loans . . .  $2,879,723   $ 2,606,179    $                 $5,485,902
Interest on investment securities:
  Taxable. . . . . . . . . . . .   1,035,816       904,565                       1,940,381
  Nontaxable . . . . . . . . . .     209,067       358,611                         567,678
Interest on federal funds sold .     127,755        76,401                         204,156
  Total interest income. . . . .   4,252,361     3,945,756              --       8,198,117
Interest on deposits . . . . . .   1,678,350     1,622,408              --       3,300,758
  Net interest income. . . . . .   2,574,011     2,323,348                       4,897,359
Provision for loan losses. . . .          --       217,808                         217,808
  Net interest income after provision
    for loans losses . . . . . .   2,574,011     2,105,540              --       4,679,551
Noninterest income:
  Gain (loss) on sale of securities. .30,623        (4,536)                         26,087
  Service charges. . . . . . . .     370,154       135,805                         505,959
  Other                        . . .  67,907        93,889                         161,796
    Total other income . . . . .     468,684       225,158              --         693,842
Noninterest expenses:
  Salaries and employee benefits . 1,062,212       766,205                       1,828,417
  Equipment. . . . . . . . . . .     115,770        79,551                         195,321
  FDIC Insurance . . . . . . . .     113,612       109,063                         222,675
  Occupancy. . . . . . . . . . .     172,327        87,620                         259,947
  Professional fees. . . . . . .      69,945        64,781                         134,726
  Postage. . . . . . . . . . . .      39,856        33,290                          73,146
  Other  . . . . . . . . . . . .     356,394       387,949                         744,343
    Total other expenses . . . .   1,930,116     1,528,459              --       3,458,575

Income before income taxes . . .   1,112,579       802,239              --       1,914,818

Provision for income taxes . . .     303,076       195,682              --         498,758

  Net income . . . . . . . . . .     809,503       606,557              --       1,416,060

  Net income per common share. .  $  4.25(c)   $   1.99(c)                        $    .77(e)

  Dividends per common share . .  $  1.00(c)   $    .65(c)                        $     .21(e)

  Average common shares outstanding. .190,338      304,940        1,334,306(d)    1,829,584(e)


See Notes to Pro Forma Condensed Financial Information.

                                        -113-



            Notes to Pro Forma Condensed Financial Information
                               (Unaudited)

  (a) The pro forma information presented is not necessarily indicative of the results of operations or the financial position that would have resulted had the Share Exchange been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

  (b) The pro forma information presented includes the total estimated costs associated with the pooling of interests transaction of $150,000, as if the transaction was consummated on December 31, 1995.

  (c) Per share data for BOF and BSS has been computed based on the historical net income applicable to common shareholders of BOF and BSS, using their respective weighted average shares outstanding.

  (d)  Information was appropriately adjusted to reflect the Share
       Exchange for (i) the issuance of 1,829,584 shares of Holding
       Company stock and (ii) the elimination of $972,564 of additional paid-in capital to reflect this issuance of Holding
       Company common stock with a $1 par value.

  (e) It is assumed that the Share Exchange will be accounted for on a pooling of interests accounting basis and, accordingly, the related pro forma per share and average common shares outstanding have been calculated using the exchange ratio, whereby the Holding Company will issue 4.806 and 3.00 shares for BOF and BSS shares, respectively.


                                                -114-




                   COST AND MEANS OF PROXY SOLICITATION

       The cost of the solicitation of proxies will be borne by BOF and BSS, respectively. In addition to solicitation by use of the mail, some officers and employees of BOF and BSS (who will not be compensated in addition to their regular salaries) may solicit proxies from their respective shareholders personally or by telephone.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                         FOR THE BANK OF FRANKLIN

       Goodman & Company, L.L.P. has been selected as independent accountants for BOF for the fiscal year ending December 31, 1996, subject to ratification by the shareholders.

       If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of Goodman &
  Company, L.L.P. are expected to be present at the BOF annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                              OTHER MATTERS

       As of the date of this Joint Proxy Statement, management of BOF and BSS have no knowledge of any matters to be presented for consideration at the respective special meetings other than those referred to above. If any other matter properly comes before the BOF
  Meeting or the BSS Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

                           FINANCIAL STATEMENTS

       A copy of the audited financial statements of BOF for the year ended December 31, 1995, accompany this Joint Proxy Statement ("BOF
  Financial Statements"). Additional copies may be obtained, upon request from the Secretary of BOF. The BOF Financial Statements may be read in conjunction with, but are not a part of, the proxy solicitation material provided herein.

       A copy of the audited financial statements of BSS for the year ended December 31, 1995, accompany this Joint Proxy Statement ("BSS
  Financial Statements"). Additional copies may be obtained, upon request from the Secretary of BSS. The BSS Financial Statements may be read in conjunction with, but are not a part of, the proxy solicitation material provided herein.

                                 EXPERTS

       The audited financial statements of BOF as of and for the year ended December 31, 1995, which have been incorporated in this Joint
  Proxy Statement as an appendix, have been so incorporated in reliance on the report of Goodman & Company, L.L.P., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

       The audited financial statements of BOF as of and for the year ended
  December 31, 1994, which have been incorporated in this Joint Proxy Statement as an appendix, have been so incorporated in reliance on the report of Frank
  Edward Sheffer & Co., independent certified public accountants, given on the authority of said firm as experts in accounting and auditing. See
  "Information Concerning The Bank of Franklin - "Change In Accountants" with regard to the dismissal of Frank Edward Sheffer & Co. in 1995.



                                        -115-



       The consolidated financial statements of BSS as of December 31, 1995 and 1994 and for the two years ended December 31, 1995 included in this Joint Proxy Statement have been audited by Deloitte & Touche
  LLP, independent certified public accountants, as stated in their report appearing elsewhere herein and herewith and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                              LEGAL OPINIONS

       The validity of the shares of Holding Company Common Stock to be issued to the shareholders of BOF and to the shareholders of BSS pursuant to the Reorganization will be passed on by Mays & Valentine, Richmond, Virginia.


                          SHAREHOLDER PROPOSALS

       In the event that a shareholder wishes to submit a proposal for consideration by the shareholders of the Holding Company at the 1997
  Annual Meeting of Shareholders (the "1997 Annual Meeting"), then in order for the proposal to be includable in the proxy statement for the 1997 Annual Meeting, such proposal must be received by the Secretary of the Holding Company no later than November 30, 1996. It is presently anticipated, that, assuming the Reorganization is consummated, the 1997 Holding Company Annual Meeting will be held on or around May 14, 1997, although this date may be changed at the discretion of the Holding Company's Board of Directors.


                                        -116-




                                                     APPENDIX A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                    between

                              THE BANK OF FRANKLIN

                                      and

                          THE BANK OF SUSSEX AND SURRY




                                January 25, 1996





                               TABLE OF CONTENTS


                                                                  Page
                                   ARTICLE 1
                      The Affiliation and Related Matters


1.1                       The Reorganization                            1
1.2                       Name and Continuing Operations                1
1.3                       Directors, Officers and Employees             1
1.4                       The Holding Company Articles of Incorporation 2
1.5                       The Closing and Effective Date                2
1.6                       Definitions                                   2


                                                         ARTICLE 2

                                              Representations and Warranties

2.1                       Representations and Warranties of BSS         3
                          (a)     Organization, Standing and Power      3
                          (b)     Authority                             3
                          (c)     Capital Structure                     4
                          (d)     Financial Statements                  4
                          (e)     Absence of Undisclosed Liabilities    4
                          (f)     Legal Proceedings; Compliance with
                                  Laws                                  4
                          (g)     Regulatory Approvals                  4
                          (h)     Tax Matters                           4
                          (i)     Property                              5
                          (j)     Reports                               5
                          (k)     Employee Benefit Plans                5
                          (l)     Investment Securities                 5
                          (m)     Certain Contracts                     5
                          (n)     Insurance                             6
                          (o)     Absence of Certain Changes and Events 6
                          (p)     Loans, OREO and Allowance for Loan
                                  Losses                                6
                          (q)     Statements True and Correct           7
                          (r)     Brokers and Finders                   7
                          (s)     Repurchase Agreements                 7
                          (t)     Administration of Trust Accounts      8
                          (u)     Environmental Matters                 8

2.2                       Representations and Warranties of BOF         9
                          (a)     Organization, Standing and Power      9
                          (b)     Authority                             9
                          (c)     Capital Structure                    10
                          (d)     Financial Statements                 10
                          (e)     Absence of Undisclosed Liabilities   10
                          (f)     Legal Proceedings; Compliance with
                                  Laws                                 10
                          (g)     Regulatory Approval                  10
                          (h)     Tax Matters                          10
                          (i)     Property                             11
                          (j)     Reports                              11
                          (k)     Employee Benefit Plans               11
                          (l)     Investment Securities                11
                          (m)     Certain Contracts                    11
                          (n)     Insurance                            12
                          (o)     Absence of Certain Changes and
                                  Events                               12
                          (p)     Loans, OREO and Allowance for Loan
                                  Losses                               12
                          (q)     Statements True and Correct          13
                          (r)     Brokers and Finders                  13
                          (s)     Repurchase Agreements                13
                          (t)     Administration of Trust Accounts     13
                          (u)     Environmental Matters                14


                                   ARTICLE 3

                Conduct Transactions Prior to the Effective Date

3.1                       Access to Records and Properties             14
3.2                       Registration Statement, Proxy Statement,
                            Shareholder Approval                       15
3.3                       Operation of the Business of BSS and BOF     15
3.4                       No Solicitation                              16
3.5                       Dividends                                    16
3.6                       Regulatory Filings                           16


3.7                       Public Announcements                         16
3.8                       Notice of Breach                             17


                                   ARTICLE 4

                             Additional Agreements

4.1                       Accounting Treatment                         17
4.2                       Indemnification                              17
4.3                       Confidentiality                              17
4.4                       Exchange Listing                             17


                                   ARTICLE 5

                        Conditions to the Reorganization

5.1                     Conditions to Each Party's Obligations
                          to Effect the Reorganization                 17
                          (a)     Shareholder Approvals                18
                          (b)     Regulatory Approvals                 18
                          (c)     Registration Statement               18
                          (d)     Tax Opinion                          18
                          (e)     Accountant's Letter                  18
                          (f)     Opinions of Counsel                  18
                          (g)     Investment Banking Letter            18
                          (h)     Legal Proceedings                    18

5.2                       Conditions to Obligations of BOF             18
                          (a)     Representations and Warranties       18
                          (b)     Performance of Obligations           18
                          (c)     Affiliate Letters                    19
                          (d)     Management                           19

5.3                       Conditions to Obligations of BSS             19
                          (a)     Representations and Warranties       19
                          (b)     Performance of Obligations           19
                          (c)     Affiliate Letters                    19
                          (d)     Management                           19


                                   ARTICLE 6

                                  Termination

6.1                       Termination                                  19
6.2                       Effect of Termination                        20
6.3                       Non-Survival of Representations,
                            Warranties and Covenants                   20
6.4                       Expenses                                     20


                                   ARTICLE 7

                               General Provisions

7.1                       Entire Agreement                             21
7.2                       Waiver and Amendment                         21
7.3                       Descriptive Headings                         21
7.4                       Governing Law                                21
7.5                       Notices                                      21
7.6                       Counterparts                                 22
7.7                       Severability                                 22
7.8                       Brokers and Finders                          22
7.9                       Subsidiaries                                 22



Exhibit A -   Plan[s] of Share Exchange for
              The Bank of Franklin / The Bank of Sussex and Surry
Exhibit B -   Articles of Incorporation of the Holding Company



                                    - iii -



                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of January 25, 1996, by and between THE BANK OF FRANKLIN, a Virginia banking corporation with its principal office located in Franklin, Virginia ("BOF"), and THE BANK OF SUSSEX AND SURRY, a Virginia banking corporation with its principal office located in Wakefield, Virginia ("BSS").


                                  WITNESSETH:


      WHEREAS, BOF and BSS have agreed in principle to the affiliation of their two companies through the creation of a holding company and a reorganization which will result in both BOF and BSS being owned by the holding company, all as more specifically provided in this Agreement and the Plan of Share Exchange in the form attached hereto as Exhibit A (the "Plan of Share Exchange"); and

      WHEREAS, the respective Boards of Directors of BOF and BSS have resolved that the transactions described herein  are  in  the  best  interests  of  the
parties  and  their   respective shareholders and have authorized and approved
the execution and delivery of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:


                                   ARTICLE 1
                      The Affiliation and Related Matters

      1.1 The Reorganization. Subject to the terms and conditions of this Agreement, in order to effect the reorganization of the parties so that BOF and BSS shall both become subsidiaries of United Community Bankshares, Inc. (the
"Holding Company"), a bank holding company formed for the sole purpose of being the parent corporation to the parties (the "Reorganization"), at the Effective Date as defined in Section 1.5 hereof, each share outstanding of BOF Common Stock shall be exchanged for Holding Company Common Stock pursuant to the Plan of Share Exchange, attached hereto as Exhibit A (the "BOF
Share Exchange"); and each share outstanding of BSS Common Stock shall be exchanged for Holding Company Common Stock pursuant to the Plan of Share
Exchange  attached  hereto  as  Exhibit  A (the  "BSS  Share Exchange").

      1.2     Name and Continuing Operations.  At the Effective Date, the
Holding Company will serve as the parent bank holding  company for BOF and BSS.
The respective names and banking offices of BOF and BSS (collectively, the "Banks") will not change as a result of the Reorganization.

      1.3 Directors, Officers and Employees. (a) As of the Effective Date and until the next annual shareholders meeting of the Holding Company, the Board of Directors of the Holding Company (the "Holding Company Board") will consist of ten persons, with five nominees designated by the Board of BOF and five nominees designated by the Board of BSS, including the president of BSS and the CEO of BOF. The BOF nominees are Messrs. Hunter Darden, Jr.,
Harvey Pope, J. D. Spivey,  F. Bruce Stewart, and Wenifred O. Pearce; and the
BSS nominees are Messrs. J. P. Bain, J. Philip Bain, Jr., G. O. Huber, J. R.
West, and D. Eugene Brittle  (collectively, the "Initial  Directors").  The
Bylaws of the Holding Company shall provide that directors  must retire at age
65, except for members of the Boards of Directors of BOF and BSS on the Effective Date, who may serve on the Holding Company Board until age 80, at the Board's discretion. If, at any time prior to the Effective Date, any of the foregoing nominees is unable or declines to serve, the board of the party which designated such nominee shall be entitled to name his successor. If, at any time during three years following the Effective Date, any BOF or BSS nominee to the Holding Company






Board is unable or declines to serve, or a vacancy otherwise occurs in respect of a position previously held by a BOF or BSS nominee, the remaining BOF or BSS nominees, as the case may be, on the Holding Company Board shall be entitled to designate a qualified candidate then serving as a director of BOF or BSS, as the case may be, to fill such vacancy, and that designated candidate shall be recommended to the Holding Company Board for appointment for any interim period.
If appointed by the Holding Company Board to fill the remaining term of the vacant director, and if the appointee consents, the appointee may be recommended to the shareholders for election at the next Annual Meeting of Shareholders.

      (b) The Holding Company Board shall be divided into three classes, with the terms of directors of Class I, Class II, and Class III expiring after the annual meetings of shareholders of the Holding Company in 1997, 1998, and 1999, respectively. The three Classes shall consist of the following members:

   Class I                    Class II                Class III

G. O. Huber              J. P. Bain                Wenifred O. Pearce
Hunter Darden, Jr.       J. Philip Bain, Jr.       D. Eugene Brittle
F. Bruce Stewart         Harvey Pope               J. Russell West
                                                   J. D. Spivey

      (c) The principal executive officers of the Holding Company upon the Effective Date will be: Wenifred O. Pearce, President and Chief Executive
Officer;  D. Eugene Brittle, Executive  Vice  President  and Chief  Operating
Officer; and Bruce Stewart, Secretary. The BSS Board shall recommend and nominate the individual to serve as Chairman of the Board, and the BOF Board shall recommend and nominate the individual to serve as Vice Chairman of the Board.

      (d) The directors, officers and employees of the Banks will not change as a result of the Reorganization, however, except for plans to provide contracts to Messrs. Pearce and Brittle, neither BOF nor BSS makes any representation regarding the continued employment of any director, officer or employee after the Effective Date.

      1.4 The Holding Company Articles of Incorporation. BOF and BSS accept and ratify the Holding Company Articles of Incorporation, attached hereto as Exhibit B.

      1.5 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan of BOF Share Exchange and the Plan of BSS Share Exchange shall take place at the offices of Mays & Valentine at 1111 East Main Street, Richmond, Virginia or at such other place as may be mutually agreed upon by the parties. The BOF Share Exchange and the BSS Share
Exchange shall become  effective on the date shown on the  Certificate of BOF
Share Exchange and the  Certificate of BSS Share Exchange issued by the State
Corporation Commission of Virginia, effecting the BOF Share Exchange and the BSS
Share Exchange,  respectively (the "Effective Date").  Prior to the Effective
Date,  BOF and BSS shall execute and deliver to the  State  Corporation
Commission  of the  Commonwealth  of  Virginia  ("SCC") Articles of Share
Exchange containing a Plan of Share Exchange in substantially the form of Exhibit A hereto.

      1.6 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

      (a) the term "knowledge" when used with respect to a party shall mean the knowledge, after due inquiry, of any "Executive Officer" of such party, as such term is defined in Regulation O, (12 C.F.R. ss.215);

      (b) the term "Material Adverse Effect", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (i) the making of any provisions for






possible loan and lease losses, write-downs   of  other  real  estate  and
taxes  and  (ii)  any  breach  of  a representation  or warranty by such party)
which (a) has or is reasonably likely to  have a  material  adverse  effect  on the  financial  position,  results  of operations or business of the party and its  subsidiaries,  taken as a whole, or (b) would materially impair the party's ability to perform its obligations under this  Agreement  or the  consummation of  the  Share  Exchange  and  the  other transactions contemplated by this
Agreement; provided, however, that, solely for purposes  of  measuring  whether an event,  occurrence  or  circumstance  has a material adverse effect on such party's results of operations, the term "results of operations"  shall mean net interest  income plus  non-interest  income (less securities  gains) less gross expenses  (excluding  provisions for possible loan and lease  losses, write-downs  of other real estate and taxes);  and  provided further,  that material  adverse  effect and material  impairment  shall not be deemed to include  the impact of (i)  changes in  banking  and  similar  laws of general applicability  or  interpretations  thereof  by courts or  governmental authorities,  (ii)  changes  in  generally  accepted  accounting  principles  or
regulatory  accounting   requirements  applicable  to  banks  and  bank  holding
companies generally,  and (iii) the Share Exchange on the operating  performance of the parties to this Agreement; and

      (c)     the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter  that  is  delivered  by  that  party
to the  other  party  prior  to or contemporaneously   with  the  execution  of
this  Agreement  and  specifically designated as information "Previously
Disclosed" pursuant to this Agreement.


                                   ARTICLE 2
                         Representations and Warranties

      2.1 Representations and Warranties of BSS. BSS represents and warrants to BOF as follows:

      (a)    Organization, Standing and Power.  BSS and BSS Service Corporation
(collectively, the BSS Companies") are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and each has all requisite corporate power and authority to carry on its business in Virginia as now being conducted and to own and operate its assets, properties and business; BSS has only one subsidiary, BSS Service
Corporation ; and BSS has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and the Plan of BSS Share Exchange. BSS is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. All of the shares of capital stock of BSS are validly issued, fully paid and nonassessable.

      (b) Authority. (1) The execution and delivery of this Agreement and the consummation of the BSS Share Exchange have been duly and validly authorized by all necessary corporate action on the part of BSS, except the approval of shareholders. This Agreement represents the legal, valid and binding obligations of BSS, enforceable against BSS in accordance with its terms
(except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (2) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor compliance by BSS with any of the provisions hereof will: (i) conflict with or result in a breach of any provision of BSS's Articles of Incorporation or Bylaws; (ii) except as previously disclosed in writing to BOF, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of BSS pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease, or other instrument or obligation, to which any of the BSS Companies is a party or by which it or any of them or their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 5.1, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the BSS Companies or any of their properties or assets.

      (c) Capital Structure. The authorized capital stock of BSS consists of 500,000 shares of common stock, par value $1.25 per share, of which 304,940 shares are issued, outstanding, fully paid and nonassessable and not subject to shareholder preemptive rights. Except as previously disclosed in writing to BOF, there are no outstanding options, warrants or other rights to subscribe for or purchase from BSS any capital stock of BSS or securities convertible into or exchangeable for capital stock of BSS.

      (d) Financial Statements. BSS has previously furnished to BOF true and complete copies of its audited balance sheets as of December 31, 1994, 1993 and 1992, together with the related audited statements of income, statements of cash flows, and statements of stockholders' equity for the three year period ended December 31, 1994. In addition, BSS has provided BOF with unaudited balance sheets as of December 31, 1995 and September 30, 1995, and unaudited statements of income for the year ended December 31, 1995 and the nine months and three months ended September 30, 1995 and 1994 (together with all the notes thereto, the "BSS Financial Statements"). The BSS Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods presented, and present fairly the financial position of BSS as of the respective dates thereof and the results of its operations for the three year period then ended.

      (e)    Absence of Undisclosed Liabilities.  Except as Previously
Disclosed, at December 31, 1995, none of the BSS Companies had an obligation or liability (contingent or otherwise) of any nature which was not reflected in the BSS Financial Statements, except for those which in the aggregate are immaterial.

      (f)    Legal Proceedings; Compliance with Laws.  Except as Previously
Disclosed, there are no actions, suits or  proceedings  instituted or pending or, to the best  knowledge of BSS's management,  threatened  against  any of the  BSS  Companies,  or  against  any property,  asset, interest or right of any of them, that are reasonably expected to have, either  individually or in the aggregate,  a material adverse effect on the financial  condition of BSS or that are  reasonably  expected to threaten or impede the  consummation of the
Reorganization.  None of the BSS Companies is a party to any agreement or instrument  or subject to any judgment,  order,  writ, injunction,  decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise),  business or prospects of BSS. To the best knowledge of BSS, the BSS  Companies  have  complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable  to
its  business   (including   environmental   laws,   ordinances, requirements,
regulations or orders).

      (g) Regulatory Approvals. BSS knows of no reason why the regulatory approvals referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 5.1(b).

      (h) Tax Matters. The BSS Companies have filed all federal, state and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the BSS Financial Statements or are being contested in good faith and have been previously disclosed in writing to BOF. Except to the extent that liabilities therefor are specifically reflected in the BSS Financial
Statements,  there are no federal, state or local tax  liabilities of the BSS
Companies other than liabilities that have arisen since December 31, 1994, all of which have been properly accrued or otherwise provided for on the books and records of BSS. Except as previously disclosed in writing to BOF, no tax return or report of the BSS Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the BSS Companies by any taxing authority.








      (i)    Property.  Except as disclosed or reserved against in the BSS
Financial Statements, the BSS Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the BSS Financial Statements as being owned by the BSS Companies as of the dates thereof. To the best knowledge of BSS, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the BSS Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. To the best knowledge of BSS, the policies of fire, theft, liability, and other insurance maintained with respect to the assets or business of the BSS Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the BSS
Companies is a named insured are believed to be sufficient.

      (j) Reports. Since January 1, 1990, the BSS Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SCC, the Federal
Deposit Insurance Corporation (the "FDIC") and any other governmental or regulatory authority or agency having jurisdiction over their operations.

      (k)    Employee Benefit Plans.  (1)  BSS has delivered to BOF prior to the execution of this Agreement true and complete copies of all material  pension, retirement,  profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements,  all material medical,  dental or other health plans,  all life  insurance  plans and all other material  employee  benefit plans or fringe benefit plans,  including, without limitation,  all "employee benefit plans" as that term is defined in
Section 3(3) of the Employee  Retirement Income Security Act of 1974, as amended
("ERISA"),  currently adopted,  maintained by, sponsored in whole or in part by, or  contributed  to by any of the BSS  Companies for the benefit  of  employees,
retirees  or  other   beneficiaries  are  eligible  to participate
(collectively,  the "BSS  Benefit  Plans").  Any of the BSS Benefit Plans which is an "employee  pension  benefit  plan," as that term is defined in Section
3(2) of ERISA,  is  referred  to herein as a "BSS  ERISA  Plan." No BSS Benefit
Plan is or has been a  multiemployer  plan within the meaning of Section 3(37)
of ERISA.

      (2) All BSS Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach of violation of which could result in a material liability to BSS on a consolidated basis.

      (3) No BSS ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

      (l) Investment Securities. Except as Previously Disclosed and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which BSS has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the BSS
Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

      (m) Certain Contracts. (1) Except as Previously Disclosed, none of the BSS Companies is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by the BSS Companies or the guarantee by any of the BSS Companies of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between any of the BSS Companies and any director or officer of the BSS
Companies, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between any of the BSS Companies and any 5% or more shareholder of BSS; in each case other than agreements entered into in the ordinary course of the business of any of the BSS Companies consistent with past practice.

      (2) None of the BSS Companies, nor to the knowledge of BSS, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from one of the BSS Companies in the ordinary course of its business.

      (3) Since December 31, 1994, none of the BSS Companies has incurred or paid any obligation or liability that would be material to BSS, except obligations incurred or paid in connection with transactions in the ordinary course of business consistent with past practice and except as Previously
Disclosed,  from December 31, 1994 to the date hereof,  and none of the BSS
Companies has taken any action that, if taken after the date hereof, would breach any of the covenants contained in Section 3.4 hereof.

      (n) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of BSS has previously been furnished to BOF and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by BSS. The BSS Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. BSS has not received notice of cancellation or non-renewal of any such policy or binder. BSS has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. BSS has not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

      (o) Absence of Certain Changes and Events. Since December 31, 1994, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business of BSS, and BSS has conducted its business only in the ordinary course consistent with past practice.

      (p)    Loans, OREO and Allowance for Loan Losses.  (1)  Except as
Previously Disclosed, and except for matters which individually or in the aggregate do not materially adversely affect the Reorganization or the financial condition of BSS, to the best knowledge of BSS, each loan reflected as an asset in the BSS Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.
All loans and extensions of credit which are subject to regulation by the FDIC which have been made by any of the BSS Companies comply with applicable regulations.

      (2)    The classification on the books and records of each of the BSS
Companies that is a banking institution of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

      (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the BSS Financial
Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and none of the BSS Companies has received any notice of denial of any such claim.

     (4) Each of the BSS Companies is in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and each of the BSS Companies is diligently pursuing such eviction or summary proceedings or such rental arrangements.
Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of BSS, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

      (5) Except for one-to-four family mortgage loans and except as Previously Disclosed, all loans made by BSS to facilitate the disposition of OREO are performing in accordance with their terms.

      (6)    The allowance for possible loan losses shown on the BSS Financial
Statements was, and the allowance for possible loan losses shown on the interim financial statements of BSS as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of BSS and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by BSS.

      (q) Statements True and Correct. None of the information supplied or to be supplied by BSS for inclusion in the Registration Statement on Form S-4
(the "Registration Statement") to be filed with the Securities and Exchange
Commission (the "SEC"), the Joint Proxy Statement (as defined in Section 3.2) to be mailed to every BSS shareholder or any other document to be filed with the SEC, the SCC, the Federal Reserve, the FDIC, or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Joint Proxy Statement, when first mailed to BSS shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any supplement thereto, at the time of the BSS Shareholders' Meeting (as defined in Section 3.2), be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the BSS Shareholders' Meeting.

      (r) Brokers and Finders. None of the BSS Companies, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the BSS Plan of Share
Exchange,  except for Davenport & Company of Virginia, Inc.

      (s) Repurchase Agreements. With respect to all agreements pursuant to which any of the BSS Companies has purchased securities subject to an agreement to resell, if any, that company has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.








      (t) Administration of Trust Accounts. The BSS Companies have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of BSS, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. None of the BSS Companies, nor any director, officer or employee of the BSS Companies has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of BSS, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

      (u) Environmental Matters. (1) Except as Previously Disclosed, to the best of BSS's knowledge, none of the BSS Companies owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of the BSS Companies is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of BSS, the premises on which the leasehold is situated.
None of the BSS Companies has received any Communication alleging that it is not in such compliance and, to the best knowledge of BSS, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

      (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on any of the BSS Companies of any liability arising under any Environmental Laws pending or, to the best knowledge of BSS, threatened against (A) any of the BSS Companies, (B) any person or entity whose liability for any Environmental Claim any of the BSS
Companies has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which any of the BSS
Companies owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of BSS. None of the BSS Companies are subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

      (3) To the best knowledge of BSS, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on any of the BSS Companies of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which any of the BSS Companies holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of BSS. The BSS
Companies are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

      (4)    With respect to all real and personal property owned or leased by any of the BSS Companies, other  than OREO,  BSS has made  available  to BOF
copies of any  environmental audits,   analyses  and  surveys  that  have  been
prepared  relating  to  such properties.  With respect to all OREO held by any of the BSS  Companies  and all real or personal  property  which any of the BSS
Companies has been or is judged to have managed or to have  supervised or participated in the management of, BSS has made  available to BOF the information  relating to such OREO  available to BSS. The BSS  Companies  are in compliance  in all material  respects  with all recommendations  contained  in any  environmental  audits,  analyses and surveys relating  to any  of  the properties,  real  or  personal,  described  in  this subsection (4).








      (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against any of the BSS Companies or against any person or entity whose liability for any Environmental Claim any of the BSS
Companies has or may have retained or assumed either contractually or by operation of law.

      (6) For the purpose of this Agreement, the following terms shall have the following meanings:

      (i) "Communication" means a communication which is of a substantive nature and which is made (A) in writing to any of the BSS Companies on the one hand or to BOF (as defined below) on the other hand, or (B) orally to a senior officer of any of the BSS Companies or BOF, whether from a governmental authority or a third party.

      (ii) "Environmental Claim" means any Communication from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern.

      (iii) "Environmental Laws" means all applicable federal, state and local laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, that relate to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata).
This definition includes, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

      (iv) "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

      2.2 Representations and Warranties of BOF. BOF represents and warrants to BSS as follows:

      (a) Organization, Standing and Power. BOF is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority to carry on its business in Virginia as now being conducted and to own and operate its assets, properties and business; BOF has no subsidiaries; and BOF has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and the Plan of BOF Share Exchange. BOF is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. All of the shares of capital stock of BOF are validly issued, fully paid and nonassessable.

      (b) Authority. (1) The execution and delivery of this Agreement and the consummation of the BOF Share Exchange have been duly and validly authorized by all necessary corporate action on the part of BOF, except the approval of shareholders. This Agreement represents the legal, valid and binding obligations of BOF, enforceable against BOF in accordance with its terms
(except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

      (2) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor the compliance by BOF with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Articles of Association or Bylaws of BOF, (ii) except as previously disclosed in writing to BSS, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of BOF pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which BOF is a party or by which it or its properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 5.1, violate any order, writ, injunction, decree, statute, rule or regulation applicable to BOF or its properties or assets.

      (c) Capital Structure. The authorized capital stock of BOF consists of: 500,000 shares of common stock, par value $2.50 per share, of which 190,338 shares are issued and outstanding, fully paid and nonassessable and not subject to shareholder preemptive rights. There are no outstanding options, warrants or other rights to subscribe for or purchase from BOF any capital stock of BOF or securities convertible into or exchangeable for capital stock of BOF.

      (d) Financial Statements. BOF has previously furnished to BSS true and complete copies of its audited balance sheets as of December 31, 1994, 1993 and 1992, together with the related audited statements of income, statements of cash flows, and statements of stockholders' equity for the three year period ended December 31, 1994. In addition, BOF has provided BSS with unaudited balance sheets as of December 31, 1995 and September 30, 1995, and unaudited statements of income for the year ended December 31, 1995 and the nine months and three months ended September 30, 1995 and 1994 (together with all the notes thereto, the "BOF Financial Statements"). The BOF Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods presented, and present fairly the financial position of BOF as of the respective dates thereof and the results of its operations for the three year period then ended.

      (e) Absence of Undisclosed Liabilities. At December 31, 1995, BOF had no obligation or liability (contingent or otherwise) of any nature which was not reflected in the BOF Financial Statements, except for those which in the aggregate are immaterial.

      (f)    Legal Proceedings; Compliance with Laws.  Except as Previously
Disclosed, there are no actions, suits or  proceedings  instituted  or pending or, to the best  knowledge of BOF, threatened or probable of assertion against
BOF, or against any property, asset, interest  or  right  of  it,  that  are reasonably  expected  to  have,  either individually  or in the  aggregate,  a material  adverse effect on the financial condition  of BOF or that are reasonably  expected  to  threaten  or impede the consummation  of the
Reorganization.  BOF is not a party  to any  agreement  or instrument or subject to any judgment,  order, writ, injunction,  decree or rule that,  individually or in the aggregate,  might reasonably be expected to have a material adverse effect on the condition  (financial or otherwise),  business or prospects of
BOF. To the best  knowledge of BOF, it has complied in all material respects
with  all  laws,  ordinances,  requirements,   regulations  or  orders
applicable  to  their  business  (including   environmental  laws,   ordinances,
requirements, regulations or orders).

      (g) Regulatory Approvals. BOF knows of no reason why the regulatory approvals referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 5.1(b).

      (h) Tax Matters. BOF has filed all federal and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the BOF Financial
Statements or are being contested in good faith and






have been previously disclosed in writing to BSS. Except to the extent that liabilities therefor are specifically reflected in the BOF Financial Statements, there are no federal, state or local tax liabilities of BOF other than liabilities that have arisen since December 31, 1994, all of which have been properly accrued or otherwise provided for on the books and records of BOF.
Except as previously disclosed in writing to BSS, no tax return or report of BOF is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against BOF by any taxing authority.

      (i)    Property.  Except as disclosed or reserved against in the BOF
Financial Statements, BOF has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the BOF Financial Statements as being owned by BOF as of the dates thereof. To the best knowledge of BOF, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by BOF are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws. To the best knowledge of BOF, the policies of fire, theft, liability, and other insurance maintained with respect to the assets or business of BOF provide adequate coverage against loss, and the fidelity bonds in effect as to which BOF is a named insured are believed to be sufficient.

      (j) Reports. Since January 1, 1990, BOF has filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SCC, the FDIC, the Federal
Reserve Board ("Federal Reserve"), the SEC, and any other governmental or regulatory authority or agency having jurisdiction over its operations.

      (k)    Employee Benefit Plans.  (1)  BOF has delivered to BSS prior to the execution of this Agreement true and complete copies of all material  pension, retirement,  profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements,  all material medical,  dental or other health plans,  all life  insurance  plans and all other material  employee  benefit plans or fringe benefit plans,  including, without limitation,  all "employee benefit plans" as that term is defined in
Section 3(3) of ERISA, currently adopted, maintained by, sponsored  in whole or
in part by, or  contributed  to by BOF for the benefit of employees,   retirees
or  other   beneficiaries  are  eligible  to  participate (collectively,  the
"BOF Benefit Plans").  Any of the BOF Benefit Plans which is an "employee pension  benefit plan," as that term is defined in Section 3(2) of ERISA,  is referred to herein as a "BOF ERISA  Plan." No BOF Benefit  Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

      (2) All BOF Benefit Plans are in compliance with the applicable terms of ERISA and the IRC and any other applicable laws, rules and regulations the breach of violation of which could result in a material liability to BOF on a consolidated basis.

      (3) No BOF ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.

      (l) Investment Securities. Except as Previously Disclosed and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which BOF has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the BOF
Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

      (m) Certain Contracts. (1) Except as Previously Disclosed, BOF is not a party to, nor is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by BOF or the guarantee by BOF of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer,
(iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between BOF and any director or officer of BOF, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between BOF and any 5% or more shareholder of BOF; in each case other than agreements entered into in the ordinary course of the banking business of BOF consistent with past practice.

      (2) Neither BOF, nor to the knowledge of BOF, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from BOF in the ordinary course of its business.

      (3) Since December 31, 1994, BOF has not incurred or paid any obligation or liability that would be material to BOF, except obligations incurred or paid in connection with transactions in the ordinary course of business consistent with past practice and except as Previously Disclosed, from December 31, 1994 to the date hereof, BOF has not taken any action that, if taken after the date hereof, would breach any of the covenants contained in
Section 3.4 hereof.

      (n) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of BOF has previously been furnished to BSS and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by BOF. BOF is not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. BOF has not received notice of cancellation or non-renewal of any such policy or binder. BOF has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. BOF has not received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

      (o) Absence of Certain Changes and Events. Since December 31, 1994, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business of BOF, and BOF has conducted its business only in the ordinary course consistent with past practice.

      (p)    Loans, OREO and Allowance for Loan Losses.  (1)  Except as
Previously Disclosed, and except for matters which individually or in the aggregate do not materially adversely affect the Reorganization or the financial condition of BOF, to the best knowledge of BOF, each loan reflected as an asset in the BOF Financial Statements (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.
All loans and extensions of credit which are subject to regulation by the Federal Reserve which have been made by BOF comply with applicable regulations.








      (2) The classification on the books and records of BOF of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles.

      (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the BOF Financial
Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed and BOF has not received any notice of denial of any such claim.

      (4) BOF is in possession of all of the OREO or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and BOF is diligently pursuing such eviction or summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of BOF, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

      (5) Except for one-to-four family mortgage loans and except as Previously Disclosed, all loans made by BOF to facilitate the disposition of OREO are performing in accordance with their terms.

      (6)    The allowance for possible loan losses shown on the BOF Financial
Statements was, and the allowance for possible loan losses shown on the interim financial statements of BOF as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of BOF and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by BOF.

      (q)    Statements True and Correct.  None of the information supplied or
to be supplied by BOF for inclusion  in  the  Registration   Statement  on  Form
S-4  (the  "Registration Statement")  to be filed with the SEC, the Joint Proxy
Statement (as defined in Section 3.2) to be mailed to every BOF  shareholder  or any other document to be filed  with the SEC,  the SCC,  the  Federal  Reserve, the  FDIC,  or any other regulatory  authority in connection with the transactions  contemplated  hereby, will, at the respective  time such documents are filed,  and, in the case of the Registration Statement,  when it becomes effective and with respect to the Joint Proxy Statement,  when first mailed to
BOF shareholders,  be false or misleading with respect to any material fact or omit to state any material  fact  necessary in order to make the statements therein not misleading,  or, in the case of the Joint  Proxy  Statement  or any supplement  thereto,  at the  time  of the  BOF Shareholders'  Meeting (as defined in Section 3.2), be false or misleading  with respect to any  material fact or omit to state any material  fact  necessary to correct  any  statement in  any  earlier  communication  with  respect  to  the solicitation of any proxy for the BOF Shareholders' Meeting.

      (r) Brokers and Finders. Neither BOF nor any of its respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the BOF Plan of Share Exchange, except for Scott & Stringfellow, Inc.

      (s) Repurchase Agreements. With respect to all agreements pursuant to which BOF has purchased securities subject to an agreement to resell, if any, BOF has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.








      (t) Administration of Trust Accounts. BOF neither has nor exercises any trust powers.

      (u)    Environmental Matters.  (1)    Except as Previously Disclosed, to
the best of BOF's knowledge, BOF does not own or lease any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos.  BOF is in substantial compliance  with  all
Environmental  Laws  applicable  to  real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of BOF, the premises on which the  leasehold is situated.  BOF has not received any
Communication  alleging that BOF or such BOF  Subsidiary is not in such compliance  and, to the best  knowledge  of BOF and the BOF  Subsidiaries, there are no present circumstances  (including Environmental Laws that have been adopted but are not yet  effective)  that would  prevent or  interfere  with the continuation of such compliance.

      (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on BOF of any liability arising under any Environmental Laws pending or, to the best knowledge of BOF, threatened against (A) BOF, (B) any person or entity whose liability for any Environmental Claim BOF has or may have retained or assumed either contractually or by operation of law, or (C) any real or personal property which BOF owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of BOF. BOF is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

      (3)    To the best knowledge of BOF, there are no legal, administrative, arbitral or other proceedings,  or  Environmental  Claims  or other  claims, causes  of action or governmental  investigations  of any  nature,  seeking to
impose,  or that could result  in  the  imposition,   on  BOF  of  any
liability   arising  under  any Environmental  Laws pending or threatened against any real or personal property in which BOF  holds a  security  interest in  connection  with a loan or a loan participation  which  liability  might have a  material  adverse  effect on the business,  financial  condition  or results  of  operations  of BOF.  BOF is not subject to any agreement,  order, judgment,  decree or memorandum by or with any court,  governmental  authority, regulatory  agency or third party imposing any such liability.

      (4) With respect to all real and personal property owned or leased by BOF, other than OREO, BOF has made available to BSS copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by BOF and all real or personal property which BOF has been or is judged to have managed or to have supervised or participated in the management of, BOF has made available to BSS the information relating to such OREO available to BOF. BOF is in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

      (5)    There are no past or present actions, activities, circumstances, conditions, events or incidents,  including,  without limitation, the release, emission,  discharge or disposal of any Materials of Environmental  Concern, that could reasonably form the basis of any  Environmental  Claim or other claim or action or  governmental investigation that could result in the imposition of any liability arising under any  Environmental  Laws  currently  in effect or adopted but not yet  effective against  BOF  or  against  any  person  or
entity  whose   liability   for  any Environmental Claim BOF has or may have
retained or assumed either contractually or by operation of law.









                                   ARTICLE 3
                       Conduct and Transactions Prior to
                               the Effective Date

      3.1 Access to Records and Properties. BSS will keep BOF, and BOF will keep BSS, advised of all material developments relevant to their respective businesses prior to consummation of the Reorganization. Prior to the Effective
Date, BOF, on the one hand, and BSS, on the other, agree to give to the other party and its authorized agents reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other. In the event of termination of this Agreement, BOF and BSS will each return to the other all documents, work papers and other material (including all copies made thereof) obtained pursuant hereto in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is readily ascertainable from public or published information or trade sources.

      3.2     Registration Statement, Proxy Statement, Shareholder Approval.
The Boards of Directors of BSS and BOF will duly call and will hold a meeting of their  respective  shareholders as soon as practicable  for the purpose of approving the  Reorganization  (the "BSS Shareholders Meeting" and the "BOF
Shareholders Meeting,"  respectively) and, in connection   therewith  (subject
to  their  respective  fiduciary  duty),  will recommend  to and use  their best  efforts  to  ensure  that  their  respective shareholders  vote in favor of the BSS Share Exchange or the BOF Share Exchange, respectively,  and will comply with the provisions in their respective  Articles of  Incorporation or
Articles of Association and Bylaws relating to the call and holding of a meeting of shareholders for such purpose.  Each member of the Board of Directors of BSS and BOF, with the possible exception of one director at each bank,  agrees to vote all shares of BSS and BOF Common  Stock  under his control (and not held in a fiduciary capacity) in favor of the  Reorganization.  BSS and BOF will prepare jointly the proxy statement-prospectus to be used in connection with such meetings (the "Joint Proxy  Statement"),  and BSS and BOF will prepare and file with the SEC a  Registration  Statement on Form S-4 (the  "Registration
Statement"),  of which such Joint Proxy Statement shall be a part, and use their best efforts to have the Registration  Statement  declared effective as promptly as possible. In connection with the foregoing,  BSS and BOF will comply with the requirements  of the  Securities Act of 1933 (the "1933 Act") and the Securities
Exchange Act of 1934 (the "1934 Act") and the rules and  regulations  of the SEC under such acts with respect to the offering and sale of Holding  Company Common
Stock in  connection  with the  Reorganization  and  with all  applicable  state blue-sky  and  securities  laws.  BSS  covenants  that  none of the  information supplied by BSS, and BOF covenants that none of the information supplied by BOF, in the Joint Proxy Statement will, at the time of the mailing of the Joint Proxy
Statement to the  shareholders of BOF and BSS, contain any untrue statement of a material fact nor will any such  information  omit any material fact required to be stated  therein or  necessary  in order to make the  statements  therein  not misleading, in light of the circumstances in which they were made.

      3.3 Operation of the Business of BSS and BOF. BSS and BOF each agree that from the date hereof to the Effective Date it will operate its business substantially as presently operated and only in the ordinary course, and, consistent with such operation, it will use its best efforts to preserve intact its relationships with persons having business dealings with it.
Without limiting the generality of the foregoing, BOF and BSS each agree that it will not, without the prior written consent of the other with respect to
(a), (c) and (e) - (j) below,  and without  notice to the other with respect to
(b) and (d) below:

      (a) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options, warrants or rights to purchase,






its capital stock, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock;

      (b) Voluntarily make any changes in the composition of its officers, directors or other key management personnel;

      (c) Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than permitted by current employment policies or current practices in the ordinary course of business, any of which changes shall be reported promptly to the other party;

      (d) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement;

      (e) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any its assets in any other manner, except in the ordinary course of its business and for adequate value, or as otherwise specifically permitted in this Agreement;

      (f) Issue or contract to issue any shares of common stock, options for shares of common stock, or securities exchangeable for or convertible into common stock;

      (g)    Waive any right to substantial value;

      (h) Enter into material transactions otherwise than in the ordinary course of its business;

      (i) Alter, amend or repeal any of its Bylaws or its Articles of Incorporation or Articles of Association, except each may alter its date for the annual meeting of shareholders; or

      (j) Propose or take any other action which would make any representation or warranty in Sections 2.1 or 2.2 hereof untrue.

      3.4     No Solicitation.  Unless and until this Agreement shall have been terminated pursuant to its terms, neither  BSS  nor  BOF,  nor  any  of  their
respective  officers,   directors, representatives,  agents or affiliates shall,
directly or indirectly, encourage, solicit or initiate  discussions or negotiations (with any person other than the other party to this  transaction)
concerning  any merger,  sale of  substantial assets,  tender offer, sale of shares of stock or similar transaction  involving BSS or BOF, or enter into any agreement  with any third party  providing  for a business  combination transaction,  equity  investment or sale of a significant amount of assets nor furnish any  information to any other person relating to or in support of such transaction.  BSS will promptly  communicate to BOF, and BOF will promptly communicate to BSS, the terms of any proposal which it may receive in respect to any of the foregoing transactions.

      3.5 Dividends. BOF and BSS agree to consult and receive the approval of the other during the term of this Agreement concerning the declaration and payment of any dividends in respect of BOF Common Stock and BSS Common
Stock and the  record  dates and payment  dates  relating  thereto.
Notwithstanding the foregoing, during the calendar year 1996, BOF shall be permitted to pay prior to the Effective Date one dividend to its shareholders totalling no more than $209,000 in aggregate; and BSS shall be permitted to pay prior to the Effective Date to its shareholders a dividend totalling no more than $107,000 in aggregate.

      3.6 Regulatory Filings. BOF and BSS shall jointly prepare all regulatory filings required to consummate the transactions contemplated by the Agreement and submit the filings for approval with Federal Reserve Board, the FDIC, and the SCC, as required, as soon as practicable after the date hereof. BOF and BSS shall use their best efforts to obtain approvals of such filings.

      3.7 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Reorganization and shall not issue any press release or make any such public statement prior to such consultations except as may be required by law.

      3.8 Notice of Breach. BOF and BSS will promptly give written notice to the other upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made to the other party in this Agreement and will use its best efforts to prevent or promptly remedy the same.


                                   ARTICLE 4
                             Additional Agreements

      4.1 Accounting Treatment. BOF and BSS shall each use their best efforts to ensure that the BOF Share Exchange and the BSS Share Exchange qualify for pooling-of-interests accounting treatment.

      4.2     Indemnification.  (a)  For six years after the Effective Date, the
Holding Company shall indemnify, defend and hold harmless present and former officers, directors, employees and agents of BSS and BOF (each, an "Indemnified Party") after the Effective Date against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under federal and Virginia law and by the articles of incorporation or articles of association and bylaws of BSS and BOF as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit.

      (b) If the Holding Company or any of its successors or assigns shall consolidate with or merge into any other corporation or entity or shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Holding
Company shall assume the obligation set forth in this Section 4.2.

      4.3 Confidentiality. Between the date of this Agreement and the Effective Date, BOF and BSS each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Reorganization is not consummated, each party will return or destroy as much of such written information as may reasonably be requested.

      4.4     Exchange Listing.  As soon as practicable after the Effective
Date, BOF and BSS agree to use their best  efforts to list the  Holding  Company
Common  Stock on the small  capital market  bulletin  board  of  the  National
Association of Securities Dealers Automated Quotation System or such other bulletin board or exchange that the parties mutually agree will provide the best benefits in terms of stock liquidity, sales volume and service for Holding Company shareholders.








                                   ARTICLE 5
                        Conditions to the Reorganization

      5.1     Conditions to Each Party's Obligations to Effect the
Reorganization. The respective obligations of each of BOF and BSS to effect the Reorganization and the other transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

      (a) Shareholder Approvals. Shareholders of each of BOF and BSS shall have approved all matters relating to this Agreement and the Reorganization required to be approved by such shareholders in accordance with Virginia law.

      (b) Regulatory Approvals. This Agreement and the Reorganization shall have been approved by the Federal Reserve Board, the FDIC, the SCC and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable opinion of the Board of Directors of either BOF or BSS the consummation of the Reorganization.

      (c) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

      (d)    Tax Opinion.  BOF and BSS shall have received an opinion of Mays &
Valentine, or other counsel reasonably satisfactory to BOF and BSS, to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of BSS and BOF to the extent they receive Holding Company Common Stock solely in exchange for their BSS
Common Stock or BOF Common Stock in the Reorganization.

      (e)    Accountant's Letter.  BOF and BSS shall have received letters, dated as of the Effective Date, from Goodman & Company,  LLP,  satisfactory in
form and substance to each of BOF and  BSS,  that  the  Reorganization   will
qualify  for   pooling-of-interests accounting treatment.

      (f) Opinions of Counsel. BSS shall have delivered to BOF and BOF shall have delivered to BSS, opinions of counsel dated as of the Effective Date as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement.

      (g) Investment Banking Letter. BSS shall receive a letter from Davenport & Company of Virginia, Inc., and BOF shall receive a letter from Scott
& Stringfellow, Inc., dated no later than the date the Joint Proxy Statement is sent to shareholders, to the effect that in the opinion of such firm the Exchange Ratio is fair to the shareholders of BSS or BOF, respectively, from a financial point of view. At its option BOF or BSS may require that such fairness opinion be updated as of the Effective Date and, in such event, it shall also be a condition to that party's obligation to consummate the Reorganization that the party receive such updated fairness opinion.

      (h) Legal Proceedings. Neither BOF nor BSS shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Reorganization.

      5.2 Conditions to Obligations of BOF. The obligations of BOF to effect the BOF Share Exchange shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

      (a) Representations and Warranties. The representations and warranties of BSS set forth in Section 2.1 hereof shall be true and correct in all material respects as of the date of this






Agreement and as of the Effective Date (as though made on and as of the Effective Date except to the extent such representations and warranties are by their express provisions made as of a specified date), and BOF shall have received a certificate signed by the Chief Executive Officer and Secretary of BSS to that effect.

      (b) Performance of Obligations. BSS shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and BOF shall have received a certificate signed by the Chief Executive Officer of BSS to that effect.

      (c) Affiliate Letters. Each shareholder of BSS who may be deemed by counsel for BOF to be an "affiliate" of BSS within the meaning of Rule 145 under the 1933 Act shall have executed and delivered a commitment and undertaking to the effect that (1) such shareholder will dispose of the shares of Holding Company Common Stock received by him in connection with the BSS
Share Exchange only in accordance with the provisions of paragraph (d) of Rule 145 and in a manner that would not prevent the BSS Share Exchange from qualifying for pooling-of-interests accounting treatment; (2) such shareholders will not dispose of any such shares until BOF has received an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of any applicable securities laws; and (3) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

      (d)    Management.  Wenifred O. Pearce shall remain as Chief Executive
Officer of BOF and the Holding Company and shall receive a contract of employment commencing with the Effective Date for an annual salary not less than Mr. Pearce's base salary on January 1, 1996.

      5.3 Conditions to Obligations of BSS. The obligations of BSS to effect the BSS Share Exchange shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

      (a) Representations and Warranties. The representations and warranties of BOF set forth in Section 2.2 shall be true and correct in material respects as of the date of this Agreement and as of the Effective Date
(as though made on and as of the Effective Date except to the extent such representations and warranties are by their express provisions made as of a specified date) and BSS shall have received a certificate signed by the Chief Executive Officer and Secretary of BOF to that effect.

      (b) Performance of Obligations. BOF shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and BSS shall have received a certificate signed by Chief Executive Officer of BOF to that effect.

      (c) Affiliate Letters. Each shareholder of BOF who may be deemed by counsel for BSS to be an "affiliate" of BOF within the meaning of Rule 145 under the 1933 Act shall have executed and delivered a commitment and undertaking to the effect that (1) such shareholder will dispose of the shares of Holding Company Common Stock received by him in connection with the BOF
Share Exchange only in accordance with the provisions of paragraph (d) of Rule 145 and in a manner that would not prevent the BOF Share Exchange from qualifying for pooling-of-interests accounting treatment; (2) such shareholders will not dispose of any such shares until BSS has received an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of any applicable securities laws; and (3) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

      (d)    Management.  D. Eugene Brittle shall remain as President and Chief
Executive Officer of BSS and Executive Vice President and Chief Operating
Officer of the Holding Company and shall have received a contract of employment commencing with the Effective Date for an annual salary not less than Mr.
Brittle's base salary on January 1, 1996.









                                   ARTICLE 6
                                  Termination


6.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of BOF Share
Exchange and Plan of BSS Share Exchange by the shareholders of BOF and BSS, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Effective Date:


    (a) By the mutual consent of the Boards of Directors of each of BOF and BSS;


    (b) By the respective Boards of Directors of BOF or BSS if the conditions set forth in Section 5.1 have not been met or waived by BOF and BSS;

    (c)  By the Board of Directors of BOF if the conditions set forth in Section
5.2 have not been met or waived by BOF;

    (d)  By the Board of Directors of BSS if the conditions set forth in Section
5.3 have not been met or waived by BSS;


    (e) By the respective Boards of Directors BOF or BSS if the Reorganization is not consummated by October 31, 1996.

    (f) By the Board of Directors of BOF in writing at any time prior to February 26, 1996 if BOF determines in its sole good faith judgment that the financial condition, business or prospects of BSS are materially adversely different from what was reasonably expected by BOF after the performance of its due diligence and review of Previously Disclosed material prior to the execution of this Agreement; provided that BOF shall inform BSS upon such termination of the reasons for BOF's decision and, if possible, provide BSS an opportunity to cure, and provided further that this section 6.1(f) shall not limit in any way the due diligence investigation of BSS which BOF may perform or otherwise affect any other rights which BOF has after the date hereof or after February 26, 1996 under the terms of this Agreement.

    (g) By the Board of Directors of BSS in writing at any time prior to February 26, 1996 if BSS determines in its sole good faith judgment that the financial condition, business or prospects of BOF are materially adversely different from what was reasonably expected by BSS after the performance of its due diligence and review of Previously Disclosed material prior to the execution of this Agreement; provided that BSS shall inform BOF upon such termination of the reasons for BSS's decision and, if possible, provide BOF an opportunity to cure, and provided further that this section 6.1(g) shall not limit in any way the due diligence investigation of BOF which BSS may perform or otherwise affect any other rights which BSS has after the date hereof or after February 26, 1996 under the terms of this Agreement.

  6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement and the Reorganization pursuant to Section 6.1, this Agreement shall become void and have no effect, except that (i) the last sentence in Section 3.1 and all of Sections 3.7 and 6.4 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

  6.3     Non-Survival of Representations, Warranties and Covenants.  Except for
Sections 1.1, 1.2, 1.3, 4.1, 4.2, 4.3, 4.4 and 6.4 of this  Agreement and the
Plan of BOF Share  Exchange and Plan  of  BSS  Share  Exchange,  none  of  the respective  representations  and warranties,  obligations,  covenants and agreements of the parties shall survive the  Effective  Date,  provided  that
no  such   representations,   warranties, obligations,  covenants  and
agreements  shall be  deemed to be  terminated  or extinguished  so as to deprive  BOF  or  BSS  (or  any  director,  officer,  or controlling  person thereof)  of any defense in law or equity  which  otherwise would  be  available against  the  claims  of  any  person,  including  without limitation any shareholder or former shareholder of either BOF or BSS.








  6.4 Expenses. (a) Unless otherwise agreed by the parties in writing, each party shall bear and pay its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Reorganization, and BOF and BSS shall divide evenly all printing expenses, legal fees paid to Mays & Valentine and filing fees with the SEC and SCC incurred in connection with this Agreement, the Registration Statement and the Joint Proxy Statement.

       (b) Notwithstanding the foregoing, if this Agreement is terminated by BOF or BSS pursuant to Sections 6.1(c) or (d) of this Agreement because of the willful breach by the other of any representation, warranty, covenant, undertaking, or restriction contained herein, if the terminating party shall not have been in breach (in any material respect) of any representation, warranty, covenant, undertaking, or restriction contained herein, then the breaching party shall pay damages in the amount of $100,000 plus all costs and expenses specified in the exception to Section 6.4(a) of this Agreement, plus costs of counsel, investment bankers, regulatory approvals, and accountants of the terminating party. Such payment shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement and shall otherwise limit the rights of the nonbreaching party.


                                   ARTICLE 7
                               General Provisions

   7.1 Entire Agreement. This Agreement contains the entire agreement among BOF and BSS with respect to the Reorganization and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

   7.2     Waiver and Amendment.  Any term or provision of this Agreement may be waived in writing at any time by the party  which is, or whose  shareholders
are,  entitled  to the  benefits thereof,   and  this  Agreement  may  be
amended  or  supplemented  by  written instructions duly executed by the parties hereto at any time,  whether before or after the meetings of BSS or BOF shareholders referred to in Section 3.2 hereof, except  statutory  requirements and  requisite  approvals of  shareholders  and regulatory authorities.

   7.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

   7.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

   7.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

   If to BOF:

           The Bank of Franklin
           100 East 4th Avenue
           P.O. Box 594
           Franklin, Virginia 23851
           Attn:  Wenifred O. Pearce
           (Tel. 804-562-5184)








     Copy to:

             Bruce Stewart, Esquire
             Stewart & Stewart
             209 North College Drive
             Franklin, Virginia  23851
             (Tel. 804-562-4242)

     If to BSS:

             Bank of Sussex and Surry
             205 Railroad Avenue
             P.O. Box 10
             Wakefield, Virginia 23288
             attn:  D. Eugene Brittle, President
             (Tel. 804-899-2501)


     If to the Holding Company:

             Hugh B. Wellons
             Mays & Valentine
             P. O. Box 1122
             Richmond, Virginia  23208-1122
             (Tel. 804-697-1374)

  7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

  7.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. Further, the parties agree that a court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to reflect the intended agreement of the parties hereto.

  7.8 Brokers and Finders. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by either BOF or BSS, BOF or BSS, as the case may be, agrees to indemnify and hold the other party harmless of and from any such claim.

  7.9 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the wholly owned subsidiary belonging to the party making such representations, warranties, and covenants.








  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                     THE BANK OF FRANKLIN
                                       Franklin, Virginia


                                     By:        /s/ WENIFRED O. PEARCE
                                                Wenifred O. Pearce
                                                Chief Executive Officer
ATTEST:


/s/ KYLE R. PURVIS
Kyle R. Purvis
Senior Vice President


                                    THE BANK OF SUSSEX AND SURRY
                                    Wakefield, Virginia


                                  By:        /s/ D. EUGENE BRITTLE
                                             D. Eugene Brittle
                                             President
ATTEST:


/s/ DOUGLAS A. CHESSON
Douglas A. Chesson
Secretary









                     THE BANK OF FRANKLIN
                      BOARD OF DIRECTORS


   Each of the undersigned members of the Board of Directors of The Bank of Franklin agrees to be bound by his personal obligations as provided in Section
3.2 and 3.4 of this Agreement and Plan of Reorganization.


/s/ HUNTER DARDEN, JR.                         /s/ CHARLES F. KINGERY


/s/ J. H. LEE, III                             /s/ W. O. PEARCE


/s/ HARVEY POPE                                /s/ DURWOOD V. SCOTT


/s/ MARION B. SMITH                            /s/ J. D. SPIVEY


/s/ F. BRUCE STEWART                           /s/ WESLEY F. WILLIS







                          THE BANK OF SUSSEX AND SURRY
                               BOARD OF DIRECTORS


  Each of the undersigned members of the Board of Directors of The Bank of Sussex and Surry agrees to be bound by his personal obligations as provided in Section 3.2 and 3.4 of this Agreement and Plan of Reorganization.


/s/ J. P. BAIN                            /s/ J. P. BAIN, JR.



/s/ JACK BEALE                            /s/ D. EUGENE BRITTLE



/s/ A. MEREDITH FELTS, SR.                /s/ B. O. HUBER


/s/ WILLIAM B. SAVEDGE                    /s/ J. RUSSEL WEST








                                                 EXHIBIT A
                                                 to the Agreement and
                                                 Plan of Reorganization


                             PLAN OF SHARE EXCHANGE
                                    BETWEEN
                  [BANK OF FRANKLIN/BANK OF SUSSEX AND SURRY]
                                      AND
                       UNITED COMMUNITY BANKSHARES, INC.


    Pursuant to this Plan of Share Exchange ("Plan of Share Exchange"), [THE
BANK OF FRANKLIN/THE BANK OF SUSSEX AND SURRY],  a Virginia  corporation  (the
"Bank"),  shall become a wholly owned subsidiary of United  Community
Bankshares, Inc. (the "Holding Company"), a Virginia corporation pursuant to a share exchange under Section 13.1-717 of the Virginia Stock Corporation
Act.

                                   ARTICLE 1
                   Terms and Conditions of the Share Exchange

  1.1     The Share Exchange.     Pursuant to the Agreement and Plan of
Reorganization made and entered into as of January 25, 1996 (the "Reorganization
Agreement"), at the Effective Date, the Bank shall become a wholly owned subsidiary of the Holding  Company through the exchange of each outstanding share of common stock of the Bank for shares of the common stock of the Holding
Company in accordance  with Section 2.1 of this Plan of Share Exchange and pursuant to a share  exchange under Section  13.1-717 of the Virginia Stock
Corporation Act (the "Share  Exchange").  At the Effective Date, the Share
Exchange shall have the effect as provide in Section 1.31-721 of the Virginia
Stock Corporation Act.

 1.2 Name. When the Share Exchange is effected, the name of the Bank as set forth in the Bank's Articles of Incorporation shall not change.

 1.3     Articles of Incorporation and Bylaws.  The Articles of Incorporation
and Bylaws of the Bank in effect  immediately prior to the consummation of the
Share Exchange shall remain in effect following the Effective Date until
otherwise amended or repealed.  The Articles  of  Incorporation   and  Bylaws
of  the  Holding  Company  in  effect immediately  prior to the  consummation of the Share  Exchange  shall remain in effect following the Effective Date until otherwise amended or repealed.

                                   ARTICLE 2
                          Manner of Exchanging Shares

 2.1 Exchange of Shares. Upon, and by reason of, the Share Exchange becoming effective pursuant to the issuance of a Certificate of Share Exchange by the Virginia State Corporation Commission, no cash, except as set forth in section 2.3 below, shall be allocated to the shareholders of the Bank, and stock shall be issued and allocated as follows:

(a) Each share of common stock, par value [$2.50/$1.25] per share, of the Bank
("Bank Common Stock") issued and outstanding immediately prior to the Effective Date shall be entitled to the exchange rights set forth in this
Section 2.1 or to their rights under Article 15 of the Virginia Stock
Corporation Act as set forth in Section 2.5 below. On the Effective Date, each shareholder of the Bank immediately prior to the Effective Date shall be entitled to exchange each such share of Bank Common Stock held for [4.806/3.000] shares of Holding Company Common Stock (the "Exchange
Ratio"). Each holder of a certificate which immediately prior to the Effective Date represented shares of Bank Common Stock, upon the surrender of his Bank stock certificates to the Holding  Company,  duly  endorsed  for transfer in  accordance  with
Section 2.2 below, will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Holding
Company Common Stock that such Bank stock certificates shall entitle him to pursuant to the Exchange Ratio. After the Effective Date, each such former holder of Bank Common Stock shall have the right to receive (i) any dividend or other distribution payable at or as of any time after the Effective Date to holders of record of Holding Company Common Stock at or as of any time after the Effective Date, and (ii) the consideration described in Sections 2.1 and 2.3 upon the surrender of such certificate in accordance with Section 2.2.

(b) Shares of Bank Common Stock issued and outstanding shall, by virtue of the Share Exchange, continue to be issued and outstanding shares and shall be denoted on the books and records of the Bank as held of record by the Holding
Company.

 2.2     Manner of Exchange.  As promptly as practicable after the Effective
Date, the Holding Company shall cause _________ _______, acting as the exchange agent ("Exchange Agent") to send to each former shareholder of record of the Bank immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates of Bank Common Stock (other than shares held by shareholders who perfect their dissenters' rights as provided under Section 2.5 hereof) for the consideration set forth in Section
2.1 above and Section 2.3 below. Any fractional share checks which a Bank shareholder shall be entitled to receive in exchange for such shareholder's shares of Bank Common Stock, and any dividends paid on any shares of Holding
Company Common Stock that such shareholder shall be entitled to receive prior to the delivery to the Exchange Agent of such shareholder's certificates representing all of such shareholder's shares of Bank Common Stock will be delivered to such shareholder only upon delivery to the Exchange
Agent of the certificates representing all of such shares (or indemnity satisfactory to the Holding Company and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery.

  2.3     Fractional Shares.  No fractional shares of Holding Company Common
Stock or scrip evidencing such fractional shares shall be issued, but in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Holding Company Common Stock multiplied by market value of Bank
Common Stock as of the Effective  Date will be paid by the Holding Company.

 2.4     Voting and Dividends.  Former shareholders of the Bank shall be entitled to vote after the Effective Date at any meeting of Holding Company shareholders  the number of whole shares of Holding  Company Common Stock for
which their shares of the Bank Common Stock are  exchanged,   regardless  of
whether  such  holders  have  exchanged  their certificates  representing shares of the Bank Common Stock. No dividend or other distribution payable to the holders of record of Holding Company Common Stock at or as of any time  after the  Effective  Date shall be paid to the holder of any certificate representing shares of the Bank Common Stock issued and outstanding at the
Effective Date until such holder  physically  surrenders such certificate for exchange as provided in Section 2.2 hereof,  promptly  after which time all such dividends or distributions shall be paid (without interest).

 2.5 Rights of Dissenting Shareholders. Shareholders of the Bank who object to the Share Exchange will be entitled to the dissenters' rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock
Corporation Act.

                                   ARTICLE 3
                                  Termination

 This Plan of Share Exchange may be terminated at any time prior to the Effective Date by the parties hereto as provided in Article 6 of the Reorganization Agreement.








                                                    EXHIBIT B
                                                    to the Agreement and
                                                    Plan of Reorganization

                           ARTICLES OF INCORPORATION

                                       OF

                       UNITED COMMUNITY BANKSHARES, INC.


                                   ARTICLE I.

                                      NAME

    The name of the Corporation is:

                       United Community Bankshares, Inc.


                                  ARTICLE II.

                                    PURPOSE

  The purpose for which the Corporation is organized is to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.


                                  ARTICLE III.

                                 CAPITAL STOCK

 The Corporation shall have authority to issue six million (6,000,000) shares of Common Stock, par value $1.00 per share, and one million (1,000,000) shares of Serial Preferred Stock, par value $1.00 per share.

                           A.  Serial Preferred Stock

  (a) Issuance in Series. Authority is hereby vested in the Board of Directors to divide the Serial Preferred Stock into and cause the Serial
Preferred Stock to be issued in series, to designate each series so as to distinguish the shares thereof from the shares of all other series or classes, to fix the number of shares of each series, and to fix and determine the variations in the relative rights and preferences of each series within the limitations hereinafter set forth in this paragraph. All shares of Serial
Preferred Stock shall be identical except as to the following relative rights and preferences, which may be fixed and determined by the Board of Directors and as to which there may be variations between different series:

     (a) the rate of dividend, if any, payable on shares of such series, the time of payment and the dates from which dividends shall be cumulative if such dividends shall be cumulative, and the extent of participation rights, if any, of the shares of such series;









    (b) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

    (c) the price at and the terms and conditions on which shares may be redeemed;

    (d) the amount payable upon shares in the event of involuntary liquidation;

    (e) the amount payable upon shares in the event of voluntary liquidation;

    (f) any sinking fund provisions for the redemption or purchase of shares;
        and

    (g) the terms and conditions on which shares may be may be converted, if the shares of any series are issued with the privilege of conversion.

   2. Dividends. The holders of the Serial Preferred Stock of each series as to which the Board of Directors shall have specified a rate of dividend shall be entitled to receive, if and when declared payable by the Board of Directors, dividends at the dividend rate for such series, and not exceeding such rate except to the extent of any participation right. Such dividends shall be payable on such dates as shall be specified for such series.
Dividends,  if  cumulative  and in arrears, shall not bear interest.

    No dividends shall be declared or paid upon or set apart for the Common
Stock or for stock of any other class hereafter created ranking junior to the Serial Preferred Stock in respect to dividends or assets (hereinafter called
"Junior Stock"), or for any shares of Serial Preferred Stock which are entitled to participate with the Common Stock, and no shares of Serial Preferred Stock, Common Stock or Junior Stock shall be purchased, redeemed or otherwise reacquired for a consideration, nor shall any funds be set aside for or paid to any sinking fund therefor, unless and until (i) full dividends on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment with respect to all past dividend periods, to the extent that the holders of the Serial Preferred
Stock are entitled to dividends with respect to any past dividend period, and the current dividend period, and (ii) all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred
Stock shall have been made. Unless full dividends with respect to all past dividend periods on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, to the extent that holders of the Serial Preferred Stock are entitled to dividends with respect to any particular past dividend period, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made, no distributions shall be made to the holders of the Serial Preferred Stock of any series unless distributions are made to the holders of the Serial Preferred Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payments due to the respective series, and all payments shall be applied first, to dividends accrued and in arrears, next, to any amount required by any participation right, and, finally, to mandatory sinking fund payments. The terms "current dividend period" and "past dividend period" mean, if two or more series of Serial
Preferred Stock having different dividend periods are at the time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

  3. Preference on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Serial
Preferred Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with a sum equal to all dividends, if any, accrued or in arrears thereon and the full additional amount required by any participation right, before any distribution of the assets shall be made to holders of the Common Stock or Junior Stock; but the holders of the Serial Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Serial Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Serial Preferred Stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. A merger of the Corporation into any other corporation, or merger of any other corporation into the Corporation, or consolidation of the Corporation with any other corporation or a sale or transfer of the property of the Corporation as or substantially as an entirety shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

                                B.  Common Stock

  1. Dividends. Subject to the provisions of law and the rights of holders of shares at the time outstanding of all classes of stock having prior rights as to dividends, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

  2. Liquidation. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after payment or provision for the payment of all the liabilities and obligations of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of all classes of stock having prior rights thereto shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

  3. Voting. Except to the extent to which the Board of Directors shall have specified voting power with respect to any other class of stock and except as otherwise provided by law, the exclusive voting power shall be vested in the Common Stock, the holder thereof being entitled to one vote for each share of Common Stock at all meetings of the shareholders of the Corporation.


                                  ARTICLE IV.

                              NO PREEMPTIVE RIGHTS

 No holder of shares of the capital stock of the Corporation of any class shall have any preemptive or preferential  right to subscribe for or purchase (i) any shares of capital stock of the  Corporation,  (ii) any securities  convertible
into such shares or (iii) any  options,   warrants  or  rights  to  purchase
such  shares  or  securities convertible into any such shares.


                                   ARTICLE V.

                                   DIRECTORS

  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as may be fixed from time to time in the bylaws or by resolution adopted by the affirmative vote of a majority of the Directors then in office. The
Directors  shall be divided into three classes,  designated as Class I, Class
II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors, with one class to be originally elected for a term of one year, another class to be originally elected for a term expiring in two years, and another class to be originally elected for a term of three years. At each succeeding annual meeting of shareholders beginning in 1997, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this
Article V unless expressly provided by such terms.

  If the office of any Director shall become vacant, the Directors then in office, whether or not a quorum, may by majority vote choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the Directors then in office shall hold office for a term that shall coincide with the remaining term of the class of Directors to which that person has been elected. Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

  Directors of the Corporation may be removed by shareholders of the Corporation only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

  Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.


                                  ARTICLE VI.

                     INDEMNIFICATION AND LIMIT ON LIABILITY

  (a) Mandatory Indemnification. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, each Director and officer shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such Director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such Director or officer. The determination that the indemnification under this subsection (a) is permissible shall be made as provided by law. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled.

  (b) Limitation of Liability. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, in any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, a director or officer of the Corporation shall not be liable in any monetary amount for damages arising out of or resulting from a single transaction, occurrence or course of conduct, provided that the elimination of liability herein set forth shall not be applicable if the Director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.








  (c) Agents and Employees. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to indemnify or contract in advance to indemnify any person not specified in subsection (a) of this Article against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been an employee, agent or consultant of the Corporation, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, to the same extent as if such person were specified as one to whom indemnification is granted in subsection (a) of this Article.

 (d)       References.  Every reference in this Article to Director, officer, employee, agent or consultant shall include (i) every Director,  officer, employee, agent or consultant of the Corporation  or any  corporation  the majority of the voting  stock of which is owned  directly or indirectly by the
Corporation,  (ii) every former  Director, officer,  employee,  agent or consultant of the Corporation,  (iii) every person who may have  served at the
request  of or on behalf  of the  Corporation  as a Director,   officer,
employee,   agent,   consultant  or  trustee  of  another corporation,
partnership, joint venture, trust or other entity, and (iv) in all of such cases, his executors and administrators.

 (e) Effective Date. The provisions of this Article VI shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to such a proceeding may have occurred before such adoption. No amendment, modification or repeal of this Article VI shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

 (f) Change in Control. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancements of expenses with respect to any claim for indemnification made pursuant to subsection (a) of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

                                  ARTICLE VII.

                  SHAREHOLDER APPROVAL OF CERTAIN TRANSACTIONS

  An amendment of the Corporation's Articles of Incorporation, a plan of merger or share exchange, a transaction involving the sale of all or substantially all the Corporation's assets other than in the regular course of business and a plan of dissolution shall be approved by the vote of a majority of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the Directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended by at least two-thirds of the Directors in office, then the transaction shall be approved by the vote of eighty percent (80%) or more of all the votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.


                                 ARTICLE VIII.

                     REGISTERED OFFICE AND REGISTERED AGENT


The post  office  address  of the  initial  registered  office is 1111 East Main
Street, 23rd Floor, Richmond, Virginia 23219. The name of the City in which the initial registered office is located is




Richmond. The name of the initial registered agent is Fred W. Palmore, III, whose business office is the same as the registered office and who is a resident of Virginia and a member of the Virginia State Bar.







                                   APPENDIX B


                                   ARTICLE 15


                                     OF THE


                         VIRGINIA STOCK CORPORATION ACT


                                  RELATING TO


                       RIGHTS OF DISSENTING SHAREHOLDERS







                                  ARTICLE 15.
                              DISSENTERS' RIGHTS.


                (S) 13.1-729. DEFINITIONS. -- In this article:

                "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

                "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.ss. 13.1-732 through 13.1-739.

                "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

                "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

                "Shareholder" means the record shareholder or the beneficial shareholder.

                (S) 13.1-730. RIGHT TO DISSENT -- A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by 13.1.718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss. 13.1-719;

                2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash or pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.






                B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

                C. Notwithstanding any other provision of this article, with respect to a plan of merger or share ex change or a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

                1. The articles of incorporation of the corporation issuing such shares provide otherwise;

                2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

                a. Cash;

                b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

                c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

                3.  The   transaction   to  be  voted  on  is  an  "affiliated
transaction" and is not approved by a majority of  "disinterested  directors" as such terms are defined in ss. 13.1-725.

                D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

                1. The proposed corporate action is abandoned or rescinded;

                2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

                3. His demand for payment is withdrawn with the written consent of the Corporation.

                (S) 13.1-731. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

                1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and


                                       2




                2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                (S) 13.1-733. NOTICE OF DISSENTERS' RIGHTS. -- A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

                B. If corporate action creating dissenters' rights under ss.
13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 13.1-734.

                (S) 13.1-733. NOTICE OF INTENT TO DEMAND PAYMENT. -- A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

                B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

                (S) 13.1-734. DISSENTERS' NOTICE. -- A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss. 13.1-733.

                B. The dissenters' notice shall:

                1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

                2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

                4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

                5. Be accompanied by a copy of this article.

                (S) 13.1-735. DUTY TO DEMAND PAYMENT. -- A. A shareholder sent a dissenters' notice described in ss. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

                B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

                                       3





                C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

                (S) 13.1-736. SHARE RESTRICTIONS. -- A. The corporation may transfer of uncertificated shares from the date the demand for their payment is received.

                B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified for the taking of the pro posed corporate action.

                (S) 13.1-737. PAYMENT. -- A. Except as provided in ss. 13.1-738, within thirty days after receipt of a payment demand made pursuant to ss.
13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

                B. The payment shall be accompanied by:

                1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

                3. A statement of the dissenters' right to demand payment under ss. 13.1-739; and

                4. A copy of this article.

                (S) 13.1-738. AFTER-ACQUIRED SHARES. -- A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

                B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 13.1-739.

                (S) 13.1-739. THE PROCEDURE IF SHAREHOLDER DISSATISFIED WITH
PAYMENT OR OFFER. -- A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss. 13.1-737 or offered under ss. 13. 1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

                B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within 30 days after the corporation made

                                       4



or offered payment for his shares.

                (S) 13.1-740. COURT ACTION. -- A. If a demand for payment under ss. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

                C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

                D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

                E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

                F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 13.1-738.

                (S) 13.1.741. COURT COSTS AND COUNSEL FEES. -- A. The court in an appraisal proceeding commenced under ss. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss.
13.1-739.

                B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

                1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ss.ss. 13.1-732 through 13.1-739; or

                2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

                C. If the court finds that the services of counsel for any dissenter were of substantial benefit

                                       5



to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.


                                       6



                                                               APPENDIX C






                       [Scott & Stringfellow Letterhead]


Board of Directors
The Bank of Franklin
Franklin, Virginia


                                                     May 13, 1996


Gentlemen:

         You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of The Bank of Franklin
("Franklin") of the terms of an Agreement and Plan of Reorganization dated
January 25, 1996, between Franklin and The Bank of Sussex and Surry ("BSS") and related Plans of Share Exchange (collectively, the "Agreement"). The Agreement provides for share exchange transactions between each of Franklin and BSS and United Community Bankshares, Inc. (the "Holding Company") for the purpose of establishing a holding company structure for the two existing banks (the
"Reorganization"). The Agreement further provides that each share of Franklin common stock which is issued and outstanding immediately prior to the effective date of the Reorganization shall be converted into and exchanged for 4.806 shares of Holding Company common stock, plus cash in lieu of fractional shares.

         In developing our opinion, we have, among other things reviewed and analyzed: (1) the Agreement; (2) the Form S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the Reorganization;
(3) Franklin's audited financial statements for the two years ended December 31, 1995; (4) internal information relating to Franklin prepared by Franklin's management; (5) information regarding the trading market for the common stock of Franklin and the price range within which the stock has traded; and (6) the relationship of prices paid to relevant financial data such as net worth, loans, deposits and earnings for certain bank and bank holding company mergers and acquisitions in Virginia in recent years. We have discussed with members of Franklin's management the background of the Reorganization, the reasons and bases for the Reorganization and the business and future prospects of Franklin individually and as combined with BSS. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking industry, and considered such other information as we deemed appropriate.



         In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of Franklin. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets
Franklin. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

         On the basis of our analyses and reviews and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Agreement are fair from a financial point of view to the shareholders of Franklin.

         We consent to the use of our opinion in the Registration Statement to be filed with the Securities and Exchange Commission related to the proposed transaction.

Very truly yours,

 SCOTT & STRINGFELLOW, INC.



Gary S. Penrose
Managing Director
Financial Institutions Group




                                      C-2










                                                                     APPENDIX D

                              THE BANK OF FRANKLIN

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994





                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of The Bank of Franklin

We have audited the accompanying statements of condition of The Bank of Franklin as of December 31, 1994, and the related statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bank of Franklin as of December 31, 1994, and the results of its operations, cash flows and changes in stockholders' equity for the year ended December 31, 1994, all in conformity with generally accepted accounting principles.


As discussed in Note 16 to the financial statements, the Bank adopted the provisions of Financial Accounting Standards Board's Statement of Financial
Accounting Standards No. 115, "Accounting for Certain Investments in Debt and
Equity Securities."


FRANK EDWARD SHEFFER & CO.

Certified Public Accountants

March 31, 1995 except for Note 9, which is as of April 5, 1996














                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Stockholders
THE BANK OF FRANKLIN
Franklin, Virginia


             We have audited the balance sheet of THE BANK OF FRANKLIN as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of THE BANK OF FRANKLIN as of December 31, 1994, were audited by other auditors whose report dated March 31, 1995, expressed an unqualified opinion on those statements.

             We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

             In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of THE BANK OF
FRANKLIN as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

             As disclosed in Note 2 to the financial statements, the Bank changed its method of accounting for certain investments in debt and equity securities as of January 1, 1994.

                                  /s/ GOODMAN & COMPANY, L.L.P.


One Commercial Place
Norfolk, Virginia
January 25, 1996


                                      D - 1


THE BANK OF FRANKLIN

BALANCE SHEETS



December 31,                                                         1995               1994 (A)
- --------------------------------------------------------------------------------------------------
             ASSETS

Cash and due from banks                                            $ 4,425,614      $  4,280,827
Federal funds sold                                                   4,682,462         2,117,766
Securities available for sale                                       31,196,096         6,873,067
Investment securities                                                     --          15,871,757
Loans, net                                                          37,333,774        31,778,863
Premises and equipment                                               1,122,792         1,026,452
Other assets                                                           412,314           538,831
Accrued interest                                                       871,271           652,965
Intangibles, net                                                       769,863              --
                                                                   ------------    -------------

                                                                   $80,814,186      $ 63,140,528
                                                                   ============    =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
     Noninterest-bearing deposits                                  $10,454,496      $  8,204,704
     Interest-bearing deposits                                      61,017,669        46,898,513
                                                                   ------------     ------------
                                                                    71,472,165        55,103,217

Short-term borrowings                                                  336,202              --
Deferred compensation                                                  146,229            81,552
Other liabilities                                                      500,715           562,157
Accrued interest                                                       202,309           122,311
                                                                   ------------      ------------
                                                                    72,657,620        55,869,237
                                                                   ------------      ------------


Stockholders' equity
     Common stock, $2.50 par value - authorized
       500,000 shares; issued and outstanding
       190,338 in 1995 and 1994                                        475,845           475,845
     Additional paid-in capital                                      3,034,769         3,034,769
     Retained earnings                                               4,583,348         3,853,151
     Net unrealized appreciation (depreciation) on securities
       available for sale, net of income taxes of $32,251 in
       1995; $47,638 in 1994                                            62,604           (92,474)
                                                                   ------------     ------------
                                                                     8,156,566         7,271,291
                                                                   ------------     ------------

                                                                   $80,814,186      $ 63,140,528
                                                                   ============     ============

(A)  As restated

 The notes to the financial statements are an integral part of this statement.

THE BANK OF FRANKLIN

STATEMENTS OF INCOME




Years Ended December 31,                                   1995           1994 (A)
- ---------------------------------------------------------------------------------------------------------------------
Interest income
     Interest and fees on loans                          $3,455,466      $2,879,723
                                                        ------------    ------------
     Interest on investment securities:
       Taxable                                            1,071,165       1,035,816
       Non-taxable                                          375,164         209,067
                                                        ------------    ------------
                                                          1,446,329       1,244,883
     Interest on federal funds sold                         173,025         127,755
                                                        ------------    ------------
          Total interest income                           5,074,820       4,252,361
                                                        ------------   ------------
Interest expense
     Interest on deposits                                 2,206,859       1,678,350
                                                        ------------   ------------

          Net interest income                             2,867,961       2,574,011

Provision for loan losses                                      --              --
                                                        ------------    ------------

          Net interest income after
              provision for loan losses                   2,867,961       2,574,011
                                                        ------------    ------------

Noninterest income
     Service charges                                        450,695         370,154
     Gain on sale of available-for-sale securities             --            30,623
     Other                                                   32,210          67,907
                                                        ------------    ------------
                                                            482,905         468,684
                                                        ------------    ------------
Noninterest expenses
     Salaries and employee benefits                       1,100,983       1,062,212
     Occupancy expenses                                     169,701         172,327
     Depreciation and equipment maintenance                 138,813         115,770
     FDIC insurance                                          63,935         113,612
     Professional fees                                       45,143          69,945
     Postage                                                 62,214          39,856
     Other                                                  512,259         356,394
                                                        ------------    ------------
                                                          2,093,048       1,930,116
                                                        ------------    ------------

Income before income taxes                                1,257,818       1,112,579
Income tax expense                                          318,249         303,076
                                                        ------------    ------------

Net income                                               $  939,569      $  809,503
                                                        ============    ============

Net income per common share                              $     4.94      $     4.25
                                                        ============    ============


(A)  As restated

 The notes to the financial statements are an integral part of this statement.

THE BANK OF FRANKLIN

STATEMENTS OF STOCKHOLDERS' EQUITY

- ---------------------------------------------------------------------------------------------------------------------

Years Ended December 31,                                                            1995               1994 (A)
- ---------------------------------------------------------------------------------------------------------------------
Common stock
    Balance, beginning and end of year                                           $  475,845             $  475,845
                                                                                 ----------             ----------


Additional paid-in capital
     Balance, beginning and end of year                                           3,034,769              3,034,769
                                                                                 ----------             ----------


Unrealized appreciation (depreciation)
     on securities available for sale
       Balance, beginning of year                                                   (92,474)                  --
       Adjustment of beginning balance
         for change in accounting method -
         net unrealized appreciation
         on available-for-sale securities,
         net of income taxes of $145,008                                                --                 281,485
       Change in unrealized appreciation
         (depreciation), net of income taxes
         of $79,889, and $192,646 for the
         years ended December 31, 1995
         and 1994, respectively                                                     155,078               (373,959)
                                                                                 ----------             ----------

       Balance, end of year                                                          62,604                (92,474)
                                                                                 ----------             ----------


Retained earnings
     Balance, beginning of year as previously reported                            3,934,703              3,299,303
     Prior period adjustment                                                        (81,552)               (65,317)
                                                                                 ----------              ---------
     Balance, beginning of year as restated                                       3,853,151              3,233,986
     Net income for the year                                                        939,569                809,503
     Dividends                                                                     (209,372)              (190,338)
                                                                                 ----------              ---------
     Balance, end of year                                                         4,583,348              3,853,151
                                                                                 ----------              ---------

           Total stockholders' equity                                            $8,156,566              7,271,291
                                                                                 ==========              =========


(A)  As restated



 The notes to the financial statements are an integral part of this statement.

THE BANK OF FRANKLIN

STATEMENTS OF CASH FLOWS


- ---------------------------------------------------------------------------------------------------------------------

Years Ended December 31,                                                   1995               1994 (A)
- ---------------------------------------------------------------------------------------------------------------------
Operating activities
     Net income                                                      $    939,569       $   809,503
     Adjustments to reconcile to net cash
       provided by operating activities:
       Depreciation and amortization                                      113,795            92,987
       Amortization of investment security premiums,
          net of discounts                                                (21,624)             --
       Changes in:
          Interest receivable                                            (218,306)          (65,867)
          Interest payable                                                 49,283            (4,721)
          Other assets                                                    104,047           219,469
          Other liabilities                                              (145,205)          227,435
          Deferred compensation                                            64,677            16,235
                                                                     ------------       -----------
              Net cash provided by operating activities                   886,236         1,295,041
                                                                     ------------       -----------
Investing activities
     Proceeds from maturities and principal
       repayments of available-for-sale securities                      2,526,347              --
     Proceeds from sales of available-for-sale securities                    --           5,147,908
     Purchases of available-for-sale securities                        (9,199,359)       (5,511,382)
     Redemptions of held-to-maturity securities                        19,460,375           475,000
     Purchases of held-to-maturity securities                         (20,982,044)       (1,792,775)
     Loan originations, net of principal repayments                    (5,540,136)       (4,815,250)
     Net cash and cash equivalents received from
       branch acquisition                                               9,876,744              --
     Purchases of premises and equipment                                  (93,466)          (81,048)
                                                                     -------------      -----------
              Net cash used by investing activities                    (3,951,539)       (6,577,547)
                                                                     -------------      -----------

Financing activities
     Cash dividends paid                                                 (209,372)         (190,338)
     Net increase in noninterest bearing deposits                         791,994           864,130
     Net increase in certificates of deposit                            5,192,164         3,466,526
                                                                     ------------       -----------

              Net cash provided by financing activities                 5,774,786         4,140,318
                                                                     -----------        -----------

Increase (decrease) in cash and cash equivalents                        2,709,483        (1,142,188)

Cash and cash equivalents at beginning of year                          6,398,593         7,540,781
                                                                     ------------       -----------

Cash and cash equivalents at end of year                             $  9,108,076       $ 6,398,593
                                                                     ============       ===========
Supplemental schedules and disclosures of cash flow information

     Cash paid for:
       Interest on deposits and other borrowings                     $  2,126,861       $ 1,683,071
       Income taxes                                                  $    305,000       $   260,000

     Schedule of noncash investing activities:
       Transfer of securities - held to maturity to
          available for sale                                         $ 17,415,050       $      --


(A)  As restated

 The notes to the financial statements are an integral part of this statement.

THE BANK OF FRANKLIN

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1995 AND 1994


NOTE 1 - ORGANIZATION AND BUSINESS

         The Bank is a state-chartered commercial bank with five offices in Franklin, Courtland, Newsoms and Holland, Virginia. The Bank's primary market area is within western Tidewater, Virginia.

         The Bank's principal business consists of providing a broad range of lending and deposit services to individual and commercial customers with an emphasis on those services traditionally associated with independent community banks. These services include checking and savings accounts, certificates of deposit and charge cards. The Bank's lending activities include commercial and personal loans, lines of credit, installment loans, agricultural loans, home improvement loans, overdraft protection and construction loans.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH EQUIVALENTS

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest bearing deposits with banks and federal funds sold. Generally, federal funds are sold for one-day periods.

         SECURITIES

         Investments in debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and reflected at amortized cost. Investments that are purchased and held principally for the purpose of selling them in the near term are classified as "trading securities" and reflected at fair value, with unrealized gains and losses included in earnings. The Bank does not maintain securities classified as trading. Investments not classified as either of the above are classified as "available for sale" and reflected at fair value, with unrealized gains and losses excluded from operations and reported as a separate component of stockholders' equity. On December 1, 1995, pursuant to a special report issued by the Financial Accounting Standards Board ("FASB") regarding the application of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Bank reassessed its intent with respect to its securities portfolio. As a result, held-to-maturity securities, with an amortized cost basis of $17,415,050 and unrealized gains and losses of $195,311 and $297,105, respectively, were transferred to the available-for-sale category at fair value with the resulting net unrealized loss of $67,184 reflected within the separate component of stockholders' equity.



                         (Notes continued on next page)

         Premiums and discounts are recognized in interest income using the interest method over the period to maturity on held-to-maturity and available-for-sale securities. Other-than-temporary declines in the fair value of individual held-to-maturity and available-for-sale securities result in write-downs of the individual securities to fair value. Gains and losses are determined using the specific-identification method.

         LOANS

         Loans are reported at their principal outstanding balance net of charge-offs, unearned income, and unamortized premiums or discounts, if any, on purchased loans. Interest income is generally recognized when income is earned using the interest method.

         ALLOWANCE FOR LOAN LOSSES

         The Bank adopted FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan, on January 1, 1995. Under the new standard, a loan is considered impaired, based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of FASB Statement No. 114 did not result in an additional provision for loan losses.

         The adequacy of the allowance for loan losses is periodically evaluated by the Bank, in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance is based on a review of the Bank's historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, and charge-offs. Such factors as the level and trend of interest rates and the condition of the national and local economies are also considered. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgements of information available to them at the time of their examination.

                         (Notes continued on next page)

         The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of impaired loans, if applicable, are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

         When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

         INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS

         Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful, or is partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual, if repayment in full of principal and/or interest is in doubt.

         Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

         While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

         OTHER REAL ESTATE OWNED

         Other real estate owned is comprised of real estate and other assets acquired through foreclosure, acceptance of a deed in lieu of foreclosure, or loans in which the Bank receives physical possession of the debtor's assets. Other real estate owned is carried at the lower of the recorded investment in the loan or the fair value less estimated costs to sell. Upon transfer of a loan to foreclosed status, the fair value of the property is assessed and any excess of the loan balance over the fair value less estimated costs to sell is charged against the provision for loan losses. Revenues and expenses related to the property, and subsequent adjustments to fair value less estimated costs to sell are classified as an expense for other real estate owned.


                         (Notes continued on next page)

         PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, assets are depreciated over their estimated useful lives using the straight-line and accelerated methods. For income tax purposes, the accelerated cost recovery system and the modified accelerated cost recovery system are used.

         INTANGIBLE ASSETS

         Intangible assets relate to the purchase of a branch and are amortized over fifteen years using the straight-line method.

         INCOME TAXES

         Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, and accumulated depreciation, for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

        In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, standby letters of credit, and financial guarantees written. Such financial instruments are recorded in the financial statements when they become payable.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management reassesses fair value for significant properties. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions and other factors.

         RECLASSIFICATIONS

         Certain reclassifications have been made to prior year financial statements to conform them to the current year's presentation.


                         (Notes continued on next page)

NOTE 3 - SECURITIES

         Securities at December 31, 1995 and 1994 are as follows:


                                                       Gross         Gross
                                       Amortized     Unrealized    Unrealized
                                         Cost          Gains         Losses        Fair Value
Securities available for sale-
  December 31, 1995:
    U.S. Government and
     federal agencies                $14,224,615      $ 89,700      $  187,212      $14,127,103
    State and local
     governments                      12,621,789       179,499          72,787       12,728,501
    Federal Home Loan Bank               189,800          --              --            189,800
    Corporate debt
     securities                        3,259,403        83,835           3,719        3,339,519
    Mortgage - backed
     securities                          806,090         5,933             850          811,173
                                     -----------      --------      ----------      -----------
                                     $31,101,697      $358,967      $  264,568      $31,196,096
                                     ===========      ========      ==========      ===========


                                                       Gross         Gross
                                       Amortized     Unrealized    Unrealized
                                         Cost          Gains         Losses        Fair Value
Securities available for sale-
  December 31, 1994:
    U.S. Government and
     federal agencies                $ 4,988,630      $  6,938       $  90,109      $4,905,459
    Corporate debt securities
                                       2,024,549        23,901          80,842       1,967,608
                                     -----------      --------      ----------      ----------
                                     $ 7,013,179      $ 30,839       $ 170,951      $6,873,067
                                     ===========      ========      ==========      ==========



    Securities held-to-maturity consist of the following:


                                                       Gross         Gross
                                       Amortized     Unrealized    Unrealized
                                         Cost          Gains         Losses        Fair Value

Securities held to maturity-
 December 31, 1994:
  U.S. Government and
   federal agencies                  $ 9,368,645      $    1,939     $  673,282     $ 8,697,302
  State and local
   governments                         6,254,320           1,248        442,939       5,812,629
  Corporate debt securities              248,792            --            4,216         244,576
                                     -----------       ---------     ----------     -----------
                                     $15,871,757      $    3,187     $1,120,437     $14,754,507
                                     ===========      ==========     ==========     ===========


                         (Notes continued on next page)

         At December 31, 1995 and 1994, approximately $600,000 and $590,000, respectively, of securities were pledged to secure deposits of the U.S. Government or the Commonwealth of Virginia. In addition, as of December 31, 1995, approximately $1,000,000 of securities were pledged to secure two repurchase agreements.

         The amortized cost and fair value of securities by maturity date at December 31, 1995 are as follows:


                                              Amortized
                                                Cost               Fair Value

Due one year or less                         $ 2,699,991          $ 2,724,115
Due from one to five years                    13,904,948           13,826,444
Due from five to ten years                    12,380,219           12,498,741
Due after ten years                            1,926,739            1,956,996
Federal Home Loan Bank stock                     189,800              189,800
                                             -----------          -----------
                                             $31,101,697          $31,196,096
                                             ===========          ===========

         Gross realized gains and gross realized losses were:


                                                       December 31,
                                                   1995            1994
                                                 --------        --------
Gross realized gains:
  U.S. government agencies                       $   --           $53,623
                                                 ========         =======
Gross realized losses:
  U.S. government agencies                       $   --           $23,000
                                                 ========         =======

                         (Notes continued on next page)

NOTE 4 - LOANS

         Loans consist of the following:

                                                        December 31,
                                                 -------------------------
                                                    1995            1994
                                                 ---------       ---------
                                                  (Dollars in thousands)
Gross loans:
  Commercial                                      $ 8,154         $ 5,459
  Real estate - construction                        1,651             813
  Real estate - agriculture                           845             853
  Commercial real estate                            7,933           7,897
  Residential real estate                          10,929           8,985
  Installment and consumer loans                    8,476           8,395
    Total gross loans                              37,988          32,402
Less - allowance for loan losses                      654             623
                                                  -------         -------
Loans, net                                        $37,334         $31,779
                                                  =======         =======


        A summary of the activity in the allowance for loan losses account is as follows:

                                                     Year Ended December 31,
                                                  ---------------------------
                                                     1995              1994
                                                   --------          --------
Balance, beginning of year                         $622,874          $565,058
Provision charged to operations                         --                --
Loans charged-off                                   (69,436)         (132,370)
Recoveries                                          100,036           190,186
                                                   ---------         ---------
Balance, end of year                               $653,474          $622,874
                                                   =========         =========


        Loans on which the accrual of interest has been discontinued amount to $19,524 and $233,742 at December 31, 1995 and 1994, respectively.


NOTE 5 - PREMISES AND EQUIPMENT

        Premises and equipment consist of the following:

                                                          December 31,
                                                   --------------------------
                                                       1995            1994
                                                   ----------      ----------
Land                                               $  270,841      $  238,229
Buildings                                             767,942         643,529
Leasehold improvements                                100,515         100,515
Equipment, furniture and fixtures                     839,450         803,281
                                                   ----------      ----------
                                                    1,978,748       1,785,554
Less - accumulated depreciation                       855,956         759,102
                                                   ----------      ----------
                                                   $1,122,792      $1,026,452
                                                   ==========      ==========

                         (Notes continued on next page)

        Depreciation charged to operating expense for the years ended December 31, 1995 and 1994 was $96,853 and $92,987, respectively.


NOTE 6 - DEPOSITS

        Interest bearing deposits consist of the following:

                                                           December 31,
                                                   ---------------------------
                                                       1995            1994
                                                   -----------     -----------
Money Market and interest checking account
  deposits                                         $23,805,847     $23,284,242
Savings deposits                                     4,896,638       4,021,569
Certificates of deposit $100,000 and over            4,039,396       3,006,213
Other time deposits                                 28,275,788      16,586,489
                                                   -----------     -----------


                                                   $61,017,669     $46,898,513
                                                   ===========     ===========


NOTE 7 - STOCKHOLDERS' EQUITY

               Net income per common share is obtained by dividing net income by the weighted average number of common shares outstanding. The weighted average number of shares used in the computation of earnings per share was 190,338 for 1995 and 1994.


NOTE 8 - INCOME TAXES

        The principal components of income tax expense are as follows:

                                                             Year Ended December 31,
                                                           -------------------------
                                                             1995            1994
                                                           ---------       ---------
Federal income tax expense--current                        $ 315,979       $ 311,119
Deferred federal income tax expense (benefit) related
  to temporary differences in reporting:
    Premium amortization and
      discount accretion                                         465           1,938
    Depreciation                                               5,564          12,810
    Deferred compensation                                     (6,543)           --
    Other                                                      2,784         (22,791)
                                                           ---------       ---------
Income tax expense                                         $ 318,249       $ 303,076
                                                           =========       =========

                        (Notes continued on next page)

        Differences between income tax expense calculated at the statutory rate and that shown in the statements of income are summarized as follows:

                                                Year Ended December 31,
                                              -------------------------
                                                1995            1994
                                              ---------       ---------
Federal income tax expense at
  statutory rate                              $ 427,658       $ 378,277
Tax effect of:
  Tax exempt interest                          (121,171)        (61,428)
  Other                                          11,762         (13,773)
                                              ---------       ---------
Income tax expense
                                              $ 318,249       $ 303,076
                                              =========       =========

    The Bank has the following deferred tax assets and liabilities:


                                                                December 31,
                                                          ------------------------
                                                            1995            1994
                                                          --------        --------
Deferred tax assets:
         Net unrealized depreciation on available-
           for-sale securities                            $   --          $ 47,638
         Accrued employee benefits                           3,039           3,039
         Deferred compensation                              49,718          43,176
                                                          --------        --------
           Total deferred tax asset                         52,757          93,853
                                                          --------        --------

Deferred tax liabilities:
         Premises and equipment                             21,612          16,048
         Allowance for loan losses                         247,828         247,828
         Net unrealized appreciation on available-
           for-sale securities                              32,251            --
         Discount accretion                                 14,806          14,341
         Other                                               2,784            --
                                                          --------        --------
           Total deferred tax liability                    319,281         278,217
                                                          --------        --------

Net deferred tax liability                                $266,524        $184,364
                                                          ========        ========

NOTE 9 - RETIREMENT PLANS AND PRIOR PERIOD ADJUSTMENT

        The Bank maintains deferred compensation and retirement arrangements with certain officers. The Bank's current policy is to accrue the estimated amounts to be paid under the contracts. However, in previous fiscal years, the related expense was not recorded. As a result, net income for the year ended December 31, 1994 was overstated by $16,235.


                         (Notes continued on next page)

        The Bank has a profit-sharing plan for all eligible officers and employees. Requirements for eligibility to participate include reaching the age of 19 and one year of service. Vesting in the plan begins the second year of participation and increases annually by 20% until full vesting occurs after six years. Employer contributions are determined annually and are calculated based on the participant's annual compensation. The amounts contributed to the plan were $25,000 and $24,000 for 1995 and 1994, respectively.


NOTE 10 - COMMITMENTS AND CONTINGENCIES

        The Bank leases one of its branches with an operating lease. The lease term is for one year and expires in February, 1996, with an option to extend the lease for two twelve month periods. The minimum lease payments for 1996 are $2,000. Total lease expense was $12,000 for 1995 and 1994.

        The Bank is subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Bank in connection with such claims and lawsuits, it is the opinion of management that the disposition of such claims and lawsuits will not have a material adverse effect on the financial position of the Bank.

        During 1995, the Bank became a member of the Federal Home Loan Bank ("FHLB") of Atlanta. As such, the Bank may borrow funds based on criteria established by the FHLB. As of December 31, 1995, the Bank could borrow approximately $6,500,000, if collateral acceptable to the FHLB was provided. In addition, federal funds arrangements with other institutions provide an additional $5,022,000 of short-term borrowing capacity. The Bank had not drawn on these lines of credit at December 31, 1995.


NOTE 11 - RELATED PARTY TRANSACTIONS

        The Bank has loan and deposit transactions with its officers and directors, and with companies in which the officers and directors have a financial interest. Related party deposits amounted to approximately $2,016,000 at December 31, 1995. A summary of related party loan activity during 1995 is as follows:

        Balance, December 31, 1994               $1,152,032
        Originations - 1995                         524,821
        Repayments - 1995                          (428,904)
                                                 ----------
        Balance, December 31, 1995               $1,247,949
                                                 ==========


        In the opinion of management, such loans are made in the ordinary course of business at normal credit terms, including interest rate and collateral requirements, and do not represent more than normal credit risk.


                         (Notes continued on next page)

        In the ordinary course of business, the Bank has engaged in certain transactions with different directors' firms to provide legal and real estate brokerage services.

        Commitments to extend credit to related parties amounted to $298,651 at December 31, 1995.


NOTE 12 - CREDIT COMMITMENTS AND CONCENTRATIONS OF CREDIT RISK

        The Bank has outstanding at any time a significant dollar amount of commitments to extend credit. To accommodate major customers, the Bank also provides standby letters of credit and guarantees to third parties. Those arrangements are subject to strict credit control assessments. Guarantees and standby letters of credit specify limits to the Bank's obligations. The amounts of loan commitments, guarantees and standby letters of credit are set out in the following table as of December 31, 1995. Because many commitments and almost all standby letters of credit and guarantees expire without being funded in whole or in part, the contract amounts are not estimates of future cash flows.

        Loan Commitments                                       $7,395,299

        Standby letters of credit and guarantees written       $  703,943

        These loan commitments, standby letters of credit, and guarantees written include $1,785,818 with fixed interest rates ranging from 5.98% to 14.88%.

        All of the guarantees written outstanding at December 31, 1995 expire during 1996.

        As of December 31, 1994, commitments to extend credit amounted to $2,138,875, and standby letters of credit and guarantees written amounted to $355,000.

        Loan commitments, standby letters of credit and guarantees written have off-balance-sheet credit risk because only origination fees and accruals for probable losses, if any, are recognized in the statement of financial position, until the commitments are fulfilled or the standby letters of credit or guarantees expire. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that, in accordance with the requirements of FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, collateral or other security is of no value. The Bank's policy is to require customers to provide collateral prior to the disbursement of approved loans. For retail loans, the Bank usually retains a security interest in the property or products financed, which provides repossession rights in the event of default by the customer. For business loans and financial guarantees, collateral is usually in the form of inventory or marketable securities (held in trust) or property (notations on title).


                         (Notes continued on next page)

        Concentrations of credit risk (whether on or off balance sheet) arising from financial instruments exist in relation to certain groups of customers. A group concentration arises when a number of counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Bank does not have significant exposure to any individual customer or counterparty. The major concentrations of credit risk for the Bank arise by customer loan type in relation to loans and credit commitments, as shown in the following table. A geographic concentration arises because the Bank operates primarily in western Tidewater, Virginia.


                                                                                 Installment
                    Residential     Commercial       Small                           and
                     Property        Property       Business     Agricultural      Consumer       Total
                    -----------     ----------      --------     ------------    -----------     -------
                                                        (Dollars in thousands)
Loans and
  receivables          $12,580        $ 7,933        $ 6,023        $2,976        $ 8,476        $37,988
Credit
  commitments              793            576          4,426         1,839            465          8,099
                       -------        -------        -------        ------        -------        -------

                       $13,373        $ 8,509        $10,449        $4,815        $ 8,941        $46,087
                       =======        =======        =======        ======        =======        =======

The credit risk amounts represent the maximum accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted and any collateral or security proved to be of no value. The Bank has experienced little difficulty in accessing collateral when required. The amounts of credit risk shown, therefore, greatly exceed expected losses, which are included in the allowance for loan losses.


NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

        FASB Statement No. 107, Disclosure about Fair Value of Financial Instruments ("FASB 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to individual markets and, in many cases, could not be realized in immediate settlement. FASB 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.


                         (Notes continued on next page)

        The following methods and assumptions were used by the Bank in estimating the fair value for its financial instruments as required by FASB 107:

        CASH AND DUE FROM BANKS: The carrying amount approximates fair value.

        FEDERAL FUNDS SOLD: For federal funds sold, the carrying amount approximates fair value.

        INVESTMENT SECURITIES: Fair values for securities are based on published market prices, if available. For unquoted securities, the fair value is estimated by the Bank on the basis of financial and other information.

        LOANS: For loans with short-term and variable rate characteristics, the total receivables outstanding approximate fair value. This amount excludes any value related to account relationships. The fair value of other types of loans is estimated by discounting future cash flows using the contractual rates in effect for such loans at the reporting date and adjusting for credit risk and operating costs.

        INTEREST RECEIVABLE AND INTEREST PAYABLE: The carrying amount approximates fair value.

        NON-LNTEREST BEARING DEPOSITS: The fair value of these instruments is the amount payable on demand at the reporting date.

        INTEREST BEARING DEPOSITS: The fair value of demand deposits, saving accounts and money market deposits with no defined maturity is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated by discounting the future cash flows using the current rates at which similar deposits would be made. This amount excludes any value related to account relationships.

        COMMITMENTS TO EXTEND CREDIT AND STANDBY AND COMMERCIAL LETTERS OF
        CREDIT: It is not practicable to separately estimate the fair values for off-balance-sheet credit commitments, including standby letters of credit, and guarantees written, due to the excessive costs involved.


                         (Notes continued on next page)

        The estimated fair values of the Bank's financial instruments required to be disclosed under FASB 107 at December 31, 1995 are as follows:


                                             Carrying         Fair
                                              Value          Value
                                             --------        ------
                                              (Dollars in thousands)
       ASSETS
         Cash and due from banks              $ 4,426        $ 4,426
         Federal funds sold                     4,682          4,682
         Investment securities                 31,196         31,196
         Loans                                 37,334         37,580
         Interest receivable                      871            871
                                              -------        -------
                                              $78,509        $78,755
                                              =======        =======

       LIABILITIES
         Non-interest bearing deposits        $10,454        $10,454
         Interest bearing deposits             61,354         61,076
         Interest payable                         202            202
                                              -------        -------
                                              $72,010        $71,732
                                              =======        =======


NOTE 14 - BRANCH ACQUISITION

        On August 24, 1995, the Bank acquired certain assets and assumed certain liabilities with respect to the branch of a regional bank situated in the Holland area of Suffolk, Virginia. The approximate fair value of net assets acquired and deposit liabilities assumed amounted to approximately $88,000 and $10,752,000, respectively. In connection with the acquisition, intangible assets of approximately $787,000 were capitalized, and include goodwill, an inseparable component of core deposit intangible, and other costs incurred directly related to the acquisition.

                         (Notes continued on next page)

NOTE 15 - SUBSEQUENT EVENT

        On January 25, 1996, the Bank and the Bank of Sussex and Surry ("BSS") entered into an agreement to affiliate the two companies through the creation of a holding company. The reorganization, if completed, will result in both the Bank and BSS becoming wholly-owned subsidiaries of the holding company, United Community Bankshares, Inc. (the "Holding Company"). The respective names and banking offices of the Bank and BSS will not change as a result of the reorganization. In addition, the Bank and the BSS do not intend to change their respective executive officers and boards of directors.

        On the effective date, not yet determined, the Bank will become a wholly-owned subsidiary of the Holding Company through the exchange of each share of common stock of the Bank for (4.806) shares of Holding Company common stock. BSS shareholders will receive three shares of Holding Company common stock for each share outstanding. This will result in each shareholder group owning approximately 50% of the Holding Company.

        On January 15, 1996, the record date, the Board of Directors approved the payment of a dividend of $1.10 per share, or approximately $209,000, which is payable on February 15, 1996.


                                   * * * * *

                                                                Appendix E
The Board of Directors

May 13, 1996
Page 2

                                  May 13, 1996

The Board of Directors
The Bank of Sussex and Surry
205 Railroad Avenue
Wakefield, Virginia 23888

Members of the Board:

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the common shareholders of The Bank of Sussex and Surry ("BSS") of the exchange ratio for the exchange of shares of BSS common stock (the "Exchange Ratio") in the proposed reorganization (the "Reorganization") involving BSS and The Bank of Franklin ("BOF") , pursuant to which BSS and BOF will become wholly owned subsidiaries of United Community Bankshares, Inc., a newly organized Virginia corporation ("United"), and the shares of the common stock of BSS and BOF will be exchanged for shares of the capital stock of United. The terms of the Reorganization are set forth in the Agreement and Plan of Reorganization, dated January 25, 1996 by and between BSS and BOF (the "Agreement"). Under the terms of the Agreement, each outstanding share of BSS common stock will be exchanged for 3.0 shares of United common stock and each outstanding share of BOF common stock will be exchanged for 4.806 shares of United common stock.

         Davenport & Co. of Virginia, Inc., as a customary part of its investment banking and general securities business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, private placements and valuations for estate, corporate and other purposes. Our fee in connection with this engagement was not contingent upon consummation of the Merger, nor was it contingent upon our findings.

         In arriving at our opinion, we have, among other things: (i) reviewed the Agreement, certain publicly available business and financial information concerning BSS and BOF, and certain internal financial analyses and forecasts for BSS and BOF prepared by their respective managements; (ii) held discussions with members of the senior management of BSS and BOF regarding the past and current business operations, financial condition and future prospects of their respective companies; (iii) reviewed information regarding the trading markets for the common shares of BSS and BOF and the price ranges within which the respective stocks have traded; (iv) compared certain financial and stock market information for BSS and BOF with similar information for certain other companies the securities of which are publicly traded; (v) reviewed the financial terms of certain recent business combinations which we considered comparable in whole or in part; and (vi) performed such other studies and analyses as we considered appropriate.

         We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of BSS and BOF, we have assumed that such information reflects the best currently available estimates and judgments as to the likely future financial performance of BSS and BOF. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of BSS or BOF, nor have we been furnished with any such evaluation or appraisal. We have also assumed that the Reorganization will be recorded as a pooling of interests under generally accepted accounting principles and will qualify and be treated as a tax-free transaction for the holders of BSS and BOF common stock. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter. To the extent the contemplated Reorganization differs in any material way from the information described above and our assumptions, this opinion is not to be considered as applicable thereto.

         Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of BSS common stock.

                                        Very truly yours,

                                        DAVENPORT & CO. OF VIRGINIA, INC.

                                        By:_________________________________

                                                                Appendix F

                          THE BANK OF SUSSEX AND SURRY

                    Consolidated Financial Statements for the
                     Years Ended December 31, 1995 and 1994
                        and Independent Auditors' Report

THE BANK OF SUSSEX AND SURRY

TABLE OF CONTENTS

- ------------------------------------------------------------------------------


                                                                          Page

INDEPENDENT AUDITORS' REPORT                                             F - 1

FINANCIAL STATEMENTS:

     Consolidated Balance Sheets                                         F - 2

     Consolidated Statements of Income                                   F - 3

     Consolidated Statements of Stockholders' Equity                     F - 4

     Consolidated Statements of Cash Flows                             F - 5-6

     Notes to Consolidated Financial Statements                       F - 7-18

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of The Bank of Sussex and Surry

We have audited the accompanying consolidated balance sheets of The Bank of Sussex and Surry and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Bank of Sussex and Surry and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

January 12, 1996
(January 25, 1996 as to Note 11)

THE BANK OF SUSSEX AND SURRY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------

ASSETS                                                       1995          1994
Cash and cash equivalents:

    Cash and due from banks                               $ 1,896,440   $ 1,509,270
    Federal funds sold                                      3,058,000     2,751,000
                                                          -----------   -----------

          Total cash and cash equivalents                   4,954,440     4,260,270
                                                          -----------   -----------

Investment securities:

    Available for sale at fair value, amortized
       cost of $15,603,796 and $5,220,945, respectively    16,224,120     5,389,622
    Held to maturity at amortized cost, fair value of
       $10,613,031 and $17,044,302, respectively           10,698,480    17,951,393
Loans, net of allowance for loan losses of $597,000
    and $547,000, respectively                             28,847,540    28,958,523
Premises and equipment, net                                   931,296       924,963
Accrued interest receivable                                   747,333       647,338
Income taxes receivable                                          --          73,920
Other real estate                                              12,500        12,500
Other assets                                                   61,231       172,048
                                                          -----------   -----------
                                                           57,522,500    54,130,307
                                                          -----------   -----------



Total assets                                              $62,476,940   $58,390,577
                                                          ===========   ===========


See notes to consolidated financial statements.

- ------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY                                  1995          1994
LIABILITIES:
   Deposits:
       Non-interest bearing demand deposits                       $ 6,273,881   $ 6,373,624
       Interest bearing deposits:
          NOW                                                       4,466,277     4,628,077
          Money market                                              8,920,970     7,741,021
          Savings                                                   6,799,309     7,003,843
          Time, $100,000 and over                                   6,458,136     5,345,345
          Other time                                               19,564,147    18,320,944
                                                                  -----------   -----------
                          Total deposits                           52,482,720    49,412,854
                                                                  -----------   -----------
Income taxes payable                                                   61,958          --
Accrued interest payable                                              180,905       158,241
Deferred tax liability                                                 67,353          --
Other liabilities                                                      78,061        73,975
                                                                  -----------   -----------
                          Total liabilities                        52,870,997    49,645,070
                                                                  -----------   -----------
Commitments and contingencies (Note 10)

STOCKHOLDERS' EQUITY:
   Common stock, par value $1.25 per share - authorized,
       500,000 shares; issued and outstanding, 304,940 shares         381,175       381,175
   Additional paid-in capital                                       1,000,000     1,000,000
   Retained earnings                                                7,815,354     7,253,005
   Net unrealized gain on securities available for
       sale, net of tax of $210,910 in 1995 and $57,350 in 1994       409,414       111,327
                                                                  -----------   -----------
                          Total stockholders' equity                9,605,943     8,745,507
                                                                  -----------   -----------
Total liabilities and stockholders' equity                        $62,476,940   $58,390,577
                                                                  ===========   ===========

THE BANK OF SUSSEX AND SURRY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1995 AND 1994
- -------------------------------------------------------------------------------

                                                             1995           1994
INTEREST INCOME:
     Loans                                               $ 2,871,662    $ 2,606,179
     Investment securities:
        U.S. Treasury                                        137,024        105,277
        U.S. Government agencies                             744,907        657,549
        States and political subdivisions - tax exempt       334,058        358,611
        States and political subdivisions - taxable           43,561         47,356
        Other                                                 66,241         94,383
     Federal funds sold                                      187,992         76,401
                                                         -----------    -----------
            Total interest income                          4,385,445      3,945,756
                                                         -----------    -----------
INTEREST EXPENSE ON DEPOSITS                               1,954,511      1,622,408
                                                         -----------    -----------
NET INTEREST INCOME                                        2,430,934      2,323,348

PROVISION FOR LOAN LOSSES                                    182,529        217,808
                                                         -----------    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        2,248,405      2,105,540
                                                         -----------    -----------
OTHER INCOME:
     Service charges on deposit accounts                     162,700        135,805
     Loss on sale of securities                               (2,285)        (4,536)
     Other                                                    99,391         93,889
                                                         -----------    -----------
          Total other income                                 259,806        225,158
                                                         -----------    -----------
OTHER EXPENSES:
     Salaries                                                626,440        584,090
     Employee benefits                                       182,032        182,115
     Professional fees                                        95,426        109,571
     Franchise taxes                                          66,760         72,300
     FDIC assessment                                          55,958        109,063
     Occupancy                                                88,578         87,620
     Equipment                                                82,034         79,551
     Other                                                   288,637        304,149
                                                         -----------    -----------
          Total other expenses                             1,485,865      1,528,459
                                                         -----------    -----------
INCOME BEFORE INCOME TAXES                                 1,022,346        802,239

INCOME TAX EXPENSE (Note 6)                                  246,539        195,682
                                                         -----------    -----------
NET INCOME                                               $   775,807    $   606,557
                                                         ===========    ===========
EARNINGS PER SHARE                                       $      2.54    $      1.99
                                                         ===========    ===========

See notes to consolidated financial statements.

THE BANK OF SUSSEX AND SURRY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994
- -------------------------------------------------------------------------------

                                                                                          Net Unrealized
                                                                                            Gain (Loss)
                                                                 Additional               on Securities
                                                     Common       Paid-In     Retained      Available
                                                     Stock        Capital     Earnings      for Sale         Total
BALANCE - JANUARY 1, 1994                       $   381,175   $ 1,000,000   $ 6,844,659    $      --      $ 8,225,834
     Net income                                        --            --         606,557           --          606,557
     Cash dividends ($ .65 per share)                  --            --        (198,211)          --         (198,211)
     Effect of adopting SFAS No. 115
        at January 1, 1994, net of tax
        of $150,876                                    --            --            --          292,876        292,876
     Change in unrealized gains and losses
        on securities available for sale, net
        of tax of $93,526                              --            --            --         (181,549)      (181,549)
                                                -----------   -----------   -----------    -----------    -----------
BALANCE - DECEMBER 31, 1994                         381,175     1,000,000     7,253,005        111,327      8,745,507
     Net income                                        --            --         775,807           --          775,807
     Cash dividends ($ .70 per share)                  --            --        (213,458)          --         (213,458)
     Change in unrealized gains and losses
       on securities available for sale, net
       of tax of $153,560                              --            --            --          298,087        298,087
                                                -----------   -----------   -----------    -----------    -----------
BALANCE - DECEMBER 31, 1995                     $   381,175   $ 1,000,000   $ 7,815,354    $   409,414    $ 9,605,943
                                                ===========   ===========   ===========    ===========    ===========


See notes to consolidated financial statements.

THE BANK OF SUSSEX AND SURRY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------

                                                              1995           1994

OPERATING ACTIVITIES:
     Net income                                          $   775,807    $   606,557
     Adjustments to reconcile net income to net
        cash provided by operating activities:
        Provision for loan losses                            182,529        217,808
        Deferred income taxes                                 41,421        (70,591)
        Depreciation                                          83,995         77,608
        Discount accretion on securities                     (67,731)        (5,640)
        Premium amortization on securities                    14,045         22,700
        Loss on sale of investments                            2,285          4,536
        Increase in accrued interest receivable              (99,995)       (57,022)
        (Increase) decrease in income taxes receivable        73,920        (73,920)
        (Increase) decrease in other assets                  (16,811)         7,269
        Increase in accrued interest payable                  22,664          5,613
        Increase (decrease) in income tax payable             61,958       (107,535)
        Increase in other liabilities                          4,086          7,139
        Gain on sale of other real estate                    (52,500)          --
                                                         -----------    -----------
           Net cash provided by operating activities       1,025,673        634,522
                                                         -----------    -----------
INVESTING ACTIVITIES:
     Proceeds from sales and maturities of
        securities available for sale                      1,390,335      2,281,799
     Proceeds from maturities of
        securities held to maturity                        3,242,000      2,527,748
     Purchases of securities available for sale           (3,982,900)    (1,249,473)
     Purchases of securities held to maturity             (3,727,972)    (4,314,544)
     Net increase in loans                                   (71,546)    (2,659,497)
     Property and equipment acquisitions                     (90,328)       (47,877)
     Purchase of other real estate                           (97,500)          --
     Proceeds from sale of other real estate                 150,000          8,119
                                                         -----------    -----------
           Net cash used in investing activities          (3,187,911)    (3,453,725)
                                                         -----------    -----------


                                                                    (Continued)

THE BANK OF SUSSEX AND SURRY

YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------

                                                                  1995           1994
FINANCING ACTIVITIES:
    Net increase (decrease) in:
        Non-interest bearing demand deposits                  $   713,872    $   628,651
        Interest bearing deposits                               2,355,994     (1,677,882)
    Dividends paid                                               (213,458)      (198,211)
                                                              -----------    -----------
            Net cash provided by (used in) financing
              activities                                        2,856,408     (1,247,442)
                                                              -----------    -----------
NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                             694,170     (4,066,645)
CASH AND CASH EQUIVALENTS,
     BEGINNING OF YEAR                                          4,260,270      8,326,915
                                                              -----------    -----------
CASH AND CASH EQUIVALENTS,
     END OF YEAR                                              $ 4,954,440    $ 4,260,270
                                                              ===========    ===========

SUPPLEMENTAL INFORMATION:
     Cash payments for:
        Interest paid to depositors                           $ 1,931,847    $ 1,616,794
                                                              ===========    ===========
        Income taxes                                          $   142,740    $   319,541
                                                              ===========    ===========

See notes to consolidated financial statements.

THE BANK OF SUSSEX AND SURRY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994

- -------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accounting and reporting policies of The Bank of Sussex and Surry and subsidiary (the "Bank") conform to generally accepted accounting principles and general practices within the banking industry. The following is a summary of the more significant of those policies:

          a. Nature of Operations - The Bank operates under a state bank charter and provides full banking services, including commercial and consumer demand and time deposit accounts, commercial and consumer loans, Visa and Mastercard revolving credit accounts, drive-in banking services and automated teller machine transactions. As a state bank, the Bank is subject to regulation of the Virginia State Corporation Commission's Bureau of Financial Affairs and the Federal Deposit Insurance Corporation. The area served by the Bank is the southeastern region of Virginia and services are provided at 3 branch offices.

          b. Principles of Consolidation - The accompanying consolidated financial statements include the accounts of The Bank of Sussex and Surry, and its wholly-owned subsidiary, BSS Service Corporation, which was organized in 1994 to facilitate investment in financial related services.

          c. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          d. Investment Securities - Effective January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") and revised its accounting policy for investments. This pronouncement requires that investments in debt and equity securities with readily determinable fair values shall be classified as either held to maturity, available for sale or trading. Management has reviewed the securities portfolio and classified securities as either held to maturity or available for sale. The Bank does not have any securities classified as trading securities. Securities classified as held to maturity are accounted for at amortized cost, and require the Bank to have both the positive intent and ability to hold those securities to maturity. All other securities are classified as available for sale and carried at fair value with unrealized gains and losses included in shareholders' equity on an after tax basis. Realized gains or losses on the sale of investments are recognized at the time of sale using the amortized cost of the specific security sold. The adoption of SFAS 115, which has not been applied retroactively to 1993's financial statements, resulted in an increase in stockholders' equity of $292,876 for the unrealized gain, net of income taxes of $150,876 on investments classified as available for sale at January 1, 1994.

               In accordance with a permissible, one-time reclassification of securities, the Bank reassessed its liquidity needs and on December 22, 1995, transferred securities with an amortized cost of $7,795,266 from held to maturity to available for sale at fair value resulting in a net unrealized gain of $35,737 or $23,586 on an after-tax basis, which was reflected within a separate component of shareholders' equity.

               Prior to January 1, 1994, the Bank had the intent and ability to hold all investments to maturity and carried all investments at amortized costs.

          e. Loans - The Bank grants agribusiness, commercial, consumer and residential loans to customers, primarily located in the counties of Sussex, Surry and Southampton, Virginia. Although the loan portfolio is well diversified, a substantial portion of the debtors' ability to honor their contracts is dependent upon the agribusiness economic sector. Generally, loans are expected to be repaid from the cash flow of the borrowers. The Bank's requirements for collateral are based upon the purpose of the borrowing and the financial condition of the borrower.

               Loans are reported at their principal amount outstanding, net of unearned discount, deferred loan fees, and the allowance for loan losses. Interest income on loans not made on a discount basis is credited to income based on loan principal amounts outstanding and the appropriate interest rates. Unearned discount on loans made on a discounted basis is credited to income on a basis which approximates the level yield method.

               Loans are generally placed on nonaccrual status when the collection of principal or interest is 90 days or more past due, or earlier if collection is uncertain based upon an evaluation of the net realizable value of the collateral and the financial strength of the borrower. Loans greater than 90 days past due may remain on accrual status if management determines it has adequate collateral to cover the principal and interest. For those loans which are carried on nonaccrual status, interest is recognized on the cash basis.

               Loan fees and origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield using a method that approximates the level yield method. The Bank is amortizing these amounts over the contractual life of the related loans.

          f. Allowance for Loan Losses - An allowance is maintained to absorb possible losses on loans. Loan losses, net of recoveries on loans previously charged off, are charged to the allowance. The allowance for loan losses is based upon management's periodic evaluation of the portfolio with consideration given to the overall loss experience, delinquency data, financial condition of the borrowers, and such other factors that, in management's judgment, warrant recognition in providing an adequate allowance. Adjustments to the allowance are charged to current earnings in the form of a provision for loan losses.

          g. Impaired Loans - Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standard No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"), as amended by SFAS 118. These pronouncements require that an impaired loan be measured based on the present value of expected future cash flows discounted at the effective interest rate of the loan, or at fair value of the loan's collateral for "collateral dependent" loans. The Bank considers a loan impaired when it is probable that the Bank will be unable to collect all interest and principle payments as scheduled in the loan agreement. A loan is not considered impaired during a period of delay in payment if the ultimate collectibility of all amounts due is expected. A valuation allowance is required to the extent that the measure of the impaired loan is less than the recorded investment. Consistent with the Bank's method for nonaccrual loans, interest receipts for impaired loans are recognized on the cash basis.

          h. Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets principally by the straight-line method for building and improvements and by an accelerated method for other assets. Depreciation for tax purposes is computed based upon accelerated methods. The costs of major renewals or improvements are capitalized while the costs of ordinary maintenance and repairs are charged to expense as incurred.

          i. Other Real Estate - Property acquired through foreclosure is stated at the lower of the recorded cost or the estimated fair value of the property. At the time of foreclosure, any excess of cost over estimated fair value is charged to the allowance for loan losses. Subsequent declines in the fair value are recorded in a valuation account and are reflected in operations in the year in which the decline occurred.

          j. Income Taxes - The Bank uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

          k. Cash Flows - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold with maturities of less than three months. Cash flows from deposits and loans are reported net.

          l. Earnings Per Share - Earnings per share are based on the weighted average number of shares outstanding during the year. The weighted average number of shares utilized in calculating earnings per share was 304,940 in 1995 and 1994.

          m.   Reclassifications   -   Certain   amounts   in  1994   have  been
               reclassified to conform to the 1995 presentation.

2.    INVESTMENT SECURITIES

      The following is a comparison of amortized cost and estimated fair values of investment securities at December 31:

                                                                      1995

                                                           Gross              Gross         Estimated
                                        Amortized        Unrealized        Unrealized         Fair
                                          Cost             Gains             Losses           Value

Available for Sale:

U.S. Treasury securities               $ 1,352,322      $      --        $    (5,821)      $ 1,346,501
U.S. Government agencies                 9,738,752          130,489          (24,072)        9,845,169
Federal Home Loan
   Mortgage Corp. (FHLMC)                  549,708             --             (3,966)          545,742
Government National Mortgage
   Assoc. (GNMA)                           180,451              636             --             181,087
States and political subdivisions        2,976,225           76,658           (1,040)        3,051,843
Corporate bonds                            746,332            5,265             (812)          750,785
Equity securities                           60,006          449,237           (6,250)          502,993
                                       -----------      -----------      -----------       -----------

             Total                      15,603,796          662,285          (41,961)       16,224,120
                                       -----------      -----------      -----------       -----------


Held to Maturity:

U.S. Government agencies                 5,896,374            4,061          (55,788)        5,844,647
States and political subdivisions        4,601,965           19,688          (50,029)        4,571,624
Corporate bonds                            200,141             --             (3,381)          196,760
                                       -----------      -----------      -----------       -----------

             Total                      10,698,480           23,749         (109,198)       10,613,031
                                       -----------      -----------      -----------       -----------

Total Investment Securities            $26,302,276      $   686,034      $  (151,159)      $26,837,151
                                       ===========      ===========      ===========       ===========



                                                                    1994

                                                            Gross           Gross          Estimated
                                           Amortized      Unrealized      Unrealized          Fair
                                             Cost           Gains           Losses           Value

Available for Sale:
U.S. Treasury securities                 $   250,037      $   --        $    (4,178)      $   245,859
U.S. Government agencies                   3,351,602          --           (104,752)        3,246,850
Federal Home Loan
   Mortgage Corp. (FHLMC)                    610,307          --            (41,360)          568,947
Federal National Mortgage
   Assoc. (FNMA)                              54,388           544             --              54,932
Government National Mortgage
   Assoc. (GNMA)                             208,567          --            (17,198)          191,369
States and political subdivisions            686,038        22,092             --             708,130
Equity securities                             60,006       313,529             --             373,535
                                         -----------      --------      -----------       -----------

             Total                         5,220,945       336,165         (167,488)        5,389,622
                                         -----------      --------      -----------       -----------


Held to Maturity:

U.S. Treasury securities                   2,361,672          --            (89,749)        2,271,923
U.S. Government agencies                   7,319,283          --           (530,862)        6,788,421
States and political subdivisions          6,670,391        43,246         (286,762)        6,426,875
Collateralized mortgage obligation,
   private issuer                            299,972          --             (7,112)          292,860
Corporate bonds                            1,300,075          --            (35,852)        1,264,223
                                         -----------      --------      -----------       -----------

             Total                        17,951,393        43,246         (950,337)       17,044,302
                                         -----------      --------      -----------       -----------

Total Investment Securities              $23,172,338      $379,411      $(1,117,825)      $22,433,924
                                         ===========      ========      ===========       ===========


      The amortized cost and estimated fair value of debt securities at December 31, 1995 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                 Available for Sale                 Held to Maturity                     Total
                                             Estimated                         Estimated                         Estimated
                              Amortized         Fair          Amortized           Fair          Amortized           Fair
                                Cost            Value            Cost             Value            Cost             Value
Due in one year
    or less                 $ 2,632,883      $ 2,644,219      $ 1,980,083      $ 1,974,058      $ 4,612,966      $ 4,618,277
Due after one year
    through five years       11,476,478       11,614,748        5,392,455        5,344,624       16,868,933       16,959,372
Due after five years
    through ten years         1,004,353        1,031,448        2,731,038        2,707,496        3,735,391        3,738,944
Due after ten years             430,076          430,712          594,904          586,853        1,024,980        1,017,565
                            -----------      -----------      -----------      -----------      -----------      -----------
Equity securities                60,006          502,993             --               --             60,006          502,993
                            -----------      -----------      -----------      -----------      -----------      -----------
Total                       $15,603,796      $16,224,120      $10,698,480      $10,613,031      $26,302,276      $26,837,151
                            ===========      ===========      ===========      ===========      ===========      ===========


      Proceeds from sales and maturities of investments in available for sale securities were $1,390,335 and $2,281,799 during 1995 and 1994, respectively. Gross gains of $271 and $11,325, respectively, were realized on those sales. Gross losses of $2,556 and $18,619, respectively, were realized on those sales.

      Securities with an amortized cost of $2,026,071 and an estimated fair value of $2,047,907 at December 31, 1995 were pledged to collateralize public funds as required by law.

3.    LOANS

      The following is a summary of loans by type which were outstanding at December 31:

                                         1995             1994

Commercial                            $10,938,825      $10,065,984
Installment                             3,228,594        3,043,725
Real estate                            15,157,704       16,278,962
Credit cards                              139,452          140,072
Other                                       5,529            4,122
                                      -----------      -----------

                                       29,470,104       29,532,865

Unearned discount                            --                 33
Allowance for possible loan loss          597,000          547,000
Deferred loan fees                         25,564           27,309
                                      -----------      -----------

Total net loans                       $28,847,540      $28,958,523
                                      ===========      ===========

      The balance of non-accrual loans was $257,060 and $418,398 at December 31, 1995 and 1994, respectively. If these loans had been accruing interest at their contracted rates, related income for these loans would have been $27,625 and $44,162 for the years ended December 31, 1995 and 1994, respectively. At December 31, 1995, the balance of loans impaired and the related specific valuation allowance of these loans was $257,060 and $128,500, respectively. During the year, the Bank did not recognize any interest income on impaired loans.

      The following is a summary of loan transactions with directors and executive officers of the Bank and to companies in which they have a significant interest for the year ended December 31, 1995:

           Balance at January 1, 1995                           $    783,777
           Originations                                              231,487
           Repayments                                               (221,698)
           Changes due to board composition, net                    (355,583)
                                                                ------------

           Balance at December 31, 1995                         $    437,983
                                                                ============



4.    ALLOWANCE FOR LOAN LOSSES

      The following is a summary of the activity in the allowance for loan losses:

                                                        1995          1994


           Balance at beginning of year            $    547,000   $    474,000
           Provision charged against income             182,529        217,808
           Loans charged off                           (176,803)      (154,803)
           Recoveries of loans charged off               44,274          9,995
                                                   ------------   ------------

           Balance at end of year                  $    597,000   $    547,000
                                                   ============   ============


5.    PREMISES AND EQUIPMENT

      The following is a summary of bank premises and equipment:

                                                       1995             1994

        Cost:

            Land                               $     122,397   $      122,397
            Buildings and improvements             1,163,786        1,118,149
            Furniture, fixtures and equipment      1,083,190        1,027,045
            Construction in progress                       -           11,455
                                               -------------   --------------

                                                   2,369,373        2,279,046
        Less accumulated depreciation              1,438,077        1,354,083
                                               -------------   --------------

        Premises and equipment, net            $     931,296   $      924,963
                                                  =============   ==============

6.    INCOME TAXES

      The current and deferred income taxes are as follows:

                                               1995            1994

           Federal taxes:

               Current                     $   205,118      $   208,923
               Deferred                         41,421          (13,241)
                                           -----------      -----------
                                           $   246,539      $   195,682
                                           ===========      ===========


      The following is a reconciliation of the expected tax expense with the reported expense for the years ended December 31, 1995 and 1994:

                                           1995                  1994
                                    -----------------      -----------------
                                               % of                    % of
                                             Pre-tax                 Pre-tax
                                    Amount    Income       Amount     Income

Expected tax expense
    at statutory rate             $ 347,598     34.0%     $ 272,866     34.0%
Tax exempt interest                (113,080)   (11.1)      (129,079)   (16.1)
Disallowed interest to carry
    tax exempts                      14,230      1.4         14,311      1.8
Other                                (2,209)    (0.2)        37,584      4.7
                                  ---------   ------      ---------   ------
TOTAL                             $ 246,539     24.1%     $ 195,682     24.4%
                                  =========   ======      =========   ======

      The components of the deferred income tax asset are as follows:

                                                      1995            1994

Deferred tax asset:
    Allowance for loan losses                       $ 129,807       $ 159,016
    Interest on non-accrual loans                      28,601          37,741
    Accrued pension                                     2,826           3,091
                                                    ---------       ---------
                Deferred tax asset                    161,234         199,848
                                                    ---------       ---------

Deferred tax liability:
    Net unrealized gain on securities
      available for sale                             (210,910)        (57,350)
    Depreciation                                      (16,962)        (16,492)
    Deferred loan fees                                   (715)          3,815
    Other                                                --            (2,193)
                                                    ---------       ---------

                Deferred tax liability               (228,587)        (72,220)
                                                    ---------       ---------

Net deferred tax asset (liability)                  $ (67,353)      $ 127,628
                                                    =========       =========

7.    DEFINED BENEFIT PENSION PLAN

      The Bank sponsors a non-contributory defined benefit pension plan for all employees. Pension benefits vest after five years of service and are based on years of service and average final salary. The Bank's funding policy is to make the minimal annual contribution that is required by applicable regulation, plus such amounts as the Bank may determine to be appropriate from time to time.

      The amount charged to expense for the Bank's pension plan totaled $62,986 and $59,336 for the years ended December 31, 1995 and 1994, respectively. The components of the pension cost charged to expense consisted of the following:

                                                     1995           1994


Service cost                                       $ 46,872       $ 42,893
Interest cost on projected benefit obligation        35,468         31,163
Expected return on plan assets                      (23,093)       (18,638)
Net amortization and deferral                         3,739          3,918
                                                   --------       --------

                                                   $ 62,986       $ 59,336
                                                   ========       ========


      The following table sets forth the plan's funded status, as of the most recent actuarial valuation date, October 1, 1995, and the amount recognized in the Bank's consolidated financial statements as of December 31:

                                                        1995            1994

Actuarial present value of benefit obligations:

    Vested benefits                                  $ 353,592       $ 310,809
                                                     =========       =========

    Accumulated benefits                             $ 361,187       $ 315,780
                                                     =========       =========

Projected benefit obligation                         $(548,960)      $(506,679)
Plan assets at fair value                              430,631         329,906
                                                     ---------       ---------

Projected benefit obligation in excess
  of plan assets                                      (118,329)       (176,773)

Unrecognized prior service costs                       (64,578)        (68,166)
Unrecognized net loss                                   25,171          85,459
Remaining unrecognized net obligation from
    the beginning of year                               95,114         100,508
                                                     ---------       ---------

Liability on balance sheet                           $ (62,622)      $ (58,972)
                                                     =========       =========


      The weighted-average discount rate used in determining the actuarial present value of the benefit obligations was 7.0% at December 31, 1995 and 1994. The expected long-term rate of return on plan assets was 7.0% at December 31, 1995 and 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the benefit obligations was 6.0% at December 31, 1995 and 1994.

      Plan assets at December 31, 1995 consist of an investment in a stock mutual fund, and in money market, equity, fixed income and balanced funds offered by the Virginia Bankers Associations Pension Investment Program.

8.    REGULATORY REQUIREMENTS AND RESTRICTIONS

      The Bank is subject to certain requirements imposed by state and federal banking statutes and regulations. These requirements, among other things, establish minimum levels for capital, restrict the amount of dividends that may be distributed and require that the Bank maintain a minimum reserve balance. At December 31, 1995, the Bank is required to have minimum Tier 1 and total risk-based capital ratios of 4.0% and 8.0%, respectively. The Bank's actual ratios at that date were 26.65% and 28.15%, respectively. The Bank's leverage ratio at December 31, 1995 was 15.38%.

9.    DISCLOSURES CONCERNING THE FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. Loan commitments are conditional and subject to market pricing and therefore do not reflect a gain or loss of market value. The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      Cash and Short-term Investments - The nature of these instruments and their relatively short maturities provides for the reporting of fair value equal to the historical cost.

      Investment Securities - The fair value of investment securities is based on quoted market prices.

      Loans - The estimate of the fair value of the loan portfolio is estimated based on present values using applicable spreads to the U.S. Treasury curve.

      Deposits - The fair value of all demand accounts is the amount payable at the report date. For all other deposits, the fair value is determined using the discounted cash flow method. The discount rate was equal to the rate currently offered on similar products.

                                             December 31, 1995

                                                      Estimated
                                         Carrying       Fair
                                          Amount        Value
                                         (000's)       (000's)

Financial Assets:
    Cash and short-term investments      $ 4,954      $ 4,954
    Investment securities                 26,923       26,837
    Net loans                             28,848       28,843

Financial Liabilities:
    Demand deposits                        6,274        6,274
    Time deposits                         46,209       46,285



10.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve elements of credit and interest rate risk in excess of the amount recognized on the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

      The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Collateral is obtained based on management's credit assessment of the customer.

      The Bank had outstanding loan commitments totalling $4,707,303 at December 31, 1995. The total contract amount of standby letters of credit, whose contract amounts represent credit risk, total $85,600 at December 31, 1995.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being completely drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis.

      Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

11.   SUBSEQUENT EVENT

      On January 25, 1996, the Bank and The Bank of Franklin jointly announced that their respective Boards of Directors had approved a definitive agreement to affiliate and form a holding company. Under the terms of the agreement, the banks will form a holding company, United Community Bankshares, Inc., which will be the sole shareholder of both banks. As a result of the transaction, each bank's shareholders will own 50% of the holding company's common stock.

      The transaction is intended to qualify as a tax-free exchange and is to be accounted for as a pooling of interest. Consummation of the transaction is subject, among other conditions, to shareholder and regulatory approvals.

                                   * * * * * *

            PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Article VI of the Registrant's Articles of Incorporation mandates indemnification of the Registrant's directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) as in effect from time to time. As of the date hereof, the Virginia Act permits a corporation, to the extent authorized by its articles of incorporation, to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation so long as they have not engaged in willful misconduct or a knowing violation of the criminal law, and accordingly the Registrant is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

        In addition, Article VI of the Registrant's Articles of Incorporation limits the liability of the Registrant's directors and officers to the full extent permitted by the Virginia Act. As of the date hereof, the Virginia Act places a limit on the liability of a director or officer in derivative and shareholder proceedings equal to the lesser of: (i) the monetary amount, including the elimination of liability, specified in the corporation's articles of incorporation or a shareholder-approved by-law; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the officer or director. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The effect of the Registrant's Articles of Incorporation, together with the Virginia Act, is to accordingly limit liability of directors and officers for money damages in shareholder derivative proceedings, so long as the required standard of conduct is met.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

An index of exhibits appears at Page II-6 hereof.

ITEM 22. UNDERTAKINGS

(a)      (a)        The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the
                   Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or to cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


(g)           (1)         The undersigned registrant hereby undertakes as
follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party which is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.


        (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          ---------------------------


        (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin, Virginia, on May 13, 1996.

                                            UNITED COMMUNITY BANKSHARES, INC.
                                            Franklin, Virginia

                                            By: /s/ Wenifred O. Pearce

                                            Wenifred O. Pearce
                                            President and
                                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities on May 13, 1996.

                NAME                 TITLE


                                        President, Chief Executive
/s/ Wenifred O. Pearce                  Officer (Principal Executive
Wenifred O. Pearce                      Officer) and Director
                                        Executive Vice President,


                                        Chief Operating Officer
/s/ D. Eugene Brittle                   (Principal Financial
D. Eugene Brittle                       Officer) and Director


** /s/ J. P. Bain                       Director
J. P. Bain

** /s/ J. Philip Bain, Jr.              Director
J. Philip Bain, Jr.

* /s/ Hunter Darden, Jr.                Director
Hunter Darden, Jr.

** /s/ G. O. Huber                      Director
G. O. Huber

* /s/ Harvey Pope                       Director
Harvey Pope

* /s/ J. D. Spivey                      Director
J. D. Spivey

* /s/ F. Bruce Stewart                  Director
F. Bruce Stewart

** /s/ J. Russell West                  Director
J. Russell West

* By  /s/ Wenifred O. Pearce
  Wenifred O. Pearce
  (Attorney-in-Fact)

** /s/ D. Eugene Brittle
   D. Eugene Brittle
   (Attorney-in-Fact)




                                 INDEX TO EXHIBITS


 13.4                    Frank Edward Sheffer & Co. Supplemental Letter

 23.1                    Currently dated consent of Frank Edward
                         Sheffer & Co., as accountants for BOF.

 23.2 Currently dated consent of Goodman & Company, L.L.P., as accountants for BOF.

 23.3                    Currently dated consent of Deloitte & Touche
                         LLP, as accountants for BSS.